                                 U.S. $350,000,000


                              REVOLVING LOAN AGREEMENT


                                       among


                          SENIOR HOUSING PROPERTIES TRUST
                                     (Borrower)


                                  DRESDNER BANK AG
                         (Administrative Agent and Lender)


                           THE OTHER LENDERS PARTY HERETO


                              SPTMRT PROPERTIES TRUST
                                    (Guarantor)


                                        and


                             SPTBROOK PROPERTIES TRUST
                                    (Guarantor)



                            Dated as of September 15, 1999

                                                 TABLE OF CONTENTS




                SECTION                                                                           PAGE

                                                     SECTION 1.
                                                    DEFINITIONS
                1.1     Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                1.2     Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . . . . 24

                                                     SECTION 2.
                                          AMOUNT AND TERMS OF REVOLVING LOANS

                2.1     Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
                2.2     Notes; Termination Date . . . . . . . . . . . . . . . . . . . . . . . . . . 26
                2.3     Advance of Initial Loan; Procedure for Borrowings . . . . . . . . . . . . . 26
                2.4     Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
                2.5     Duration of Interest Period; Notice of Continuation/Conversion. . . . . . . 29
                2.6     Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
                2.7     Termination or Reduction of Commitment. . . . . . . . . . . . . . . . . . . 31
                2.8     Optional Prepayments; Mandatory Prepayments . . . . . . . . . . . . . . . . 31
                2.9     Computation of Interest and Fees. . . . . . . . . . . . . . . . . . . . . . 33
                2.10    Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
                2.11    Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
                2.12    Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
                2.13    Change in Law Rendering Eurodollar Tranches or Alternate Rate
                        Tranches Unlawful; Failure to Give Notice of Continuation . . . . . . . . . 39
                2.14    Eurodollar Availability . . . . . . . . . . . . . . . . . . . . . . . . . . 40
                2.15    Compensation and Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . 42

                                                     SECTION 3.
                                                      SECURITY

                3.1     Mortgages; Environmental Agreement; Title Insurance . . . . . . . . . . . . 43
                3.2     Assignments of Leases, Rents and Lease Guaranties . . . . . . . . . . . . . 43
                3.3     Share Pledge Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . 44
                3.4     Financing Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
                3.5     Additional Subsidiary Guaranties .  . . . . . . . . . . . . . . . . . . . . 44

                                                     SECTION 4.
                                                CONDITIONS PRECEDENT

                4.1     Required Documentation. . . . . . . . . . . . . . . . . . . . . . . . . . . 45
                4.2     Up Front Compensation and Expenses. . . . . . . . . . . . . . . . . . . . . 48
                4.3     Additional Conditions Precedent to Initial Loan . . . . . . . . . . . . . . 48

                                                        i


                SECTION                                                                           PAGE
                4.4     Conditions Precedent to Loans . . . . . . . . . . . . . . . . . . . . . . . 48

                                                     SECTION 5.
                                 REPRESENTATIONS AND WARRANTIES OF BORROWER AND GUARANTOR

                5.1     Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
                5.2     No Material Adverse Effect. . . . . . . . . . . . . . . . . . . . . . . . . 50
                5.3     Existence; Compliance with Law. . . . . . . . . . . . . . . . . . . . . . . 50
                5.4     Tenants, Credit Support Obligors, Advisor, Compliance with Laws . . . . . . 50
                5.5     Power; Authorization; Enforceable Obligations . . . . . . . . . . . . . . . 51
                5.6     No Legal Bar. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
                5.7     No Material Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . 52
                5.8     No Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
                5.9     Properties; Leases; Etc . . . . . . . . . . . . . . . . . . . . . . . . . . 52
                5.10    No Burdensome Restrictions. . . . . . . . . . . . . . . . . . . . . . . . . 56
                5.11    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
                5.12    Federal Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
                5.13    Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
                5.14    ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
                5.15    Status as REIT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
                5.16    Restrictions on Incurring Indebtedness. . . . . . . . . . . . . . . . . . . 57
                5.17    Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
                5.18    Compliance with Environmental Laws. . . . . . . . . . . . . . . . . . . . . 58
                5.19    Pollution; Hazardous Materials. . . . . . . . . . . . . . . . . . . . . . . 58
                5.20    Securities Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
                5.21    Declaration of Trust, By-Laws; Advisory Agreement . . . . . . . . . . . . . 59
                5.22    Disclosures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
                5.23    Certification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
                5.24    Offering, Etc., of Securities . . . . . . . . . . . . . . . . . . . . . . . 60
                5.25    Review of Year 2000 Issue . . . . . . . . . . . . . . . . . . . . . . . . . 60
                5.26    Solvency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60

                                                     SECTION 6.
                                    AFFIRMATIVE COVENANTS OF BORROWER AND GUARANTORS

                6.1     Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
                6.2     Certificates; Other Information . . . . . . . . . . . . . . . . . . . . . . 61
                6.3     Payment of Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . 63
                6.4     Conduct of Business; Maintenance of Existence; Compliance
                        with Contracts and Laws . . . . . . . . . . . . . . . . . . . . . . . . . . 63
                6.5     Leases, Mortgage Interests, Credit Support Agreements . . . . . . . . . . . 63
                6.6     No Change in Properties; Maintenance of Properties; Insurance . . . . . . . 64
                6.7     Inspection of Properties; Books and Records; Discussions. . . . . . . . . . 64
                6.8     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64

                                                        ii


                SECTION                                                                           PAGE
                6.9     Appraisals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
                6.10    Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
                6.11    REIT Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
                6.12    Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
                6.13    Changes in GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
                6.14    Hedging Arrangements. . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
                6.15    Year 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
                6.16    Advisor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
                6.17    Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68

                                                     SECTION 7.
                                     NEGATIVE COVENANTS OF BORROWER AND GUARANTORS

                7.1     Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
                7.2     Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
                7.3     Merger, Sale of Assets, Etc.; Sale of Properties; Other Actions . . . . . . 69
                7.4     Transactions with Affiliates. . . . . . . . . . . . . . . . . . . . . . . . 70
                7.5     Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
                7.6     Accounting Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
                7.7     Change in Nature of Business. . . . . . . . . . . . . . . . . . . . . . . . 71
                7.8     Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
                7.9     No Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
                7.10    Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
                7.11    Chief Executive Office. . . . . . . . . . . . . . . . . . . . . . . . . . . 71
                7.12    Amendment of Declaration of Trust; Amendment and
                        Waiver of Leases and Lease Guaranties . . . . . . . . . . . . . . . . . . . 71

                                                     SECTION 8.
                                                 EVENTS OF DEFAULT

                8.1     Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
                8.2     Annulment of Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . 75
                8.3     Cooperation by Borrower and Guarantor . . . . . . . . . . . . . . . . . . . 75

                                                     SECTION 9.
                                                     LOAN AGENTS

                9.1     Appointment of Administrative Agent; Loan Agents. . . . . . . . . . . . . . 75

                                                     SECTION 10.
                                            SPTMRT AND SPTBROOK GUARANTY

                10.1    Guaranty. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80

                                                        iii


                                                     SECTION 11.
                                                      GENERAL

                11.1    Choice of Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
                11.2    Submission to Jurisdiction; Waiver of Jury Trial, etc . . . . . . . . . . . 83
                11.3    Notices; Certain Payments . . . . . . . . . . . . . . . . . . . . . . . . . 85
                11.4    Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . . . 87
                11.5    Syndication Contingency . . . . . . . . . . . . . . . . . . . . . . . . . . 88
                11.6    No Waivers; Cumulative Remedies; Entire Agreement;
                        Headings; Counterparts; Severability. . . . . . . . . . . . . . . . . . . . 89
                11.7    Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 90
                11.8    Amendments and Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . 90
                11.9    Payment of Expenses and Taxes . . . . . . . . . . . . . . . . . . . . . . . 90
                11.10   Adjustments; Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . 91
                11.11   Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 92
                11.12   Nonliability of Trustees. . . . . . . . . . . . . . . . . . . . . . . . . . 93

                EXHIBITS

                        EXHIBIT A - FORM OF PROMISSORY NOTE
                        EXHIBIT B - FORM OF NOTICE OF BORROWING
                        EXHIBIT C - FORM OF NOTICE OF CONTINUATION/CONVERSION EXHIBIT D - FORM OF ASSIGNMENT AGREEMENT
                        EXHIBIT E - FORM OF ADDITIONAL SUBSIDIARY GUARANTY EXHIBIT F - FORM OF SUBORDINATION AGREEMENT

                SCHEDULES

                        Schedule 1 -    LENDERS' COMMITMENTS, PRO RATA SHARES
                                        AND LENDING OFFICES
                        Schedule 2 -    DESCRIPTIONS OF MARRIOTT PROPERTIES
                        Schedule 3 -    DESCRIPTIONS OF BROOKDALE PROPERTIES
                        Schedule 4 -    BORROWER'S SUBSIDIARIES
                        Schedule 5 -    PERMITTED EXCEPTIONS
                        Schedule 6 -    NON-CURRENT MORTGAGE INTEREST AGREEMENTS

                        REVOLVING LOAN AGREEMENT


                This REVOLVING LOAN AGREEMENT dated as of September 15, 1999 (this "Agreement") is made by and among SENIOR HOUSING PROPERTIES TRUST, a Maryland real estate investment trust ("Borrower"), DRESDNER BANK AG, a German banking corporation acting through its New York Branch, as Administrative Agent (the "Administrative Agent"), DRESDNER BANK AG, a German banking corporation acting through its New York Branch and its Grand Cayman Branch, as Lender, the other Lenders hereafter becoming parties to this Agreement by assignment or otherwise (each, together with Dresdner Bank AG acting in such capacity, a "Lender" and, collectively, "Lenders"), and SPTMRT PROPERTIES TRUST, a Maryland real estate investment trust ("SPTMRT" and "Guarantor"), and SPTBROOK PROPERTIES TRUST, a Maryland real estate investment trust ("SPTBROOK" and "Guarantor").

        A. Borrower was organized December 16, 1998 as a wholly-owned subsidiary of HRPT Properties Trust, a Maryland real estate investment trust ("HRPT"). Concurrently with the execution and delivery of this Agreement, Borrower is being spun off by HRPT. In anticipation of HRPT's spin-off of Borrower, HRPT formed other wholly-owned subsidiaries and transferred properties to them as follows: (i) HRPT formed SPTMRT and transferred 14 properties (nine congregate care properties and five assisted living properties) that are leased under 14 separate but substantially similar leases to subsidiaries of Marriott International, Inc. ("Marriott") as more fully described herein (the "Marriott Properties"), (ii) HRPT formed
SPTBROOK Properties Trust, a Maryland real estate investment trust, and transferred four congregate care properties master leased to a subsidiary of Brookdale Living Communities, Inc. ("Brookdale"), (iii) HRPT formed SPTMNR Properties Trust, a Maryland real estate investment trust, and transferred 24 nursing home properties and two congregate care properties leased to one or more subsidiaries of Mariner Post-Acute Network, Inc., (iv) HRPT formed SPTIHS1 Properties Trust and SPTIHS2 Properties Trust, each a Maryland real estate investment trust, and transferred 27 nursing home properties and three senior housing properties leased to, and 12 nursing home properties mortgaged by, one or more subsidiaries of Integrated Health Services, Inc., (v) HRPT formed SPTSUN I Properties Trust and SPTSUN II Properties Trust, each a Maryland real estate investment trust, and transferred four nursing home properties leased to one or more subsidiaries of Sun Healthcare Group, Inc.,
(vi) HRPT formed SPTGEN Properties Trust, a Maryland real estate investment trust, and transferred a nursing home leased to a subsidiary of Genesis Health Ventures, Inc., and (vii) HRPT formed SPTMISC Properties Trust, a Maryland real estate investment trust, and transferred two nursing home properties leased to other tenants. As part of HRPT's spin-off of Borrower,
(1) HRPT is transferring to Borrower all of HRPT's capital shares of the above-described subsidiaries (including both Guarantors), (2) HRPT is distributing approximately one-half of its shares of Borrower to HRPT's shareholders and is retaining in its portfolio its remaining shares of Borrower, and (3) Borrower is borrowing $200,000,000 from Lenders under this Agreement and using the entire proceeds of such borrowing to repay formation debt owing to HRPT by SPTMRT and Borrower.

        B. The Marriott Properties consist of 14 properties (nine congregate care properties and five assisted living properties) more fully described in SCHEDULE 2 hereto, of which 10 properties are leased to Marriott Senior Living Services, Inc. and four are leased to Marriott Continuing Care, Inc., each a wholly owned subsidiary of Marriott (collectively, the "Marriott Tenants"), under 14 separate Facilities Lease Agreements dated as of October 8, 1993, as amended (collectively, the "Marriott Leases") with initial terms expiring December 31, 2013. The Marriott Tenants' obligations under each of the Marriott Leases are guarantied by Marriott under 14 separate Guaranties of Tenant Obligations dated as of October 8, 1993 (collectively, the "Marriott Lease Guaranties").

        C. The Brookdale Properties consist of four congregate care retirement community properties more fully described in SCHEDULE 3 hereto which are leased to BLC Property, Inc., a wholly owned subsidiary of Brookdale (the "Brookdale Master Tenant"), under a Master Lease Agreement dated as of December 27, 1996, as amended (the "Brookdale Master Lease") with an initial term expiring December 31, 2019. The four Brookdale Properties are subleased, respectively, by the Brookdale Master Tenant to Brookdale Living Communities of Washington, Inc., Brookdale Living Communities of Arizona, Inc., Brookdale Living Communities of Illinois, Inc. and Brookdale Living Communities of New York, Inc. (collectively, the "Brookdale Subtenants") under a separate sublease for each Brookdale Property (collectively, the "Brookdale Subleases"). The Brookdale Master Tenant's obligations under the Brookdale Master Lease are guarantied by Brookdale and the Brookdale Subtenants under a Guaranty Agreement dated as of December 27, 1996, as amended (the "Brookdale Lease Guaranty").

        D. Borrower and Guarantors have asked Lenders to make a $350,000,000 secured revolving loan facility available to Borrower for the purpose of making loans to Borrower from time to time up to an aggregate principal amount outstanding up to $350,000,000 (the "Loans") upon the terms and conditions hereinafter set forth for the general corporate purposes of Borrower and its subsidiaries, including the initial $200,000,000 Loan described in paragraph A above. Among other things, the Loans will be (i) secured by a mortgage or deed of trust and security agreement and an assignment of leases, rents and lease guaranties with respect to each of the 14 Marriott Properties and each of the four Brookdale Properties, (ii) guarantied by Guarantors under this Agreement, and (iii) secured by pledges of all of the issued and outstanding shares of SPTMRT and SPTBROOK.

                NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound, the parties hereto hereby agree as follows:


                                      SECTION 1
                                     DEFINITIONS

                1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified in this Section, unless the context otherwise requires:

                "ADDITIONAL SUBSIDIARY GUARANTOR" means a Subsidiary of Borrower other than SPTMRT and SPTBROOK which executes an Additional Subsidiary Guaranty and becomes an additional guarantor of and surety for the Obligations pursuant to Section 3.5; PROVIDED that a Subsidiary of Borrower shall cease to be an Additional Subsidiary Guarantor if and when its Additional Subsidiary Guaranty is released.

                "ADDITIONAL SUBSIDIARY GUARANTY" means a Guaranty in the form of EXHIBIT E.

                "ADMINISTRATIVE AGENT" means Dresdner Bank AG acting in its capacity as Administrative Agent under this Agreement, and any successor to Dresdner Bank AG in such capacity.

                "ADVISOR" means RMR or such other Person as shall act as an advisor to Borrower, whether pursuant to the Advisory Agreement, or an agreement analogous to the Advisory Agreement.

                "ADVISORY AGREEMENT" means the RMR Advisory Agreement dated as of September 15, 1999 between Borrower and RMR, as amended, supplemented, modified and replaced from time to time in a manner not inconsistent with the terms hereof or of the Subordination Agreement, pursuant to which the Advisor acts as advisor to Borrower.

                "AFFILIATE" means, with respect to a particular Person, (a) any Person which, directly or indirectly, is in Control of, is Controlled by, or is under common Control with such particular Person, or (b) any Person who is a director or officer or trustee (i) of such particular Person, (ii) of any Subsidiary of such particular Person or (iii) of any Person described in clause (a) above.

                "AGREEMENT" means this Revolving Loan Agreement, as amended, supplemented and modified from time to time in accordance herewith.

                "ALTERNATE RATE", in respect of any Tranche, means the rate or rates of interest agreed pursuant to Section 2.13 or 2.14, as the case may be, between Borrower and Lenders to be applicable to such Tranche; PROVIDED that in the absence of such agreement under the circumstances specified in
Section 2.13 or 2.14, as the case may be, the Alternate Rate shall be equal to the Base Rate.

                "ALTERNATE RATE TRANCHE" means a Tranche of the Loans the interest on which is computed by reference to the Alternate Rate.

                "APPLICABLE MARGIN" means (a) with respect to Base Rate Tranches, 0% per annum, and (b) with respect to Eurodollar Tranches, and Alternate Rate Tranches that are not Base Rate Tranches, (i) 2.00% per annum so long as the ratio of Total Debt to Total Capitalization is less than 0.50 to 1 based on the most recent audited or unaudited consolidated financial statements of Borrower and related calculations provided to Administrative Agent pursuant to Sections 6.1 and 6.2(b) and (ii) 2.25% per annum so long as the ratio of Total Debt to Total Capitalization is equal to or greater than
0.50 to 1 based on the most recent audited or unaudited consolidated financial statements of Borrower and related calculations provided to Administrative Agent pursuant to Sections 6.1 and 6.2(b). Any change in the Applicable Margin pursuant to clause (b) of this definition shall take effect on the date of delivery of the respective financial statements and related calculations showing the corresponding change in the ratio of Total Debt to Total Capitalization.

                "APPRAISAL" means an appraisal using methodologies acceptable to Administrative

Agent at the time such appraisal is or was made and performed by a Recognized Appraiser.

                "APPRAISED VALUE" of any Property shall mean (a) in the case of any Fee Interest, the lesser of (i) the value placed upon such Property pursuant to the most recent Appraisal thereof based on a valuation of the Fee Interest subject to the Lease(s) thereof and (ii) the value placed upon such Property pursuant to the most recent Appraisal thereof based on a valuation of the Fee Interest free and clear of the Lease thereof and determined by discounting to present value the Property's future projected net cash flow, PROVIDED that in the case where the most recent Appraisal only values the Fee Interest under either subclause (i) or subclause (ii) of this clause (a) but not both, the Appraised Value shall mean the value so placed on the Fee Interest under either subclause (i) or subclause (ii) of this clause (a), whichever is applicable; (b) in the case of a Leasehold Interest, the lesser of (i) the value placed upon such Property pursuant to the most recent Appraisal thereof based on a valuation of the Leasehold Interest subject to the Lease thereof, and (ii) the value placed upon such Property pursuant to the most recent Appraisal thereof based on a valuation of the Leasehold Interest free and clear of the Lease thereof and determined by discounting to present value the Property's future projected net cash flow, PROVIDED that in the case where the most recent Appraisal only values the Leasehold Interest under either subclause (i) or subclause (ii) of this clause (b) but not both, the Appraised Value shall mean the value so placed on the Leasehold Interest under either subclause (i) or subclause (ii) of this clause (b), whichever is applicable; and (c) in the case of a Mortgage Interest, the value placed upon the Mortgaged Property covered by such Mortgage Interest pursuant to the most recent Appraisal thereof based on a valuation of such Mortgaged Property free and clear of such Mortgage Interest and determined by discounting to present value the future projected net cash flow of such Mortgaged Property; PROVIDED that, in case of each Appraisal under clause (a), (b) or (c) above, there shall be added to the value set forth therein the sum of amounts advanced by Borrower or any of its Subsidiaries for any improvement to the respective Property or Mortgaged Property since the date of such Appraisal that is not accounted for in such Appraisal.

                "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of EXHIBIT C.

                "ASSIGNMENTS OF LEASES, RENTS AND LEASE GUARANTIES" has the meaning set forth in Section 3.2.

                "BASE RATE" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the greater of:

                        (i) the prime rate of interest announced by Administrative Agent at its New York Branch office from time to time, changing when and as said prime rate changes; and

                        (ii) the sum of one-half of one percent (0.5%) and the Federal Funds Rate in effect from time to time, changing when and as such Federal Funds Rate changes.

                "BASE RATE LOAN" means a Loan initially designated and made as a Loan on which the interest is calculated by reference to the Base Rate and constituting a Base Rate Tranche.

                "BASE RATE TRANCHE" means a Tranche of the Loans the interest on which is computed by reference to the Base Rate.

                "BORROWER" has the meaning set forth in the first paragraph of this Agreement.

                "BORROWING DATE" means, with respect to a Loan, the Business Day specified in a Notice of Borrowing as the date on which Borrower requests Lenders to make such Loan hereunder.

                "BROOKDALE" has the meaning set forth in recital paragraph A of this Agreement.

                "BROOKDALE LEASE GUARANTORS" means Brookdale, the Brookdale Subtenants and the Prime Entities.

                "BROOKDALE LEASE GUARANTY" has the meaning set forth in recital paragraph C of this Agreement.

                "BROOKDALE MASTER LEASE" has the meaning set forth in recital paragraph C of this Agreement.

                "BROOKDALE MASTER TENANT" has the meaning set forth in recital paragraph C of this Agreement.

                "BROOKDALE PROPERTIES" has the meaning set forth in recital paragraph A of this Agreement.

                "BROOKDALE SUBLEASES" has the meaning set forth in recital paragraph C of this Agreement.

                "BROOKDALE SUBTENANTS" has the meaning set forth in recital paragraph C of this Agreement.

                "BUSINESS" means (i) with respect to Borrower, the business of Borrower and its Subsidiaries which consists of the acquisition, ownership, leasing and disposition of properties that are leased to unaffiliated tenants, and the acquisition, ownership and disposition of mortgages and/or mortgage interests in properties that are owned by unaffiliated Persons, including, without limitation, Senior Housing Properties, (ii) with respect to SPTMRT, its ownership of the Marriott Properties and activities incidental thereto, and (iii) with respect to SPTBROOK, its ownership of the Brookdale Properties and activities incidental thereto.

                "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City or London, England are authorized or required by law or executive order to remain closed or on which banks are not open for dealings in U.S. Dollar deposits in the London interbank market.

                "CAPITALIZED LEASE OBLIGATION" means, as to any Person, any obligation of such

 Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property which obligation is required to be classified or accounted for as a capital lease obligation on a balance sheet of such Person prepared in accordance with GAAP and, for purposes of this Agreement, the amount of such obligation at any date shall be the outstanding amount thereof at such date, determined in accordance with GAAP.

                "CASH FLOW" means, for any period and any Person in respect of one or more Properties and/or Mortgaged Properties as to which such Person is a Tenant or Mortgagor, the sum (without duplication of counting) of (i) Income Before Extraordinary Items, (ii) Consolidated Interest Charges payable to Borrower or any of its Subsidiaries in the case of a Mortgaged Property,
(iii) depreciation expenses, (iv) amortization expenses, (v) other non-cash items reducing Income Before Extraordinary Items, (vi) all payments required to be made to Borrower or any of its Subsidiaries under a Lease, including, without limitation, fixed rent, participation rent, additional rent and amounts paid to Borrower or any of its Subsidiaries in respect of operating expenses, taxes based on the ownership of real property, insurance premiums and/or any other costs or expenses of the relevant lessor or sublessor, (vii) subordinated expenses paid to any Affiliate of the Tenant or Mortgagor of such Property relating to management, accounting or other similar fees, and
(viii) to the extent otherwise included in the calculation of Income Before Extraordinary Items, any Restricted Payment, LESS non-cash items increasing Income Before Extraordinary Items, for such period attributable to such Properties and/or Mortgaged Properties.

                "CLOSING DATE" means the date of execution and delivery of this Agreement.

                "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                "COLLATERAL COVERAGE RATIO" means, with respect to the Marriott Properties and the Brookdale Properties as a combined group, the ratio of (a) the lesser of (i) the Cash Flow of the Marriott Tenants attributable to the Marriott Properties for the most recent four quarter period for which the requisite financial reports of the Marriott Tenants are available, plus the Cash Flow of the Brookdale Master Tenant attributable to the Brookdale Properties for the most recent four quarter period for which the requisite financial reports of the Brookdale Master Tenant are available, and (ii) the sum of all payments required to be made by the Marriott Tenants to SPTMRT under the Marriott Leases and by the Brookdale Master Tenant to SPTBROOK under the Brookdale Master Lease in respect of minimum rent, fixed rent, alternative rent, expansion rent or percentage rent (including additional rent in the nature of percentage rent) for the corresponding periods over which such Cash Flows are measured, to (b) interest, on a notional principal amount equal to the aggregate amount of the Commitments, calculated for a 12-month period at a rate equal to the greater of (i) the 10-year Treasury rate as published in the most recent edition of THE WALL STREET JOURNAL, plus 2% per annum, or (ii) 9% per annum.

                "COMMISSION" means the United States Securities and Exchange Commission or any successor to the responsibilities of such commission.

                "COMMITMENT" has the meaning set forth in Section 2.1(b).

                "COMMON SHARES" means Borrower's common shares of beneficial interest.

                "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 11.11.

                "CONSOLIDATED EBITDA" means, for any period with respect to Borrower and its Subsidiaries, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Charges, (iii) provisions for current taxes imposed on or measured by income or which are capital or franchise taxes that are comparable to or in lieu of income taxes, (iv) total depreciation expense, (v) total amortization expense and (vi) all other noncash items reducing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Borrower and its Subsidiaries in conformity with GAAP.

                "CONSOLIDATED FIXED CHARGES" means, for any period with respect to Borrower and its Subsidiaries on a consolidated basis, the sum of the amounts for such period of (i) Consolidated Interest Charges and (ii) the aggregate of all scheduled principal payments on outstanding Indebtedness made or required to be made during such period (but excluding balloon payments of principal due upon the stated maturity of any Indebtedness), all of the foregoing as determined on a consolidated basis for Borrower and its Subsidiaries in conformity with GAAP.

                "CONSOLIDATED INTEREST CHARGES" of a Person for any period means the sum of (i) the aggregate interest accrued and payable in cash, securities or otherwise on all Indebtedness of such Person and its Subsidiaries, if any, on a consolidated basis for such period, PLUS (ii) the aggregate amount of debt discount, debt premium or other amounts analogous to interest accruing during or attributable to such period, whether or not payable during such period, including without limitation all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedging Agreements, all of the foregoing as determined on a consolidated basis in conformity with GAAP.

                "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis for such period determined in conformity with GAAP; PROVIDED that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Borrower) in which any other Person (other than Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Borrower or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries or that Person's assets are acquired by Borrower or any of its Subsidiaries,
(iii) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any net extraordinary or unusual gains or net extraordinary or unusual losses and (v) any gains or losses on the sale of properties.

                "CONSOLIDATION AGREEMENT" means the Consolidation Agreement dated as of the date hereof among Borrower, Guarantors and Administrative Agent, under which Borrower has agreed, among other thing, to advance sums to Guarantors if and as necessary for payment of their trade payables.

                "CONTINGENT OBLIGATION" means, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, and obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
(c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the payment of, or the ability of the primary obligor to make payment of, such primary obligation, or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; PROVIDED that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                "CONTRACTUAL OBLIGATION" means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any provision of any security issued by such Person, or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                "CONTROL" (including with correlative meanings the terms "CONTROLLING", "CONTROLLED BY" and "under common Control with"), as applied to any Person, means the possession of the power, direct or indirect, (i) to vote 20% or more of the securities having ordinary voting power for the election of directors or trustees of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                "CREDIT SUPPORT AGREEMENTS" means each of the Lease Guaranties, Mortgage Guaranties, Pledges and Sublease Agreements, and any other agreements or instruments providing assurances in any form, in each case in respect of any Person's obligations under a Lease or Mortgage Interest Agreement.

                "CREDIT SUPPORT OBLIGORS" means the obligors in respect of the Credit Support Agreements.

                "CROSS GUARANTIED ASSETS" means a group of Properties and/or Mortgage Interests as to which the various Tenants and/or Mortgagors have guarantied each other's obligations to Borrower and/or any of Borrower's Subsidiaries and have agreed to cross-default such obligations and/or cross-collateralize those obligations to the extent of any security or credit support that has been provided for such obligations or a group of Properties and/or Mortgage Interests operated by a single Tenant or Mortgagor as to which such Tenant or Mortgagor has agreed to cross-default all of its obligations to Borrower and/or any of Borrower's Subsidiaries and to cross-collateralize those obligations to the extent of any security or credit support that has been provided for such obligations.

                "DECLARATION OF TRUST" means the Declaration of Trust establishing Borrower dated December 16, 1998, as such Declaration of Trust may be amended, supplemented and modified from time to time, and (ii) with respect to each Guarantor, the Declaration of Trust establishing that Guarantor dated January 14, 1999, as such Declaration of Trust may be amended, supplemented and modified from time to time.

                "DEFAULT" means any of the events specified in Section 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                "DOCUMENTATION AGENT" has the meaning set forth in Section
9.1(b).

                "ENVIRONMENTAL AGREEMENT" has the meaning set forth in Section 3.1.

                "ENVIRONMENTAL LAWS" means all statutes, ordinances, orders, rules and regulations having effect in any domestic or foreign jurisdiction relating to environmental matters, including, without limitation, those relating to fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials and to the generation, use, storage, transportation or disposal of Hazardous Materials, in any manner applicable to Borrower or any Tenant or Mortgagor or any of the Properties or Mortgaged Properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 ET SEQ.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.), the Occupational Safety and Health Act (29 U.S.C. Section 651 ET SEQ.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 ET SEQ.), each as amended or supplemented, and any analogous future or present local, municipal, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                "ERISA AFFILIATE" means (i) any corporation which is an entity under common control with Borrower within the meaning of Section 4001 of ERISA or a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which Borrower is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which Borrower is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which Borrower, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

                "EURODOLLAR LOAN" means a Loan initially designated and made as a Loan on which the interest is computed by reference to the LIBO Rate and constituting a Eurodollar Tranche.

                "EURODOLLAR TRANCHE" means a Tranche of the Loans the interest on which is computed by reference to the LIBO Rate.

                "EVENT OF DEFAULT" means any of the events specified in Section 8.1; PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                "EXCLUDED TAXES" has the meaning set forth in Section
2.10(d)(5).

                "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a day for which such rate is published, for the next preceding day for which it is published) by the Federal Reserve Bank of New York.

                "FEE AND EXPENSE LETTERS" means (a) the letter dated September 15, 1999 from Dresdner Bank AG to HRPT, accepted by HRPT as of September 15, 1999, setting forth HRPT's obligations to pay, on behalf of Borrower, (i) to Dresdner Bank AG a nonrefundable up front fee (in installments, with the final installment due on the Closing Date) with respect to the secured revolving credit facility provided under this Agreement, and (ii) certain expenses incurred by Dresdner Bank AG in connection with the negotiation, documentation, review, closing and initial advance of such facility and the subsequent syndication thereof, and (b) the letter dated September 15, 1999 from Dresdner Bank AG to Borrower, accepted by Borrower as of September 15, 1999, setting forth Borrower's obligations to pay to Dresdner Bank AG certain nonrefundable administration fees on the Closing Date and on each anniversary of the Closing Date until all the Commitments have terminated and all Obligations have been paid in full in cash.

                "FEE INTERESTS" means any land and any buildings, structures, improvements and fixtures owned beneficially in fee simple by Borrower or any of its Subsidiaries, and any equipment located thereon or used in connection therewith and/or all personalty (including, without limitation, franchises) related thereto, in each case owned by Borrower or any of its Subsidiaries, and all other real estate interests, owned beneficially by Borrower or any of its Subsidiaries.

                "FINAL REPAYMENT DATE" means the later of (i) the Termination Date and (ii) such date as the Loans have been paid in full.

                "FIXED CHARGES" means, for any period and any Person in respect of one or more Properties and/or Mortgaged Properties as to which such Person is the Tenant or Mortgagor, the sum (without duplication of counting) of (i) Consolidated Interest Charges, (ii) all payments required to be made as lessee or sublessee under the terms of any Lease or other lease agreement, including without limitation fixed rent, participation rent and additional rent in respect of operating expenses, taxes based on the ownership of real property, insurance premiums and/or any other costs or expenses of the relevant lessor or sublessor, including subordinate management fees and home office costs, and (iii) scheduled payments of principal of Indebtedness or payments of amounts equivalent to principal, in each case of such Person, for such period and attributable to such Properties and/or Mortgaged Properties.

                FOREIGN LENDER" has the meaning set forth in Section
2.10(d)(5).

                "GAAP" means, subject to the provisions of Section 1.2, generally accepted accounting principles set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements by the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date in question; and the requirement that such principles be applied on a consistent basis shall mean that the accounting principles observed in the current period are comparable in all material respects to those applied in a preceding period.

                "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any entity exercising executives legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or Controlled (through stock or capital ownership or otherwise) by any of the foregoing.

                "GROUND LEASE" means the Retirement Community Development and Lease Agreement between UREF Retirement Corporation, as Lessor, and Borrower, as Lessee, dated as of April 1, 1989, evidenced by a Memorandum of Lease dated June 2, 1994 between UREF Retirement Corporation and HMC Retirement Properties, Inc. recorded June 30, 1994 in Deed Book 1414 at page 559 in the Land Records of Albemarle County, Virginia, as amended, modified and supplemented from time to time. Marriott Corporation was the original Lessee under the Ground Lease. Host Marriott Corporation succeeded to the interest of Marriott Corporation as Lessee under the Ground Lease, and then assigned that interest to HMC Retirement Properties, Inc. by Assignment of Lease dated October 7, 1993, HMC Retirement Properties, Inc. assigned its interest in the Ground Lease to HRPT by Assignment of Lease dated June 16, 1994. HRPT assigned its interest in the Ground Lease to SPTMRT by Assignment and Assumption of Ground Lease dated June 30, 1999.

                "GUARANTOR" means SPTMRT or SPTBROOK, and "GUARANTORS" means SPTMRT and SPTBROOK.

                "HAZARDOUS MATERIAL" means (a) any chemical, material, substance or waste defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties under any applicable Environmental Laws, (b) biomedical waste, (c) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, any toxic wastes or substances or any other materials or pollutants which (i) pose a hazard to any property of Borrower or any of its Subsidiaries or any Tenant or Mortgagor or any of its Subsidiaries or to Persons on or about such property or (ii) cause any such property to be in violation if any Environmental Laws, (d) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, and (e) any other chemical, material, substance or waste, exposure to which is prohibited, limited or regulated by any Governmental Authority or may or could pose a hazard to the health and safety of the owners, occupants or any Persons surrounding any of the Properties or Mortgaged Properties.

                "HEDGING AGREEMENTS" means interest rate swap agreements, interest rate collar agreements and other agreements or arrangements designed to protect a Person and/or its Subsidiaries against fluctuations in interest rates.

                "HRPT"has the meaning set forth in recital paragraph A of this Agreement.

                "INCOME BEFORE EXTRAORDINARY ITEMS" means, for any period and any Person in respect of one or more Properties and/or Mortgaged Properties as to which such Person is the Tenant or Mortgagor thereof, the net income (or loss) of such Person for such period attributable to such Properties and/or Mortgaged Properties, excluding any extraordinary items (net of taxes) and including amounts paid or provided for income taxes or deferred income taxes by or on behalf of such Person attributable to such Properties and/or Mortgaged Properties, all as determined in conformity with GAAP.

                "INDEBTEDNESS" means, with respect to any Person, and without duplication, (i) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money or other extensions of credit or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), (ii) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit or bankers' acceptances issued for the account of such Person or with respect to Hedging Agreements or securities repurchase agreements, (iii) all obligations and other liabilities (contingent or otherwise) of such Person with respect to any conditional sale, installment sale or other title retention agreement, purchase money mortgage or security interest, or otherwise to pay the deferred purchase price of property or services (except trade accounts payable and accrued expenses arising in the ordinary course of business) or in respect of any sale and leaseback arrangement, (iv) all Capitalized Lease Obligations of such Person, (v) all Contingent Obligations of such Person, (vi) all surety and other bonds and deposits, and all obligations and other liabilities secured by a Lien or other encumbrance on any asset of such Person (even though such Person has not assumed or otherwise become liable for the payment thereof), and (vii) all obligations to purchase, redeem or acquire any capital shares of such Person or its Subsidiaries that, by their terms or by the terms of any security into which they are convertible or exchangeable, are, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased by such Person or its Subsidiaries, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, on or prior to the first anniversary of the Termination Date.

                "INDEPENDENT TRUSTEES" has the meaning set forth in the respective Declaration of

Trust.

                "INITIAL LOAN" means the Loan in the principal amount of $200,000,000 made and advanced under this Agreement on the Closing Date pursuant to Section 2.3(a).

                "INSOLVENCY EVENT", with respect to any Person, means that
(i) such Person shall have suspended or discontinued its business or commented any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or
(B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or such Person shall have made a general assignment for the benefit of its creditors; or
(ii) there shall have been commenced against such Person any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or
(B) remains undismissed, undischarged or unbonded for a period of 60 days; or
(iii) there shall have been commenced against such Person any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets, which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) such Person shall have taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) such Person shall generally not be paying, or shall have been unable to pay, or shall have admitted in writing its inability to pay, its debts as they become due.

                "INTEREST PAYMENT DATE" means, subject to Section 2.10 hereof,
(i) in the case of a Eurodollar Tranche, the last day of each Interest Period; PROVIDED that in the case of each Interest Period of more than three months duration, "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after commencement of such Interest Period; and (ii) in the case of an Alternate Rate Tranche or Base Rate Tranche, the last Business Day of March, June, September and December of each year and the date such Tranche (or any portion thereof) is converted in accordance with the terms hereof into a Base Rate Tranche or Eurodollar Tranche, in the case of an Alternate Rate Tranche, or an Alternate Rate Tranche or Eurodollar Tranche, in the case of a Base Rate Tranche.

                "INTEREST PERIOD" means with respect to each Eurodollar Tranche, and subject to Section 2.10, a one, two, three or six month period (or such other period as shall be agreed by all the Lenders) as selected at the option of Borrower pursuant to a Notice of Borrowing or Notice of Continuation/Conversion; PROVIDED that:

                        1.1.0.1 no Interest Period may be selected which expires
                later than the Termination Date;

                        1.1.0.2 any Interest Period which begins on the last
                Business Day of a
                calendar month (or on a day with respect to which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to the foregoing proviso, end on the last Business Day of a calendar month;

                        1.1.0.3 if any Interest Period would otherwise end on a
                day which is not a Business Day, it shall end on the next Business Day in the same calendar month, or if none, on the preceding Business Day;

                        1.1.0.4 in the case of immediately successive Interest
                Periods applicable to a Eurodollar Tranche continued as such pursuant to a Notice of Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                        1.1.0.5 there shall be no more than seven (7) Interest
                Periods outstanding at any one time; and

                        1.1.0.6 in the event Borrower fails to specify an
                Interest Period for any Eurodollar Tranche in the applicable Notice of Borrowing or Notice of Continuation/Conversion, Borrower shall be deemed to have selected an Interest Period of one month.

                "INTEREST RATE DETERMINATION DATE" means each date for calculating the LIBO Rate for purposes of determining the interest rate in respect of an Interest Period, which shall be the second Business Day prior to the first day of the related Interest Period.

                "LEASE GUARANTIES" means the Marriott Lease Guaranties, the Brookdale Lease Guaranty and each other guaranty or other similar undertaking issued by any Person in respect of any of the obligations of a Tenant under a Lease.

                "LEASE GUARANTOR" means Marriott with respect to the Marriott Leases, the Brookdale Lease Guarantors with respect to the Brookdale Master Lease, and each other obligor under any other Lease Guaranty.

                "LEASEHOLD INTERESTS" means any leasehold estate in any land and/or any buildings, structures, improvements and fixtures owned by Borrower or any of its Subsidiaries and any equipment owned by Borrower and located thereon or used in connection therewith and/or all personalty (including, without limitation, franchises) related thereto owned beneficially by Borrower or any of its Subsidiaries.

                "LEASES" means the Marriott Leases, the Brookdale Master Lease and any other leases or subleases relating to one or more Properties in respect of which Borrower or any of its Subsidiaries is a lessor.

                "LENDER" has the meaning set forth in the first paragraph of this Agreement and includes Persons becoming parties as Lender to this Agreement by virtue of, and as Assignee under, an Assignment Agreement.

                "LENDING OFFICE" means the branch or Affiliate office or offices of each Lender designated as the Lending Office(s) of such Lender on SCHEDULE 1 and each other branch or Affiliate office as such Lender may designate as its Lending Office(s) from time to time by notice to Administrative Agent and Borrower.

                "LIBO RATE" means, for any Eurodollar Tranche and Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest one hundredth of one percent) quoted by Administrative Agent, as of approximately 11:00 A.M. (London time) on the Interest Rate Determination Date for such Interest Period, in the London interbank market for U.S. Dollar deposits in an amount comparable to the principal amount of such Eurodollar Tranche with a term comparable to such Interest Period.

                "LIEN" means, as to any Person, any mortgage, lien (statutory or otherwise), pledge, adverse claim, charge, security interest, assignment, deposit agreement or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capitalized Lease Obligation with respect to any property or asset of such Person, or the signing or filing of a financing statement which names such Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement.

                "LOANS" has the meaning set forth in recital paragraph D of this Agreement.

                "LOAN AGENTS" has the meaning set forth in Section 9.1(a).

                "LOAN DOCUMENTS" means, collectively, this Agreement (including, without limitation, the guaranty in Section 10), the Notes, the Fee and Expense Letters, the Mortgages, the Assignments of Leases, Rents and Lease Guaranties, the Environmental Agreement, the Share Pledge Agreement, the Consolidation Agreement, any Additional Subsidiary Guaranties delivered pursuant to Section
3.5 from time to time, the Subordination Agreement, and any other agreements, documents or instruments delivered pursuant to or in connection with any of the foregoing, as such agreements, documents or instruments may be amended, modified or supplemented from time to time.

                "MAC" means, with respect to any Property or Mortgage Interest, any material adverse effect on or change in (a) the business, operations, assets, prospects or financial condition or other condition of (i) such Property or Mortgage Interest, (ii) any Tenant of such Property (or in the case of a Property with more than one Tenant, the Tenants of such Property taken as a whole), (iii) any Mortgagor of such Mortgage Interest or (iv) any Credit Support Obligor of such Property or Mortgage Interest, (b) Administrative Agent's or any Lender's rights and remedies under the Loan Documents, (c) the ability of any Tenant of such Property (or in the case of a Property with more than one Tenant, the Tenants of such Property taken as a whole), or any Mortgagor of such Mortgage Interest, or any Credit Support Obligor of such Property or Mortgage Interest, to perform its obligations under the Loan Documents or under the Leases, the Mortgage Interest Agreements or the Credit Support Agreements in respect of such Property or Mortgage
Interest, or (d) in the case of any Marriott Property or Brookdale Property, the amount which Lenders would be likely to receive (after giving effect to delays in payment and costs of enforcement) in a foreclosure of the Mortgage on, or other liquidation of, such Property.

                "MAJORITY LENDERS" means, at any particular time, Lenders having more than 66 2/3% of the principal amount of the Loan then outstanding.

                "MARRIOTT" has the meaning set forth in recital paragraph A of this Agreement.

                "MARRIOTT LEASE GUARANTIES" has the meaning set forth in recital paragraph B of this Agreement.

                "MARRIOTT LEASES" has the meaning set forth in recital paragraph B of this Agreement.

                "MARRIOTT PROPERTIES" has the meaning set forth in recital paragraph A of this Agreement.

                "MARRIOTT TENANTS" has the meaning set forth in recital paragraph B of this Agreement.

                "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, operations, assets, prospects or financial condition or other condition of (i) Borrower and its Subsidiaries taken as a whole, (ii) the Marriott Properties and Brookdale Properties taken as a whole, or (iii) the Properties and Mortgage Interests taken as a whole, (b) Administrative Agent's or any Lender's rights and remedies under the Loan Documents, (c) the ability of Borrower, either Guarantor, any of Borrower's other Subsidiaries or the Advisor to perform its respective obligations under the Loan Documents, the Advisory Agreement, the Leases, the Mortgage Interest Agreements or the Credit Support Agreements, (d) the ability of the Marriott Tenants and Marriott (taken as a whole) to perform their obligations under the Marriott Leases and the Marriott Lease Guaranties, (e) the ability of the Brookdale Tenant and the Brookdale Lease Guarantors (taken as a whole) to perform their obligations under the Brookdale Lease and the Brookdale Lease Guaranty, or (f) the ability of the Tenants, Mortgagors and Credit Support Obligors (taken as a whole) to perform their obligations under the Leases, the Mortgage Interest Agreements and the Credit Support Agreements.

                "MORTGAGE GUARANTIES" means each guarantee, letter of credit or other similar undertaking issued by any Person in respect of any of the obligations of a Mortgagor under a Mortgage Interest Agreement.

                "MORTGAGE GUARANTORS" means the obligors in respect of the Mortgage Guaranties.

                "MORTGAGE INTEREST" means any interest of Borrower or any of its Subsidiaries as lender and as mortgagee or beneficiary, as applicable, in respect of a loan secured in whole or in part by a Lien on any land or any buildings, structures, improvements and fixtures (including any leasehold estate with respect thereto).

                "MORTGAGE INTEREST AGREEMENT" means any agreement, note, mortgage, deed of trust and/or other document creating, evidencing or securing a Mortgage Interest.

                "MORTGAGED PROPERTY" means any land and any building, structure, improvements and fixtures (including any leasehold estate with respect thereto) with respect to which Borrower or any of its Subsidiaries has a Mortgage Interest.

                "MORTGAGES" has the meaning set forth in Section 3.1.

                "MORTGAGOR" means, in the case of a Mortgage Interest, the obligor or obligors in respect of such Mortgage Interest.

                "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                "MULTIPLE EMPLOYER PLAN" means an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which Borrower or any ERISA Affiliate, and at least one employer other than Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which Borrower or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

                "NET PROPERTY PROCEEDS" means (a) the gross proceeds received by or for the account of Borrower, either Guarantor or any other Subsidiary of Borrower of any sale, lease or other disposition of its Fee Interest or Leasehold Interest in any Property, minus the reasonable out-of-pocket fees and expenses (including attorneys' fees and expenses) incurred by Borrower, either Guarantor or any other Subsidiary of Borrower in connection with such sale or other disposition, (b) all insurance proceeds paid and received by or for the account of Borrower, either Guarantor or any other Subsidiary of Borrower on account of the loss of or damage of any such Fee Interest or Leasehold Interest, to the extent such proceeds are not applied to the replacement or restoration of such assets, and (c) all proceeds received by or for the account of Borrower, either Guarantor or any other Subsidiary of Borrower arising from the taking by condemnation or eminent domain of any such Fee Interest or Leasehold Interest, to the extent such proceeds are not applied to the replacement or restoration of such assets; PROVIDED, however that the proceeds from the disposition of, or any condemnation or casualty involving, any Fee Interest or Leasehold Interest of any Subsidiary of Borrower not a Guarantor shall be net of any amount applied to repay any Indebtedness to the extent such Indebtedness is secured a mortgage or deed of trust on such Fee Interest or Leasehold Interest and is required by its terms to be repaid as a result of such event.

                "NET SECURITIES PROCEEDS" with respect to any private or public offering of securities or any borrowing from one or more financial institutions, means the gross proceeds thereof received by or for the account of Borrower net of underwriting discounts and commissions and reasonable out-of-pocket fees and expenses incurred in connection with such offering or borrowing; PROVIDED that, in the case of a securities offering or borrowing by a Subsidiary of Borrower concurrently with the acquisition by such Subsidiary of substantially all of its assets from Persons who are not Affiliates of Borrower, Net Securities Proceeds shall not include the proceeds of such securities offering or borrowing applied to the acquisition costs of such assets not in excess of the fair market value thereof, as determined in good faith by Borrower, plus related costs and expenses.

                "NOTES" has the meaning set forth in Section 2.2(a).

                "NOTICE OF BORROWING" means a notice substantially in the form of EXHIBIT C delivered by Borrower to Administrative Agent pursuant to
Section 2.23(b) with respect to a proposed borrowing hereunder.

                "NOTICE OF CONTINUATION/CONVERSION" means a notice substantially in the form of EXHIBIT C delivered by Borrower to Administrative Agent pursuant to Section 2.5(b) with respect to a continuation or conversion of one or more Tranches.

                "OBLIGATIONS" means and includes all principal and interest payment obligations and all other advance repayment obligations, fee payment obligations, indemnity obligations, cost payment obligations, debts, liabilities, contingent obligations and other obligations, covenants and duties owing by Borrower to Lenders or Administrative Agent of any kind or nature, present or future, arising under this Agreement or any other Loan Document. Such term includes, without limitation, all principal, interest, fees, charges, expenses, attorneys' fees and other sums chargeable to Borrower by Lenders or Administrative Agent under this Agreement or any other Loan Document.

                "OTHER PROPERTIES" means the Properties other than the Marriott Properties and Brookdale Properties.

                "OTHER REAL PROPERTY" has the meaning set forth in Section
6.12.

                "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any successor to the responsibilities of such corporation.

                "PERMITTED EXCEPTIONS" means those exceptions to title set forth on SCHEDULE 5.

                "PERSON" means an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                "PLAN" means an employee benefit plan, other than a Multiemployer Plan, maintained for or covering any employees of Borrower or any ERISA Affiliate and subject to Title IV of ERISA.

                "PLEDGES" means any pledge or grant of a Lien to secure any of the obligations of a Mortgagor under a Mortgage Interest Agreement, a Tenant under a Lease, a Mortgage Guarantor under a Mortgage Guaranty, a Lease Guarantor under a Lease Guaranty or a Subtenant under a Sublease Agreement, each as amended, supplemented or modified from time to time.

                "PREFERRED SHARES" means Borrower's preferred shares of beneficial interest authorized under its Declaration of Trust.

                "PROCESS AGENT" has the meaning set forth in Section 11.2.

                "PROPERTIES" means the Marriott Properties, the Brookdale Properties and each of the other properties in which Borrower or any of its Subsidiaries has a Fee Interest or a Leasehold Interest.

                "PRO RATA SHARE" means, with respect to each Lender as of the date of determination, the percentage obtained by dividing (i) the Commitment of that Lender as of such date by (ii) the Commitments of all Lenders as of such date; PROVIDED that if the Commitments have been terminated at such time, such Pro Rata Share shall be the percentage obtained by dividing (i) that Lender's portion of the aggregate amount of the Loans outstanding as of such date by (ii) the aggregate amount of the Loans outstanding from all Lenders as of such date.

                "REAL PROPERTY PERMITS" means, in respect of any Property or Mortgaged Property, all certificates of occupancy, permits, licenses, franchises, approvals and authorizations from all Governmental Authorities having jurisdiction over such Property or Mortgaged Property or any portion thereof, the absence of which could materially impair the use of such Property or Mortgaged Property for the purposes for which it is currently used, and from all insurance companies and fire rating and similar boards and organizations required to have been issued to Borrower (or its predecessor as owner of such Property) or the Tenant (in the case of a Property) or the Mortgagor (in the case of a Mortgaged Property) to enable such Property or Mortgaged Property or any portion thereof to be lawfully occupied and used in all material respects as currently so occupied or used.

                "REAL PROPERTY STATEMENT" means a certificate of a Responsible Officer of Borrower providing each of the following:

                1.1.1 a list of each Property and certifying the acquisition cost and the Appraised Value thereof;

                1.1.2 a list of each Mortgaged Property, the Appraised Value thereof and the then outstanding principal amount due to Borrower or any of its Subsidiaries from the Mortgagor thereof;

                1.1.3 (1) with respect to each Property and Mortgaged Property, certification as to the ratio of (A) the Cash Flow of the Tenant (or Subtenant) or Mortgagor thereof (as applicable) over the four most recent financial quarters (or, if financial reporting for such Cash Flow is provided on an annual basis, over its last reported financial year) attributable to that Property or Mortgaged Property to its (B) Fixed Charges over the same period for such Property or Mortgaged Property; and (2) with respect to the Marriott Properties as a group, the Brookdale Properties as a group and each other group of Cross Guaranteed Assets, certification as to the ratio of (A) the Cash Flow of the Marriott Tenants, the Brookdale Master Tenant or other applicable group of Tenants (or Subtenants) or Mortgagors determined on an aggregate basis over their respective four most recent financial quarters (or last reported financial year, as the case may be) to (B) its Fixed Charges over the same period; and

                1.1.4 with respect to each Property and Mortgaged Property, certification that there has been no MAC other than any MAC which has ceased to be in effect or is disclosed in reasonable detail in such certificate.

                "RECOGNIZED APPRAISER" means a qualified and recognized professional appraiser as may be selected by Administrative Agent, having at least five years' prior experience in performing real estate appraisals in the geographic area where the property being appraised is located and having a recognized expertise in appraising properties of the same general type and character as the property which is being appraised.

                "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Property or Mortgaged Property, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

                "REPORTABLE EVENT" means a "reportable event" within the meaning of Section 4043 of ERISA (other than a "reportable event" for which the 30-day notice to PBGC requirement has been waived by regulation of PBGC).

                "REQUIREMENT OF LAW" means, as to any Person, any law, treaty, rule or regulation, or judgment, order, directive or other determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

                "RESPONSIBLE OFFICER" means, with respect to any matter (including financial matters), the chairman, vice chairman, president, chief executive officer, chief financial officer, executive vice president or treasurer of Borrower, either Guarantor and/or the Advisor, as applicable.

                "RESTRICTED PAYMENT" means (a) every dividend or other distribution of assets, properties, cash, rights, obligations or securities paid, made, declared or authorized by Borrower or any of its Subsidiaries or in respect of any of the Common Shares, the Preferred Shares or other equity securities of Borrower, or any class of Borrower's equity securities, or for the benefit of holders of any thereof in their capacity as such; (b) every payment by or for the account of Borrower or any of its Subsidiaries in connection with the redemption, purchase, retirement, defeasance or other acquisition of any Common Shares, Preferred Shares or other equity securities of Borrower or options, warrants or other rights to acquire any of Borrower's equity securities; (c) every payment (i) of principal, interest, fees or other amounts in respect of any Indebtedness of Borrower or any of its Subsidiaries to any Affiliate of Borrower, (ii) in respect of the redemption, purchase, retirement, defeasance or other acquisition from an Affiliate of Borrower of any Indebtedness of Borrower, or (iii) of fees in respect of advisory services rendered to Borrower or any of its Subsidiaries by the Advisor; (d) every direct or indirect investment by Borrower (by means of capital contribution, advance, loan or otherwise) in an Affiliate of Borrower or any Person which becomes an Affiliate of Borrower after or as a result of such investment (but not including investments by Borrower in its direct wholly owned Subsidiaries); and (e) every payment by or for the account of Borrower or any of its Subsidiaries in connection with the redemption, purchase, retirement, defeasance or other acquisition for value, directly or indirectly, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of Indebtedness which is subordinate in right of payment to the Loans or the Notes.

                "RMR" means REIT Management & Research, Inc., a Delaware corporation.

                "SENIOR HOUSING PROPERTIES" means senior housing facilities (including, without limitation, senior housing apartments) , retirement communities, congregate care properties, assisted living facilities and nursing homes and properties and facilities incidental thereto.

                "SHARE PLEDGE AGREEMENT" has the meaning set forth in Section
3.3.

                "SOLVENT" means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person (whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                "SPTBROOK" has the meaning set forth in the first paragraph of this Agreement

                "SPTMRT" has the meaning set forth in the first paragraph of this Agreement

                "SUBLEASE AGREEMENT" means any Brookdale Sublease or any other agreement pursuant to which a Person subleases all, or a material portion, of a Property from a Tenant, as such agreement is amended, supplemented or modified from time to time.

                "SUBORDINATION AGREEMENT" means the Subordination Agreement dated as of the date hereof among Administrative Agent, the Advisor and Borrower, substantially in the form of EXHIBIT F, as amended, supplemented, modified and replaced from time to time in a manner not inconsistent with the terms hereof.

                "SUBSIDIARY" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

                "SUBTENANT" means the sublessee in respect of a Sublease Agreement and includes each Brookdale Subtenant in respect of its Brookdale Sublease.

                "SYNDICATION AGENT" has the meaning set forth in Section
9.1(b).

                "TANGIBLE NET WORTH" means, with respect to Borrower and its Subsidiaries, the sum of (a) the excess of total assets over total liabilities of such Persons on a consolidated basis, such total assets and total liabilities each to be determined consistent with the principles applied in the preparation of the financial statements referred to in Section
5.1 and (b) the historical depreciation recorded by HRPT and/or its subsidiaries on the real properties held by Borrower and its Subsidiaries to the extent such depreciation has not otherwise been added back in calculating Borrower's total assets under clause (a) above; EXCLUDING, HOWEVER, from the determination of total assets (i) goodwill, organizational expenses, capitalized software, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) all prepaid expenses, deferred charges or unamortized debt discount and expense, (iii) all reserves carried and not deducted from assets, (iv) treasury stock and shares of beneficial interest and capital stock, obligations or other securities of, or capital contributions to, or investments in, any Subsidiary, (v) securities which are not readily marketable, (vi) cash held in a sinking or other analogous fund established for the purpose of redemption, purchase, retirement, defeasance, acquisition or prepayment of Common Shares, Preferred Shares or other equity securities, capital stock or Indebtedness, (vii) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to the date of this Agreement, (viii) leasehold improvements not recoverable at the expiration of the respective lease (to the extent that the useful life of such improvements is greater than the term of such lease), and (ix) any items not included in clauses (i) through (viii) above which are treated as intangibles in conformity with GAAP.

                "TAXES" has the meaning set forth in Section 2.10(d)(5).

                "TENANT" means, in respect of any Property, the master lessee (including the Brookdale Master Tenant in respect of the Brookdale Master Lease), lessee (including the respective Marriott Tenant in respect of each Marriott Lease) or Subtenant (including the Brookdale Subtenant in respect of each Brookdale Sublease) thereof, as the case may be and as indicated by the context, other than Borrower under the Ground Lease.

                "TERMINATION DATE" means September 15, 2002.

                "TERMINATION EVENT" means (i) a Reportable Event or an event described in Section 4062(e) of ERISA, or (ii) the withdrawal of Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, (v) the withdrawal of Borrower or any ERISA Affiliate from any Multiemployer Plan, or (vi) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                "TITLE COMPANY" means Lawyers Title Insurance Corporation.

                "TITLE INSURANCE POLICIES" means 18 title insurance policies, each one relating to one of the Properties and naming Administrative Agent on behalf of the Lenders as the insured, issued by the Title Company in the form of an American Land Title Association Standard Loan Policy (1970, revised
1984), insuring that on the Closing Date fee simple title to each of the Properties (or, in the case of the Charlottesville, Virginia Property, a ground leasehold estate in such Property under the Ground Lease) and each Mortgage is a valid first lien on the Property covered thereby, insured up to the respective amount shown for such Property on SCHEDULE 3, with such endorsements and on such other terms as may be required pursuant to Section 3.1.

                "TOTAL CAPITALIZATION" means the sum of (i) the total liabilities and the total shareholders' equity of Borrower and its Subsidiaries on a consolidated basis, such total liabilities and total shareholders' equity each to be determined as at the close of the most recent fiscal quarter for which financial statements have been provided pursuant to
Section 6.1, consistent with GAAP and the principles applied in the preparation of the financial statements referred to in Section 5.1, (ii) the accumulated depreciation expense recorded by HRPT and/or its Subsidiaries on their books prior to the Closing Date of the assets transferred by HRPT to Borrower or any of its Subsidiaries, and (iii) the accumulated depreciation expense of the Borrower and its Subsidiaries recorded on their books after the Closing Date.

                "TOTAL DEBT" of Borrower and its Subsidiaries means and includes, as of any date as of which the amount thereof is to be determined, without duplication (i) all items which in accordance with GAAP would be required to be included on the liabilities side of a consolidated balance sheet of Borrower and its Subsidiaries at such date (except that, for purposes of this definition, the liabilities of Borrower and its Subsidiaries for any security deposits held pursuant to lease agreements with lease terms ending after the Termination Date shall be excluded) and (ii) to the extent not otherwise included in (i) above, all Indebtedness of Borrower and its Subsidiaries as of such date determined on a consolidated basis.

                "TRANCHE" means a portion of the Loans designated for bearing interest computed by reference to the Eurodollar Rate, by reference to the Base Rate or by reference to the Alternate Rate.

                "U.S. DOLLARS" or "$" shall mean the lawful currency of the United States of America.

                "YEAR 2000 ISSUE" means any significant risk that computer hardware or software used in Borrower's, or any of its Subsidiaries' or the Advisor's, businesses or operations will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

                1.2     OTHER DEFINITIONAL PROVISIONS.

                1.2.1 All terms defined in this Agreement shall have the meanings assigned to them herein when used in the Notes or any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein.

                1.2.2 As used herein and in the Notes and other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP.

                1.2.3 The words "HEREOF," "HEREIN" and "HEREUNDER" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, exhibit and schedule references in this Agreement are to the respective sections, exhibits and schedules of this Agreement unless otherwise specified. In this Agreement, where appropriate, the singular shall include the plural and the plural shall include the singular.

                1.2.4 References to any time of the day in this Agreement shall refer to eastern standard time or eastern daylight saving time, as in effect in New York, New York on such day. Any reference in this Agreement to a document or instrument shall mean such document or instrument and all exhibits and schedules thereto, as amended or supplemented from time to time.
 Any reference in this Agreement to any Person as a party to any document or instrument shall include its successors and assigns to such status.


                                      SECTION 2
                         AMOUNT AND TERMS OF REVOLVING LOANS

                2.1     LOANS.

                2.1.1 Each Lender severally (and not jointly) agrees, subject to the terms and conditions hereof, to make and advance to or for the account of the Borrower from time to time during the period from the Closing Date to and including the Termination Date such Lender's Pro Rata Share of the Loans, and to maintain its Pro Rata Share of the Loans outstanding to Borrower until the Termination Date.

                2.1.2 Each Lender's commitment to make and maintain its Pro Rata Share of the Loans to Borrower pursuant to this Section 2.1 is herein called its "COMMITMENT" and such commitments of all Lenders in the aggregate are herein called the "COMMITMENTS". The amount of each Lender's Commitment is set forth opposite its name on SCHEDULE 1 and the aggregate amount of the Commitments on the Closing Date is $350,000,000; PROVIDED that (i) each Lender's Commitment is subject to assignment as provided in Section 11.4(e),
(ii) the aggregate amount of the Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to Section 2.7 or 2.8(b), and (iii) Lenders shall have no obligation to make or maintain Loan hereunder to the extent any such Loan would cause the aggregate amount of the Loans then outstanding to exceed the Commitments.

                2.1.3 Each Lender's Commitment shall expire on the Termination Date and the Loans and all other amounts owed hereunder and under the Notes shall be paid in full no later than Termination Date.

                2.1.4 Subject to the terms and conditions hereof, Borrower may borrow, repay or prepay Loans and reborrow the amounts so repaid, all under and in accordance with this Section 2

                2.2     NOTES; TERMINATION DATE.

                2.2.1 The Pro Rata Share of the Loans of each Lender pursuant hereto shall be evidenced by, and be repayable with interest in accordance with the terms of, a promissory note of Borrower substantially in the form of EXHIBIT A, with appropriate insertions, payable to the order of such Lender in the principal amount of the Commitment of such Lender (together with any promissory notes issued in exchange therefor upon assignment pursuant to Section 11.4, individually a "NOTE" and collectively, the "NOTES"), which shall be dated the Closing Date and be duly completed, executed and delivered by Borrower. The Pro Rata Share of the Loans of each Lender pursuant hereto shall be made and maintained by such Lender's Lending Office(s) as designated by such Lender from time to time. Each Lender is authorized to endorse at any time the date and amount of its Pro Rata Share of the Tranches of the Loans and conversions and continuations thereof, the date and amount of each payment of principal with respect to its Pro Rata Share of the Tranches of the Loans and its Pro Rata Share of the Tranches of the Loans that are Base Rate Tranches, Eurodollar Tranches or Alternate Rate Tranches, on the schedule annexed to and constituting a part of such Lender's Note, which endorsements shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed.

                2.2.2 The entire outstanding balance of all outstanding Loans and each of the Notes shall mature and Borrower shall repay the outstanding principal amount of the Loans and the Notes in full together with all unpaid interest accrued thereon on the Termination Date (or earlier as hereinafter provided) (or if such day is not a Business Day, the next preceding Business Day), and the Loans shall be subject to payment and prepayment as provided in Sections 2.10 and 2.8.

                2.3     ADVANCE OF INITIAL LOAN; PROCEDURE FOR BORROWINGS.

                2.3.1 Lenders will advance the Initial Loan for the account of Borrower in the principle amount of $200,000,000 subject to and in accordance with the terms and conditions of this Agreement. The Borrower will cause the proceeds of the Initial Loan to be applied to repay formation debt owing by SPTMRT and Borrower to HRPT.

                2.3.2 Each Loan (including the Initial Loan) shall be initiated either as a Base Rate Loan or a Eurodollar Loan as stipulated by Borrower, subject to the terms of this Agreement. Whenever Borrower desires to borrow additional amounts under Section 2.1, it shall deliver a Notice of Borrowing to Administrative Agent substantially in the form of EXHIBIT B no later than 12:00 noon (New York time) in the case of a Base Rate Loan at least one Business Day, and in the case of a Eurodollar Loan at least three Business Days, in advance of the proposed Borrowing Date. The Notice of Borrowing shall set forth (1) the proposed Borrowing Date (which shall be a Business Day), (2) the amount of the Loan requested (which amount shall be in a minimum aggregate amount of $1,000,000 and integral multiples of $500,000,
(3) whether such Loan will be a Base Rate Loan or a Eurodollar Loan and, if a Eurodollar Loan is specified, the initial Interest Period requested for such Eurodollar Loan, (4) the account of Borrower to which the net proceeds of the requested Loan are to be credited, and (5) a certification of Borrower that
(i) the representations and warranties of Borrower, each Guarantor and each Additional Subsidiary Guarantor, if any, contained in the Loan Documents are true, correct and accurate in all material respects to the same extent as though made on and as of the date of such Notice of Borrowing unless stated in the relevant Loan Document to relate to a specific earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects as of such earlier date, (ii) no event has occurred and is continuing or would result from the proposed borrowing that would constitute a Default or Event of Default, (iii) the amount of the proposed borrowing will not cause the aggregate outstanding principal amount of the Loans to exceed the Commitments currently in effect, (iv) the purposes to which the proceeds of the proposed borrowing will be applied are as set forth in such Notice of Borrowing (which shall be of specificity reasonably satisfactory to Administrative Agent) and are in compliance with this Agreement, and (v) the Collateral Coverage Ratio is at least 1.20 to 1 (as demonstrated in the calculation thereof attached to such Notice of Borrowing, which calculation shall be in form and detail reasonably satisfactory to Administrative Agent). In lieu of delivering the above-described Notice of Borrowing, Borrower may give Administrative Agent telephonic notice (which telephonic notice shall be followed immediately with a notice by facsimile telecopy) by the time specified for a Notice of Borrowing above; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Borrowing Date; PROVIDED FURTHER that in the event of a discrepancy between a Notice of Borrowing and such telephonic notice, the telephonic notice shall govern. Except as otherwise provided in Sections 2.13 and 2.14, a Notice of Borrowing (or telephonic notice in lieu thereof as provided above) shall be irrevocable, and Borrower shall be bound to make the borrowing specified in such Notice of Borrowing (or telephonic notice in lieu thereof as provided above) in accordance therewith. Neither Administrative Agent nor any Lender shall incur any liability to any Person (including Borrower or any of its Subsidiaries) in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other Person authorized to borrow on behalf of Borrower or otherwise acting in good faith under this Section 2.3, and upon funding of a Loan by Lenders in accordance with this Agreement pursuant to any such telephonic notice Borrower shall have effected the borrowing of such Loan hereunder.

                2.3.3 All Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to advance its Pro Rata Share of a Loan nor shall the Commitment of any Lender to make a Loan hereunder be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to advance its Pro Rata Share of a Loan.

                2.3.4 Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to Section 2.3(b) (or telephonic notice in lieu thereof followed immediately with a notice by facsimile telecopy) and in any event not later than 2:00 p.m. (New York time) on the preceding Business Day (in the case of a Base Rate Loan) or at least three Business Days (in the case of Eurodollar Loan) in advance of the proposed Borrowing Date, Administrative Agent shall notify each Lender of the relevant details of the proposed borrowing. Each Lender shall make its Pro Rata Share of such Loan available to Administrative Agent, in immediately available funds, at the account specified by Administrative Agent to the Lenders, not later than 11:00 A.M. (New York time) on the Borrowing Date specified in the applicable Notice of Borrowing. Upon satisfaction or waiver of the applicable conditions precedent specified in Sections 4.1 and 4.2, Administrative Agent shall make the proceeds of such Loan available to Borrower on such Borrowing Date by causing an amount of immediately available funds equal to the proceeds of all such Loan received by Administrative Agent from Lenders to be credited to the account specified by Borrower in the Notice of Borrowing.

                2.3.5 Unless Administrative Agent shall have been notified by any Lender prior to the Borrowing Date for any Loan that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Pro Rata Share of such Loan on such Borrowing Date (and any such notice shall be without prejudice to any rights of Borrower against such Lender hereunder), Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Borrowing Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Borrowing Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Borrowing Date until the date such amount is paid to Administrative Agent, at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent, together with interest thereon for each day from such Borrowing Date until the date such amount is paid to Administrative Agent, at the Base Rate. Nothing in this Section 2.3(f) shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

                2.4     INTEREST.

                2.4.1 GENERALLY. Each Loan shall be a Eurodollar Loan (constituting a Eurodollar Tranche) or a Base Rate Loan (constituting a Base Rate Tranche) as selected by Borrower at the time the Notice of Borrowing therefor is given pursuant to Section 2.3(b), subject to continuation or conversion by Borrower pursuant to Section 2.5, except for any portion of a Eurodollar Tranche which is converted to an Alternative Rate Tranche pursuant to Section 2.13 or 2.14. The Loans shall bear interest on the unpaid principal amount thereof from the Closing Date to maturity (whether by acceleration or otherwise), at the interest rates specified as follows:

                        2.4.1.1 in the case of a Eurodollar Tranche, at an
                interest rate per annum for and during each Interest Period equal to the LIBO Rate for such Interest Period plus the Applicable Margin in effect from time to time;

                        2.4.1.2 in the case of a Base Rate Tranche, at an
                interest rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin in effect from time to time; and

                        2.4.1.3 in the case of an Alternate Rate Tranche, at an
                interest rate per annum equal to the Alternate Rate in effect from time to time plus the Applicable Margin in effect from time to time.

Borrower shall pay interest on the unpaid principal amount of the Loans outstanding from time to time, in arrears, (i) on each Interest Payment Date,
(ii) on the Termination Date, (iii) in the currency required by Section 2.10, and (iv) in accordance with Section 2.4(b) (where applicable). In addition, Borrower shall pay accrued interest on the principal amount of any portion of the Loans paid or prepaid in accordance with this Section 2 on the date of any such payment or prepayment.

                2.4.2 DEFAULT INTEREST. If Borrower shall default in the payment of the principal of or interest on any portion of the Loans or any other amount becoming due hereunder or under any of the Loan Documents, Borrower shall on demand from time to time pay interest (to the extent permitted by law in the case of interest on overdue interest) on such defaulted amount accruing from and including the date of such default (without reference to any period of grace) up to and including the date of actual payment (after as well as before judgment) at a rate per annum which is the sum of (i) two percent (2%) PLUS (ii) the greatest of the LIBO Rate, the Alternate Rate or the Base Rate PLUS (iii) the Applicable Margin. Interest under this Section 2.4(b) shall be payable upon demand.

                2.4.3 INTEREST DETERMINATION. Upon determining the LIBO Rate for each Interest Period, the Alternate Rate for any period or the Base Rate in effect from time to time, Administrative Agent shall promptly notify Borrower and Lenders thereof by telephone (confirmed promptly in writing) or in writing. Such determination shall, in the absence of manifest error, be conclusive and binding upon Borrower and Lenders.

                2.5     DURATION OF INTEREST PERIOD; NOTICE OF
CONTINUATION/CONVERSION.

                2.5.1 Borrower may, pursuant to the applicable Notice of Continuation/Conversion, select an Interest Period to be applicable to each Eurodollar Tranche.

                2.5.2 Subject to the provisions of Sections 2.13 and 2.14, Borrower shall have the option (i) to convert at any time all or any part of outstanding Base Rate Tranches to Eurodollar Tranches or (ii) upon the expiration of any Interest Period applicable to Eurodollar Tranches, to continue all or any portion of such Tranches as Eurodollar Tranches or convert all or any portion of such Tranches to Base Rate Tranches, as the case may be, and the succeeding Interest Period(s) of such continued Tranches shall commence on the most recent Interest Payment Date therefor; PROVIDED that Tranches may be continued as, or converted to, Eurodollar Tranches with a particular Interest Period only in an aggregate amount equal to $1,000,000 and integral multiples of $100,000 in excess of that amount; PROVIDED FURTHER that Eurodollar Tranches or any portion thereof may only be converted into Base Rate Tranches on the expiration date of the Interest Period(s) applicable thereto; and PROVIDED FURTHER that (i) no event has occurred and is continuing or would result from such Tranche continuation/conversion that would constitute a Default or Event of Default, and (ii) the representations and warranties of Borrower, each Guarantor and each Additional Subsidiary \Guarantor, if any, contained in the Loan Documents shall be true, correct and complete in all material respects on and as of the proposed continuation/conversion date to the same extent as though made on and as of that date unless stated in such section to relate to a specific earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects as of such earlier date. All conversions and continuations of Tranches shall be made simultaneously and on a pro rata basis by Lenders in accordance with their respective Pro Rata Shares.

                2.5.3   Borrower shall deliver a Notice of
Continuation/Conversion to Administrative Agent substantially in the form of EXHIBIT C no later than 12:00 noon (New York City time) at least three Business Days in advance of the proposed continuation/conversion date (in the case of a conversion to, or a continuation of, Eurodollar Tranches) or at least three Business Days in advance of the proposed conversion date (in the case of a conversion to Base Rate Tranches). A Notice of Continuation/Conversion shall set forth (1) the proposed continuation/conversion date (which shall be a Business Day), (2) the amount and nature of the proposed continuation/conversion, (3) in the case of a continuation of, or conversion to, a Eurodollar Tranche, the requested Interest Period, and (4) a certification of Borrower that (i) the representations and warranties of Borrower, each Guarantor and each Additional Subsidiary Guarantor, if any, contained in the Loan Documents are true, correct and accurate in all material respects to the same extent as though made on and as of the date of such Notice of Continuation/Conversion unless stated in such Loan Documents to relate to a specific earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects as of such earlier date, and (ii) no event has occurred and is continuing or would result from the proposed continuation/conversion that would constitute a Default or Event of Default. In lieu of delivering the above-described Notice of Continuation/Conversion, Borrower may give Administrative Agent telephonic notice by the time specified for delivery of a Notice of Continuation/Conversion above (which telephonic notice shall be followed immediately with a notice by facsimile telecopy); PROVIDED that in the event of a discrepancy between a Notice of Continuation/Conversion and such telephonic notice, such telephonic notice shall govern.

                2.5.4 Promptly after receipt by Administrative Agent of a Notice of Continuation/Conversion pursuant to this Section 2.5 (or telephonic notice followed immediately with a notice by facsimile telecopy), and in any event not later than 2:00 p.m. (New York City time) at least three Business Days in advance of the proposed continuation/conversion date, Administrative Agent shall notify each Lender of the relevant details of the proposed, continuation/conversion.

                2.5.5 Neither Administrative Agent nor any Lender shall incur any liability to any Person (including Borrower) in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other Person authorized to act on behalf of Borrower or for otherwise acting in good faith under this Section 2.5, and upon the continuation and/or conversion (as applicable) of any Tranche in accordance with this Agreement pursuant to any such telephonic notice, Borrower shall have effected a continuation and/or conversion (as applicable) hereunder of such Tranche.

                2.5.6 Except as otherwise provided in Sections 2.13 and 2.14, a Notice of Continuation/Conversion (or telephonic notice in lieu thereof) shall be irrevocable from and after the giving thereof, and Borrower shall be bound to effect a continuation and/or conversion (as applicable) in accordance therewith.

                2.6     FEES.

                2.6.1 UP FRONT FEE AND EXPENSE. Borrower shall cause HRPT to pay to Dresdner Bank AG on the Closing Date pursuant to the Fee and Expense Letter of HRPT (i) an up front fee in the amount set forth in the Fee and Expense Letter of HRPT and (ii) the expenses (including legal fees and expenses) incurred by Dresdner Bank AG in connection with the negotiation, documentation, review and closing of the transactions contemplated by this Agreement and the Initial Loan hereunder and the subsequent syndication of Lenders' rights and obligations under this Agreement and the other Loan Documents.

                2.6.2 ADMINISTRATION FEE. On the Closing Date and on each anniversary of the Closing Date until all Commitments have terminated and all Obligations have been paid in full in cash, Borrower shall pay to Administrative Agent a nonrefundable administration fee in the amount set forth in the Fee and Expense Letter of Borrower as compensation for Administrative Agent's services as Administrative Agent.

                2.6.3 QUARTERLY COMMITMENT FEES. On December 1, 1999 and quarterly on each March 1, June 1, September 1 and December 1 thereafter up to the Termination Date and on the Termination Date, Borrower shall pay to Administrative Agent for the accounts of Lenders (based on each Lender's average daily Pro Rata Share) a commitment fee computed at the rate of 37.5 basis points (0.375%) per annum on the average daily unused portion of the aggregate Commitments (the aggregate Commitments, less the aggregate outstanding principal amount of the Loans) during the preceding quarterly period (or portion thereof in the case of the first such payment and in the case of a Termination Date occurring on a day other than a March 1, June 1, September 1 or December 1).

                2.7 TERMINATION OR REDUCTION OF COMMITMENT. Borrower shall have the right, upon not less than five Business Days' notice to Administrative Agent, to terminate the Commitments or, from time to time, to reduce the Commitments (any such reduction to be allocated to each Lender according to its Pro Rata Share), to the extent, in either case, that the Commitments are undrawn. Any such reduction shall be in an amount of $1,000,000 or any integral multiple thereof and shall reduce permanently the aggregate amount of the Commitments then in effect.

                2.8     OPTIONAL PREPAYMENTS; MANDATORY PREPAYMENTS.

                2.8.1 Subject to Sections 2.8(e) and 2.15, Borrower may, at its option, prepay the Loans on any Business Day in whole or in part, without premium, upon at least three Business Days', in the case of Eurodollar Tranches, or one Business Day's, in the case of Base Rate Tranches, prior written notice to Administrative Agent, specifying the amount of prepayment. Each notice of prepayment pursuant to this clause (a) shall be irrevocable and the payment amount specified in such notice shall be due and payable on the date specified in U.S. Dollars, together with accrued interest to such date on the amount prepaid and all amounts (if any) payable pursuant to
Section 2.15. Partial prepayments of the Loans pursuant to this clause (a) shall be in an aggregate principal amount of $1,000,000 or integral multiples of $100,000 in excess of that amount.

                2.8.2 If, in the view of Administrative Agent, substantiated by Appraisals, the aggregate Appraised Value of the Marriott Properties and Brookdale Properties decreases (including, without limitation, any decrease as a result of an exclusion of a Marriott Property or Brookdale Property for purposes of this Section pursuant to Section 7.3 of a Mortgage) such that the ratio of the aggregate amount of the Commitments to the aggregate Appraised Value of such Properties exceeds 70%, (i) then upon written notice from Administrative Agent to Borrower and Lenders of such decrease in Appraised Value, the aggregate amount of the Commitments shall reduce to an amount equal to 70% of the Appraised Value of such Properties as stipulated by Administrative Agent in such notice, and the Commitment of each Lender shall reduce by an amount equal to its Pro Rata Share (determined immediately prior to such notice) of such reduction in the aggregate amount of the Commitments, and (ii) if after such reduction of the Commitments the aggregate outstanding principal amount of the Loans exceeds the aggregate amount of the Commitments, then Borrower shall, within 30 days of receipt of written notice from Administrative Agent of such decrease in Appraised Value, prepay a portion of the principal of the Loans sufficient to reduce the outstanding principal amount of the Loans to an amount equal to the aggregate amount of the Commitments as so reduced. Borrower shall provide prompt written notice to Administrative Agent of the date any such required prepayment will be made. Prepayments of the Loans pursuant to this clause
(b) shall be in an aggregate principal amount of $1,000,000 or integral multiples of $100,000 in excess of that amount.

                2.8.3 In the event of any sale or other disposition of any interest in any Property giving rise to Net Property Proceeds, on the final Business Day of the first Interest Period to expire after the closing of such sale or other disposition, or, if such closing occurs at a time when there are no Eurodollar Tranches outstanding, on the final Business Day of the month during which such closing occurs, Borrower shall apply an amount equal to all of such Net Property Proceeds to the prepayment of the Loans; PROVIDED that (1) prior to such prepayment of the Loans such Net Property

Proceeds (i) shall, upon receipt, be delivered immediately to Administrative Agent and (ii) shall, in the case of Net Property Proceeds arising from any sale or other disposition of any Marriott Property or Brookdale Property, be subject to the lien of the respective Mortgage; (2) with respect to a particular transaction or a related series of transactions giving rise to Net Property Proceeds, prepayment of the Loans shall be required from such Net Property Proceeds only to the extent that the same exceed $5,000,000; and (3) Borrower shall provide written notice to the Administrative Agent on the date of such closing of such sale or other disposition in excess of $5,000,000 which sets forth the amount of such Net Property Proceeds. Partial prepayments of the Loans pursuant to this clause (c) shall be in an aggregate principal amount of $5,000,000 or integral multiples of $100,000 in excess of that amount.

                2.8.4 In the event of any private or public offering or series of offerings of securities, or any borrowing or series of borrowings from one or more financial institutions, by Borrower or any of its Subsidiaries giving rise to Net Securities Proceeds in an aggregate amount of not less than $1,000,000, on the final Business Day of the first Interest Period to expire after the closing of such offering of securities or borrowing, or, if such closing occurs at a time when there are no Eurodollar Tranches outstanding, on the final Business Day of the month during which such closing occurs, Borrower shall apply an amount equal to all of such Net Securities Proceeds to the prepayment of the Loans; PROVIDED that, (1) prior to such prepayment of the Loans, such Net Securities Proceeds shall, upon receipt, be delivered immediately to the Administrative Agent, and (2) Borrower shall provide written notice to Administrative Agent on or about the date of such closing of such offering of securities or borrowing which sets forth the amount of such Net Securities Proceeds. Partial prepayments of the Loans pursuant to this clause (d) shall be in an aggregate principal amount of $1,000,000 or integral multiples of $100,000 in excess of that amount.

                2.8.5 Subject to the provisions of Section 2.10, any payments or prepayments of the Loans pursuant to this Section 2.8 or any other provision of any Loan Document shall be applied FIRST to any amounts payable with respect thereto pursuant to Section 2.15, SECOND to the payment of accrued and unpaid interest on the principal amount of the Loans up to and including the date of prepayment, and THIRD to the principal amount of the Loans. Subject to the requirements of the preceding sentence, Borrower may designate the application of any prepayments of principal of the Loans to the Eurodollar Tranches, Base Rate Tranches and/or Alternate Rate Tranches, as it may select, PROVIDED that if Borrower does not designate such application, such prepayments shall be applied (x) first to outstanding Base Rate Tranches, (y) second to outstanding Alternate Rate Tranches and (z) third to outstanding Eurodollar Tranches.

                2.9 COMPUTATION OF INTEREST AND FEES. Fees and other amounts other than interest calculated on the basis of a rate per annum shall be computed on the basis of a 360-day year for the actual days elapsed. Interest on the Base Rate Tranches and on the Alternate Rate Tranches, in each case, calculated by reference to the prime rate, shall be computed on the basis of a 365-day year for the actual days elapsed. Interest on the Eurodollar Tranches and interest on the Alternate Rate Tranches and the Base Rate Tranches, in each case where interest is not calculated by reference to the prime rate, shall be computed on the basis of a 360-day year for the actual days elapsed.

                2.10    PAYMENTS.

                2.10.1 GENERAL. Except as contemplated by this Agreement, the borrowing by Borrower from Lenders and each payment (including each prepayment) by Borrower on account of principal of and interest on the Loans, shall be made for the account of each Lender according to its Pro Rata Share; PROVIDED that payments to Lenders of interest based upon the Alternate Rate shall be allocated appropriately to account for difference among Lenders' respective costs of funds. All payments (including prepayments) by Borrower on account of principal, interest, fees, costs, indemnities or other amounts payable hereunder or under any of the Loan Documents shall be made to Administrative Agent for the account of the applicable Lenders or the Loan Agents at the account of Administrative Agent specified in Section 11.3(b) and in immediately available funds in U.S. Dollars prior to 12:00 noon (New York City time) on the date when due. Any amounts received after such time on any date may, in the discretion of Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Each payment or prepayment hereunder and under the Notes and the other Loan Documents shall be made without set-off or counterclaim. Administrative Agent will distribute each payment to the applicable Lenders promptly upon receipt thereof (and in any event on the same Business Day as the date when received, if such payment is received at or prior to 12:00 noon (New York City time)). Each payment by Administrative Agent to a Lender shall be made for the account of such Lender's Lending Office as designated by such Lender to Administrative Agent in writing from time to time.
Whenever any payment to be made hereunder or under any Loan Document, including, without limitation, any principal of or interest on any Loan, shall become due and payable, or whenever the last day of any Interest Period would otherwise occur, on a day which is not a Business Day, such payment shall be made and the last day of such Interest Period shall occur on the next succeeding Business Day and such extension of time shall in such case be included in computing interest on such payment; PROVIDED that if such extension would cause any such payment to be made in the next succeeding calendar month, or the last day of such Interest Period to occur in the next succeeding calendar month, such payment shall be made, and the last day of such Interest Period shall occur, on the next preceding Business Day.

                2.10.2 ASSUMPTION AS TO PAYMENT. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each Lender severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount was distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

                2.10.3 APPLICATION OF PAYMENTS DURING DEFAULT. During the continuance of any Default, Administrative Agent may, but shall be under no obligation to, apply all payments received by Administrative Agent from Borrower pursuant to any of the Loan Documents in the following order of payment regardless of the application designated by Borrower: FIRST to any interest owing under Section 2.4(b) or under any of the Loan Documents other than interest owing on the Loan and the Notes referred to below, SECOND to any fees then payable to Administrative Agent or Lenders, THIRD to any amounts owing pursuant to
Section 11.9, FOURTH to any amounts owing pursuant to Section 2.12 or 2.15, FIFTH to any other sums (other than principal on the Loans and the Notes and interest thereon referred to below) owing under any of the Loan Documents, SIXTH to any interest owing on the Loans and Notes, and SEVENTH to the repayment of the principal of the Loans and the Notes as designated by Administrative Agent; PROVIDED that if such application is other than in accordance with any express designation by Borrower, Administrative Agent shall promptly notify Borrower of such application.

                2.10.4  TAXES.

                (1) Any and all payments by or on account of any obligation of Borrower hereunder or under the Notes shall be made free and clear of and without deduction for any Taxes; PROVIDED that if Borrower (or any Guarantor) shall be required to deduct any Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Administrative Agent and each Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with the applicable law.

                (2) Borrower shall indemnify Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Taxes paid by Administrative Agent or any Lender on or with respect to any payment by or on account of any obligation of Borrower hereunder (including any Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by any Lender or by Administrative Agent on its own behalf or on behalf of any Lender, shall be conclusive absent manifest error.

                (3) As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

                (4) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement and the Notes shall, on or promptly following the date it becomes a party to this Agreement by execution and delivery hereof or by execution and delivery of an Assignment Agreement, as of the case may be, and from time to time thereafter as requested in writing by Borrower (but only so long thereafter as such Lender remains lawfully able to do so), provide each of Administrative Agent and Borrower with two original Internal Revenue Service forms 1001 or 4224, or (in the case of a Lender that has certified in writing to Administrative Agent that it is not a "bank" as defined in Section 881(c)(3)(A) of the Code) form W-8 (and, if such Lender delivers a form W-8, a certificate representing that such Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Borrower and is not a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes or, in the case of a Lender providing a form W-8, certifying that such Lender is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; PROVIDED, however, that, if at the date of execution and delivery of an Assignment Agreement pursuant to which a Lender becomes a party to this Agreement, the assignor Lender was entitled to payments under subsection (1) in respect of United States withholding tax with respect to interest accrued at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to such Lender on such date.

                (5) As used in this Section 2.10(d), the following terms have the means indicated:

                "Excluded Taxes" means, with respect to Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Lending Office is located and (b) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new Lending Office) or is attributable to such Foreign Lender's failure to comply with Section 2.10(d)(4), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to
Section 2.10(d)(1).

                "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction outside the United States.

                "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, other than Excluded Taxes.

                2.11 USE OF PROCEEDS. The proceeds of the Initial Loan shall be used by Borrower to pay the formation debt owing by SPTMRT and Borrower to HRPT. The proceeds of Loans after the Initial Loan shall be used by Borrower (either directly or indirectly through intercompany advances of such proceeds to its Subsidiaries) for (a) the acquisition of Senior Housing Properties,

(b) the acquisition or funding of mortgage interests in Senior Housing Properties, or (c) its general business purposes consistent with Section 6.4, except that no proceeds of Loans shall be used for the acquisition of properties, or the acquisition or funding of mortgage interests in properties, that are not Senior Housing Properties or for activities incidental thereto; PROVIDED that no Subsidiary which is not an Additional Subsidiary Guarantor may receive any such proceeds directly or indirectly, except (i) as otherwise provided in Section 3.5 in connection with a release of an Additional Subsidiary Guaranty, and (ii) if a Subsidiary of Borrower which is not an Additional Subsidiary Guarantor has entered into a financing with a third party creditor involving the acquisition (from Persons who are not Affiliates of Borrower) and concurrent financing of substantially all of such Subsidiary's assets and such assets consist entirely of Fee Interests, Leasehold Interests and Mortgage Interests in Senior Housing Properties, then proceeds of Loans may be applied to finance Borrower's equity interest in such Subsidiary, PROVIDED FURTHER that Borrower will not thereafter permit such Subsidiary to own or acquire any properties or mortgage interests in properties that are not Senior Housing Properties so long as all or any portion of such equity interest is financed by proceeds of Loans.

                2.12    INCREASED COSTS.

                2.12.1 If any Requirement of Law or other event or condition, or any amendment, modification or interpretation thereof (including, without limitation, any request, recommendation, guideline or policy, whether or not having the force of law, of or from any central bank or other Governmental Authority), in any such case, adopted, effective, made or issued after the date hereof (but in any event including, without limitation, Regulation D as currently in effect or as amended hereafter or any analogous provisions (or provisions having an analogous effect) of the laws, rules or regulations (or interpretations thereof) of or any Governmental Authority) by any authority charged with the administration or interpretation thereof:

                        2.12.1.1 subjects Administrative Agent or any Lender or any branch or Affiliate of Administrative Agent or any Lender to any tax (except Excluded Taxes), fee, deduction, duty, withholding, levy, impost or other charge or reduction of any nature, on or with respect to, or which Administrative Agent or such Lender in its sole discretion deems applicable or attributable to this Agreement, any Note, any of the other Loan Documents, its Commitment or its Pro Rata Share of the Loans, or interest, fees or other amounts attributable thereto or to any of the foregoing; or

                        2.12.1.2 changes the basis of taxation of payments to any Lender or any branch or Affiliate of any Lender of principal of and/or interest on its Pro Rata Share of the Loans and/or other fees and amounts payable hereunder or under any of the Loan Documents or with respect hereto or thereto (including in any event imposition of or change in any withholding taxes, but excluding any Excluded Taxes); or

                        2.12.1.3 imposes upon, modifies, requires, makes or deems applicable to any Lender, or any of its branches or Affiliates, any regular, special, supplementary or other reserve or deposit requirement, insurance assessment or similar requirement against or affecting any assets held by, or liabilities of, or deposits with or for the account of, such Lender or such branch or Affiliate, with respect to or which Administrative Agent or such Lender in its sole discretion deems applicable or attributable to this Agreement, any Note, any of the other Loan Documents, its Commitment or its Pro Rata Share of the Loans, or interest, fees or other amounts attributable thereto or to any of the foregoing; or

                        2.12.1.4 imposes, modifies or deems applicable any condition or requirement upon or causes in any manner the addition of any supplement to, or increase of any kind to, the capital or cost base of Administrative Agent or any Lender or any of its branches or Affiliates, for extending or maintaining its Commitment or its Pro Rata Share of the Loans which results in an increase in the capital requirement supporting such Commitment or its Pro Rata Share of the Loans, or imposes upon, modifies, requires, makes or deems applicable to Administrative Agent or such Lender or any such branch or Affiliate any capital requirement, increased capital requirement or similar requirement, with respect to or which Administrative Agent or such Lender in its sole discretion deems applicable or attributable to this Agreement, any Note, any of the other Loan Documents, its Commitment or its Pro Rata Share of the Loans, or interest, fees or other amounts attributable thereto or to any of the foregoing; or

                        2.12.1.5 imposes upon Agent, Administrative Agent or any Lender or any of its branches or Affiliates any other conditions with respect to, or allocable or attributable in good faith by Administrative Agent or such Lender to, this Agreement, any Note, any of the other Loan Documents or its Pro Rata Share of the Loans or its Commitment or such interest, fees or other amounts;

and the result of any of the foregoing, based solely upon the good faith determination and allocation by Administrative Agent or any Lender, as the case may be, of costs, decreased benefits and/or reduced amount of payments, is to increase the cost or decrease the benefit, in any way, to Administrative Agent or such Lender or any branch or Affiliate of Administrative Agent or such Lender, as the case may be, of funding or maintaining its Commitment or its share of the Loans hereunder, or to reduce the amount of any payment (whether of principal, interest, or otherwise) received or receivable by Administrative Agent or such Lender or any branch or Affiliate of Administrative Agent or such Lender, or to require Administrative Agent or such Lender, as the case may be or any branch or Affiliate of Administrative Agent or such Lender, as the case may be, to make any payment, then and in any such case:

                        (1) Administrative Agent or such Lender, as the case may be, shall promptly notify Borrower and the other Lenders in writing of the happening of such event;

                        (2) Administrative Agent or such Lender, as the case may be, shall promptly deliver to Borrower and the other Lenders a certificate stating the change or event which has occurred or the reserve or capital requirements or other conditions which have been imposed on Administrative Agent or such Lender or branch or

                Affiliate of Administrative Agent or such Lender, as the case may be, or the request, recommendation, guideline or policy with which it has complied, together with the date thereof, the amount of such increased cost, decreased benefit or reduction in payment and, to the extent practicable, the calculation (or manner of calculation) of such increased cost, decreased benefit or reduction in payment; and

                        (3) Borrower shall pay Administrative Agent or such Lender, as the case may be, promptly on demand such an amount or amounts as:

                                (A)     in the case of events referred to in
                        clauses (i), (ii), (iii) and (v) and, if applicable, clause (iv) above, shall be sufficient to compensate it or such branch or Affiliate for all such increased costs and/or payments and/or decreased benefits, and/or reduced amount of payment; and/or

                                (B)     in the case of events referred to in
                        clause (iv) above, shall be an amount equal to the reduction, as reasonably determined by Administrative Agent or such Lender, as the case may be, in the after-tax rate of return on Administrative Agent's or such Lender's capital resulting from any such capital or increased capital or similar requirement, all as certified by Administrative Agent or such Lender, as the case may be, in said written notice to Borrower. Such certification shall be conclusive and binding on Borrower absent manifest error.

                2.12.2 The certificate of Administrative Agent or such Lender as to the additional amounts payable pursuant to this Section 2.12 delivered to Borrower shall constitute PRIMA FACIE evidence of the amount thereof. Administrative Agent and each Lender agree to use reasonable efforts, as determined by Administrative Agent or such Lender, as the case may be, to avoid or minimize the payment by Borrower of any additional amounts under this Section
2.12. The protection provided by this Section 2.12 shall be available to Administrative Agent and each Lender regardless of any possible contention of invalidity or inapplicability of the Requirement of Law, interpretation, recommendation, guideline, policy or event or condition which has been imposed or has occurred. In the event that, after Borrower shall have paid any additional amount under this Section 2.12 with respect to the Loans, Administrative Agent or such Lender shall have successfully contested such Requirement of Law, interpretation, recommendation, guideline, policy or event or condition then, to the extent that Administrative Agent or such Lender will be placed in the same position it was in prior to the incurrence of the increased cost or reduction in amount received or receivable (on an after-tax basis), but without giving effect to interest which may have been earned on the additional amount paid by Borrower (but with interest to the extent actually earned by Administrative Agent or such Lender, as the case may be, on such amount as determined by Administrative Agent or such Lender), Administrative Agent or such Lender, as the case may be, shall refund to Borrower such additional amount (with such interest, if any).

                2.13 CHANGE IN LAW RENDERING EURODOLLAR TRANCHES OR ALTERNATE RATE TRANCHES UNLAWFUL; FAILURE TO GIVE NOTICE OF CONTINUATION.

                2.13.1 Notwithstanding anything to the contrary herein contained, in the event that any Requirement of Law or any change in any existing Requirement of Law or in the interpretation thereof by any Governmental Authority charged with the administration thereof, in any case adopted, issued or effective after the date thereof, (i) shall make it unlawful for any Lender to fund or maintain any portion of the Eurodollar Tranches or to give effect to its obligations as contemplated hereby with respect to its making or maintaining its Pro Rata Share of the Eurodollar Tranches, or (ii) shall make it unlawful for any Lender to fund or maintain any portion of the Alternate Rate Tranches or to give effect to its obligations as contemplated hereby with respect to funding or maintaining its Pro Rata Share of the Alternate Rate Tranches, such Lender shall, upon the happening of such event, notify Administrative Agent, the other Lenders and Borrower thereof in writing stating the reason therefor and the effective date of such event, and (x) upon the effectiveness of any such event referred to in clause (i) above, the obligation of such Lender to make or maintain its Pro Rata Share of the Eurodollar Tranches to Borrower shall forthwith be suspended for the duration of such illegality and during such illegality such Lender shall, upon payment of any amounts owing under Section
2.15 with respect to such conversion, convert its share of the Eurodollar Tranches to Alternate Rate Tranches or (upon effectiveness of any such event referred to in clause (ii) above and during the continuance of such event) Base Rate Tranches, and (y) upon the effectiveness of any such event referred to in clause (ii), the obligation of such Lender to make or maintain its Pro Rata Share of the Alternate Rate Tranches to Borrower shall forthwith be suspended for the duration of such illegality and during such illegality such Lender shall, upon payment of any amounts owing under Section 2.15 with respect to such conversion, convert its share of the Alternate Rate Tranches to Base Rate Tranches. If and when such illegality with respect thereto ceases to exist, such suspension shall cease and such affected Lender shall similarly notify Administrative Agent, the other Lenders and Borrower and the Alternate Rate Tranche or Base Rate Tranche into which such share of the Eurodollar Tranches or Alternate Rate Tranches (as applicable) was converted pursuant to this Section
2.13 shall be reconverted to a Eurodollar Tranche or Alternate Rate Tranche, respectively, on the first day of the next succeeding Interest Period.

                2.13.2 If Borrower fails to give a valid Notice of Continuation/Conversion in respect of any portion of a Eurodollar Tranche which is not repaid in accordance with the terms hereof at the end of the relevant Interest Period in respect thereto, such portion shall be converted automatically into a Base Rate Tranche; PROVIDED that if Borrower subsequently gives a valid Notice of Continuation/Conversion in respect of such Base Rate Tranche, such Tranche shall be converted into a Eurodollar Tranche in accordance with the requirements for a continuation/conversion under Section 2.5.

                2.13.3 If any Tranche is converted to an Alternate Rate Tranche pursuant to this Section 2.13, Borrower and Lenders, acting through Administrative Agent, shall enter into negotiations in good faith with a view to agreeing upon a substitute basis for determining the rate or rates of interest from time to time applicable to such Tranche, which shall be acceptable to each Lender, and the rate or rates so determined shall constitute the Alternate Rate for that Tranche from the date of such conversion. If, however, Borrower and the Majority Lenders fail to agree to such substitute basis within 30 days after such conversion, such Tranche shall be deemed to have been converted to a Base Rate Tranche.

                2.14    EURODOLLAR AVAILABILITY.

                2.14.1 In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for any Eurodollar Tranche, Administrative Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive and binding upon Borrower) that U.S. Dollar deposits in the amount of the principal amount of the Eurodollar Tranche which is to have such Interest Period are not generally available in the London interbank market, or that the rate at which such U.S. Dollar deposits are being offered will not accurately reflect the cost to any Lender of funding or maintaining such principal amount of such Eurodollar Tranche during such Interest Period, or that reasonable means do not exist for ascertaining the LIBO Rate, (i) Administrative Agent shall, as soon as practicable thereafter, give written or telephonic notice (which telephonic notice shall be followed immediately with a notice by facsimile telecopy) of such determination to Lenders and Borrower, (ii) such principal amount of such Eurodollar Tranche shall automatically be converted, as of the last day of the Interest Period during which such determination is made, to an Alternate Rate Tranche subject to the last sentence of this paragraph, and (iii) any request by Borrower for such Eurodollar Tranche pursuant to Section 2.3 shall thereupon, and until the circumstances giving rise to such notice no longer exist (as notified by Administrative Agent to Borrower and Lenders), be deemed a request for an Alternate Rate Tranche. If at any time Administrative Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive and binding upon Borrower) that any contingency has occurred which adversely affects the London interbank market or that any Requirement of Law or any change in any existing Requirement of Law or in the interpretation thereof or other circumstance affecting Lenders or the London interbank market makes the funding or maintaining of the Eurodollar Tranches impracticable, (1) Administrative Agent shall, as soon as practicable thereafter, give written or telephonic notice (which telephonic notice shall be followed immediately with a notice by facsimile telecopy) of such determination to Lenders and Borrower, (2) the Eurodollar Tranches shall automatically be converted, as of the last day of each Interest Period during which such determination is made and in each case in respect of the principal amount of the Eurodollar Tranches having an Interest Period ending on such date, to Alternate Rate Tranches, subject to the last sentence of this paragraph, and (3) any request by Borrower for the Eurodollar Tranches pursuant to Section 2.3 shall thereupon, and until the circumstances giving rise to such notice no longer exist (as notified by Administrative Agent to Borrower and Lenders), be deemed a request for Alternate Rate Tranches. If, in the circumstances specified in this paragraph or in Section 2.13, Administrative Agent determines that there is no reasonable alternate source for funding or maintaining the Eurodollar Tranches, and no reasonable basis for determining the Alternate Rate, or source of funding or maintaining Alternate Rate Tranches, is available or practicable, then Administrative Agent shall promptly so notify the other Lenders and Borrower, and each outstanding Eurodollar Tranche shall, on the last day of the Interest Period then applicable to it, be converted to a Base Rate Tranche.

                2.14.2 If any Tranche is converted to an Alternate Rate Tranche pursuant to this Section 2.14, Borrower and Lenders, acting through Administrative Agent, shall enter into negotiations in good faith with a view to agreeing upon a substitute basis for determining the rate or rates of interest from time to time applicable to such Tranche, which shall be acceptable to each Lender, and the rate or rates so determined shall constitute the Alternate Rate for that Tranche from the date of such conversion. If, however, Borrower and Majority Lenders fail to agree to such substitute basis within 30 days after such conversion, such Tranche shall be deemed to have been converted to a Base Rate Tranche.

                2.15    COMPENSATION AND INDEMNITY.

                2.15.1 Borrower shall pay to Administrative Agent for the account of each Lender within 30 days of receipt of a written request of such Lender (which request shall be delivered to Borrower and Administrative Agent, shall set forth the basis thereof and shall be conclusive and binding for all purposes provided that the determinations thereof are made on a reasonable basis), such amount or amounts as shall compensate such Lender for any loss, cost, expense or liability which such Lender reasonably determines are attributable to (1) any payment, prepayment or conversion of a Eurodollar Tranche made for any reason (including, without limitation, acceleration of the Loans pursuant to Section 8.1) on a date other than the last day of the Interest Period for such Tranche, or (2) any failure by Borrower for any reason (including, but not limited to, failure of any of the conditions precedent specified in Section 2.5 to be satisfied) to continue or convert a Eurodollar Tranche on the date for such continuation or conversion specified in the related notice given pursuant to Section 2.5. Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not continued or converted for the period from the date of such payment, prepayment or conversion or failure to continue or convert to the last day of the Interest Period for such Tranche (or, in the case of a failure to continue or convert, the Interest Period for such Tranche which would have commenced on the date specified for the corresponding continuation or conversion) at the applicable rate of interest for such Tranche provided for herein over (ii) the interest component of the amount Administrative Agent would have quoted in the London interbank market for U.S. Dollar deposits in amounts comparable to such principal amount and with terms comparable to such period (as reasonably determined by such Lender).

                2.15.2 In addition to and furtherance of the foregoing, Borrower shall indemnify each Lender on demand for, from and against any actual loss (including, without limitation, any loss of anticipated profits) or expense (including but not limited to any loss or expense sustained or incurred in liquidating or employing or redeploying deposits from third parties acquired to effect or maintain any Tranche or any portion thereof) which such Lender or its branch or Affiliate may sustain or incur as a consequence of (i) any default in payment or prepayment of the principal amount of the Loans, any Tranche thereof or any portion thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of payment or prepayment, or otherwise), (ii) the effect of the occurrence of any Event of Default upon the Loans, (iii) the payment or prepayment of any principal amount of the Loans or any Tranche thereof or the conversion of any portion of any Eurodollar Tranche to an Alternate Rate Tranche or Base Rate Tranche on any day other than the last day of an Interest Period or the payment of any interest on such Tranche, or portion thereof, on a day other than an Interest Payment Date for such Tranche or (iv) any failure of Borrower to accept a Tranche or continue or convert a Tranche after delivery of a notice requesting a continuation or conversion under
Section 2.5 or any failure by Borrower to satisfy any of the conditions precedent to the making or the continuing or conversion of a Tranche (other than any such conditions that are waived in accordance with the provisions hereof). The determination of each Lender of any amount payable under this Section 2.15 shall, in the absence of manifest error, be conclusive and binding upon Borrower.


                                      SECTION 3
                                       SECURITY

                3.1 MORTGAGES; ENVIRONMENTAL AGREEMENT; TITLE INSURANCE. SPTMRT or SPTBROOK, as applicable, will execute and deliver to or in favor of Administrative Agent on behalf of Lenders with respect to each Marriott Property and Brookdale Property a mortgage and security agreement or a deed of trust and security agreement dated as of the date hereof (each such mortgage and security agreement or deed of trust and security agreement being herein called a "Mortgage" and, collectively, the "Mortgages") encumbering the respective Property with a first lien in Administrative Agent's favor on behalf of Lenders as security for the payment and performance of the Obligations. In connection with the Mortgages, Borrower and Guarantors will execute and deliver to Administrative Agent on behalf of Lenders an environmental indemnity agreement dated as of the date hereof relating to the Properties encumbered by the Mortgages (the "Environmental Agreement"). Each Mortgage shall be insured in the respective amount set forth in SCHEDULE 3 for the related Property, at Borrower's expense, by the Title Insurance Policies. The Title Insurance Policies shall contain (i) such endorsements as Administrative Agent may require, including, without limitation, survey endorsements and tie-in endorsements, (ii) no exception for creditors rights, and (iii) such other provisions as Administrative Agent may reasonably require. Except as approved by Administrative Agent in writing prior to the Closing Date, the Title Insurance Policies shall not contain any survey exceptions, exceptions for rights of parties in possession (other than the Marriott Tenants under the Marriott Leases and the Brookdale Master Tenant and Brookdale Subtenants under the Brookdale Master Lease and Brookdale Subleases), easements not of record or installments of taxes or special assessments (other than taxes and special assessments not then payable), or any other exceptions to coverage not approved by Administrative Agent. Borrower will obtain reinsurance agreements with direct access in form, substance and amounts satisfactory to Administrative Agent. The primary carrier of the Title Insurance Policies and any companies providing reinsurance shall be subject to the approval of Administrative Agent. In addition to the liens of the Mortgages on the Marriott Properties and Brookdale Properties, each Mortgage shall grant to Administrative Agent on behalf of Lenders security interests in all right, title and interest of SPTMRT or SPTBROOK (as applicable) in and to (1) all construction materials delivered to the respective Property but not yet incorporated therein, now owned or hereafter acquired, (2) all machinery, equipment, fixtures, furnishings, furniture, appliances, general intangibles, accounts and other personalty, now owned or hereafter acquired, and intended to be incorporated into or used in connection with construction or operation of the respective Property or otherwise relating thereto, and (3) all insurance on all the foregoing and the proceeds of any sale or exchange of the foregoing in whole or in part.

                3.2 ASSIGNMENTS OF LEASES, RENTS AND LEASE GUARANTIES. As additional security for the payment and performance of the Obligations, SPTMRT or SPTBROOK, as applicable, will execute and deliver to Administrative Agent on behalf of Lenders with respect to each Marriott Property and Brookdale Property an assignment of leases, rents and lease guaranties dated as of the date hereof (each such assignment of leases, rents and lease guaranties being herein called an "Assignment of Leases, Rents and Lease Guaranties" and, collectively, the "Assignments of Leases, Rents and Lease Guaranties"), assigning to Administrative Agent on behalf of Lenders, the Lease and the Lease Guaranty relating to such Property and all other present and future leases and subleases of all or any part of such Property, all security for the payment of rent, all agreements to lease all or any part of such Property and all guaranties of rent or agreements to maintain rent with respect to all or any part of such Property. The Lease for each Marriott Property and Brookdale Property (i) shall include a consent by the Tenant thereof to the respective Mortgage and the respective Assignment of Leases, Rents and Lease Guaranties, (ii) shall be a triple net lease on the form of lease for such Property delivered to Administrative Agent pursuant to Section 4.1, and (iii) shall include subordination and attornment provisions in favor of Administrative Agent and Lenders.

                3.3 SHARE PLEDGE AGREEMENT. As security for its Loan payment and other obligations under this Agreement, the Notes and the Environmental Agreements, Borrower will execute and deliver to Administrative Agent on behalf of Lenders, a Pledge and Security Agreement dated as of the date hereof (the "Share Pledge Agreement") pledging to Administrative Agent on behalf of Lenders all of the issued and outstanding shares of SPTMRT and SPTBROOK.

                3.4 FINANCING STATEMENTS. Borrower and Guarantors will execute and deliver such financing statements and continuation statements under the Uniform Commercial Code of the respective states or other applicable law as Administrative Agent may specify from time to time in order to perfect and maintain perfection of Administrative Agent's and Lenders' security interests under the Mortgages, the Assignments of Leases, Rents and Lease Guaranties and the Share Pledge Agreement, and will pay the costs of filing the same in such public offices as Administrative Agent may designate.

                3.5 ADDITIONAL SUBSIDIARY GUARANTIES. Borrower will not make any intercompany advance (direct or indirect) of proceeds of a Loan to or for the benefit of a Subsidiary of Borrower other than SPTMRT and SPTBROOK, unless Borrower has given Administrative Agent at least five (5) Business Days written notices of such advance (including the proposed date, amount and purpose of such advance) and complied with the preconditions to such advance set forth in this Section. As a precondition to any intercompany advance (directly or indirectly) of the proceeds of a Loan to or for the benefit of a Subsidiary of Borrower other than SPTMRT and SPTBROOK, and as a precondition to the advance of any Loan for such purpose, Borrower will (a) cause such other Subsidiary (i) to execute and deliver to Administrative Agent and Lenders an Additional Subsidiary Guaranty by which such Subsidiary shall guarantee and become surety for the payment of the Loans to the extent of such advance to such Subsidiary and the accrued interest and other amounts payable hereunder allocable thereto and (ii) to deliver to Administrative Agent and Lenders such officers' certificates and opinions of counsel as Administrative Agent may reasonably request with respect thereto or (b) certify and demonstrate to the reasonable satisfaction of Administrative Agent that the use of such Loan proceeds meets the conditions of clause (ii) of the proviso of Section 2.11. Administrative Agent on behalf of Lenders will, upon written request of Borrower and an Additional Subsidiary Guarantor, release the Additional Subsidiary Guaranty of such Additional Subsidiary Guarantor if either (1) the Loans(s) or portion(s) thereof guarantied under such Additional Subsidiary Guaranty, together with all accrued interest and other amounts payable under this Agreement in connection therewith, have been paid in full in cash designated by Borrower to Administrative Agent at the time of such payment for application to such purpose, or (2) such Additional Subsidiary Guarantor has entered into a financing with a third party creditor involving substantially all of its assets and applied the entire gross proceeds of such financing (net of underwriting discounts and commissions and reasonable out-of-pocket fees and expenses incurred in connection therewith) as provided in Section 2.8(d) to the prepayment of the Loans (including, to the extent of available proceeds, the prepayment in whole or in part of the Loan(s) or portion(s) thereof guarantied under such Additional Subsidiary Guaranty and accrued interest) and Administrative Agent has received such verifications with respect to such prepayment as Administrative Agent may reasonably require, PROVIDED that, following such prepayment, Borrower will not permit such Subsidiary to acquire any Fee Interests, Leasehold Interests or Mortgage Interests in properties that are not Senior Housing Properties unless any remaining unpaid balance of such Loan(s) or portions thereof have been paid in full in cash designated by Borrower to Administrative Agent at the time of such payment for application to such purpose. Any such release shall be effected by delivery of a written instrument to such effect by Administrative Agent to such Additional Subsidiary Guarantor and Borrower (with copies to Lenders).

                                   SECTION 4
                              CONDITIONS PRECEDENT

                4.1 REQUIRED DOCUMENTATION. As a condition to the effectiveness of this Agreement and the funding of the Initial Loan, all documents and legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to Administrative Agent and its counsel, and Administrative Agent shall have received each of the following in form and substance satisfactory to Administrative Agent, with counterparts or copies for each Lender:

                4.1.1 AGREEMENT, NOTES, FEE AND EXPENSE LETTERS. Counterparts of this Agreement duly executed by duly authorized officers of Borrower, Guarantors, Lenders and Administrative Agent, complete with all Exhibits and Schedules; for the account of each Lender, a Note conforming to the requirements hereof and duly executed by a duly authorized officer of Borrower; and the Fee and Expense Letters duly executed by duly authorized officers of Borrower and HRPT, as applicable.

                4.1.2 SECURITY DOCUMENTS. Counterparts of the Mortgages, the Environmental Agreement, the Assignments of Leases, Rents and Lease Guaranties, the Share Pledge Agreement, the Consolidation Agreement and the financing statements required under Section 3.4, all of which shall be duly executed and delivered and, if required, acknowledged and in recordable form; PROVIDED that the Mortgages and the Assignments of Leases, Rents and Lease Guaranties shall be held in escrow by the Title Company, and the Share Pledge Agreement and the financing statements shall be held in escrow by Administrative Agent, in each case pending release for delivery and presentation for recordation and filing in the appropriate public records, as applicable, pursuant to Section 4.3.

                4.1.3 LEGAL OPINIONS. Favorable opinions of Sullivan & Worcester LLP, as counsel to Borrower, Guarantors, Borrower's other Subsidiaries, HRPT and the Advisor, and of local counsel with respect to Guarantors and each of the Marriott Properties and Brookdale Properties, with respect to Borrower, Guarantors, Borrower's other Subsidiaries, HRPT, the Advisor and the Loan Documents, addressed to Administrative Agent and Lenders and dated the Closing Date.

                4.1.4 ORGANIZATIONAL DOCUMENTS. Certified copies of the Declaration of Trust, the by-laws and all resolutions of the Board of Trustees of Borrower and the Declaration of Trust, the by-laws and all resolutions of the Board of Trustees of each Guarantor. Such resolutions shall approve this Agreement and the other Loan Documents to which Borrower or the respective Guarantor is a party and the transactions contemplated hereby and thereby, and of all documents evidencing other necessary corporate action and approvals, if any, of Governmental Authorities with respect to this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

                4.1.5 GOOD STANDING AND EXISTENCE. Certificates of the appropriate governmental officials of the State of Maryland, each dated a recent date on or prior to the Closing Date, to the effect that Borrower and Guarantors are validly existing and are in good standing with respect to payment of franchise and similar taxes and are duly qualified to transact business therein.

                4.1.6 ADVISORY AGREEMENT AND SUBORDINATION AGREEMENT. Copies of the Advisory Agreement, certified by a Responsible Officer, and a counterpart of the Subordination Agreement.

                4.1.7 MARRIOTT AND BROOKDALE LEASES AND LEASE GUARANTIES. Copies of the Marriott Leases, the Marriott Lease Guaranties, the Brookdale Master Lease, the Brookdale Subleases and the Brookdale Lease Guaranty for each of the Marriott Properties and Brookdale Properties, and a copy of the Ground Lease, each certified by a Responsible Officer of Borrower.

                4.1.8 ESTOPPEL CERTIFICATES. Estoppel certificates from the Ground Lessor with respect to the Ground Lease and from the Marriott Tenants, Marriott, the Brookdale Master Tenant and the Brookdale Lease Guarantors with respect to the Marriott Leases, the Marriott Lease Guaranties, the Brookdale Master Lease and the Brookdale Lease Guaranty.

                4.1.9 REAL PROPERTY STATEMENT. A Real Property Statement dated the Closing Date.

                4.1.10 TITLE INSURANCE. Pro forma commitments for the Title Insurance Policies for each of the Marriott Properties and Brookdale Properties, issued by the title agent for the Title Company, together with evidence that the required reinsurance has been reserved.

                4.1.11 EVIDENCE OF INSURANCE. Evidence that the insurance required by Sections 6.6 of this Agreement, and by the Marriott Leases and the Brookdale Master Lease, is in effect as therein required with respect to each of the Marriott Properties and Brookdale Properties, as applicable, with the Administrative Agent named as an additional insured or mortgagee and loss payee as appropriate.

                4.1.12 FINANCIAL STATEMENTS. The financial statements of Borrower and Guarantors described in Section 5.1, certified by Responsible Officers of Borrower and Guarantors, respectively; and copies of the most recent publicly available audited and unaudited financial statements of Marriott and Brookdale.

                4.1.13 SURVEYS. A current survey and legal description for each of the Marriott Properties and Brookdale Properties, certified to Administrative Agent and the Title Company, by a surveyor on a certificate satisfactory to Administrative Agent, and evidence as to whether the respective Property is located in a Special Flood Hazard Area as defined by the United States Department of Housing and Urban Development.

                4.1.14 APPRAISALS. An Appraisal for each of the Marriott Properties and Brookdale Properties, in an aggregate amount for all such Properties not less than $500,000,000.

                4.1.15 PHASE I REPORTS. A Phase I Environmental Report for each of the Marriott Properties and Brookdale Properties, prepared at the expense of Borrower, concerning the quality and condition of the respective Property conducted by a firm satisfactory to Administrative Agent, which shall be free of qualification and accompanied by a letter from such firm to Administrative Agent and Lenders to the effect that Administrative Agent and Lenders may rely on such report as though it were addressed to them.

                4.1.16 PROJECT CERTIFICATES. Copies of the occupancy certificate and the certificate of need, if applicable, for each of the Marriott Properties and Brookdale Properties, issued by the appropriate Governmental Authorities, except for any such certificate which Borrower has advised Administrative Agent in writing prior to the Closing Date is unavailable.

                4.1.17 UCC SEARCHES. Searches of such public records as Administrative Agent may require showing no Liens against the Marriott Properties and Brookdale Properties (or related personal property or fixtures), the Marriott Leases, the Marriott Lease Guaranties, the Brookdale Master Lease, the Brookdale Lease Guaranty or any other property of either Guarantor other than the Liens of the Loan Documents.

                4.1.18 COMPLIANCE LETTERS. With respect to each Marriott Property and Brookdale Property, evidence of compliance with applicable zoning laws, and no violations of local laws and codes, applicable to such Property.

                4.1.19 POST-CLOSING LETTER. If applicable and acceptable to Administrative Agent in its sole and absolute discretion a post-closing letter covering such matters set forth in this Section 4.1 to be completed within such set time limits after the Closing Date as Administrative Agent may require.

                4.1.20 ADDITIONAL DOCUMENTS. Such other approvals, opinions or documents as Administrative Agent may reasonably request.

                4.2 UP FRONT COMPENSATION AND EXPENSES. As further condition to the effectiveness of this Agreement and the finding of the Initial Loan, Administrative Agent shall have received payment of the up front fee and expenses payable pursuant to section 2.6(a) and the first annual administrative fee payable pursuant to Section 2.6(b).

                4.3 ADDITIONAL CONDITIONS PRECEDENT TO INITIAL LOAN. As additional conditions precedent to making the Initial Loan, Administrative Agent shall have received each of the following in form and substance satisfactory to Administrative Agent:

                4.3.1 SECURITY DOCUMENTS. The Mortgages, the Assignments of Leases, Rents and Lease Guaranties, the Share Pledge Agreement and the financing statements delivered into escrow pursuant to Section 4.1(b) shall have been released from escrow and recorded or presented for recordation or filing in the appropriate public records, as applicable;

                4.3.2 LEGAL OPINION. Favorable opinions of Sullivan & Worcester LLP, as counsel to Borrower, Guarantors, Borrower's other Subsidiaries, HRPT and the Advisor, and of local counsel with respect to Guarantors and each of the Marriott Properties and Brookdale Properties, with respect to Borrower, Guarantors and the Loan Documents, addressed to Administrative Agent and Lenders, dated the date of advance of the Initial Loan and in the forms of such opinions submitted to Administrative Agent on the Closing Date for purposes of this Section 4.2.

                4.3.3 TITLE INSURANCE. Endorsed commitments for the Title Insurance Policies for each of the Marriott Properties and Brookdale Properties, issued by the title agent for the Title Company, each in the form of the applicable pro forma commitment delivered to Administrative Agent pursuant to
Section 4.1(j) and dated the date of the advance of the Initial Loan, with premiums paid thereon, together with evidence that the required reinsurance has been reserved; provided that any exception for real estate taxes in any such commitment must state that no such taxes are delinquent as the date of the advance of the Initial Loan.

                4.3.4 ADDITIONAL DOCUMENTS. Such other approvals, opinions or documents as Administrative Agent may reasonably request.

                4.4 CONDITIONS PRECEDENT TO LOANS. The obligations of Lenders to make the Initial Loan and each subsequent Loan on the Borrowing Date therefor are subject to the following further conditions precedent:

                4.4.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties made by Borrower or either Guarantor herein or made by Borrower, either Guarantor or any Additional Subsidiary Guarantor in the other Loan Documents or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection with any of the Loan Documents, shall be true, correct and accurate in all material respects on and as of such Borrowing Date as if made on and as of such date unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects as of such earlier dates.

                4.4.2 NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing on such Borrowing Date either before or after giving effect to such Loan.

                4.4.3 LEGALITY OF LOAN. The making of the Loans hereunder by Lenders and the acquisition of the Notes shall be permitted as of such Borrowing Date by all applicable Requirements of Law and shall not subject any Lender to any penalty or other onerous condition in or pursuant to any such Requirement of Law or result in a Material Adverse Effect.

                4.4.4 NO MATERIAL ADVERSE EFFECT. No Material Adverse Effect shall have occurred since June 30, 1999.

                4.4.5 SOLVENCY. Both immediately before and immediately after the making of such Loan, Borrower, each Guarantor and each Additional Subsidiary Guarantor, if any, shall be Solvent.

                4.4.6 COLLATERAL COVERAGE RATIO. The Collateral Coverage Ratio is at least 1.20 to 1.

                4.4.7 BORROWING CERTIFICATE. Administrative Agent shall have received, with a counterpart for each Lender, a Notice of Borrowing, dated such Borrowing Date, substantially in the form of EXHIBIT B, with appropriate insertions and attachments satisfactory in form and substance to Administrative Agent and its counsel, executed by a Responsible Officer.

                4.4.8 BORROWING LIMITS. After the making of such Loan on such Borrowing Date, the aggregate outstanding principal amount of all Loans shall not exceed the aggregate amount of the Commitments.

                4.4.9 ADDITIONAL SUBSIDIARY GUARANTIES. Additional Subsidiary Guaranties if and as required by Section 3.5 duly executed and delivered by the respective Additional Subsidiary Guarantors, together with such officers' certificates and opinions of counsel as Administrative Agent may reasonably request with respect thereto.


                                      SECTION 5
               REPRESENTATIONS AND WARRANTIES OF BORROWER AND GUARANTOR

                In order to induce Lenders to enter into this Agreement and to make the Loans, Borrower and Guarantors hereby covenant, represent and warrant to Administrative Agent and each Lender (for which purpose, Borrower and Guarantors shall be charged with and deemed to have the knowledge of HRPT and the Advisor) that:

                5.1 FINANCIAL CONDITION. The unaudited consolidated balance sheet of Borrower and its Subsidiaries as of the Closing Date, the unaudited balance sheet of each Guarantor as of the Closing Date, and the unaudited pro forma consolidated balance sheet of Borrower and its Subsidiaries as of June 30, 1999 and the related unaudited pro forma consolidated statement of income for the fiscal quarter ended on such date, together with an unaudited pro forma consolidated statement of income for the fiscal year ended December 31, 1998, copies of which have been furnished to Administrative Agent, are complete and correct and present fairly the pro forma financial conditions of Borrower and its Subsidiaries on a consolidated basis as of such dates. All such financial statements, including the adjustments set forth therein, have been prepared in accordance with GAAP applied consistently (except as disclosed therein). Borrower and its Subsidiaries have no material Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment, which is not reflected in the foregoing statements or in the notes thereto.

                5.2 NO MATERIAL ADVERSE EFFECT. Since June 30, 1999 (a) there has been no Material Adverse Effect, and no event has occurred and no condition exists which could reasonably be expected to have a Material Adverse Effect, and (b) no dividends or other distributions have been declared by Borrower, and no Common Shares, Preferred Shares or other equity securities of Borrower have been redeemed, retired, purchased or otherwise acquired for value by Borrower or any of its Subsidiaries, the payment of which could result in a Default or Event of Default.

                5.3 EXISTENCE; COMPLIANCE WITH LAW. Each of Borrower and its Subsidiaries (including each Guarantor) (a) is, in the case of Borrower and its Subsidiaries described in recital paragraph A of this Agreement, a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland and, in the case of each such other Subsidiary, a corporation, real estate investment trust or limited liability company, as the case may be, duly organized, validly and existing and in good standing under the laws of its respective jurisdiction of formation, (b) has full power and authority and the legal right to own its property, to lease (as lessee) the property that it leases as lessee, to lease (as lessor) or sublease the property it owns and/or leases (as lessee) and to conduct the business in which it is currently engaged, (c) is duly qualified and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or in good standing is not reasonably likely to have, in the aggregate, a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith is not reasonably likely to have, in the aggregate, a Material Adverse Effect.

                5.4 TENANTS, CREDIT SUPPORT OBLIGORS, ADVISOR, COMPLIANCE WITH LAWS.

                5.4.1 To the best knowledge and belief of Borrower and its Subsidiaries, each Tenant (including each Marriott Tenant, the Brookdale Master Tenant and each Brookdale Subtenant) (i) has full power and authority and the legal right to own, lease (or sublease) and operate (as applicable) the Property or Properties it leases (or subleases) and to conduct the business in which it is currently engaged with respect to such Property or Properties, (ii) is duly qualified or licensed and is in good standing under the laws of each jurisdiction where its ownership, lease (or sublease) or operation of any Property requires such qualification, except, in the case of any Other Property, to the extent the failure to be so qualified, licensed or in good standing is not reasonably likely to have a MAC, and (iii) is in compliance with all Requirements of Law applicable to the Property or Properties leased (or subleased) by it, or applicable to the operation thereof, except to the extent that the failure to comply therewith is not reasonably likely to have (i) the case of any Marriott Property or Brookdale Property, a MAC, or (ii) in the case of all Properties, in the aggregate, a Material Adverse Effect.

                5.4.2 To the best knowledge and belief of Borrower and its Subsidiaries, each of the Credit Support Obligors (including Marriott and the Brookdale Lease Guarantors) (i) has full power and authority and legal right to conduct the business in which it is presently engaged and to perform its obligations under the Credit Support Agreements to which it is a party, and (ii) is in compliance with all Requirements of Law, except, in the case of clauses
(i) and (ii), to the extent that the failure to comply therewith is not reasonably likely to have, in the aggregate, a Material Adverse Effect.

                5.4.3 To the best knowledge and belief of Borrower, the Advisor (i) has full power and authority and legal right to conduct the business in which it is presently engaged and to perform its obligations under the Advisory Agreement, (ii) is duly qualified or licensed and is in good standing under the laws of each jurisdiction where the conduct of its business requires such qualification, except to the extent that the failure to be so qualified, licensed or in good standing is not reasonably likely to have, in the aggregate, a Material Adverse Effect, and (iii) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith is not reasonably likely to have, in the aggregate, a Material Adverse Effect.

                5.5 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each of Borrower and Guarantors has the power and authority and the legal right to make, deliver and perform each of the Loan Documents to which it is a party and, in the case of Borrower, to borrow hereunder and, in the case of each Guarantor, guarantee the obligations of Borrower under the Loan Documents; and Borrower and Guarantors have taken all necessary action to authorize the borrowing and guaranty hereunder, on the terms and conditions of the Loan Documents, and each of Borrower and Guarantors has taken all necessary action to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party. No consent or authorization of, filing with, or other act by or in respect of any Governmental Authority is required in connection with the borrowing or guaranty hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents other than such recordations and filings with such public offices of Governmental Authorities as are normally required to perfect liens of the types created thereby under applicable law. This Agreement and the other Loan Documents have been duly executed and delivered on behalf of Borrower and Guarantors, as applicable, and this Agreement and the other Loan Documents constitute legal, valid and binding obligations of Borrower and Guarantors, as applicable, enforceable against Borrower and Guarantors, as applicable, in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

                5.6 NO LEGAL BAR. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowing and the guaranty hereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of Borrower, either Guarantor or any of Borrower's other Subsidiaries, and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than pursuant to the Loan Documents.

                5.7 NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge and belief of Borrower and its Subsidiaries, threatened by or against Borrower, either Guarantor or any of Borrower's other Subsidiaries or against any of their respective properties or revenues or, to the best knowledge and belief of Borrower and its Subsidiaries, by or against any of the Tenants, Mortgagors, Marriott, any Brookdale Lease Guarantor or any of the other Credit Support Obligors or against any of their respective properties (a) with respect to this Agreement or any of the other Loan Documents, any of the Leases, the Mortgage Interest Agreements or the Credit Support Agreements, or any of the transactions contemplated hereby or thereby or (b) relating to any of the Properties or Mortgaged Properties or the ownership or the operation thereof or the conduct of business thereon as presently conducted, which, in the case of clause (a) or (b), is reasonably likely to have, in the aggregate, a MAC with respect to any Marriott Property or Brookdale Property or a Material Adverse Effect.

                5.8 NO DEFAULT. Neither Borrower, SPTMRT, SPTBROOK nor any of Borrower's other Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which could have a MAC with respect to any Marriott Property or Brookdale Property or a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                5.9     PROPERTIES; LEASES; ETC.

                5.9.1 In the case of each Marriott Property and Brookdale Property which is a Fee Interest, SPTMRT or SPTBROOK, as applicable, has good record, marketable and indefeasible fee simple absolute title to such Fee Interest. In the case of the Marriott Property which is a Leasehold Interest, SPTMRT has good record and marketable title to such Leasehold Interest. In the case of each Marriott Property and Brookdale Property, the title thereto of SPTMRT or SPTBROOK, as applicable, is free and clear of all Liens and other matters affecting title, except for the Mortgages, the Assignments of Leases, Rents and Lease Guaranties, Permitted Encumbrances and such other matters as are set forth in the Title Insurance Policies. None of the Marriott Properties and Brookdale Properties is located in a Special Flood Hazard Area as defined by the United States Department of Housing and Urban Development, except as set forth in the surveys thereof delivered to Administrative Agent pursuant to Section
4.1. In the case of each Other Property which is a Fee Interest, Borrower or one of its Subsidiaries has good record, marketable and indefeasible fee simple absolute title to such Fee Interest. In the case of each Other Property which is a Leasehold Interest, Borrower or one of its Subsidiaries has good record and marketable title to such Leasehold Interest. In the case of each Mortgage Interest, Borrower or one of its Subsidiaries owns such Mortgage Interest and the same is supported by a valid and enforceable mortgage lien on the Mortgaged Property subject thereto. In the case of each Mortgage Interest in respect of which all or any part of the Mortgaged Property is a fee interest in land and/or buildings, structures, improvements and fixtures, the Mortgagor with respect to such Mortgaged Property has good record, marketable and indefeasible fee simple absolute title to such Mortgaged Property. In the case of each Mortgage Interest in respect of which all or any part of the Mortgaged Property is a leasehold estate, the Mortgagor with respect to such Mortgaged Property has good record and marketable title to such leasehold estate.

                5.9.2 The buildings, structures and other improvements located on each Marriott Property and Brookdale Property are in good operating condition and repair (ordinary wear and tear which are not such as to materially adversely affect the operations of the business conducted thereon, excepted), free of any material structural or engineering defects known to Borrower or either Guarantor and are suitable for their present uses, except for any conditions disclosed to Administrative Agent in writing which are not reasonably likely to have, in the aggregate, a MAC with respect to any Marriott Property or Brookdale Property. The buildings, structures, and other improvements located on each Other Property are in good operating condition and repair (ordinary wear and tear which are not such as to materially and adversely affect the operations of the business conducted thereon, excepted), free of any material structural or engineering defects known to Borrower or any of its Subsidiaries on the date hereof and are suitable for their present uses, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect.

                5.9.3 Each Marriott Property and Brookdale Property includes rights of ingress from and egress to a public street. All water, sewer, gas, electricity, telephone and other utilities serving each Marriott Property and Brookdale Property are supplied directly to such Property by public utilities and enter such Property through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid public easements which inure to the benefit of SPTMRT or SPTBROOK, as applicable, subject to such exceptions which are not reasonably likely to have, in the aggregate, a MAC with respect to any Marriott Property or Brookdale Property. All of such utilities are presently installed and operating and are in good and safe condition, subject to such exceptions which are not reasonably likely to have, in the aggregate, a MAC with respect to any Marriott Property or Brookdale Property. All material assessments for public improvements that have been made against any Marriott Property or Brookdale Property have been paid or provided for, except that in the case of any assessments that are payable in installments, all installments due have been paid or provided for, subject to such exceptions which are not reasonably likely to have, in the aggregate, a MAC with respect to any Marriott Property or Brookdale Property. With respect to each Other Property and Mortgaged Property, all water, sewer, gas, electricity, telephone and other utilities serving such Property or Mortgaged Property are supplied directly to such Property or Mortgaged Property by public utilities and enter such Property or Mortgaged Property through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid public easements which inure to the benefit of Borrower or one of its Subsidiaries (in the case of a Property) or a Mortgagor's benefit (in the case of a Mortgagor Property), subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. All of such utilities are presently installed and operating and are in good and safe condition, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. All material assessments for public improvements that have been made against any Other Property or Mortgaged Property have been paid or provided for, except that in the case of any assessments that are payable in installments, all installments due have been paid or provided for, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect.

                5.9.4 Neither Borrower, SPTMRT, SPTBROOK, any other Subsidiary of Borrower, HRPT nor the Advisor, or, to the best knowledge and belief of Borrower and its Subsidiaries, any Tenant, has received notice of any pending, threatened or contemplated condemnation proceeding or similar taking affecting any of the Properties or Mortgaged Properties or any portion thereof, or any sale or other disposition of any of the Properties or Mortgaged Properties or any portion thereof in lieu of condemnation or similar taking, except as disclosed to Administrative Agent in writing from time to time.

                5.9.5 Each Marriott Property and Brookdale Property, and the use thereof pursuant to the related Lease, comply with, and are lawful, permitted and confirming uses under, all applicable building, fire, safety, subdivision, zoning, sewer, environmental, health, insurance and other laws, ordinances, rules, regulations and plan approval conditions of any Governmental Authority, subject to such exceptions which are not reasonably likely to have, in the aggregate, a MAC with respect to any Marriott Property or Brookdale Property.

                5.9.6 With respect to each of the Marriott Properties and Brookdale Properties, all Real Property Permits have been issued and are in full force and effect, subject to such exceptions which are not reasonably likely to have, in the aggregate, a MAC with respect to such Property. Neither Borrower, SPTMRT, SPTBROOK, the Advisor nor HRPT has received or been informed by a third party, including the respective Tenants, Marriott and the Brookdale Lease Guarantors, of the receipt by it of any notice from any Governmental Authority having jurisdiction over any of the Marriott Properties and Brookdale
Properties or any portion thereof or from any insurance company or fire rating or similar board or organization threatening a suspension, revocation, modification or cancellation of any Real Property Permit, except as has been disclosed to Administrative Agent in writing and is not reasonably likely to have, in the aggregate, a MAC with respect to any Marriott Property or Brookdale Property.

                5.9.7 With respect to each Other Property and Mortgaged Property, all Real Property Permits have been issued and are in full force and effect, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries has received or been informed by a third party, including the Tenant or Mortgagor of any such Property or Mortgaged Property, of the receipt by it of any notice from any Governmental Authority having jurisdiction over any such Property or Mortgaged Property or any portion thereof or from any insurance company or fire rating or similar board or organization threatening a suspension, revocation, modification or cancellation of any Real Property Permit, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect.

                5.9.8 The copies of the Ground Lease, the Marriott Leases, the Marriott Lease Guaranties, the Brookdale Master Lease, the Brookdale Subleases and the Brookdale Lease Guaranty delivered to Administrative Agent pursuant to
Section 4.1 are true and complete copies of such documents as modified, amended, supplemented, transferred and assigned as of the Closing Date. There are no agreements or understandings between Borrower, SPTMRT, SPTBROOK, the Advisor or HRPT and any of the Marriott Tenants, Marriott, the Brookdale Master Tenant or the Brookdale Lease Guarantors with respect to any of the Marriott Properties and Brookdale Properties other than the Marriott Leases, the Marriott Lease Guaranties, the Brookdale Master Lease, the Brookdale Subleases and the Brookdale Lease Guaranty, and there are no leases, subleases, agreements to lease or occupancy agreements relating to any of the Marriott Properties and Brookdale Properties other than the Ground Lease and the Marriott Leases, the Brookdale Master Lease and the Brookdale Subleases.

                5.9.9 Each of the Marriott Leases, the Marriott Lease Guaranties, the Brookdale Master Lease and the Brookdale Lease Guaranty is in full force and effect and is a legally valid and binding obligation of the respective Tenant, Marriott or the Brookdale Lease Guarantors, as applicable. Neither Guarantor has mortgaged, pledged or otherwise encumbered any of the Marriott Leases, the Marriott Lease Guaranties, the Brookdale Master Lease or the Brookdale Lease Guaranty or its right to obtain rental interest or other payments thereunder except for the Mortgages and the Assignments of Leases, Rents and Lease Guaranties and the other Liens permitted by Section 7.9.
Neither Borrower, SPTMRT, SPTBROOK, the Advisor nor HRPT has collected any rents becoming due under any Marriott Lease more than three (3) months in advance or the Brookdale Master Lease more than 30 days in advance. All rents and other sums and charges payable by the Tenants under the Marriott Leases and the Brookdale Master Lease are current, no notice of default or termination under any such Lease is outstanding, no termination event or condition or uncured default on the part of SPTMRT, SPTBROOK or any Tenant exists under any such Lease and, to the best knowledge and belief of Borrower and Guarantors, no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition or uncured default on the part of SPTMRT, SPTBROOK or any Tenant under any such Lease. All payments required from Marriott or the Brookdale Lease Guarantors in respect of any Marriott Lease Guaranty or the Brookdale Lease Guaranty are current, no notice of default or acceleration under any Marriott Lease Guaranty or the Brookdale Lease Guaranty is outstanding, and no default or condition or uncured default on the part of Marriott or any Brookdale Lease Guarantor exists under any Marriott Lease Guaranty or the Brookdale Lease Guaranty. As to all of the Marriott Leases and the Brookdale Master Lease, Guarantors have performed all of their respective repair and maintenance obligations (if any) and, to the best knowledge and belief of Borrower and Guarantors, each Tenant under each such Lease (and the Brookdale Subleases) has performed all of its repair and maintenance obligations.

                5.9.10 Each of the Leases, Mortgage Interest Agreements and Credit Support Agreements relating to Other Properties and Mortgage Interests is in full force and effect and is a legally valid and binding obligation of Borrower or one of its Subsidiaries and the other parties thereto, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. As of the Closing Date, neither Borrower nor any of its Subsidiaries has mortgaged, pledged or otherwise encumbered any of the Leases with respect to Other Properties or Mortgage Interest Agreements or its right to obtain rental interest or other payments thereunder. Neither Borrower nor any of its Subsidiaries has collected any rents becoming due under any Lease relating to Other Properties more than 30 days in advance. All rent and other sums and charges payable by the Tenant under each Lease with respect to Other Properties are current, no notice of default or termination under any such Lease is outstanding, no termination event or condition or uncured default on the part of a Tenant exists under any such Lease, and no event of default has occurred which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition or uncured default on the part of Borrower or its Subsidiaries or any Tenant (as the case may be), subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. Except as set forth on SCHEDULE 6, all payments required from any Mortgagor under any Mortgage Interest Agreement to which it is a party are current, no notice of default or acceleration under any such Mortgage Interest Agreement is outstanding, no default or condition or uncured default on the part of any Mortgagor exists under any Mortgage Interest Agreement, and no event of default has occurred which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition or uncured default on the part of any Mortgagor, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect.
All payments required from any Credit Support Obligor in respect of any Credit Support Agreement for the Lease of any Other Property or for a Mortgage Interest are current, no notice of default or acceleration under any such Credit Support Agreement is outstanding, and no default or condition or uncured default on the part of such Credit Support Obligor exists under any such Credit Support Agreement, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. As to all of the Leases with respect to the Other Properties, Borrower and each of its Subsidiaries has performed all of its repair and maintenance obligations (if any) and, to the best knowledge and belief of Borrower, each Tenant and Mortgagor under each such Lease and Mortgage to which it is a party has performed all of its repair and maintenance obligations, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect.

                5.9.11 Borrower and each of its Subsidiaries has good record and marketable title in fee simple to or valid mortgage interests in all its real property, other than the Properties and Mortgaged Properties, as to which Borrower has made the representation set forth in Section 5.9(a), and good title to all its other property other than the Properties, and, as of the Closing Date, none of such property is subject to any Lien for borrowed money.

                5.10 NO BURDENSOME RESTRICTIONS. No Contractual Obligation of Borrower, any Guarantor or any of Borrower's other Subsidiaries or, to Borrower's and its Subsidiaries' best knowledge and belief, of any of the Tenants or the Mortgagors, and no Requirement of Law, currently has, or insofar as Borrower and Guarantors may reasonably foresee may have, a MAC with respect to any Marriott Property or Brookdale Property or a Material Adverse Effect.

                5.11 TAXES. Each of Borrower, Guarantors and Borrower's other Subsidiaries has filed or caused to be filed all tax returns which to the best knowledge and belief of Borrower and Guarantors are required to be filed, and has paid or caused to be paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Borrower, SPTMRT, SPTBROOK or such other Subsidiary); and no tax Liens have been filed and, to the knowledge of Borrower and Guarantors, no claims are being asserted with respect to any such taxes, fees or other charges and there are no matters under discussion with any Governmental Authority that, in any such case, could result in a material additional liability for taxes and which would reasonably be expected to have a Material Adverse Effect.

                5.12 FEDERAL REGULATIONS. Neither Borrower, SPTMRT, SPTBROOK nor any of Borrower's other Subsidiaries is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any

"margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of the Loans will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors. If requested by Administrative Agent, Borrower will furnish to Administrative Agent and each Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U to the foregoing effect.

                5.13 EMPLOYEES. Neither Borrower, SPTMRT, SPTBROOK nor any of Borrower's other Subsidiaries has any employees and none of them has ever engaged any employees.

                5.14 ERISA. No ERISA Affiliate has been, since July 1, 1974, an "employer", as defined in Section 3(5) of ERISA, in respect of any Plan or making contributions to any Multiemployer Plan.

                5.15 STATUS AS REIT. Upon completion of the spin-off of Borrower by HRPT and at the time of the advance of the Initial Loan, Borrower and its Subsidiaries will be organized in conformity with the requirements for qualification of Borrower as a real estate investment trust under Sections 856 through 860 of the Code. Borrower is in a position to qualify for its taxable year ending December 31, 1999 as a real estate investment trust under Sections 856 through 860 of the Code and its proposed methods of operation will enable it to so qualify. Each Guarantor is a "qualified REIT subsidiary" of Borrower under Section 856(i) of the Code or an entity disregarded as an entity separate from its owner under the Treasury Regulations under Section 7701 of the Code.

                5.16 RESTRICTIONS ON INCURRING INDEBTEDNESS. Neither Borrower, SPTMRT, SPTBROOK nor any of Borrower's other Subsidiaries is (a) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or otherwise subject to, regulation under the Public Utility Holding Company Act of 1935. Neither Borrower, SPTMRT nor SPTBROOK is subject to regulation under any federal or state statute or regulation which limits its ability to incur the indebtedness or give the guaranty described in this Agreement.

                5.17    SUBSIDIARIES.  Neither Guarantor has any Subsidiaries.
SCHEDULE 4 sets forth a complete and accurate list of all of Borrower's Subsidiaries showing as of the Closing Date (as to each Subsidiary) the jurisdiction of its formation, the number of shares of each class of capital stock authorized, and the number outstanding, and the percentage of each class of capital stock owned by Borrower, all of which capital stock is owned free and clear of all Liens as of the Closing Date other than the Stock Pledge Agreement. All of the issued and outstanding shares of capital stock of Borrower's Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. Each Guarantor is a wholly owned Subsidiary of Borrower.

                5.18 COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as fully and specifically disclosed in the Phase I Environmental Reports delivered to Administrative Agent pursuant to Section 4.1, each of the Marriott Properties and Brookdale Properties is in compliance with all applicable Environmental Laws, and, to the best knowledge and belief of Borrower and Guarantors, each Tenant of each of the Marriott Properties and Brookdale Properties is and has always been in compliance with all applicable Environmental Laws with respect to the conduct of its business and the ownership and operation of such Property, subject to such exceptions which could not have, in the aggregate, a MAC with respect to any Marriott Property or Brookdale Property. Each of the Other Properties and the Mortgaged Properties is and has always been in compliance with all applicable Environmental Laws, and, to the best knowledge and belief of Borrower, each Tenant of the Other Properties and each Mortgagor of the Mortgaged Properties is in compliance with all applicable Environmental Laws with respect to the conduct of its business and the ownership of such Other Properties and Mortgaged Properties, except for such noncompliance which, in the aggregate, could not have a Material Adverse Effect.

                5.19 POLLUTION; HAZARDOUS MATERIALS. In connection with the acquisition and ownership of the interests of Borrower and its Subsidiaries in the Properties and the Mortgage Interests, Borrower and its Subsidiaries have made (or confirmed that HRPT and its Subsidiaries, as the predecessor owners, have made) and will continue to make such inquiries, and they have (or confirmed that HRPT and its Subsidiaries have) caused and will continue to cause such testing, surveying, inspection or other actions with respect to each Property and Mortgaged Property as is necessary or appropriate in connection with Hazardous Materials which might be present in the air, soil, surface water or groundwater at such Property or Mortgaged Property. Except as fully and specifically disclosed in the Phase I Environmental Reports delivered to Administrative Agent pursuant to Section 4.1 or as otherwise are not reasonably likely to have, in the aggregate, a MAC with respect to any Marriott Property or Brookdale Property, and except with respect to the Other Properties and the Mortgaged Properties as in the aggregate are not reasonably likely to have a Material Adverse Effect, there are not, and, to the best knowledge of Borrower and its Subsidiaries, have not previously been, any Hazardous Materials present in the air, soil, surface water or groundwater at any Property or Mortgaged Property, and no Hazardous Materials (except Hazardous Materials maintained in accordance with all Requirements of Law and necessary for the business operations of the respective Property, including, without limitation, petroleum used for heating oil and certain medications) are used in the operation of any Property. To the best knowledge of Borrower and Guarantor, there is no claim or notice of violation, alleged violation, noncompliance, liability or potential liability with respect to any Hazardous Materials or failure to comply with Environmental Laws relating to any Marriott Property or Brookdale Property and no judicial proceeding or governmental or administrative action pending or threatened with respect to any Hazardous Materials or failure to comply with Environmental Laws to which Borrower or either Guarantor may be named a party in connection with any Marriott Property or Brookdale Property, except as fully and specifically disclosed in the Phase I Environmental Reports delivered to Administrative Agent pursuant to Section 4.1 or as has been fully and specifically disclosed to Administrative Agent and in the aggregate, if adversely determined, would not be reasonably likely to have a MAC with respect to any Marriott Property or Brookdale Property. To the best knowledge of Borrower there are no claims or notices of violation, alleged violation, noncompliance, liability or potential liability with respect to any Hazardous Materials or failure to comply with Environmental Laws relating to any Other Property or Mortgaged Property and no judicial proceedings or governmental or administrative actions pending or threatened with respect to any Hazardous Materials or failure to comply with Environmental Laws to which Borrower or any of its Subsidiaries may be named a party in connection with any Other Property or Mortgaged Property, except as in the aggregate, if adversely determined, would not be reasonably likely to have a Material Adverse Effect.

                5.20 SECURITIES LAWS. None of the Common Shares, Preferred Shares or other equity securities of Borrower has been issued in violation of the Securities Act of 1933, as amended, or the securities or "blue sky" or other applicable laws or regulations of any applicable jurisdiction.

                5.21 DECLARATION OF TRUST, BY-LAWS; ADVISORY AGREEMENT. The copies of the Declarations of Trust and by-laws of Borrower, and of each Guarantor, and the Advisory Agreement which have been furnished to Administrative Agent are true, correct and complete copies thereof as amended and in effect on the Closing Date.

                5.22 DISCLOSURES. Neither the financial statements referred to in Section 5.1, nor this Agreement, any other Loan Document, or any other written statement furnished by or on behalf of Borrower or either Guarantor to Administrative Agent or any Lender in connection with the transactions contemplated hereby or thereby, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading.

                5.23 CERTIFICATION. Subject to such exceptions as have been fully and specifically disclosed to Administrative Agent and are not reasonably likely to have a MAC with respect to any Marriott Property or Brookdale Property, to the best knowledge of Borrower and Guarantors, (a) each Marriott Tenant and Brookdale Subtenant with respect to each Property that it operates
(1) is validly licensed under applicable law (to the extent required thereby) to operate such Property and to conduct the business in which it is currently engaged at such Property, (2) has received all applicable certificates of need, determinations of need and other similar approvals (all of which are in full force and effect with respect such Property), and (3) except in the case where participation in Medicare or Medicaid or any similar program is deemed undesirable in the reasonable business judgment of the respective Tenant, is validly certified or approved for participation in Medicare and Medicaid, or such other program, by the applicable federal and state authorities and is a party to provider agreements with respect to its participation in Medicare and Medicaid, or such other program, which provider agreements are in full force and effect, in each case only to the extent that such Property is of a character eligible for participation in Medicare or Medicaid or such other program, and
(b) no proceedings have been initiated or notices issued to suspend or revoke any such license, approval, certification or provider agreement, except for notices of deficiency which are issued and corrected in the ordinary course of business. Subject to such exceptions which, in the aggregate, are not reasonably likely to have a Material Adverse Effect, to the best knowledge of Borrower, (a) each Tenant with respect to each Other Property that it operates, and each Mortgagor with respect to each Mortgaged Property that it owns, (1) is validly licensed under applicable law (to the extent required thereby) to operate such Property or Mortgaged Property and to conduct the business in which it is currently engaged at such Other Property or Mortgaged Property, (2) has received all applicable certificates of need, determinations of need or other similar approvals (all of which are in full force and effect with respect to such Other Property or Mortgaged Property), and (3) except in the case where participation in Medicare or Medicaid or any similar program is deemed undesirable in the reasonable business judgment of the respective Tenant or Mortgagor, is validly certified or approved for participation in Medicare and Medicaid, or such other program, by the applicable federal and state authorities and is a party to provider agreements with respect to its participation in Medicare and Medicaid, or such other program, which provider agreements are in full force and effect, in each case only to the extent that such Other Property or Mortgaged Property is of a character eligible for participation in Medicare or Medicaid or such other program, and (b) no proceedings have been initiated or notices issued to suspend or revoke any such license, approval, certification or provider agreement, except for notices of deficiency which are issued and corrected in the ordinary course of business.

                5.24 OFFERING, ETC., OF SECURITIES. Neither Borrower nor any agent with the authority of Borrower has offered any securities similar to the Notes, nor solicited any offer to buy any such securities, in a manner which would render the offering, sale or issuance of the Notes subject to the registration requirements of the Securities Act of 1933, as amended.

                5.25 REVIEW OF YEAR 2000 ISSUE. Borrower has reviewed its operations and those of its Subsidiaries, the Advisor and their major commercial counterparties with a view to assessing whether Borrower's or any of its Subsidiaries' respective businesses will, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to a Year 2000 Issue. Based on such review, Borrower has no reason to believe that a Material Adverse Effect will occur with respect to Borrower's, either Guarantor's or any of Borrower's other Subsidiaries' businesses or operations resulting from a Year 2000 Issue.

                5.26 SOLVENCY. Each of Borrower, SPTMRT and SPTBROOK is and, after giving effect to the transactions contemplated by the Loan Documents, will be Solvent.


                                      SECTION 6
                   AFFIRMATIVE COVENANTS OF BORROWER AND GUARANTORS

                So long as the Loans or any portion thereof remain outstanding and unpaid or any other amount is owing to any Lender or Administrative Agent hereunder or under any other Loan Document, Borrower and Guarantors agree as follows and covenant that, except to the extent Administrative Agent shall otherwise consent in writing on behalf of Lenders, each of the following covenants shall be performed and complied with by Borrower, Guarantors and Borrower's other Subsidiaries as applicable:

                6.1 FINANCIAL STATEMENTS. Borrower and Guarantors will furnish to Administrative Agent, with sufficient copies for each Lender:

                6.1.1 as soon as available, but in any extent within 90 days after the end of each fiscal year of Borrower and Guarantors, and, with respect to Marriott and Brookdale, upon receipt thereof by Borrower or either Guarantor, a copy of each of the following: the audited consolidated balance sheet for Borrower and its Subsidiaries, the unaudited consolidating balance sheets for Borrower and its Subsidiaries, and the audited consolidated balance sheets of Marriott and Brookdale, each as at the end of such year, and the related statements of income, shareholders' equity and cash flows for such year for Borrower and its consolidated Subsidiaries, for each Guarantor, for Marriott and for Brookdale, setting forth in each case in comparative form the figures for the previous year, certified without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing; and

                6.1.2 as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Borrower and Guarantors, and, with respect to Marriott and Brookdale, upon receipt thereof by Borrower or either Guarantor, copies of each of the following: the unaudited consolidated balance sheet for Borrower, the unaudited consolidating balance sheets for Borrower and its Subsidiaries, and the unaudited consolidated balance sheets for Marriott and Brookdale, each as at the end of each such quarter, and the related unaudited statements of income, shareholders' equity and cash flows for such quarterly period and the portion of the fiscal year through such date for Borrower and its Subsidiaries, for each Guarantor, for Marriott and for Brookdale, setting forth in each case in comparative form the figures for the previous year, certified by a responsible officer of such entity as being fairly stated and complete and correct in all material respects (subject to normal year-end audit adjustments); all such financial statements referred to in clauses (a) and (b) above to be complete and correct in all material respects and be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                6.2 CERTIFICATES; OTHER INFORMATION. Borrower and Guarantors will furnish to Administrative Agent, with sufficient copies for each
Lender:

                6.2.1 concurrently with the delivery of the annual financial statements of Borrower and its Subsidiaries referred to in Section 6.1(a) above, a certificate of Borrower's independent certified public accountants certifying such financial statements of Borrower and its Subsidiaries stating that in making the examinations necessary therefor, no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                6.2.2 concurrently with the delivery of the annual and quarterly financial statements of Borrower and its Subsidiaries referred to in Sections 6.1(a) and (b) above, (i) a certificate of a Responsible Officer of Borrower and Guarantors (A) stating that, to the best of such officer's knowledge, Borrower and Guarantors during such period have observed or performed all of their respective covenants and other agreements, and satisfied every condition, contained in the Loan Documents to be observed, performed or satisfied by them, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (B) showing in detail the calculations supporting such statement in respect of Sections 7.1(a), 7.1(b) and 7.1(c) (including, without limitation, certification and details as to all Indebtedness of Borrower and its Subsidiaries, if any), and (ii) a Real Property Statement;

                6.2.3 not less than 10 days prior to the date of any proposed sale of a Property, a written report signed by a Responsible Officer of the Borrower describing in reasonable detail, (i) the Property, (ii) the amount and use of proceeds from such disposition and (iii) the reasons for such disposition;

                6.2.4 within 45 days after the end of each calendar quarter, a written report signed by a Responsible Officer describing in reasonable detail any acquisitions or dispositions by Borrower and its Subsidiaries of any Property or Mortgaged Property or any other material property, which shall include, without limitation, (i) in the case of each acquisition, a description of (A) the geographic area and type of Property, Mortgaged Property or other property, (B) the current and anticipated cash flow from such Property, Mortgaged Property or other property, (C) the Tenants of such Property, Mortgaged Property or other property and (D) the financing of such acquisition,
(ii) in the case of each disposition, a description of (A) the amount and use of proceeds from such disposition and (B) the reasons for the disposition, and
(iii) a copy of the appraisal of the Property, Mortgaged Property or other property acquired or disposed of;

                6.2.5 within 30 days prior to the first day of each fiscal year of Borrower, a copy of the projections by Borrower of the operating budget and cash flow of Borrower and its Subsidiaries for such fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the same basis as the financial statements of Borrower and its Subsidiaries then current and that such officer has no reason to believe they are incorrect or misleading in any material respect;

                6.2.6 promptly after the same are sent, copies of all financial statements and reports which Borrower sends to its holders of Common Shares, Preferred Shares or other equity securities, and promptly after the same are filed by Borrower copies of all financial statements and reports which Borrower or any of its Subsidiaries may make to, or file with, the Commission or any successor or analogous Governmental Authority; and

                6.2.7 promptly, such additional financial and other information respecting the financial or other condition of the Marriott Tenants, Marriott, the Brookdale Master Tenant, Brookdale, the other Brookdale Lease Guarantors, any other Tenant, any Mortgagor, any other Credit Support Obligor, the Advisor, either Guarantor or Borrower or any of its Subsidiaries or the status or condition of any of the Properties or Mortgaged Properties or the operation thereof which Borrower or any of its Subsidiaries is entitled to or can otherwise reasonably obtain, as Administrative Agent may from time to time reasonably request.

                6.3 PAYMENT OF OBLIGATIONS. Each of Borrower and Guarantors will (and Borrower will cause each of its other Subsidiaries to) pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its Indebtedness and other obligations of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Borrower, SPTMRT or SPTBROOK, as applicable.

                6.4 CONDUCT OF BUSINESS; MAINTENANCE OF EXISTENCE; COMPLIANCE WITH CONTRACTS AND LAWS. Subject to the provisions of Section 7.3, each of Borrower and Guarantors will (and Borrower will cause each of its other Subsidiaries to) (a) continue to engage solely in its Business; (b) preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its Business; and (c) comply with all Contractual Obligations and Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a MAC with respect to any Marriott Property or Brookdale Property or a Material Adverse Effect.

                6.5 LEASES, MORTGAGE INTERESTS, CREDIT SUPPORT AGREEMENTS. Borrower will cause Guarantors to, and Guarantors will, (a) perform and comply with all of their respective obligations under the Marriott Leases and the Brookdale Master Lease; (b) maintain the Marriott Leases, the Marriott Lease Guaranties, the Brookdale Master Lease and the Brookdale Master Guaranty in full force and effect and enforce the obligations of the Tenants under such Leases, and Marriott and the Brookdale Lease Guarantors under such Lease Guaranties, in a timely manner; and (c) give notice to Administrative Agent of each waiver of any provision of and each amendment or modification of any such Lease or Lease Guaranty, and of each renewal or termination thereof, together with a copy of such waiver, amendment, modification, renewal or termination. Borrower and its Subsidiaries will (i) maintain the Leases, Mortgage Interests and Credit Support Agreements with respect to the Other Properties and the Mortgaged Properties in full force and effect and enforce the obligations of the Tenants under such Leases, the Mortgagors under the Mortgage Interests and the Credit Support Obligors under such Credit Support Agreements in a timely manner and (ii) obtain the consent of Administrative Agent in connection with any materially adverse change in or waiver of any obligation of any Tenant, Mortgagor or Credit Support Obligor contained in, or any right or remedy of Borrower or any of its Subsidiaries under, any such Lease, Mortgage Interest Agreement or Credit Support Agreement, including, without limitation, any renewal, amendment, modification or termination thereof, EXCEPT to the extent that the failure to comply with this sentence could not, in the aggregate, have a Material Adverse Effect.

                6.6 NO CHANGE IN PROPERTIES; MAINTENANCE OF PROPERTIES; INSURANCE. Borrower and Guarantors will (a) not permit any material change (or change in design) in any Marriott Property or Brookdale Property or any change in the business nature or management of any Marriott Property or Brookdale Property, except as permitted by the Marriott Leases and Brookdale Master Lease;
(b) cause the Tenants of such Properties to keep such Properties in good working order and condition as and to the extent required by the Leases thereof; and (c) cause the Tenants thereof to maintain with financially sound and reputable insurance companies insurance with respect to such Properties and their businesses of such a nature, with such terms and in such amounts, as are required by the Leases thereof, with Administrative Agent (on behalf of Lenders) named as an additional insured or mortgagee or loss payee, as appropriate. Borrower shall furnish to each Lender, upon written request, full information as to the insurance carried with respect to each Marriott Property and Brookdale Property. Borrower and its Subsidiaries will keep all property useful and necessary to their business in good working order and condition; maintain or cause each Tenant of the Other Properties to maintain with financially sound and reputable insurance companies insurance with respect to its property and business of such a nature, with such terms and in such amounts, as is customary in the case of business entities of established reputation engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against and for by such business entities; and cause the Mortgagors of each of its Mortgaged Properties to maintain comparable insurance. Borrower shall furnish to each Lender, upon written request, full information as to the insurance carried with respect to the Other Properties.

                6.7 INSPECTION OF PROPERTIES; BOOKS AND RECORDS; DISCUSSIONS. Each of Borrower, Guarantors and Borrower's other Subsidiaries will keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to their Business and activities; and permit representatives of Administrative Agent and, after the occurrence of a Default, any Lender, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties, prospects and financial and other conditions of Borrower, Guarantors and Borrower's other Subsidiaries with officers and employees of Borrower, Guarantors and such other Subsidiaries and the Advisor and with Borrower's independent certified public accountants.

                6.8 NOTICES. Borrower and Guarantors will promptly, and in any event within 10 Business Days after Borrower or either Guarantor obtains knowledge thereof, give notice to Administrative Agent and each Lender:

                6.8.1   of the occurrence of any Default or Event of Default;

                6.8.2 of (i) any default or event of default or termination, under any Lease, Mortgage Interest Agreement, Credit Support Agreement or any other Contractual Obligation of or in favor of Borrower, either Guarantor or any of Borrower's other Subsidiaries which could have a MAC with respect to any Marriott Property or Brookdale Property or a Material Adverse Effect, (ii) any litigation, investigation or proceeding which may exist at any time between Borrower, either Guarantor, any other Subsidiary of Borrower or any Tenant, Mortgagor or Credit Support Obligor and any Governmental Authority or other Person, which if adversely determined could have a MAC with respect to any Marriott Property or Brookdale Property or a Material Adverse Effect, and (iii) any offer by any Marriott Tenant or the Brookdale Master Tenant or any of their Affiliates to purchase a Marriott Property or Brookdale Property;

                6.8.3 of any litigation or proceeding affecting Borrower or either Guarantor in which the amount involved is $10,000,000 or more with respect to Borrower or its Subsidiaries, or $1,000,000 or more with respect to either Guarantor, and is not fully covered by insurance or in which injunctive or similar relief is sought;

                6.8.4 of the following events, as soon is possible and in any event within 30 days after Borrower knows or has reason to know thereof (PROVIDED that with respect to any Multiemployer Plan in which neither Borrower nor any ERISA Affiliate is a substantial employer Borrower shall only be deemed to have knowledge of facts concerning which it has actual knowledge): (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan or (ii) the institution of proceedings or the taking or expected taking of any other action by

PBGC or Borrower or any ERISA Affiliate to terminate or withdraw from any Plan, and in addition to such notice, deliver to each Lender whichever of the following may be applicable: (A) a certificate of the chief financial officer or treasurer of Borrower setting forth details as to such Reportable Event and the action that Borrower or the ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be;

                6.8.5 of the adoption by Borrower or any ERISA Affiliate of any Plan or of any Plans maintained by any Person that becomes an ERISA Affiliate after the Closing Date;

                6.8.6 of the occurrence or existence of any event or condition which could reasonably be expected to have, or which has had, a MAC with respect to any Marriott Property or Brookdale Property or a Material Adverse Effect; and

                6.8.7 of the occurrence or existence of any event or condition which would cause any of the representations and warranties set forth in Section
5.9 to be untrue if repeated after the occurrence, or during the existence, of such event or condition.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Borrower, SPTMRT or SPTBROOK, as applicable, proposes to take with respect thereto. For all purposes of clause (d) of this Section, Borrower shall be deemed to have all knowledge or knowledge of all facts attributable to the administrator of such Plan.

                6.9     APPRAISALS.     From time to time during the term of
this Agreement, Administrative Agent may, in its sole discretion, order an Appraisal of one or more of the Marriott Properties and Brookdale Properties. Any such Appraisal shall be at Borrower's cost if (i) Administrative Agent shall have obtained a letter from an expert appraiser or evaluator of real property to the effect that, or Administrative Agent shall otherwise in good faith have determined that, facts or circumstances exist, or changes in market conditions have occurred, as a result of which there exists a reasonable possibility that Appraisals of the Marriott Properties and Brookdale Properties might result in the aggregate Appraised Values of the Marriott Properties and the Brookdale Properties giving rise to a required prepayment of the Loans pursuant to Section 2.8(b) or (ii) an Event of Default has occurred.

                6.10 MEETINGS. Within 100 days after the end of each fiscal year of Borrower, one or more Responsible Officers of Borrower, Guarantors and the Advisor shall attend an annual informational meeting with Lenders, for the purpose of answering reasonable questions from any Lender and/or Administrative Agent relating to the Properties and/or the Loan Documents, to be held at Borrower's cost and at such time and place to be determined by Administrative Agent as reasonably requested by Administrative Agent; PROVIDED that each Lender shall bear the costs of transportation and accommodation for any of its representatives attending such meeting.

                6.11 REIT REQUIREMENTS. Each Guarantor will at all times remain a "qualified

REIT subsidiary" of Borrower under Section 856(i) of the Code. Borrower and its Subsidiaries will operate their Business at all times so as to satisfy or be deemed to have satisfied all requirements necessary for Borrower to qualify as a real estate investment trust under Sections 856 through 860 of the Code. Borrower and its Subsidiaries will maintain adequate records so as to comply with all record-keeping requirements relating to Borrower's qualification as a real estate investment trust as required by the Code and applicable regulations of the Department of the Treasury promulgated thereunder and will properly prepare and timely file with the Internal Revenue Service all returns and reports required thereby. Borrower will request from its shareholders all shareholder information required by the Code and applicable regulations of the Department of Treasury promulgated thereunder.

                6.12 INDEMNIFICATION. Borrower and Guarantors will indemnify, defend (with counsel reasonably satisfactory to Administrative Agent) and hold Administrative Agent, each Lender and the directors, officers, shareholders, employees and agents of each of them harmless for, from and against any claims (including without limitation third party claims for personal injury or real or personal property damage), actions, administrative proceedings, judgments, damages, punitive damages, penalties, fines, costs, expenses disbursements, liabilities (including sums paid in settlements of claims), obligations, interest or losses, including reasonable attorneys' fees, consultant fees and expert fees, that arise at any time (including, without limitation, at any time after the payment of the Notes) directly or indirectly from or in connection with the presence, suspected presence, release or suspected release of any Hazardous Material in the air, soil, surface water or groundwater at or from the real property or any portion thereof with respect to any one or more Properties or Mortgaged Properties, or any other real property in which Borrower or any of its Subsidiaries has an interest ("OTHER REAL PROPERTY"). Without limiting the generality of the foregoing, the indemnification provided by this Section shall specifically cover (a) costs, including capital, operating and maintenance costs, incurred in connection with any investigation or monitoring of site conditions or any clean-up, remediation, removal or restoration work required or performed by any federal, state or local governmental agency or political subdivision or performed by any non-governmental Person, including any Tenant or Mortgagor of a Property or Mortgaged Property, because of the presence, suspected presence, release or suspected release of Hazardous Material in the air, soil, surface water or groundwater at or from a Property, a Mortgaged Property or Other Real Property and (b) costs incurred in connection with (i) Hazardous Material present or suspected to be present in the air, soil, surface water or groundwater at a Property, a Mortgaged Property or Other Real Property before the Closing Date,
(ii) Hazardous Material that migrates, flows, percolates, diffuses or in any way moves onto or under or from a Property, a Mortgaged Property or Other Real Property after the Closing Date, and (iii) Hazardous Material present at a Property, a Mortgaged Property or Other Real Property as a result of any release, discharge, disposal, dumping, spilling or leaking (accidental or otherwise) onto or from such Property, Mortgaged Property or Other Real Property before or after the Closing Date by any Person.

                6.13 CHANGES IN GAAP. In the event of a change in GAAP which would cause the financial covenants set forth herein to provide less protection to Lenders than presently provided for hereunder, such change shall not be given effect for purposes of the financial covenants set forth in Section 7.1 and the reporting required hereby to demonstrate compliance with such financial covenants, unless (i) the parties hereto agree to reset such financial covenants to maintain the protection to Lenders equivalent to that in place prior to such change and
(ii) execute one or more amendments to this Agreement to effect such reset.

                6.14 HEDGING ARRANGEMENTS. Borrower shall only enter into such Hedging Agreements as are (in Borrower's reasonable judgment) necessary for the hedging or other protection to exposure of Borrower and its Subsidiaries, and not those which are of a purely speculative nature. Neither Guarantor shall enter into any Hedging Agreement.

                6.15 YEAR 2000. Borrower and its Subsidiaries have taken and shall take all action necessary to assure that its data processing and information technology systems and those of the Advisor, are capable of effectively processing data and information, including dates, on and after January 1, 2000, and shall not cease to perform, or provide or cause any software and/or system which is material to the operations of Borrower, Guarantors, any of Borrower's other Subsidiaries or the Advisor or any interface therewith to provide invalid or incorrect results as a result of date functionality and/or data, or otherwise experience any degradation of performance or functionality and/or data, or otherwise experience any degradation of performance or functionality arising from, relating to or including date functionality and/or data which represents or references different centuries or more than one century or leap years and that all such systems shall effectively and accurately manage and manipulate data derived from, involving or relating in any way to dates including single century formulas and multi-century or leap year formulas, and will not cause an abnormally ending scenario within such systems or in any software and/or system with which such systems interface, or generate incorrect values or invalid results involving such dates.

                6.16 ADVISOR. Borrower shall maintain RMR as the sole Advisor of Borrower and its Subsidiaries pursuant to and in accordance with the Advisory Agreement and shall not (i) amend, supplement or modify the Advisory Agreement in any material respect, (ii) enter into any replacement Advisory Agreement, or
(iii) make any payment to the Advisor in violation of the Subordination
Agreement.

                6.17 FURTHER ASSURANCES. Borrower and Guarantors will execute and deliver from time to time such further instruments and take such further actions as may be reasonably required by Administrative Agent to carry out the purposes and provisions of this Agreement and the other Loan Documents and to assure Administrative Agent and Lenders of the security rights in their favor contemplated by Section 3.


                                SECTION 7
                NEGATIVE COVENANTS OF BORROWER AND GUARANTORS

                So long as the Loans or any portion thereof remain outstanding and unpaid or any other amount is owing to any Lender or Administrative Agent hereunder or under any other Loan Document, Borrower and Guarantors agree as follows and covenant that, except to the extent Administrative Agent shall otherwise consent in writing on behalf of Lenders, each of the following covenants shall be observed and complied with by Borrower, Guarantors and Borrower's other Subsidiaries, as applicable:

                7.1     FINANCIAL COVENANTS.  Borrower will not:

                7.1.1 TANGIBLE NET WORTH. Suffer or permit Tangible Net Worth at any time to be less than the aggregate of (i) $450,000,000 plus (ii) 75 % of the Net Securities Proceeds of all offering and issuances of equity securities (including without limitation of Common Shares and Preferred Shares) by Borrower in one or more transactions received after the Closing Date.

                7.1.2   FIXED CHARGE COVERAGE.  Suffer or permit the ratio of
(i) Consolidated EBITDA to (ii) Consolidated Fixed Charges for any fiscal quarter of Borrower to be less than 1.5 to 1.

                7.1.3 INTEREST COVERAGE. Suffer or permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Charges for any fiscal quarter of Borrower to be less than 2.0 to 1.

                7.1.4 TOTAL DEBT TO TOTAL CAPITALIZATION. Suffer or permit the ratio of the Total Debt to Total Capitalization to be greater than 0.60 to 1 at any time.

                7.2 RESTRICTED PAYMENTS. Borrower and Guarantors will not (and Borrower will not permit any of its other Subsidiaries to):

                7.2.1 Declare, make or pay any Restricted Payment except where (i) no Default or Event of Default is continuing either before or after giving effect to such Restricted Payment and (ii) Borrower has sufficient funds or availability under its credit facilities to pay the next installment of interest payable in respect of the Loans.

                7.2.2 Directly or indirectly make any payment of Indebtedness of Borrower or any of its Subsidiaries in contravention of the terms of any agreement or instrument subordinating or purporting to subordinate any rights to receive payments in respect of any Indebtedness of Borrower or such Subsidiary to any rights to receive payments under this Agreement.

                7.3 MERGER, SALE OF ASSETS, ETC.; SALE OF PROPERTIES; OTHER ACTIONS.

                7.3.1 Borrower will not (and will not permit any of its Subsidiaries to) cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire all or substantially all of its assets, terminate, wind up, liquidate or dissolve its affairs or enter into any reorganization, merger or consolidation or, in the case of Borrower, take any other action whatsoever under or pursuant to Articles 11 and 12 of its Declaration of Trust or agree to do any of the foregoing at any future time, EXCEPT that (1) Borrower may acquire all of the capital shares or all or substantially all of the assets of such Person, (2) any Additional Subsidiary Guarantor may acquire (including acquisitions by merger with such Additional Subsidiary Guarantor as the survivor) all or substantially all of the assets of a Subsidiary of Borrower (other than Guarantors or another Person so long as (i) such assets consist of Senior Housing Properties, (ii) no Default or Event of Default has accrued and is continuing or will result from such acquisition, and (iii) immediately after such acquisition such Additional Subsidiary Guarantor is in full compliance with the terms of its Additional Subsidiary Guaranty), (3) any Subsidiary of Borrower (other than Guarantors) or any other Person may reorganize, merge or consolidate with Borrower so long as Borrower is the surviving entity, (4) any Subsidiary of Borrower may acquire (including acquisitions by merger so long as the survivor is a wholly-owned Subsidiary of Borrower) all or substantially all of the assets of another Subsidiary of Borrower (other than Guarantors and Additional Subsidiary Guarantors) or another Person, or all of the capital shares of another Person, so long as no Default or Event of Default has occurred and is continuing or will result from such acquisition, and (5) any Subsidiary of Borrower (other than Guarantors) may be dissolved so long as Borrower receives the assets, if any, thereof.

                7.3.2 Borrower will not (and will not permit any of its Subsidiaries to) convey, sell, lease or otherwise dispose of (1) any Fee Interests, Leasehold Interests, Mortgage Interests or other interests in properties or (2) any substantial part of its properties or assets (other than the Properties) or (3) any shares of any of its Subsidiaries; EXCEPT (A) as permitted by Section 7.3(a) and (B) in the case of Subsidiaries other than Guarantors, if (i) the consideration therefor shall be equal to the fair market value thereof (or, in the case of a Mortgage Interest where the consideration is less than fair market value, the Board of Trustees of Borrower or the board of trustees or directors of the relevant Subsidiary of Borrower shall have determined that the consideration received or to be received is in an amount consistent with the best financial interests of Borrower or such Subsidiary, as the case may be) and no Default or Event of Default results therefrom or (ii) such conveyance, sale, lease or other disposition is pursuant to the exercise of an option contained in a Lease.

                7.3.3 Neither Guarantor will cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire all or substantially all of its assets, terminate, wind up, liquidate or dissolve its affairs or enter into any reorganization, merger or consolidation or take any other action whatsoever under or pursuant to the Declaration of Trust of such Guarantor or otherwise with respect to any of the foregoing.

                7.3.4 Neither Guarantor will convey, sell, lease or otherwise dispose of any of the Marriott Properties or Brookdale Properties or its other interests in or incidental to such Properties, except as required under the Marriot Leases or the Brookdale Master Lease. Each Guarantor will, within five (5) Business Days (10 Business Days in the case of clause (iii) below) of the date it receives any notice of termination of a Marriott Lease or the Brookdale Master Lease and/or any irrevocable offer to purchase a Marriott Property or Brookdale Property delivered by a Tenant to such Guarantor under the Lease thereof or otherwise, provide to Administrative Agent (i) written notice of such Guarantor's receipt of such notice of termination and/or irrevocable offer to purchase, (ii) copies of such notice of termination and/or irrevocable offer to purchase, and (iii) a complete statement of the response such Guarantor proposes to give and the action it proposes to take with respect thereto.

                7.3.5 Anything in Section 7.3(d) to the contrary notwithstanding, SPTMRT will at all times be in compliance with Section 1.03A of each of the Marriott Leases, and shall not suffer or permit to occur or exist any event or condition that would permit any Marriott Tenant to exercise its right to terminate any Marriott Lease pursuant to Section 1.03B thereof.

                7.3.6 Neither Guarantor will acquire any tangible or intangible property other than the Marriott Properties and Brookdale Properties, respectively, and the tangible and intangible properties, rights and interests incidental to its ownership of such Properties.

                7.4 TRANSACTIONS WITH AFFILIATES. Borrower and Guarantors will not (and Borrower will not permit any other Subsidiary to) enter into or be a party to any transaction directly or indirectly with or for the benefit of any Affiliate of Borrower, other than (i) in the ordinary course of business and (ii) for fair consideration and on terms no less favorable to Borrower or the applicable Guarantor or other Subsidiary than are available in an arm's-length transaction from unaffiliated third parties and (iii) if the Independent Trustees of Borrower or the applicable Guarantor or other Subsidiary determine in their reasonable good faith judgment that such transaction is in the best interests of Borrower or the applicable Guarantor or other Subsidiary, as applicable, based on full disclosure of all relevant facts and circumstances.

                7.5 SUBSIDIARIES. Without the prior written consent of Administrative Agent, (a) Borrower will not create, or permit to exist, any Subsidiary of Borrower other than (1) Guarantors and those other Subsidiaries named on SCHEDULE 4 and (2) any other Subsidiary (i) the majority of the equity interests (except directors' qualifying shares) and voting interests of which are owned directly or indirectly by Borrower and (ii) which is engaged in the Business of Borrower and its Subsidiaries; (b) neither Guarantor will create, or permit to exist, any Subsidiary of such Guarantor; and (c) neither Guarantor will cease to be a wholly owned Subsidiary of Borrower (i.e., Borrower will continue to own 100% of the issued and outstanding Common Shares and Preferred Shares and other capital shares, if any, of each Guarantor, subject to the Stock Pledge Agreement).

                7.6 ACCOUNTING CHANGES. Borrower and its Subsidiaries will not make any significant change in accounting treatment and reporting practices, except as required by GAAP or with which Borrower's independent certified public accountants have agreed. Borrower will advise Administrative Agent sufficiently in advance of any proposed change to permit representatives of Administrative Agent to discuss the proposed change with the officers of Borrower.

                7.7 CHANGE IN NATURE OF BUSINESS. Neither Borrower, SPTMRT, SPTBROOK nor any other Subsidiary of Borrower will make any material change in the nature of its Business as presently conducted (where a "material change" shall mean the conduct of any business which is outside the definition of "Business" in this Agreement with respect to Borrower, Guarantors and Borrower's other Subsidiaries, as applicable, regardless of the amount or size of such new business).

                7.8 INDEBTEDNESS. Neither Guarantor (nor any Additional Subsidiary Guarantor so long as it remains an Additional Subsidiary Guarantor) will incur, or suffer or permit to exist, any Indebtedness of such Guarantor or Additional Subsidiary Guarantor other than the Indebtedness evidenced by the Loan Documents and intercompany Indebtedness owing to Borrower.

                7.9 NO LIENS. Neither Guarantor (nor any Additional Subsidiary Guarantor so long as it remains an Additional Subsidiary Guarantor) will create, or suffer or permit to exist, after the Closing Date any Lien on any Property, Lease or Lease Guaranty or any other tangible or intangible property of such Guarantor or Additional Subsidiary Guarantor, except (i) the Liens evidenced by the Loan Documents and (ii) Permitted Exceptions.

                7.10    FISCAL YEAR.   Borrower will not change the fiscal
year end of Borrower or any of its Subsidiaries from December 31 to any other date.

                7.11 CHIEF EXECUTIVE OFFICE. Borrower will not change the name of Borrower or the chief executive office of Borrower, and neither Guarantor will change its name or its chief executive office, unless Borrower has given Administrative Agent at least 15 Business Days prior written notice of such change.

                7.12 AMENDMENT OF DECLARATION OF TRUST; AMENDMENT AND WAIVER OF LEASES AND LEASE GUARANTIES. Borrower will not amend, supplement or otherwise modify the Declaration of Trust of Borrower, and neither Guarantor will amend, supplement or otherwise modify the Declaration of Trust of such Guarantor, in a manner which would be reasonably likely to cause a Material Adverse Effect. Neither Guarantor will, without the prior written consent of Administrative Agent, (i) amend, supplement or modify any Marriott Lease, any Marriott Lease Guaranty, the Brookdale Master Lease or the Brookdale Lease Guaranty in any material respect, (ii) renew any Marriott Lease or the Brookdale Master Lease (other than extensions of the terms thereof as provided therein) or terminate any Marriott Lease, any Marriott Lease Guaranty, the Brookdale Master Lease or the Brookdale Lease Guaranty, or (iii) waive any material obligation of any Tenant or Marriott or Brookdale Lease Guarantor under any Marriott Lease, Marriott Lease Guaranty, the Brookdale Master Lease or the Brookdale Lease Guaranty or any material right or remedy of such Guarantor or any material event of default thereunder.


                                      SECTION 8
                                  EVENTS OF DEFAULT

                8.1 EVENTS OF DEFAULT. Upon the occurrence of any of the following events (each an "Event of Default"):

                8.1.1 PAYMENTS. Borrower shall fail to pay any principal of or interest on any Note, or Borrower or either Guarantor shall fail to pay any other amount payable hereunder or under any other Loan Document, when due in accordance with the terms hereof or thereof; or

                8.1.2 REPRESENTATIONS AND WARRANTIES. Any representation or warranty made or deemed made by Borrower or either Guarantor herein or by any Person in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                8.1.3 CERTAIN COVENANT DEFAULTS. Borrower or either Guarantor shall default in the observance or performance of any agreement contained in Section 2.11, Section 6.16 or Section 7, or the Advisor shall default in the observance or performance of any material provision of the Subordination Agreement; or

                8.1.4 CERTAIN OTHER COVENANT DEFAULTS. Borrower, either Guarantor or any other party to a Loan Document (other than Administrative Agent and Lenders) shall default in the observance or performance of any other provision of this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after written notice thereof is given by Administrative Agent to Borrower; or

                8.1.5 CROSS-DEFAULT. Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Notes) in respect of money borrowed or Capitalized Lease Obligations or incurred for the deferred purchase price of property or services or evidenced by a note, debenture or other similar written obligation to pay money, or in the payment of any Contingent Obligation (other than the guaranty of Guarantors given in Section 10 and the guaranty obligations of Additional Subsidiary Guarantors under Additional Subsidiary Guaranties, which shall be subject to Section 8.1(d)), beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness, Capitalized Lease Obligation or Contingent Obligation was created, or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness, Capitalized Lease Obligation or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness, Capitalized Lease Obligation or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness or Capitalized Lease Obligation to become due prior to its stated maturity or such Contingent Obligation to become payable; PROVIDED that the provisions of this Section 8.1(e) shall not apply with respect to any Indebtedness or Capitalized Lease Obligation of a Subsidiary of Borrower other than Guarantors incurred to finance the acquisition cost of certain real property or tangible personal property and secured by a Lien on such property, for the payment of which Indebtedness or Capitalized Lease Obligation recourse is strictly limited to such property and no recourse may be had, directly or indirectly, to or against Borrower or any of its other Subsidiaries or any of their property other than the property financed by such Indebtedness or Capitalized Lease Obligation and subject to the Lien thereof; or

                8.1.6 QUALIFICATION AS REIT. Either Administrative Agent or the Majority Lenders shall determine in good faith, and shall give notice to Borrower that Borrower has at any time ceased to be in a position to qualify, or has not qualified, as a real estate investment trust for any of the purposes of the provisions of the Code applicable to real estate investment trusts, or that either Guarantor or any Additional Subsidiary Guarantor has ceased to qualify as a "qualified REIT subsidiary" of Borrower under the Code; PROVIDED that no Event of Default under this Section 8.l(f) shall be deemed to have occurred and be continuing if, within 10 days after notice of any such determination is given to Borrower, Borrower shall have furnished Lenders with an opinion of its tax counsel (who shall be satisfactory to the Majority Lenders, PROVIDED that the Majority Lenders may not unreasonably withhold their approval) to the effect that Borrower or the respective Guarantor or Additional Subsidiary Guarantor, as applicable, is then in a position to so qualify, or has so qualified, as the case may be, which opinion shall not contain any material qualification unsatisfactory to the Majority Lenders; or

                8.1.7 INSOLVENCY, ETC. An Insolvency Event shall occur with respect to Borrower, either Guarantor, any Additional Subsidiary Guarantor or any of Borrower's other Subsidiaries or the Advisor, Marriott or Brookdale (or any other Brookdale Lease Guarantor); or

                8.1.8 ERISA. (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Termination Event shall occur or (iv) any other event or condition shall occur or exist with respect to a Plan or a Multiemployer Plan; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any, could subject Borrower or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of Borrower and its Subsidiaries, taken as a whole; or

                8.1.9 CERTAIN JUDGMENTS. One or more judgments or decrees shall be entered against Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance, except for reasonable and customary deductibles) of $10,000,000 or more with respect to Borrower and its Subsidiaries, or $1,000,000 or more with respect to either Guarantor, and either (x) all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal or (y) funds in the amount of the liability thereunder (not paid or fully covered by insurance) shall not have been deposited in escrow with Administrative Agent upon terms and conditions satisfactory to Administrative Agent, in each case under clause (x) or (y) above, within 60 days from the entry thereof; or

                8.1.10 CERTAIN OWNERSHIP OF BORROWER. Barry M. Portnoy and Gerard M. Martin (or any Person in respect of which either or both of them own more than 50% of the securities having ordinary voting power for the election of directors) shall cease at any time to hold beneficially and of record, in the aggregate, at least 100,000 shares of the issued and outstanding Common Shares and each other class of equity securities of Borrower (adjusted for any division, reclassification or stock dividend in respect of Common Shares) or such lesser amount as shall be approved by Administrative Agent; or

                8.1.11 CHANGE OF CONTROL OF ADVISOR. At any time, neither Barry M. Portnoy nor Gerard M. Martin nor both acting together shall have the power to direct the management and policies of the Advisor; or

                8.1.12 ADVISOR. RMR shall cease to be the sole Advisor to Borrower and its Subsidiaries pursuant to and in accordance with the Advisory Agreement without Administrative Agent's prior written consent, or the Advisory Agreement shall be materially amended, supplemented, modified or replaced without Administrative Agent's prior written consent, or Borrower or any of its Subsidiaries shall make a payment to the Advisor in violation of the Subordination Agreement; or

                8.1.13 BINDING EFFECT OF LOAN DOCUMENTS. Borrower shall cease to be, or shall assert that it is not, bound by and in accordance with the terms of this Agreement and the Notes; or the guaranty of either Guarantor under Section 10 shall be terminated or otherwise shall cease to be in full force and effect or shall cease to give Lenders the rights, powers and privileges purported to be created thereby, or either Guarantor shall cease to be, or shall assert that it is not, bound by and in accordance with the terms of this Agreement;

then, and in any such event, (1) if such event is an Event of Default specified in paragraph (g) above, automatically the Loans (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and any other Loan Document shall immediately become due and payable, and (b) if such event is any other Event of Default, Administrative Agent may, or upon the request of the Majority Lenders, Administrative Agent shall, by notice of default to Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and any other Loan Document to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                8.2 ANNULMENT OF ACCELERATION. If payment on the Loans and the Notes is accelerated in accordance with Section 8.1, then and in every such case, the Majority Lenders may, by an instrument delivered to Borrower (and to Administrative Agent, as applicable, to the extent it is not participating in the giving of notice) annul such acceleration and the consequences thereof; PROVIDED that at the time such acceleration is annulled:

                8.2.1 all arrears or interest on the Loans and the Notes and all other sums payable in respect of the Loans and pursuant to this Agreement, the Notes and each other Loan Document (except any principal of or interest or premium on the Loans and the Notes and other sums which have become due and payable only by reason of such acceleration) shall have been duly paid; and

                8.2.2 every other Default or Event of Default shall have been duly waived or otherwise cured;

PROVIDED, FURTHER, that no such annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

                8.3 COOPERATION BY BORROWER AND GUARANTOR. To the extent that they lawfully may, Borrower and Guarantors agree that none of them will at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of the provisions of this Agreement or of any Note or any other Loan Document.


                                      SECTION 9
                                     LOAN AGENTS

                9.1     APPOINTMENT OF ADMINISTRATIVE AGENT; LOAN AGENTS.

                9.1.1 Each Lender hereby irrevocably designates and appoints Dresdner Bank AG,

New York Branch, as Administrative Agent (Administrative Agent and any Syndication Agent or Documentation Agent appointed hereunder collectively being the "Loan Agents") under this Agreement and the Loan Documents and the other documents or instruments delivered pursuant to or in connection herewith or therewith, and each Lender hereby irrevocably authorizes each Loan Agent, for such Lender, to take such action on behalf of such Lender under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Loan Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in the Loan Documents, no Loan Agent shall have any duties or responsibilities other than those expressly set forth in (or, in the case of any Syndication Agent or Documentation Agent, pursuant to) the Loan Documents, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against any Loan Agent. No Loan Agent shall have any liability to any Person under this Agreement or the Loan Documents except in its capacity as a Lender.

                9.1.2 Administrative Agent may, in its discretion and with the consent of Borrower (not to be unreasonably withheld), appoint any Lender as Syndication Agent hereunder ("Syndication Agent") and/or any Lender as Documentation Agent hereunder ("Documentation Agent"), in each case with such duties, if any, as Administrative Agent may delegate to such Syndication Agent or Documentation Agent, as the case may be. Any such appointment shall be made by written instrument made by Administrative Agent and accepted by the Syndication Agent or Documentation Agent, as the case may be, duly executed by their duly authorized officers, copies of which shall be delivered to Lenders and Borrower. No Syndication Agent or Documentation Agent shall have any duties in such capacity, except such duties, if any, as are expressly set forth in such instrument of appointment.

                9.1.3 Each Loan Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Loan Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                9.1.4 No Loan Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it under or in connection with the Loan Documents (except to the extent its gross negligence or willful misconduct) or (ii) responsible in any manner to any Lender for any recitals, statements, representations or warranties made by Borrower, either Guarantor or any of Borrower's other Subsidiaries or any other Person contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by any Loan Agent under or in connection with, the Loan Documents (including, without limitation, any Appraisal or valuation or any certificate or other report relating to the value of any Property), or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Loan Documents or otherwise or for any failure of Borrower, either Guarantor or any of Borrower's other Subsidiaries or any other Person to perform its obligations under the Loan Documents. The Loan Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the properties, books or records of Borrower , either Guarantor or any of Borrower's other Subsidiaries or any other Person or to insure, protect or preserve any of the property of Borrower, either Guarantor or any of Borrower's other
Subsidiaries or any other Person.

                9.1.5 Each Loan Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Borrower, either Guarantor or any of Borrower's other Subsidiaries), independent accountants and other experts selected by such Loan Agent or the other Loan Agent. Each Loan Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Loan Agent.

                9.1.6 Each Loan Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Loan Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders and all future holders of the Notes.

                9.1.7 No Loan Agent shall be deemed to have knowledge or notice of the occurrence of any Event of Default or event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default hereunder unless such Loan Agent shall have received notice from another Loan Agent, a Lender or Borrower referring to this Agreement, describing such event, act or condition or Event of Default and stating that such notice is a "notice of default". In the event that a Loan Agent receives such a notice, such Loan Agent shall give prompt notice thereof to Lenders and to any other Loan Agents. Each Loan Agent shall take such action with respect to the rights and remedies given to such Loan Agent pursuant to the terms of the Loan Documents as shall be reasonably directed by the Majority Lenders; PROVIDED that, unless and until such Loan Agent shall have received such directions, such Loan Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as it shall deem advisable in the best interests of Lenders.

                9.1.8 Each Lender expressly acknowledges that no Loan Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any Loan Agent hereinafter taken or hereinbefore taken in connection with this Agreement, including any review of the affairs of Borrower, either Guarantor or any of Borrower's other Subsidiaries, shall be deemed to constitute any representation or warranty by that Loan Agent to any Lender. Each Lender represents to the Loan Agents that it has, independently and without reliance upon any Loan Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Borrower, Guarantors and Borrower's other Subsidiaries, each Tenant, each Mortgagor, Marriott, the Brookdale Lease Guarantors and the other Credit Support Obligors, and made its own decision to make its Pro Rata Share of the Loans hereunder and enter into this Agreement, and that it has satisfied itself independently, without reliance on any Loan Agent or any of Loan Agent's officers, directors, employees, agents, attorneys-in-fact or affiliates, as to the compliance of the transactions contemplated hereby with all legal and regulatory requirements applicable to such Lender. Each Lender also represents that it will, independently and without reliance upon any Loan Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Borrower, Guarantors and Borrower's other Subsidiaries, each Tenant, each Mortgagor, Marriott, the Brookdale Lease Guarantors and the other Credit Support Obligors. Except for notices, reports and other documents expressly required to be furnished to Lenders by that Loan Agent hereunder, no Loan Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of Borrower, either Guarantor, any of Borrower's other Subsidiaries, any Tenant, any Mortgagor, Marriott, any Brookdale Lease Guarantor or any other Credit Support Obligor which may come into its possession or the possession of any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                9.1.9 Each Lender agrees to indemnify, defend (with counsel selected by each Loan Agent) and hold each Loan Agent in its capacity as such (to the extent not reimbursed by Borrower or Guarantors and without limiting the obligation of Borrower and Guarantors to do so), and such Loan Agent's respective officers, directors, shareholders, employees and agents, ratably according to the Pro Rata Share percentage set forth opposite its name on
SCHEDULE 1, harmless for, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against such Loan Agent in any way relating to or arising out of the Loan Documents or the transactions contemplated thereby or any action taken or omitted by such Loan Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting primarily from such Loan Agent's willful misconduct or gross negligence. The agreements in this Section shall survive the payment of the Notes.

                9.1.10 Each Loan Agent and its affiliates may make loans to and generally engage in any kind of business with Borrower, Guarantors, Borrower's other Subsidiaries, Tenants, Mortgagors, Marriott, Brookdale and other Credit Support Obligors as though such Loan Agent were not a Loan Agent hereunder.
With respect to its Pro Rata Share of the Loans made or extended by it and any
Note issued to it, Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not a Loan Agent. The terms "Lender" and "Lenders" shall include Administrative Agent in its capacity as a Lender under this Agreement.

                9.1.11 A Loan Agent may resign as Loan Agent upon 30 days written notice to the Lenders and the other Loan Agent. In the event that a Loan Agent shall enter receivership, then Lenders (other than a Lender which is acting as such Loan Agent, if applicable) may, by unanimous consent, remove such Loan Agent as Loan Agent under this Agreement. If a Loan Agent shall resign as such Loan Agent under this Agreement or a Loan Agent shall be removed, then the Majority Lenders shall within 30 days of such resignation or removal or, in the absence of such appointment, the resigning or removed Loan Agent shall, appoint a successor Loan Agent for Lenders, whereupon such successor shall succeed to the rights, powers and duties of such Loan Agent, and the term "Administrative Agent", "Syndication Agent" or "Documentation Agent," as applicable, shall mean such successor Loan Agent effective upon its appointment, and the former Loan Agent's rights, powers and duties as Loan Agent shall be terminated, without any other or further act or deed on the part of such former Loan Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Loan Agent's resignation hereunder as Loan Agent or any Loan Agent's removal, the provisions of this Section 9.1 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Loan Agent under this Agreement.

                9.1.12 Each Lender agrees to use its best efforts promptly upon an officer responsible for the administration of this Agreement becoming aware of any development or other information which may have a Material Adverse Effect or MAC to notify the Loan Agents and the other Lenders of the same. Each Loan Agent agrees that it shall promptly deliver to each Lender copies of all notices, demands, statements and communications which such Loan Agent gives to Borrower or either Guarantor, except for routine notices of payment due under the Loan Documents and other miscellaneous notices, demands, statements and communications, the failure of delivery of which to each Lender would not have a material adverse effect on any Lender. The foregoing notwithstanding, no Loan Agent shall have any liability to any Lender, nor shall a cause of action arise against any Loan Agent, as a result of the failure of such Loan Agent to deliver to any Lender any notice, demand, statement or communication required to be delivered by it under this Section 9.1(l), except to the extent such failure is due to the gross negligence or willful misconduct of such Loan Agent.

                9.1.13 Each Loan Agent shall endeavor to exercise the same care in administering the Loan Documents as it exercises with respect to similar transactions in which it is involved and where no other co-lenders or participants are involved; PROVIDED that the liability of such Loan Agent for failing to do so shall be limited as provided in the preceding paragraphs of this Section 9.1.

                9.1.14 Each Lender agrees that, as between it and the Loan Agents, any Loan Document, or other report or document with respect to which the approval of such Lender is required hereunder, sent to it for review shall be deemed consented to by it for purposes of any approval thereof by any Loan Agent if such Lender does not give to such Loan Agent written notice of its objection thereto within five Business Days of its receipt thereof. The foregoing shall be for the benefit of such Loan Agent only and shall not be deemed a consent under any other provision of this Agreement or to confer any rights on Borrower, either Guarantor or any of Borrower's other Subsidiaries under this Agreement in any manner whatsoever.

                                      SECTION 10
                             SPTMRT AND SPTBROOK GUARANTY

                10.1 GUARANTY. In order to induce Lenders to enter into this Agreement and to make the Loans to Borrower hereunder, and to induce the Loan Agents to act in such capacity hereunder, Guarantors agree as follows:

                10.1.1 Each Guarantor hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Borrower, would accrue hereunder) on the Loans, and the full and punctual payment of all other amounts payable by Borrower under this Agreement, the Notes and the other Loan Documents (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code). Upon failure by Borrower to pay punctually any such amount, Guarantors shall forthwith on demand by Administrative Agent pay the amount not so paid as if Guarantors instead of Borrower were expressed to be the principal obligor. The obligations of Guarantors hereunder are joint and several obligations of Guarantors. Guarantors acknowledge that the giving by them of this guaranty is a condition precedent to the making of the Loans to Borrower and also acknowledge that the obligations guaranteed are being incurred for, and will inure to, their benefit.

                10.1.2 The obligations of Guarantors hereunder shall be unconditional, irrevocable, direct and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by (and, to the fullest extent permitted by law, each Guarantor waives its rights in connection with):

                        10.1.2.1 any extension, increase, renewal, settlement, compromise, waiver or release in respect of any obligation of Borrower or any guarantor (including, without limitation, the other Guarantor or any Additional Subsidiary Guarantor) hereunder or under any Note or any other Loan Document, by operation of law or otherwise;

                        10.1.2.2 any modification or amendment of, supplement to or agreement or stipulation with respect to this Agreement, any Note or any other Loan Document;

                        10.1.2.3 any election of remedies, including, without limitation, any election of remedies which impairs or eliminates any subrogation or reimbursement rights such Guarantor might otherwise have to proceed against Borrower or any guarantor (including, without limitation, the other Guarantor or any Additional Subsidiary Guarantor), including, without limitation, any limitation on any right such Guarantor might have to exercise any rights of Lenders and the Loan Agents under the Loan Documents;

                        10.1.2.4 any right such Guarantor might have under applicable law to revoke this Agreement in whole or in part and to assert an offset to its liability based on the fair value or fair market value of any of the Properties;

                        10.1.2.5 any Loan Agent's or Lender's waiver of or failure to enforce any of the terms, covenants or conditions contained in the Loan Documents or in any modification thereof;

                        10.1.2.6 any discharge, release, exchange, subordination, impairment, non-perfection or invalidity of any direct or indirect security or Lien on any real or personal property then held by or for the benefit of Lenders as security for the Loan Documents;

                        10.1.2.7 any additional security taken for the Loans, this Agreement, the Notes or Borrower's obligations under the Loan Documents;

                        10.1.2.8 any foreclosure or other realization on any security for the Loans, this Agreement, the Notes or the Loan Documents, regardless of the effect upon any subrogation, contribution or reimbursement rights such Guarantor might have against Borrower, any other guarantor (including, without limitation, the other Guarantor or any Additional Subsidiary Guarantor) or any other Person;

                        10.1.2.9 any change in the trust existence, structure or ownership of Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Borrower or its assets or any resulting release or discharge of any obligation of Borrower contained in this Agreement, any Note or any other Loan Document;

                        10.1.2.10 the existence of any claim, set-off or other rights which such Guarantor may have at any time against Borrower, any Lender, any Loan Agent, any other guarantor (including without limitation, the other Guarantor or any Additional Subsidiary Guarantor) or any other Person, whether in connection herewith or any unrelated transactions; PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                        10.1.2.11 any invalidity or unenforceability relating to or against Borrower for any reason of this Agreement, any Note or any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by Borrower of the principal of or interest on the Loans or any other amount payable by Borrower under this Agreement, any Note or any other Loan Document; or

                        10.1.2.12 any other act or omission to act or delay of any kind by Borrower, any Lender, any Loan Agent or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 10.1(b), constitute a legal or equitable discharge of or defense to such Guarantor's obligations hereunder.

Without limiting the generality of the foregoing, each Guarantor agrees that its liability under this Agreement shall continue even if any Loan Agent or Lender alters any obligations under the Loan Documents in any respect or Lenders' or such Guarantor's remedies or rights against Borrower are in any way impaired or suspended without such Guarantor's consent, and each Guarantor waives any and all rights, benefits and defenses it may have under applicable law with respect thereto.

                10.1.3 The liability of Guarantors under this Agreement is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Loan Documents, at law, in equity or otherwise. Guarantors' liability hereunder may be larger in amount and more burdensome than that of Borrower, and each Guarantor waives any and all rights, benefits and defenses it may have under applicable law with respect thereto. No Guarantor's liability hereunder shall be limited or affected in any way by any impairment or any diminution or loss of value of any security, guaranty or collateral for the Loan Documents, whether caused by hazardous substances or otherwise, any Loan Agent's or Lender's failure to perfect a security interest in such security or collateral or any disability or other defense of Borrower or any other guarantor (including, without limitation, the other Guarantor or any Additional Subsidiary Guarantor).

                10.1.4 Guarantors' obligations hereunder shall remain in full force and effect until this Agreement shall have terminated and the principal of and interest on the Loans and all other amounts payable by Borrower hereunder and under the Notes and the other Loan Documents shall have been paid in full. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payments, or any part thereof, of principal of or interest on the Loans or any other obligation of Borrower, any other guarantor (including without limitation, the other Guarantor or any Additional Subsidiary Guarantor) is rescinded or must otherwise be restored by either Loan Agent or any Lender upon the bankruptcy or reorganization of Borrower or any such other guarantor or otherwise.

                10.1.5 Guarantors hereby irrevocably waive to the extent permitted by applicable law (i) all notices to Guarantors, to Borrower or to any other Person not expressly provided for herein, including, but not limited to, notices of the acceptance of this Agreement or the creation, renewal, extension, modification, accrual of any of the Loan Documents and enforcement of any right or remedy with respect thereto, and notice of any other matters relating thereto; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting either Guarantor's liability hereunder or the enforcement hereof; (iv) any duty on the part of any Loan Agent or Lender to disclose to Guarantors any facts any Loan Agent or Lender may now or hereafter know about Borrower, regardless of whether any Loan Agent or Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantors intend to assume, or has reason to believe that such facts are unknown to Guarantors, or has a reasonable opportunity to communicate such facts to Guarantors, since Guarantors acknowledge that they are fully responsible for being and keeping informed of the financial condition of Borrower and of all circumstances bearing on the risk of nonperformance of any obligations hereby guaranteed; (v) any defense arising because of any Loan Agent's or Lender's election, in any case under of the United States Bankruptcy Code, of the application of Section 1111(b)(2) of the United States Bankruptcy Code; (vi) any defense based upon any borrowing or grant of a security interest under

Section 364 of the United States Bankruptcy Code; and (vii) all principles or provisions of law which conflict with the terms of this Agreement (including any other suretyship defense that may be available to either Guarantor). Guarantors further agree that the Loan Agents and Lenders may enforce this Agreement upon and after the occurrence of an Event of Default, notwithstanding (1) the existence of any dispute between Borrower and any Loan Agent or Lender with respect to the existence of such Event of Default or performance of Borrower's or either Guarantor's obligations under the Loan Documents, or any counterclaim, setoff or other claim which Borrower or either Guarantor may allege against any Loan Agent or Lender with respect thereto, or (2) the existence of any dispute between either Guarantor and Borrower, or any counterclaim, setoff or other claim which either Guarantor may allege against Borrower with respect thereto.

                10.1.6 Each Guarantor agrees that the Loan Agents and Lenders may enforce this Agreement against such Guarantor without the necessity of resorting to or exhausting any security or collateral and without the necessity of proceeding against the Borrower or any other guarantor (including, without limitation, the other Guarantor or any Additional Subsidiary Guarantor). Each Guarantor hereby waives any and all benefits they may have under any applicable law, including, without limitation, any right to require the Loan Agents and Lenders to proceed against Borrower, to proceed against any other guarantor, to foreclose any lien on any real or personal property, to exercise any right or remedy under the Loan Documents or to pursue any other remedy or to enforce any other right.

                10.1.7 Each Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against Borrower with respect to such payment or against any direct or indirect security therefor, or otherwise to be reimbursed, indemnified or exonerated by or for the account of Borrower in respect thereof.


                                      SECTION 11
                                       GENERAL

                11.1 CHOICE OF LAW. THIS AGREEMENT AND THE NOTES SHALL BE CONTRACTS UNDER AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                11.2 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL, ETC. NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT, EACH OF BORROWER AND GUARANTORS HEREBY IRREVOCABLY (a) SUBMITS TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS;
(b)

AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR OTHER LEGAL PROCEEDING MAY BE HEARD AND DETERMINED IN, AND ENFORCED IN AND BY, ANY SUCH COURT; (c) WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO VENUE IN ANY SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM; (d) AGREES TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, OR IN ANY OTHER MANNER PERMITTED BY LAW, TO ANY THEN ACTIVE AGENT FOR SERVICE OF PROCESS ("PROCESS AGENT") AT ANY SPECIFIED ADDRESS OR TO BORROWER OR EITHER GUARANTOR, AS THE CASE MAY BE, AT ITS ADDRESS SET FORTH HEREIN OR TO SUCH OTHER ADDRESS OF WHICH ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED IN WRITING (SUCH SERVICE TO BE EFFECTIVE ON THE EARLIER OF RECEIPT THEREOF OR, IN THE CASE OF SERVICE BY MAIL, THE FIFTH DAY AFTER DEPOSIT OF SUCH SERVICE IN THE MAILS AS AFORESAID), AND HEREBY WAIVES ANY CLAIM OF ERROR ARISING OUT OF SERVICE OF PROCESS BY ANY METHOD PROVIDED FOR HEREIN OR ANY CLAIM THAT SUCH SERVICE WAS NOT EFFECTIVELY MADE; (e) AGREES THAT THE FAILURE OF ITS PROCESS AGENT TO GIVE ANY NOTICE OF ANY SUCH SERVICE OF PROCESS TO IT SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR ANY JUDGMENT BASED THEREON; (f) TO THE EXTENT THAT BORROWER OR EITHER GUARANTOR HAS ACQUIRED, OR HEREAFTER MAY ACQUIRE, ANY IMMUNITY FROM JURISDICTION OF ANY SUCH COURT OR FROM LEGAL PROCESS THEREIN, WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY; (g) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN CONNECTION WITH, OR WITH RESPECT TO, ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, (i) ANY CLAIM THAT IT IS IMMUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO IT OR ANY OF ITS PROPERTY, (ii) ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, (iii) ANY RIGHT TO A JURY TRIAL, AND (iv) ANY RIGHT TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, DIRECT DAMAGES; AND (h) AGREES THAT ADMINISTRATIVE AGENT AND EACH LENDER SHALL HAVE THE RIGHT TO BRING ANY LEGAL PROCEEDINGS (INCLUDING A PROCEEDING FOR ENFORCEMENT OF A JUDGMENT ENTERED BY ANY OF THE AFOREMENTIONED COURTS) AGAINST BORROWER OR EITHER GUARANTOR IN ANY OTHER COURT OR JURISDICTION IN ACCORDANCE WITH APPLICABLE LAW. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT AND EACH LENDER TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY OTHER JURISDICTION OR THE RIGHT, IN CONNECTION WITH ANY LEGAL ACTION OR PROCEEDING WHATSOEVER, TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED

BY LAW. EACH OF BORROWER AND GUARANTORS HEREBY IRREVOCABLY DESIGNATES THE FIRM OF CORPORATION SERVICE COMPANY, WITH OFFICES AT 2 WORLD TRADE CENTER, SUITE 8746, NEW YORK, NEW YORK 10048, AS ITS PROCESS AGENT TO RECEIVE SERVICE OF ANY AND ALL PROCESS AND DOCUMENTS ON ITS BEHALF IN ANY LEGAL PROCEEDING IN THE STATE OF NEW YORK, AND SUCH PROCESS AGENT, BY SEPARATE INSTRUMENT, HAS AGREED TO SO ACT AS PROCESS AGENT FOR SERVICE OF PROCESS. IF SUCH PROCESS AGENT SHALL FOR ANY REASON FAIL TO ACT, OR BE PREVENTED FROM ACTING, AS PROCESS AGENT, NOTICE THEREOF SHALL IMMEDIATELY BE GIVEN TO ADMINISTRATIVE AGENT BY REGISTERED OR CERTIFIED MAIL, AND BORROWER AND GUARANTORS AGREE PROMPTLY TO DESIGNATE ANOTHER PROCESS AGENT IN THE CITY OF NEW YORK, SATISFACTORY TO ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, TO SERVE IN PLACE OF SUCH PROCESS AGENT AND DELIVER TO ADMINISTRATIVE AGENT WRITTEN EVIDENCE OF SUCH SUBSTITUTE PROCESS AGENT'S ACCEPTANCE OF SUCH DESIGNATION. SUCH ACTING PROCESS AGENT SHALL NEVERTHELESS CONTINUE TO SERVE AS PROCESS AGENT UNTIL ITS SUCCESSOR IS DULY APPOINTED. EACH OF ADMINISTRATIVE AGENT AND LENDERS HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (A) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS AND (B) ANY RIGHT TO CLAIM OR RECOVER IN ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE NOTES OR ANY OF THE OTHER FINANCING DOCUMENTS ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, DIRECT DAMAGES.

                11.3    NOTICES; CERTAIN PAYMENTS.

                11.3.1 All notices, consents and other communications to Borrower, either Guarantor, Administrative Agent or any Lender relating hereto to be effective shall be in writing and shall be deemed made (i) if by certified or registered mail, return receipt requested, or facsimile, when received, (ii) if by telex, when sent answerback received, and (iii) if by courier, when receipted for, in each case addressed to them as follows or at such other address as either of them may designate by written notice to the other:

                If to Borrower and/or Guarantors:

                        Senior Housing Properties Trust
                        400 Centre Street
                        Newton, Massachusetts 02458
                        Attention:      Messrs. David J. Hegarty and Ajay Saini
                                        Telecopier: (617) 332-2261
                        with a copy to:

                        Sullivan & Worcester LLP
                        One Post Office Square
                        Boston, Massachusetts 02109
                        Attention:      Alexander A.. Notopoulos, Jr., Esq.
                                        Telecopier: (617) 338-2880

                If to Administrative Agent:

                        Dresdner Bank AG
                        New York Branch
                        75 Wall Street
                        New York, New York 10005
                        Attention:      Andrew P. Nesi and Birgit Anderson
                                        Telephone: (212) 429-2201/2747
                                        Telecopier: (212) 429-2129

                        with copies to the following additional address with respect to all notices under Section 2:

                        Dresdner Bank AG, New York Branch
                        75 Wall Street
                        New York, NY  10005
                        Attention:      Credit Services Department
                                        Telephone:  (212) 429-2288
                                        Telecopier: (212) 429-2130

                If to Lenders:

                        to the addresses specified opposite such Lenders' respective names on SCHEDULE 1, or in any applicable Assignment Agreement.

Any failure by Administrative Agent or any Lender to provide a copy of any notice to the second address of Borrower and Guarantors shown above shall not effect the validity of such notice if delivered to the first address of Borrower and Guarantors shown above.

                11.3.2 All payments on account of the Loans and the related Notes pursuant hereto or pursuant to the other Loan Documents shall be made to the account of the Administrative Agent at:

                       Dresdner Bank AG
                       New York Branch
                       75 Wall Street
                       New York, New York 10005
                       ABA No. 026008303
                       For further credit to Account No. NYB121757/15
                       Reference:      Senior Housing Properties Trust

together with irrevocable instructions to Administrative Agent to apply such payments under this Agreement. Administrative Agent may by written notice to Borrower and Guarantors specify or change its account and address for payment instructions hereunder.

                11.4    SUCCESSORS AND ASSIGNS.

                11.4.1 This Agreement, the Notes and the other Loan Documents (including all covenants, representations, warranties, rights, powers, privileges and remedies made or granted herein or therein) shall inure to the benefit of, and be enforceable by Administrative Agent and each Lender and their respective successors and assigns, except as otherwise expressly provided in this Agreement.

                11.4.2 Neither Borrower nor either Guarantor may directly or indirectly assign or transfer (whether by agreement, by operation of law or otherwise) any of its rights or obligations and liabilities hereunder without the prior written consent of each Lender.

                11.4.3 Each Lender may make, carry or transfer its Commitment and Pro Rata Share of the Loans at, to or for the account of, any of its branch or agency offices or the office of one or more of its Affiliates.

                11.4.4 Each Lender may sell participations in all or any part of its Commitment and Pro Rata Share of the Loans and its interest hereunder and under its Note and the other Loan Documents to another bank or Person; PROVIDED that (1) such Lender shall remain a Lender hereunder for purposes of the Loan Documents and the participant shall not be a Lender with respect to such participation, (2) the participant shall not have any rights under this Agreement or any Note or any other Loan Document (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of such participant relating thereto) and (3) the terms of the agreement pursuant to which any such participation is created shall not confer upon the participant any right to vote its interest as a participant in respect of any matter relating to the Loans other than (i) any extension of the maturity of the respective Note or the time of payment of interest thereon, (ii) any reduction of the rate of interest payable hereunder or under the respective Note, or (iii) any increase of such participant's share of the Loans resulting from an increase of such Lender's Pro Rata Share hereunder.

                11.4.5 With the prior written consent of Administrative Agent (not to be unreasonably withheld) each Lender may assign its rights and delegate its obligations under this Agreement and the other Loan Documents and all or any part of its Commitment and Pro Rata Share of the Loans and its interest hereunder and under its Note and the other Loan Documents to another bank or other Person in amounts not less than $5,000,000 (or any lesser amount in the case of an assignment by one Lender to another Lender) to any one assignee, in which event upon notice thereof by such Lender to Borrower and Administrative Agent, upon delivery to Administrative Agent of a copy of an Assignment Agreement executed by the assigning Lender and the assignee, together with a processing fee of $3,500 payable by the assignor or the assignee to the Administrative Agent, and upon surrender of the Note subject to such assignment,
(1) Borrower shall execute a new Note to the assignee Lender in an amount equal to the portion of the principal of the Loans so assigned and, if the assigning Lender is assigning less than its entire Commitment and Pro Rata Share of the Loans, a new Note to the assigning Lender in an amount equal to the portion of the principal of the Loans retained by such assigning Lender hereunder, (2) the assignee Lender shall have, to the extent of such assignment (unless otherwise provided in the Assignment Agreement), the rights and benefits of such Lender hereunder and to such extent shall be deemed a "Lender" for all purposes of this Agreement and the other Loan Documents, and (3) Administrative Agent shall adjust SCHEDULE 1 accordingly and send copies thereof to Borrower, Guarantors and the other Lenders. The assignor Lender shall be relieved of its obligations thereafter accruing hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Section 2.12, 2.15 and 11.9 shall not be affected).

                11.4.6 Each Lender agrees that it shall not assign or offer to assign interests in its Note in such a manner as would require that the Notes be registered under applicable securities laws. Each Lender represents that it is acquiring its Note for investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended; PROVIDED that the disposition of the Notes in accordance with the other provisions of this Section 11.4 shall at all times remain within Lenders' control.

                11.4.7 Subject to the provisions of Section 11.11, each Lender may furnish any information concerning Borrower, Guarantors and Borrower's other Subsidiaries, the Advisor, the Tenants, the Mortgagors, Marriott, the Brookdale Lease Guarantors and the other Credit Support Obligors in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

                11.5    SYNDICATION CONTINGENCY.   Notwithstanding anything to
the contrary contained herein, in the event that syndication to additional Lenders of the Loans and Lenders' rights and obligations under this Agreement and the other Loan Documents cannot be achieved through assignments pursuant to
Section 11.4, in a manner and to an extent and on terms satisfactory to Administrative Agent and Lenders, due to the terms, conditions or structure of this Agreement and the other Loan Documents, Borrower and Guarantors will cooperate with Administrative Agent and Lenders in developing and agreeing to mutually acceptable alternative terms and conditions and/or an alternative structure that will permit satisfactory syndication of the Loans and Lenders' rights and obligations under this Agreement and the other Loan Documents, including, but not limited to, changing the structure, pricing, financial covenants and maturity of the Loans, and Borrower and Guarantors agree to cooperate with Administrative Agent and Lenders to achieve such satisfactory syndication; PROVIDED, however, that the amount of the Commitments shall remain unchanged.

                11.6 NO WAIVERS; CUMULATIVE REMEDIES; ENTIRE AGREEMENT; HEADINGS; COUNTERPARTS; SEVERABILITY.

                11.6.1 No action, failure, delay or omission by Administrative Agent or any Lender in exercising any rights, powers, privileges and remedies under this Agreement, the Notes or any other Loan Document, or otherwise, shall constitute a waiver of, or impair, any of the rights, powers, privileges or remedies of Administrative Agent or any Lender hereunder or thereunder.

                11.6.2 No single or partial exercise of any such right, power, privilege or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Such rights, powers, privileges and remedies are cumulative and not exclusive of any rights, powers, privileges and remedies provided by law or otherwise available, including, but not limited to, rights to specific performance (to the extent permitted by law) or any covenant or agreement contained in this Agreement or any of the other Loan Documents. No waiver of any such right, power, privilege or remedy shall be effective unless given in writing by the Majority Lenders or as otherwise provided in Section 11.8. No waiver of any such right, power, privilege or remedy shall be deemed a waiver of any other right, power, privilege or remedy hereunder or thereunder. Every right, power, privilege and remedy given by this Agreement, any Note or any other Loan Document or by applicable law to Administrative Agent or any Lender may be exercised from time to time and as often as may be deemed expedient by Administrative Agent or any Lender.

                11.6.3 This Agreement, the Notes and the other Loan Documents constitute the entire agreement of the parties relating to the subject matter hereof and thereof and there are no verbal agreements relating hereto or thereto. Section headings herein shall have no legal effect.

                11.6.4 This Agreement may be executed in any number of separate counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument.

                11.6.5 In the event any one or more of the provisions contained in this Agreement or any Notes or any other Loan Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties will endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                11.7 SURVIVAL. The obligations of Borrower under Sections 2.6, 2.10, 2.12, 2.15, 6.12 and 11.9 and all other indemnification and expense reimbursement obligations of Borrower under this Agreement (and the obligations of Guarantors under Section 10 in respect of such obligations of Borrower) shall survive the repayment of the Loans and the cancellation of the Notes and the termination of the other obligations of Borrower and Guarantors hereunder and under the other Loan Documents. All representations and warranties made hereunder, under the other Loan Documents and in any document, certificate or statement delivered pursuant hereto, thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the Notes and the funding of the Loans.

                11.8 AMENDMENTS AND WAIVERS. With the written consent of the Majority Lenders, Administrative Agent and Borrower may, from time to time, enter into written amendments, supplements or modifications hereto or to any of the other Loan Documents and with the written consent of the Majority Lenders, Administrative Agent on behalf of Lenders may execute and deliver to Borrower a written instrument waiving, on such terms and conditions as Administrative Agent may specify in such instrument, any of the requirements of this Agreement, the Notes or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED that no such waiver and no such amendment, supplement or modification shall (a) extend the maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce or postpone the due date for the principal amount thereof or any other amount payable in connection herewith, or amend, modify or waive any provision of this Section or reduce the percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by Borrower or either Guarantor of any of its rights and obligations under this Agreement, in each case without the written consent of all Lenders, (b) amend, modify or waive any provision of Section 9 or otherwise change any of the rights or obligations of either or both of the Loan Agents under any of the Loan Documents without the written consent of the affected Loan Agent or Loan Agents (as applicable) at the time, or (c) with respect to Section 7.7, amend, modify or waive any provision thereof in a manner which permits Guarantors to own, operate, acquire or fund real property interests or facilities other than the Marriott Properties and the Brookdale Properties and interests incidental thereto, in each case without the consent of all Lenders. In the case of any waiver, Borrower, Guarantors, Administrative Agent and Lenders shall be restored to their former position and rights hereunder and under the outstanding Notes and the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                11.9 PAYMENT OF EXPENSES AND TAXES. Borrower will (a) pay or reimburse each of Administrative Agent on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, syndication and administration of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Loan Documents or other documents prepared in connection herewith, the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to Administrative Agent, (b) pay or reimburse each Lender and Administrative Agent on demand for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to Administrative Agent and Lenders, (c) pay, indemnify, and to hold each Lender and Administrative Agent and their respective officers, directors, employees and agents harmless for, from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, documentary, excise, property and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, and (d) pay, indemnify, and hold each Lender, Administrative Agent and their respective officers, directors, employees and agents harmless for, from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, any claim resulting or to the extent arising out of the presence of Hazardous Materials in or about any of the Properties or Mortgaged
Properties (all the foregoing, collectively, the "Indemnified Liabilities"), PROVIDED that Borrower shall have no obligation hereunder with respect to Indemnified Liabilities to the extent arising from (i) the willful misconduct or gross negligence of any Lender or (ii) legal proceedings commenced against any such Lender by any security holder or creditor of such Lender arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such.

                11.10   ADJUSTMENTS; SETOFF.

                11.10.1 If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of its Pro Rata Share of the Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8.1(g), or otherwise) in a greater proportion than any such payment to or collateral received by any other Lenders, if any, in respect of such other Lenders' Pro Rata Shares of the Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Pro Rata Share of the Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each such other Lender; PROVIDED that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Borrower and Guarantors expressly consent to the foregoing arrangements and agree that each Lender so purchasing a portion of another Lender's Pro Rata Share of the Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                11.10.2 In addition to any rights and remedies of Lenders provided by law, each Lender shall have the right, without prior notice to Borrower and Guarantors, any such notice being expressly waived by Borrower and Guarantors to the extent permitted by applicable law, upon

                        11.10.2.1 the filing of a petition under any of the provisions of the federal bankruptcy act or amendments thereto, by or against,

                        11.10.2.2 the making of an assignment for the benefit of creditors by,

                        11.10.2.3 the application for the appointment, or the appointment, of any receiver of, or of any of the property of,

                        11.10.2.4 the issuance of any execution against any of the property of,

                        11.10.2.5 the issuance of a subpoena or order, in supplementary proceedings, against or with respect to any of the property of, and/or

                        11.10.2.6 the issuance of a warrant of attachment against any of the property of,

Borrower or either Guarantor, to set off and apply against any indebtedness, whether matured or unmatured, of Borrower or either Guarantor to such Lender, any amount owing from such Lender to Borrower or either Guarantor, at or at any time after, the happening of any of the above-mentioned events, and the aforesaid right of set off may be exercised by such Lender against Borrower and/or either of or both Guarantors or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of Borrower or either Guarantor, or against anyone else claiming, through or against Borrower or either Guarantor or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena or order of warrant. Each Lender agrees promptly to notify Borrower or the respective Guarantor (as applicable) and Administrative Agent after any such set off and application made by such Lender; PROVIDED that the failure to give such notice shall not affect the validity of such set off and application. The proceeds of any set off or application pursuant to this Section 11.10(b) shall be distributed in accordance with the Section 11.10(a).

                11.11 CONFIDENTIALITY. Neither Administrative Agent nor any Lender shall disclose any Confidential Information to any Person without the consent of Borrower or the Advisor, other than (a) to Administrative Agent's and Lenders' affiliates, officers, directors, employees, investors, agents and advisors and to actual or prospective Lenders and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating any Lender. "CONFIDENTIAL INFORMATION" means information that Borrower, any of its Subsidiaries, HRPT or the Advisor furnishes to Administrative Agent or any Lender that is proprietary in nature, including financial information, projections and business plans, and other information that is marked, labeled or otherwise identified as confidential, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by Administrative Agent or any Lender of its obligations under this Section or that is or becomes available to Administrative Agent or any Lender from a source other than Borrower, any of its Subsidiaries, HRPT or the Advisor.

                11.12   NONLIABILITY OF TRUSTEES.  THE DECLARATION OF TRUST

ESTABLISHING BORROWER, DATED DECEMBER 16, 1998, AND THE DECLARATIONS OF TRUST ESTABLISHING GUARANTORS, EACH DATED JANUARY 14, 1999, COPIES OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO ARE DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, RESPECTIVELY PROVIDE THAT THE NAMES "SENIOR HOUSING PROPERTIES TRUST", "SPTMRT PROPERTIES TRUST" AND "SPTBROOK PROPERTIES TRUST" REFER TO THE TRUSTEES UNDER THE RESPECTIVE DECLARATION OF TRUST AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF BORROWER OR EITHER GUARANTOR SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, BORROWER OR EITHER GUARANTOR, RESPECTIVELY.






                  [Remainder of page left blank intentionally]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York, by their proper and duly authorized officers as of the day and year first above written.

                                   SENIOR HOUSING PROPERTIES TRUST,
                                    a Maryland real estate investment trust


                                   By__________________________________________
                                   Name:
                                   Title:


                                   SPTMRT PROPERTIES TRUST,
                                    a Maryland real estate investment trust


                                   By__________________________________________
                                   Name:
                                   Title:


                                   SPTBROOK PROPERTIES TRUST,
                                    a Maryland real estate investment trust


                                   By__________________________________________
                                   Name:
                                   Title:

                                   DRESDNER BANK AG, NEW YORK BRANCH,
                                   AS ADMINISTRATIVE AGENT


                                   By__________________________________________
                                   Name:
                                   Title:


                                   By__________________________________________
                                   Name:
                                   Title:



                                   DRESDNER BANK AG, NEW YORK BRANCH
                                   AND GRAND CAYMAN BRANCH, AS A LENDER


                                   By__________________________________________
                                   Name:
                                   Title:


                                   By__________________________________________
                                   Name:
                                   Title:

                                    EXHIBIT A

                                     [FORM]

                                 PROMISSORY NOTE

$_______________                                              New York, New York

                                                              ------------------

                  FOR VALUE RECEIVED, the undersigned, SENIOR HOUSING PROPERTIES TRUST, a real estate investment trust organized under the laws of the State of Maryland ("Borrower"), hereby unconditionally promises to pay to the order of ________________________ ("Lender") in lawful money of the United States of America and in immediately available funds, on the Termination date, the lesser of (a) ___________________________________ or (b) the unpaid outstanding principal amount from time to time of Lender's Pro Rata Share of the Loans to Borrower pursuant to the Revolving Loan Agreement hereinafter referred to.

                  The undersigned further agrees to pay interest in like money on the unpaid principal amount of Lender's Pro Rata Share of the Loans (including, without limitation, any interest accrued and unpaid as of the date of this Note) on the dates and at the rate or rates provided for in the Revolving Loan Agreement until paid in full (both before and after judgment). The holder of this Note is authorized to endorse from time to time the date and amount of Lender's Pro Rata Share of the Loans, any conversions or continuations thereof, each payment of principal with respect thereto and whether such Loans are Base Rate Loans, Eurodollar Loans or Alternate Rate Loans on the schedule annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsements shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed. Any failure to make any such endorsement, however, shall not limit or otherwise affect the obligations of Borrower under this Note.

                  All payments of principal and interest hereunder shall be made without set-off or counterclaim to the account of the Administrative Agent referred to below designated in or pursuant to the Revolving Loan Agreement for payments thereunder for the benefit of Lender.

                  This Note is one of the Notes referred to in the Revolving Loan Agreement dated as of September 15, 1999 among Borrower, Dresdner Bank AG, New York Branch, as Administrative Agent, Lender and the other Lenders party thereto, and SPTMRT Properties Trust and SPTBROOK Properties Trust, as Guarantors (as the same has been or may be amended, restated, supplemented or otherwise modified from time to time, the "Revolving Loan Agreement"). The holder of this Note is entitled to the benefits of the Revolving Loan Agreement. Terms defined in the Revolving Loan Agreement and not otherwise defined herein are used herein with the same meanings. Reference is made to the Revolving Loan Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                  Borrower promises to pay all costs and expenses, including reasonable attorneys fees, incurred in the collection or enforcement of this Note. Borrower hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                  THE DECLARATION OF TRUST ESTABLISHING BORROWER, DATED DECEMBER 16, 1998, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "SENIOR HOUSING PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF BORROWER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, BORROWER.

                  This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

                          SENIOR HOUSING PROPERTIES TRUST, a
                          Maryland real estate investment trust

                          By:___________________________________
                          Name:
                          Title:

                           SCHEDULE TO PROMISSORY NOTE

     Date of Loan,         Amount of             Eurodollar Rate,
     Conversion or         Loan, Conversion      Base Rate or            Amount of           Notation
     Continuation          or Continuation       Alternate Rate Loan     Principal Repaid    Made By
     ------------          ---------------       -------------------     ----------------    -------






                                    EXHIBIT B

                                     [FORM]

                               NOTICE OF BORROWING

                  Pursuant to that certain Revolving Loan Agreement dated as of September 15, 1999 (such agreement, as it has been or may be amended, restated, supplemented or otherwise modified from time to time, the "Revolving Loan Agreement") among Senior Housing Properties Trust ("Borrower"), Dresdner Bank AG, New York Branch, as Administrative Agent, Dresdner Bank AG, New York Branch and Grand Cayman Branch, as Lender, and the other Lenders Party thereto, and SPTMRT Properties Trust and SPTBROOK Properties Trust, as Guarantors, this certificate constitutes Borrower's request and Notice of Borrowing under Section 2.3(b) of the Revolving Loan Agreement for the borrowing described below (the "Borrowing"). Capitalized terms used herein without definition shall have the respective meanings assigned to those terms in the Revolving Loan Agreement. The information relating to the Borrowing required by Section 2.3(b) of the Revolving Loan Agreement is as follows:

                  (1) The proposed Borrowing Date is ___________.

                  (2) The proposed Borrowing is of [$ _____________ in Eurodollar Loans] [and] [$ ___________ in Base Rate Loans].

                  (3) The initial Interest Period for the Eurodollar Loan, if applicable, is [one, two, three or six months] [state other period to which Lenders have agreed].

                  (4) The account of Borrower to which the net proceeds of the requested Loan are to be credited is:

                          State Street Bank and Trust Company
                          225 Franklin Street
                          Boston, Massachusetts  02110
                          ABA No. 011-0000-28
                          Account Name: Senior Housing Properties Trust Account No.: 6174-776-2
                          [or give details of other account]

                  (5) Borrower hereby certifies to Administrative Agent and Lenders that:

                      (i) The representations and warranties of Borrower, each Guarantor and each Additional Subsidiary Guarantor, if any, contained in the Loan Documents are true, correct and accurate in all material respects to the same extent as though made on and as of the date hereof unless stated in the relevant Loan Document to relate to a specific earlier date, in which case such representations and warranties are true, correct and complete in all material respects as of such earlier date.

                      (ii) No event has occurred and is continuing that constitutes, or would result from the proposed Borrowing that would constitute, a Default or Event of Default.

                      (iii) The amount of the proposed Borrowing will not cause the aggregate outstanding principal amount of the Loans to exceed the Commitments currently in effect.

                      (iv) The purposes to which the proceeds of the proposed Borrowing will be applied are as follows: ______________________________________
________________________________________________________________________________
________________________________________________________________________________
Such purposes are in compliance with the Revolving Loan Agreement.

                      (v) The Collateral Coverage ratio is at least 1.20 to 1 (as demonstrated in the calculation thereof attached hereto).

                  [Borrower confirms to you pursuant to Section 2.3(b) of the Revolving Loan Agreement that Borrower has irrevocably given telephonic notice of such borrowing under the Revolving Loan Agreement pursuant to the telephone conversation on __________ between _____________ and _________________.]

DATED: ___________________          SENIOR HOUSING PROPERTIES TRUST, a
                                    Maryland real estate investment trust

                                    By: _______________________________
                                    Name:
                                    Title:

                                    EXHIBIT C

                                     [FORM]

                        NOTICE OF CONTINUATION/CONVERSION

                  Pursuant to that Revolving Loan Agreement dated as of September 15, 1999 (such agreement, as it has been or may be amended, restated, supplemented or otherwise modified from time to time, the "Revolving Loan Agreement") among Senior Housing Properties Trust ("Borrower"), Dresdner Bank AG, New York Branch and Grand Cayman Branch, as Lender, and the other Lenders party thereto, and SPTMRT Properties Trust and SPTBROOK Properties Trust, as Guarantors, this certificate constitutes Borrower's request and Notice of Continuation/Conversion under Section 2.5(c) of the Revolving Loan Agreement for the continuation of and/or conversion to the Tranche(s) specified below. Capitalized terms used herein without definition shall have the respective meanings assigned to those terms in the Revolving Loan Agreement. The information relating to the continuation and/or conversion required by Section 2.5(c) of the Revolving Loan Agreement is as follows:

                  (1) The date for the [continuation] [and] [conversion] shall be ______________.

                  (2) Borrower hereby requests to [continue as Eurodollar Tranche(s) $________________ in aggregate principal amount of the outstanding Eurodollar Tranche(s), the current Interest Period of which ends on ____________, 19__] [and] [convert to [a Base Rate Tranche] [a Eurodollar Tranche] $______________ in aggregate principal amount of the outstanding [Eurodollar Tranche(s), the current Interest Period of which ends on ___________] [Base Rate Tranche(s)][Alternate Rate Tranche(s)].

                  (3) In the case of a continuation of or conversion to a Eurodollar Tranche, the Interest Period for such continued or converted (as applicable) Eurodollar Tranche is requested to be [a one, two, three or six months] [state other period, to which Lenders have agreed].

                  (4) In the case of a continuation of or conversion to a Eurodollar Tranche, Borrower hereby certifies to Administrative Agent and Lenders that:

                      (i) The representations and warranties of Borrower, each Guarantor and each Additional Subsidiary Guarantor, if any, contained in the Loan Documents are true, correct and accurate in all material respects to the same extent as though made on and as of the date hereof unless stated in the relevant Loan Document to relate to a specific earlier date, in which case such representations and warranties are true, correct and complete in all material respects as of such earlier date.

                      (ii) No event has occurred and is continuing that constitutes, or would result from the proposed Borrowing that would constitute, a Default or Event of Default.

                      [Borrower confirms to you pursuant to Section 2.5(c) of the Revolving Loan Agreement that Borrower has irrevocably given telephonic notice of such continuation/conversion under the Revolving Loan Agreement pursuant to the telephone conversation on ____________ between _____________ and ______________.]

DATED: __________________                SENIOR HOUSING PROPERTIES TRUST, a
                                         Maryland real estate investment trust

                                         By: _______________________________
                                         Name:
                                         Title:

                                    EXHIBIT D

                                     [FORM]

                              ASSIGNMENT AGREEMENT

               This ASSIGNMENT AGREEMENT (this "Agreement") is entered into by and between the parties designated as Assignor ("Assignor") and Assignee ("Assignee") above the signatures of such parties on the Schedule of Terms attached hereto and hereby made an integral part hereof (the "Schedule of Terms") and relates to the Revolving Loan Agreement dated as of September 15, 1999 by and among Senior Housing Properties Trust, Dresdner Bank AG, as Administrative Agent and a Lender, the other financial institutions party thereto as Lenders, and SPTMRT Properties Trust and SPTBROOK Properties Trust, as Guarantors (as amended, supplemented or otherwise modified to the date hereof and as it may hereafter be amended, supplemented and otherwise modified from time to time, the "Revolving Loan Agreement"). The terms defined therein and not otherwise defined herein are used herein as defined in the Revolving Loan Agreement.

               IN CONSIDERATION of the agreements, provisions and covenants herein contained, Assignor and Assignee hereby agree as follows:

               SECTION 1.  ASSIGNMENT AND ASSUMPTION.

               (a) Effective upon the Settlement Date specified in item 4 of the Schedule of Terms (the "Settlement Date"), Assignor hereby sells and assigns to Assignee, without recourse, representation or warranty (except as expressly set forth herein), and Assignee hereby purchases and assumes from Assignor, that percentage interest in all of Assignor's rights and obligations as a Lender arising under the Revolving Loan Agreement and the other Loan Documents with respect to Assignor's Commitment and outstanding Pro Rata Share of the Loans, which represents, as of the Settlement Date, the percentage interest specified in item 3 of the Schedule of Terms of all rights and obligations of Lenders arising under the Revolving Loan Agreement and the other Loan Documents with respect to the Commitments and outstanding Loans (the "Assigned Share").

               (b) In consideration of the assignment described above, Assignee hereby agrees to pay to Assignor, on the Settlement Date, the principal amount of the outstanding Loans included within the Assigned Share, such payment to be made by wire transfer of immediately available funds in accordance with the applicable payment instructions set forth in item 5 of the Schedule of Terms.

               (c) Assignor hereby represents and warrants that item 3 of the Schedule of Terms correctly sets forth the aggregate amount of the Commitments, the aggregate outstanding principal amount Loans and the Pro Rata Share corresponding to the Assigned Share.

               (d) Assignor and Assignee hereby agree that, upon giving effect to the assignment and assumption described above, (i) Assignee shall be a party to the Revolving Loan Agreement and shall have all of the rights and obligations of a Lender under the Loan Documents, and shall be deemed to have made all of the covenants and agreements of a Lender contained in the Loan

Documents, arising out of or otherwise relating to the Assigned Share, and (ii) Assignor shall be absolutely released from any of such obligations, covenants and agreements assumed or made by Assignee in respect of the Assigned Share. Assignee hereby acknowledges and agrees that the agreement set forth in this Section l(d) is expressly made for the benefit of Borrower, Guarantors, Administrative Agent, Assignor and the other Lenders and their respective successors and permitted assigns.

               (e) Assignor and Assignee hereby acknowledge and confirm their understanding and intent that (i) this Agreement shall effect the assignment by Assignor and the assumption by Assignee of Assignor's rights and obligations as Lender with respect to the Assigned Share, (ii) any other assignments by Assignor of a portion of its rights and obligations with respect to the Commitments and the outstanding Loans shall have no effect on the Commitments, the outstanding Loans and the Pro Rata Share corresponding to the Assigned Share as set forth in item 3 of the Schedule of Terms or on the interest of Assignee in the outstanding Loans corresponding thereto, and (iii) from and after the Settlement Date, Administrative Agent shall make all payments under the Revolving Loan Agreement in respect of the Assigned Share (including all payments of principal and accrued but unpaid interest and commitment fees with respect thereto) (A) in the case of any such interest and fees that shall have accrued prior to the Settlement Date, to Assignor, and (B) in all other cases, to Assignee; PROVIDED that Assignor and Assignee shall make payments directly to each other to the extent necessary to effect any appropriate adjustments in any amounts distributed to Assignor and/or Assignee by Administrative Agent under the Loan Documents in respect of the Assigned Share in the event that, for any reason whatsoever, the payment of consideration contemplated by Section 1(b) occurs on a date other than the Settlement Date.

               (f) Pursuant to Section 11.4(e) of the Revolving Loan Agreement, upon receipt by Borrower of notice of this Agreement and presentation to Borrower of a new Note payable to Assignee in an amount equal to the portion of the aggregate principal of the Loans assigned hereby and, if Assignor is assigning less than its entire Commitment and Pro Rata Share of the Loans, a new Note payable to Assignor in an amount equal to the portion of the principal of the Loans retained by Assignor hereunder, together with a request of Administrative Agent to execute and deliver the same, Borrower shall execute and deliver such new Note or Notes to Assignor and, if so applicable, to Assignee, in replacement of Assignor's existing Note (which shall thereupon be cancelled).

               SECTION 2.   CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

               (a) Assignor represents and warrants that it is the legal and beneficial owner of the Assigned Share, free and clear of any adverse claim.

               (b) Assignor shall not be responsible to Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Assignor to Assignee or by or on behalf of Borrower, either Guarantor or any other Person to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Borrower,

Guarantors or any other Person liable for the payment of any obligations under the Revolving Loan Agreement, or the value of the Marriott Properties, the Brookdale Properties or any other collateral security for the Loans; and Assignor shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Default or Event of Default.

               (c) Assignee represents and warrants that it has experience and expertise in the making of loans such as the Loans; that it has acquired the Assigned Share for its own account in the ordinary course of its business and without a view to distribution of the Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of Section 11.4 of the Revolving Loan Agreement, the disposition of the Assigned Share or any interests therein shall at all times remain within its exclusive control); and that it has received, reviewed and approved copies of the Revolving Loan Agreement (including all Exhibits and Schedules thereto) and such other Loan Documents as it has requested.

               (d) Assignee represents and warrants that it has received from Assignor such financial information regarding Borrower and its Subsidiaries and the collateral security for the Loans (including, without limitation, Guarantors, the Marriott Properties, the Brookdale Properties, the Marriott Leases, the Brookdale Master Lease, the Marriott Tenants, Marriott, the Brookdale Master Tenant and the Brookdale Lease Guarantors) as is available to Assignor and as Assignee has requested; that it has made its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries and the collateral security for the Loans (including, without limitation, Guarantors, the Marriott Properties, the Brookdale Properties, the Marriott Leases, the Brookdale Master Lease, the Marriott Tenants, Marriott, the Brookdale Master Tenant and the Brookdale Lease Guarantors) in connection with the assignment evidenced by this Agreement; and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and the collateral security for the Loans (including, without limitation, Guarantors, the Marriott Properties, the Brookdale Properties, the Marriott Leases, the Brookdale Master Lease, the Marriott Tenants, Marriott, the Brookdale Master Tenant and the Brookdale Lease Guarantors). Assignor shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any other credit or other information with respect thereto, whether coming into its possession before the making of the Initial Loan or at any time or times thereafter, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee.

               (e) Each party to this Agreement represents and warrants to the other party hereto that it has fall power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions hereof; that this Agreement has been duly authorized, executed and delivered by such party; and that this Agreement constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

               SECTION 3.  MISCELLANEOUS.

               (a) Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement.

               (b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.

               (c) Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the notice address of each of Assignor and Assignee shall be as set forth on the Schedule of Terms or, as to either such party, such other address as shall be designated by such party in a written notice delivered to the other such party. In addition, the notice address of Assignee set forth on the Schedule of Terms shall serve as the initial notice address of Assignee for purposes of subsection 11.3 of the Revolving Loan Agreement.

               (d) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

               (e) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 9-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

               (f) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

               (g) This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

               (h) This Agreement shall become effective upon the date (the "Effective Date") upon which all of the following conditions are satisfied: (i) the execution of a counterpart hereof by each of Assignor and Assignee, (ii) the receipt of a written acknowledgment from Borrower and Administrative Agent as evidence of their notice of the assignment effected hereby, and (iii) the receipt by Administrative Agent of the processing fee referred to in Section 11.4(d) of the Revolving Loan Agreement.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, such execution being made as of the Effective Date in the applicable spaces provided on the Schedule of Terms.

                  [Remainder of page intentionally left blank]

SCHEDULE OF TERMS

(1) BORROWER: Senior Housing Properties Trust

(2) NAME AND DATE OF REVOLVING LOAN AGREEMENT: Revolving Loan Agreement dated as of September 15, 1999 by and among Senior Housing Properties Trust, Dresdner Bank AG, as Administrative Agent and a Lender, the other financial institutions party thereto as Lenders, and SPTMRT Properties Trust and SPTBROOK Properties Trust, as Guarantors.

(3) AMOUNTS:

                                                              Re:  Loans

      (a)  Aggregate Commitments of all Lenders:              $__________
      (b)  Assigned Share/Pro Rata Share:                     __________%
      (c)  Amount of Assigned Share of Commitments:           $__________
      (d)  Amount of Assigned Share of outstanding Loans:     $__________

(4)   SETTLEMENT DATE:   ____________________

(5)   PAYMENT INSTRUCTIONS:
      ASSIGNOR:                          ASSIGNEE:
      ______________________             _______________________
      ______________________             _______________________
      ______________________             _______________________
      Attention: ___________             Attention: ____________
      Reference: ___________             Reference:____________

(6)   NOTICE ADDRESSES:
      ASSIGNOR:                          ASSIGNEE:
      ______________________             _______________________
      ______________________             _______________________
      ______________________             _______________________
      ______________________             _______________________

(7) SIGNATURES:

[NAME OF ASSIGNOR], as Assignee           [NAME OF ASSIGNEE], as Assignor

By:   __________________________          By:______________________________
Name:                                     Name:
Title:                                    Title:

RECEIPT OF NOTICE ACKNOWLEDGED BY:

SENIOR HOUSING  PROPERTIES TRUST,
  a Maryland real estate investment trust

By:   _______________________________
Name:
Title:

DRESDNER BANK AG, New York Branch,
  as Administrative Agent

By:________________________________
Name:
Title:

                                    EXHIBIT E

                                     [FORM]

                               GUARANTY AGREEMENT

                  THIS GUARANTY AGREEMENT (this "AGREEMENT") dated as of ___________ is made by _____________________ PROPERTIES TRUST, a Maryland real estate investment trust (together with its successors and assigns, "GUARANTOR"), in favor of DRESDNER BANK AG, a German banking corporation acting through its New York Branch, as Administrative Agent (including any successor Administrative Agent under the Revolving Credit Agreement described below, "ADMINISTRATIVE AGENT") for itself as a lender and the other lenders now or hereafter from time to time parties to the Revolving Loan Agreement described below (collectively, "LENDERS"), and Lenders.

                  A. Guarantor is a wholly-owned subsidiary of Senior Housing Properties Trust, a Maryland real estate investment trust ("BORROWER"). Borrower and its subsidiaries, SPTMRT Properties Trust and SPTBROOK Properties Trust, have asked Lenders to make a $350,000,000 secured revolving loan facility available to Borrower for the purpose of making loans to Borrower from time to time up to an aggregate principal amount outstanding of $350,000,000 (the "LOANS") for certain business purposes of Borrower and its subsidiaries ("SUBSIDIARIES"), pursuant to a Revolving Loan Agreement dated as of September 15, 1999 among Borrower, Administrative Agent, Lenders and SPTMRT Properties Trust and SPTBROOK Properties Trust, as Guarantors (as amended, supplemented or otherwise modified to the date hereof and as it may hereafter be amended, supplemented and otherwise modified from time to time, the "REVOLVING LOAN AGREEMENT") under which Borrower has issued notes to Lenders in the aggregate principal amount of $350,000,000 to evidence the Loans (as the same may be amended, modified and replaced from time to time, the "NOTES"). The payment of the Loans and Notes and all other amounts payable from time to time under the Revolving Loan Agreement, the Notes and the other LOAN DOCUMENTS (which term is used herein as defined in the Revolving Loan Agreement) and the performance of Borrower's obligations thereunder are (i) jointly and severally guaranteed by SPTMRT Properties Trust and SPTBROOK Properties Trust under the Revolving Loan Agreement and (ii) secured by mortgage and security agreements or deeds of trust and security agreements on each of the properties of SPTMRT Properties Trust and SPTBROOK Properties Trust.

                  B. Under the Revolving Loan Agreement, as a precondition to any intercompany advance (directly or indirectly) of the proceeds of a Loan to or for the benefit of a Subsidiary other than SPTMRT or SPTBROOK, and as a precondition to the advance of any Loan for such purpose, Borrower is required to cause such other Subsidiary to execute and deliver to Administrative Agent and Lenders an Additional Subsidiary Guaranty by which such Subsidiary shall guarantee and become surety for the payment of the Loans to the extent of such advance to or for the benefit of such Subsidiary and the accrued interest and other amounts payable under the Revolving Loan Agreement allocable thereto.

                  C. Borrower proposes to advance, or direct Lenders to advance, (directly or indirectly) to or for the benefit of Guarantor proceeds of one or more Loans in a maximum aggregate advance amount up to $___________ (such amount, or such greater aggregate amount of proceeds of one or more Loans as shall have been advanced by Borrower and/or Lenders directly or indirectly to or for the benefit of Guarantor from time to time and not repaid to Lenders, is herein called the "GUARANTEED LOAN AMOUNT"). Pursuant to the Revolving Loan Agreement, and as a precondition to such advance Borrower, Administrative Agent and Lenders have required Guarantor to execute and deliver this Guaranty.

                  NOW, THEREFORE, in consideration of the Commitments of Lenders to make Loans to Borrower pursuant and subject to the terms and conditions of the Revolving Loan Agreement, and in consideration of the advance of a portion of the proceeds thereof to Guarantor, Guarantor hereby agrees as follows:

                  SECTION 1.        DEFINITIONS.

                  1.1 As used herein the following terms shall have the following meanings:

                  "ADMINISTRATIVE AGENT" has the meaning set forth in the first paragraph hereof and shall include any other Lender appointed to act as administrative agent under the Revolving Loan Agreement instead of such Administrative Agent.

                  "BORROWER" has the meaning set forth in the first paragraph hereof.

                  "GUARANTEED LOAN AMOUNT" has the meaning set forth in recital clause C.

                  "LENDERS" has the meaning set forth in the first paragraph hereof.

                  "LOANS" has the meaning set forth in recital clause A hereof.

                  "LOAN DOCUMENTS" has the meaning set forth in the Revolving Loan Agreement.

                  "NOTES" has the meaning set forth in recital clause A hereof.

                  "PRINCIPAL GUARANTORS" means SPTMRT Properties Trust and SPTBROOK Properties Trust, each a Maryland real estate investment trust and a wholly-owned subsidiary of Borrower.

                  "REVOLVING LOAN AGREEMENT" has the meaning set forth in recital clause A hereof.

                  1.2 All terms used in this Agreement and defined in the Revolving Loan Agreement and not otherwise defined herein shall have the meanings set forth in the Revolving Loan Agreement. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this

Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified and, where appropriate, the singular shall include the plural.

                  SECTION 2.        GUARANTY.

                  2.1 Guarantor hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Borrower, would accrue under the Revolving Loan Agreement) on the Loans, and the full and punctual payment of all other amounts payable by Borrower under the Revolving Loan Agreement and the Notes (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code); PROVIDED that Guarantor's liability hereunder shall be limited to a portion of the principal amount of the Loans equal to the Guaranteed Loan Amount and the interest and other amounts payable under the Revolving Loan Agreement and/or the Notes and reasonably allocable to such principal, IT BEING UNDERSTOOD AND AGREED, however, that neither Administrative Agent nor Lenders shall be required to establish traceability of any particular principal or Tranches of the Loans to the Guaranteed Loan Amount, or of interest and other amounts payable under the Loan Agreement and Notes allocable thereto, and that the determinations by Administrative Agent of such principal and interest and other amounts allocable thereto shall be final and binding on Guarantor, Borrower, Principal Guarantors any other Additional Subsidiary Guarantors and Lenders, absent manifest error. Upon failure by Borrower to pay punctually any such principal, interest or other amount, Guarantor shall forthwith on demand by Administrative Agent pay the amount not so paid as if Guarantor instead of Borrower were expressed to be the principal obligor, subject, however, to the foregoing limit. Guarantor acknowledges that the giving by it of this guaranty is a condition precedent to the making of the Loans to Borrower and also acknowledges that the obligations guaranteed are being incurred for, and will inure to, its benefit.

                  2.2 The obligations of Guarantor hereunder shall be unconditional, irrevocable, direct and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by (and, to the fullest extent permitted by law, Guarantor waives its rights in connection with):

                      (i) any extension, increase, renewal, settlement, compromise, waiver or release in respect of any obligation of Borrower or any guarantor (including, without limitation, Principal Guarantors or other any Additional Subsidiary Guarantor) under the Revolving Loan Agreement, any Note or any other Loan Document, by operation of law or otherwise;

                      (ii) any modification or amendment of, supplement to or agreement or stipulation with respect to the Revolving Loan Agreement, any Note or any other Loan Document;

                      (iii) any election of remedies, including, without limitation, any election of remedies which impairs or eliminates any subrogation or reimbursement rights Guarantor might otherwise have to proceed against Borrower or any guarantor (including, without limitation, Principal Guarantors or any other Additional Subsidiary Guarantor), including, without limitation, any limitation on any right Guarantor might have to exercise any rights of Lenders and the Loan Agents under the Loan Documents;

                      (iv) any right Guarantor might have under applicable law to revoke this Agreement in whole or in part;

                      (v) any Loan Agent's or Lender's waiver of or failure to enforce any of the terms, covenants or conditions contained in the Loan Documents or in any modification thereof;

                      (vi) any discharge, release, exchange, subordination, impairment, non-perfection or invalidity of any direct or indirect security or Lien on any real or personal property then held by or for the benefit of Lenders as security for the Loan Documents;

                      (vii) any additional security taken for the Loans, the Revolving Loan Agreement, the Notes or Borrower's or either Principal Guarantor's obligations under the Loan Documents;

                      (viii) any foreclosure or other realization on any security for the Loans, the Revolving Loan Agreement, the Notes or the Loan Documents, regardless of the effect upon any subrogation, contribution or reimbursement rights Guarantor might have against Borrower, any other guarantor (including, without limitation, Principal Guarantors or any other Additional Subsidiary Guarantor) or any other Person;

                      (ix) any change in the trust existence, structure or ownership of Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Borrower or its assets or any resulting release or discharge of any obligation of Borrower contained in the Revolving Loan Agreement, any Note or any other Loan Document;

                      (x) the existence of any claim, set-off or other rights which Guarantor may have at any time against Borrower, any Lender, any Loan Agent, any other guarantor (including without limitation, Principal Guarantors or any other Additional Subsidiary Guarantor) or any other Person, whether in connection herewith or any unrelated transactions; PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                      (xi) any invalidity or unenforceability relating to or against Borrower for any reason of the Revolving Loan Agreement, any Note or any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by Borrower of the principal of or interest on the Loans or any other amount payable by Borrower under the Revolving Loan Agreement, any Note or any other Loan Document; or

                      (xii) any other act or omission to act or delay of any kind by Borrower, any Lender, any Loan Agent or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 2.2, constitute a legal or equitable discharge of or defense to Guarantor's obligations hereunder.

Without limiting the generality of the foregoing, Guarantor agrees that its liability under this Agreement shall continue even if any Loan Agent or Lender alters any obligations under the Loan Documents in any respect or Lenders' or Guarantor's remedies or rights against Borrower are in any way impaired or suspended without Guarantor's consent, and Guarantor waives any and all rights, benefits and defenses it may have under applicable law with respect thereto.

                  2.3 The liability of Guarantor under this Agreement is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Loan Documents, at law, in equity or otherwise. Guarantor's liability hereunder may be larger in amount and more burdensome than that of Borrower with respect to the Guaranteed Loan Amount, and Guarantor waives any and all rights, benefits and defenses it may have under applicable law with respect thereto. Guarantor's liability hereunder shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security, guaranty or collateral for the Loan Documents, whether caused by hazardous substances or otherwise, any Loan Agent's or Lender's failure to perfect a security interest in such security or collateral or any disability or other defense of Borrower or any other guarantor (including, without limitation, Principal Guarantors or any other Additional Subsidiary Guarantor).

                  2.4 Guarantor's obligations hereunder shall remain in full force and effect until all Commitments under the Revolving Loan Agreement shall have terminated and the principal of and interest on the Guarantied Loan Amount and all other amounts payable by Borrower under the Revolving Loan Agreement, the Notes and the other Loan Documents with respect thereto shall have been paid in full. Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payments, or any part thereof, of principal of or interest on the Guarantied Loan Amount or any other obligation of Borrower with respect thereto, any other guarantor (including without limitation, Principal Guarantors or any other Additional Subsidiary Guarantor) is rescinded or must otherwise be restored by either Loan Agent or any Lender upon the bankruptcy or reorganization of Borrower or any such other guarantor or otherwise.

                  2.5 Guarantor hereby irrevocably waives to the extent permitted by applicable law (i) all notices to Guarantor, to Borrower or to any other Person not expressly provided for herein or in the Revolving Loan Agreement, including, but not limited to, notices of the acceptance of this Agreement or the creation, renewal, extension, modification, accrual of any of the Loan Documents and enforcement of any right or remedy with respect thereto, and notice of any other matters relating thereto; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting Guarantor's liability hereunder or the enforcement hereof; (iv) any duty on the part of any Loan Agent or Lender to disclose to Guarantor any facts any Loan Agent or Lender may now or hereafter know about Borrower, regardless of whether any Loan Agent or Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or has reason to believe that such facts are unknown to Guarantor, or has a reasonable opportunity to communicate such facts to Guarantor, since Guarantor acknowledges that it is fully responsible for being and keeping informed of the financial condition of Borrower and of all circumstances bearing on the risk of nonperformance of any obligations hereby guaranteed; (v) any defense arising because of any Loan Agent's or Lender's election, in any case under of the

United States Bankruptcy Code, of the application of Section 1111(b)(2) of the United States Bankruptcy Code; (vi) any defense based upon any borrowing or grant of a security interest under Section 364 of the United States Bankruptcy Code; and (vii) all principles or provisions of law which conflict with the terms of this Agreement (including any other suretyship defense that may be available to Guarantor). Guarantor further agrees that the Loan Agents and Lenders may enforce this Agreement upon and after the occurrence of an Event of Default, notwithstanding (1) the existence of any dispute between Borrower and any Loan Agent or Lender with respect to the existence of such Event of Default or performance of Borrower's or either Principal Guarantor's obligations under the Loan Documents, or any counterclaim, setoff or other claim which Borrower, either Principal Guarantor or Guarantor may allege against any Loan Agent or Lender with respect thereto, or (2) the existence of any dispute between Guarantor and Borrower, or any counterclaim, setoff or other claim which Guarantor may allege against Borrower with respect thereto.

                  2.6 Guarantor agrees that the Loan Agents and Lenders may enforce this Agreement against Guarantor without the necessity of resorting to or exhausting any security or collateral and without the necessity of proceeding against Borrower or any other guarantor (including, without limitation, Principal Guarantors or any other Additional Subsidiary Guarantor). Guarantor hereby waives any and all benefits it may have under any applicable law, including, without limitation, any right to require the Loan Agents and Lenders to proceed against Borrower, to proceed against any other guarantor, to foreclose any lien on any real or personal property, to exercise any right or remedy under the Loan Documents or to pursue any other remedy or to enforce any other right.

                  2.7 Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against Borrower with respect to such payment or against any direct or indirect security therefor, or otherwise to be reimbursed, indemnified or exonerated by or for the account of Borrower in respect thereof.

                 SECTION 3.        REPRESENTATIONS AND WARRANTIES.

                  3.1 Guarantor represents, warrants and covenants to Administrative Agent and Lenders that:

                  (a) Guarantor has full power, authority and legal right to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Guarantor, do not require any authorization or other action on the part of its shareholders, do not require any approval or consent of any trustee or holders of any indebtedness or obligations of Guarantor (other than those, if any, which have been obtained) and will not violate any Requirement of Law or Contractual Obligation applicable to Guarantor;

                  (b) no consent, authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection with the authorization, execution, delivery and performance by Guarantor of this Agreement (other than those which have been obtained and are in full force and effect);

                  (c) this Agreement constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally applicable to, and in any proceeding under such laws relating to, Guarantor as debtor or insolvent;

                  (d) Guarantor has received complete copies of the Revolving Loan Agreement and the other Loan Documents; and

                  (e) the proceeds of Loan(s) will be used for the purposes set forth in Annex I hereto.

                  SECTION 4.        COVENANTS.

                  4.1 MAINTENANCE OF EXISTENCE. Guarantor will (a) maintain its existence as a Maryland real estate investment trust in good standing and as a wholly-owned Subsidiary of Borrower and (b) not dissolve or otherwise dispose of all or substantially all of its assets.

                  4.2 COMPLIANCE WITH LAWS. Guarantor will comply in all material respects with all laws, rules, regulations and orders of any Governmental Authority applicable to Guarantor or any of its operations or assets, except for any such laws, rules, regulations and orders which the Guarantor is contesting in good faith by appropriate proceedings and the noncompliance with which during such contest would not reasonably be expected to have a material adverse effect on Guarantor or its operations or assets if the result of such contest were adverse to Guarantor.

                  4.3 MAINTENANCE OF GOVERNMENTAL AUTHORIZATIONS. Guarantor will maintain in full force and effect all material governmental and other authorizations, approvals, consents, permits, licenses, certifications and qualifications reasonably necessary for the conduct of its business and ownership of its properties.

                  4.4 VISITATION RIGHTS. Upon reasonable notice, Guarantor will, at any reasonable time and from time to time during normal business hours, permit Administrative Agent or its agents or representatives to examine and make copies of and abstracts from the records, and books of account of, Guarantor and to discuss the affairs, finances and accounts of Guarantor with its officers and accountants.

                  4.5 KEEPING OF BOOKS. Guarantor will keep proper books of record and account, in which full and correct entries shall be made of financial transactions and the assets and operations of Guarantor in accordance with GAAP.

                  4.6 COMPLIANCE WITH REVOLVING LOAN AGREEMENT. Guarantor will comply with each covenant of Borrower in the Revolving Loan Agreement relating to Guarantor as a Subsidiary of Borrower or as an Additional Subsidiary Guarantor, as if Guarantor were a party to the Revolving Loan Agreement and made such covenants directly with respect to itself, including, without limitation, Section 7.8 of the Revolving Loan Agreement (prohibiting Indebtedness of Guarantor other than Indebtedness evidenced by the Loan Documents and intercompany Indebtedness owing to Borrower) and Section 7.9 of the Revolving Loan Agreement (prohibiting Liens on the property of Guarantor except Liens evidenced by the Loan Documents and Permitted Exceptions).

                  SECTION 5.        MISCELLANEOUS.

                  5.1 CHOICE OF LAW. THIS AGREEMENT SHALL BE A CONTRACT UNDER AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

                  5.2 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; ETC. NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT, GUARANTOR HEREBY IRREVOCABLY (a) SUBMITS TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING RELATING TO THIS AGREEMENT; (b) AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR OTHER LEGAL PROCEEDING MAY BE HEARD AND DETERMINED IN, AND ENFORCED IN AND BY, ANY SUCH COURT; (c) WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO VENUE IN ANY SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM; (d) AGREES TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, OR BY TELEX, OR IN ANY OTHER MANNER PERMITTED BY LAW, TO ANY THEN DESIGNATED AGENT FOR SERVICE OF PROCESS ("PROCESS AGENT") AT ANY SPECIFIED ADDRESS OR TO GUARANTOR AT ITS ADDRESS SET FORTH HEREIN OR TO SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED IN WRITING (SUCH SERVICE TO BE EFFECTIVE ON THE EARLIER OF RECEIPT THEREOF OR, IN THE CASE OF SERVICE BY MAIL, THE FIFTH DAY AFTER DEPOSIT OF SUCH SERVICE IN THE MAILS AS AFORESAID), AND HEREBY WAIVES ANY CLAIM OF ERROR ARISING OUT OF SERVICE OF PROCESS BY ANY METHOD PROVIDED FOR HEREIN OR ANY CLAIM THAT SUCH SERVICE WAS NOT EFFECTIVELY MADE; (e) AGREES THAT THE FAILURE OF ITS PROCESS AGENT FOR SERVICE OF PROCESS TO GIVE ANY NOTICE OF ANY SUCH SERVICE OF PROCESS TO IT SHALL NOT IMPAIR OR EFFECT THE VALIDITY OF SUCH SERVICE OR ANY JUDGMENT BASED THEREON; (f) TO THE EXTENT THAT GUARANTOR HAS ACQUIRED, OR HEREAFTER MAY ACQUIRE, ANY IMMUNITY FROM JURISDICTION OF ANY SUCH COURT OR FROM LEGAL PROCESS THEREIN, WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY; (g) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN CONNECTION WITH, OR WITH RESPECT TO, ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING RELATING TO THIS AGREEMENT, (i) ANY CLAIM THAT IT IS IMMUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT

IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO IT OR ANY OF ITS PROPERTY, (ii) ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, (iii) ANY RIGHT TO A JURY TRIAL, AND (iv) ANY RIGHT TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, DIRECT DAMAGES; AND (h) AGREES THAT THE ADMINISTRATIVE AGENT SHALL HAVE THE, RIGHT TO BRING ANY LEGAL PROCEEDINGS (INCLUDING A PROCEEDING FOR ENFORCEMENT OF A JUDGMENT ENTERED BY ANY OF THE AFOREMENTIONED COURTS) AGAINST GUARANTOR IN ANY OTHER COURT OR JURISDICTION IN ACCORDANCE WITH APPLICABLE LAW. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT IN THE COURTS OF ANY OTHER JURISDICTION OR THE RIGHT, IN CONNECTION WITH ANY LEGAL ACTION OR PROCEEDING WHATSOEVER, TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. GUARANTOR HEREBY IRREVOCABLY DESIGNATES CORPORATION SERVICE COMPANY, WITH OFFICES AT 2 WORLD TRADE CENTER, SUITE 8746, NEW YORK, NEW YORK 10048, AS ITS PROCESS AGENT TO RECEIVE SERVICE OF ANY AND ALL PROCESS AND DOCUMENTS ON ITS BEHALF IN ANY LEGAL PROCEEDING IN THE STATE OF NEW YORK, AND SUCH PROCESS AGENT, BY SEPARATE INSTRUMENT, HAS AGREED TO SO ACT AS PROCESS AGENT FOR SERVICE OF PROCESS. IF SUCH PROCESS AGENT SHALL FOR ANY REASON FAIL TO ACT, OR BE PREVENTED FROM ACTING, AS SUCH PROCESS AGENT, NOTICE THEREOF SHALL IMMEDIATELY BE GIVEN TO THE ADMINISTRATIVE AGENT BY REGISTERED OR CERTIFIED MAIL AND GUARANTOR AGREES PROMPTLY TO DESIGNATE ANOTHER PROCESS AGENT IN THE CITY OF NEW YORK, SATISFACTORY TO THE ADMINISTRATIVE AGENT TO SERVE IN PLACE OF SUCH PROCESS AGENT AND DELIVER TO THE ADMINISTRATIVE AGENT WRITTEN EVIDENCE OF SUCH SUBSTITUTE PROCESS AGENT'S ACCEPTANCE OF SUCH DESIGNATION. SUCH ACTING PROCESS AGENT SHALL NEVERTHELESS CONTINUE TO SERVE AS PROCESS AGENT UNTIL ITS SUCCESSOR IS DULY APPOINTED.

                  5.3 NOTICES; CERTAIN PAYMENTS. (a) All notices, consents and other communications to Borrower, Guarantor or Administrative Agent and/or Lenders relating hereto to be effective shall be in writing and shall be deemed made (i) if by mail or facsimile, when received, (ii) if by telex, when sent answerback received, and (iii) if by courier, when receipted for, in each case addressed to them as follows or at such other address as either of them may designate by written notice to the other:

                  If to Guarantor:

                     ________________ Properties Trust
                     c/o  Senior Housing Properties Trust
                     400 Centre Street
                     Newton, Massachusetts 02158

                     Attention:  Messrs. David J. Hegarty and Ajay Saini
                                 Telecopier: (617) 332-2261
                           with a copy to:

                           Sullivan & Worcester LLP
                           One Post Office Square
                           Boston, Massachusetts 02109

                           Attention:       Alexander A. Notopoulos, Jr.
                                            Telecopier: (617) 338-2880

                  If to Administrative Agent and/or Lenders:

                           Dresdner Bank AG
                           New York Branch
                           75 Wall Street
                           New York, NY 10005

                           Attention:       Andrew P. Nesi, Vice President
                                            Birgit Anderson, Assistant Treasurer
                                            Telephone: (212) 429-2201/2747
                                            Telecopier: (212) 429-2129

Any failure by Administrative Agent or any Lender to provide a copy of any notice to the second address of Guarantor shown above shall not effect the validity of such notice if delivered to the first address of Guarantor shown above.

                  (b) All payments to Administrative Agent or Lenders required to be made hereunder shall be made to Administrative Agent for the account of Lenders at:

                           Dresdner Bank AG
                           New York Branch
                           75 Wall Street
                           New York, New York 10005
                           ABA No. 026008303
                           For further credit to Account No. NYB121757/15
                           Reference:       Senior Housing Properties Trust

together with irrevocable instructions to Administrative Agent to apply such payment under this Agreement and the Revolving Loan Agreement. The Administrative Agent may by written notice to Guarantor specify or change its account and address for payment instructions hereunder.

                  5.4 NO WAIVERS; CUMULATIVE REMEDIES; ENTIRE AGREEMENT; HEADINGS; SUCCESSORS AND ASSIGNS; COUNTERPARTS; SEVERABILITY. No action, failure, delay or omission by Administrative Agent or Lenders in exercising any rights and remedies under the Revolving Loan Agreement or any of the other Loan Documents, this Agreement or otherwise, shall constitute a waiver of, or impair, any of the rights or privileges of Administrative Agent or any Lender hereunder. No single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Such rights and remedies are cumulative and not exclusive of any rights and remedies provided by law or otherwise available. No waiver of any such right or remedy shall be effective unless given in writing by Administrative Agent on behalf of Lenders. No waiver of any such right or remedy shall be deemed a waiver of any other right or remedy hereunder or thereunder. Every right and remedy given by this Agreement or by applicable law to or for the benefit of Administrative Agent and Lenders may be exercised from time to time and as often as may be deemed expedient by Administrative Agent on behalf of Lenders. Except as expressly set forth herein, this Agreement and the Revolving Loan Agreement to the extent provided herein constitute the entire agreement of the parties relating to the subject matter hereof and there are no verbal agreements relating hereto. Section headings herein shall have no legal effect. This Agreement (including all covenants, representations, warranties, privileges, rights, and remedies made or granted herein) shall inure to the benefit of, and be enforceable by, Administrative Agent on behalf of each Lender and its successors and assigns, except as otherwise expressly provided in the Revolving Loan Agreement. Guarantor may not directly or indirectly assign or transfer (whether by agreement, by operation of law or otherwise) any of its rights or obligations and liabilities hereunder without the prior written consent of Administrative Agent. Each Lender may grant participations in or otherwise assign, sell or dispose of, any of its rights hereunder to the extent permitted by and in accordance with the provisions of the Revolving Loan Agreement. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed an original and all of which taken together shall be defined to constitute one and the same instrument. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby; and the parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  5.5 SURVIVAL. The obligations of Guarantor under this Agreement shall survive the repayment of the Loans and the cancellation of the Notes and the termination of the other Loan Documents, in the circumstances described in Section 2.4.

                  5.6 COSTS, EXPENSES AND TAXES. Guarantor agrees to pay on demand all reasonable costs and expenses of Administrative Agent and Lenders, including without limitation reasonable counsel fees and expenses, if any, in connection with the enforcement of this Agreement. In addition, Guarantor shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement, and shall indemnify and hold Administrative Agent and Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                  5.7 NONLIABILITY OF TRUSTEES. THE DECLARATION OF TRUST ESTABLISHING GUARANTOR DATED _______________, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "_______________ PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT

INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF GUARANTOR SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, GUARANTOR.

                  5.8 RELEASE. Administrative Agent on behalf of Lenders will, upon written request of Borrower and Guarantor, release this Guaranty if either
(a) the Guarantied Loan Amount, together with all accrued interest and other amounts payable under the Revolving Loan Agreement in connection therewith, have been paid in full in cash designated by Borrower to Administrative Agent at the time of such payment for application to such purpose, or (b) Guarantor has entered into a financing with a third party creditor involving substantially all of its assets and applied the entire gross proceeds of such financing (net of underwriting discounts and commissions and reasonable out-of-pocket fees and expenses incurred in connection therewith) as provided in Section 2.8(d) of the Revolving Loan Agreement to the prepayment of the Loans (including, to the extent of available proceeds, the prepayment in whole or in part of the Guarantied Loan Amount and accrued interest) and Administrative Agent has received such verifications with respect to such prepayment as Administrative Agent may require. Any such release shall be effected by delivery of a written instrument by Administrative Agent to such effect to Guarantor and Borrower (with copies to Lenders).

                  IN WITNESS WHEREOF, Guarantor has caused this Agreement to be duly executed and delivered as of the day and year first above written.

                           ____________________ PROPERTIES TRUST, a
                           Maryland real estate investment trust

                           By: __________________________________________
                           Name:
                           Title:

                                     ANNEX I
                                       to
                         ADDITIONAL SUBSIDIARY GUARANTY

                       Statement of Uses of Loan Proceeds

                                    EXHIBIT F

                                     [FORM]

                             SUBORDINATION AGREEMENT

                  THIS SUBORDINATION AGREEMENT (this "AGREEMENT") dated as of September 15, 1999 is made by and among REIT MANAGEMENT & RESEARCH, INC., a Delaware corporation (together with its successors and assigns, the "SUBORDINATED CREDITOR"), DRESDNER BANK AG, a German banking corporation acting through its New York Branch, as Administrative Agent (including any successor Administrative Agent under the Revolving Credit Agreement described below, the "ADMINISTRATIVE AGENT") for itself as a lender and the other lenders (collectively, the "LENDERS") now or hereafter from time to time parties to the Revolving Loan Agreement described below and the other holders or obligees from time to time of or with respect to the Senior Obligations (as defined below) as beneficiaries hereof (the Administrative Agent, Lenders and such other holders and obligees, together the "SENIOR CREDITORS" and each a "SENIOR CREDITOR"), and SENIOR HOUSING PROPERTIES TRUST, a Maryland real estate investment trust (together with its successors and assigns, the "BORROWER").

                  A. The Borrower and its subsidiaries, SPTMRT Properties Trust and SPTBROOK Properties Trust, have asked the Lenders to make a $350,000,000 secured revolving loan facility available to the Borrower for the purpose of making loans to the Borrower from time to time up to an aggregate principal amount outstanding of $350,000,000 (the "LOANS") for certain business purposes of the Borrower and its subsidiaries, pursuant to a Revolving Loan Agreement dated as of the date hereof among the Borrower, the Administrative Agent, the Lenders and SPTMRT Properties Trust and SPTBROOK Properties Trust, as Guarantors (as the same may hereafter be amended, supplemented and otherwise modified from time to time, the "REVOLVING LOAN AGREEMENT") under which the Borrower is issuing notes to Lenders in the aggregate principal amount of $350,000,000 to evidence the Loans (as the same may be amended, modified and replaced from time to time, the "NOTES"). The payment of the Loans and Notes and all other amounts payable from time to time under the Revolving Loan Agreement, the Notes and the other LOAN DOCUMENTS (which term is used herein as defined in the Revolving Loan Agreement) and the performance of the Borrower's obligations thereunder are being (i) jointly and severally guaranteed by SPTMRT Properties Trust and SPTBROOK Properties Trust under the Revolving Loan Agreement and (ii) secured by mortgage and security agreements or deeds of trust and security agreements on each of the properties of SPTMRT Properties Trust and SPTBROOK Properties Trust.

                  B. Pursuant to the Advisory Agreement (as defined below), the Borrower has engaged the Subordinated Creditor for the purposes of, among other things, providing to the Borrower and its Subsidiaries advisory, management and administrative services with respect to the properties of Borrower and its Subsidiaries.

                  C. It is a condition precedent to the Lenders' obligation to make or continue Loans to the Borrower pursuant to the Revolving Loan Agreement that the Advisor and the Borrower enter into this Agreement.

                  NOW, THEREFORE, in consideration of the Commitments of the Lenders to make Loans to the Borrower pursuant and subject to the terms and conditions of the Revolving Loan Agreement, and in consideration of the mutual agreements set forth herein, the parties hereto hereby agree as follows:

                  SECTION 1.

                  1.1 As used herein the following terms shall have the following meanings:

                  "ADDITIONAL SUBSIDIARY GUARANTY" has the meaning set forth in the Revolving Loan Agreement.

                   "ADMINISTRATIVE AGENT" has the meaning set forth in the first paragraph hereof and shall include any other Senior Creditor appointed to act as administrative agent under the Revolving Loan Agreement instead of such Administrative Agent.

                  "ADVISORY AGREEMENT" means the Advisory Agreement, dated as of September 15, 1999 between the Borrower and the Subordinated Creditor, as amended, supplemented, modified or replaced from time to time in a manner not inconsistent with the terms hereof or of the Revolving Loan Agreement.

                  "BORROWER" has the meaning set forth in the first paragraph hereof.

                  "GUARANTORS" means SPTMRT Properties Trust and SPTBROOK Properties Trust, each a Maryland real estate investment trust and a wholly-owned subsidiary of the Borrower.

                  "LENDERS" has the meaning set forth in the first paragraph hereof.

                  "LOANS" has the meaning set forth in recital clause A hereof.

                  "LOAN DOCUMENTS" has the meaning set forth in the Revolving Loan Agreement.

                  "NOTES" has the meaning set forth in recital clause A hereof.

                  "REVOLVING LOAN AGREEMENT" has the meaning set forth in recital clause A hereof.

                  "SENIOR CREDITOR" has the meaning set forth in the first paragraph hereof.

                  "SENIOR OBLIGATIONS" means (a) the principal amount of, and accrued interest on (including, without limitation, any interest which accrues or would accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed as a claim in such case, proceeding or other action), the Loans and the Notes, and (b) all other indebtedness, obligations and liabilities of the Borrower, either of the Guarantors or any Additional Subsidiary Guarantor to the Administrative Agent or any of the Lenders now existing or hereafter incurred or created under the Notes, the Revolving Loan Agreement and any other Loan Document.

                  "SUBORDINATED CREDITOR" has the meaning set forth in the first paragraph hereof.

                  "SUBORDINATED OBLIGATIONS" means any and all fees, commissions, compensation and other amounts (other than reimbursements for reasonable out of pocket expenses of the Advisor) payable to the Advisor or any of its affiliates from time to time pursuant to the Advisory Agreement or any other agreement now or hereafter entered into by the Borrower (and/or any of its Subsidiaries) and the Advisor.

                  1.2 All terms used in this Agreement and defined in the Revolving Loan Agreement and not otherwise defined herein shall have the meanings set forth in the Revolving Loan Agreement. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified and, where appropriate, the singular shall include the plural.

                  SECTION 2.

                  2.1 The Subordinated Creditor agrees, for itself and any future holder of the Subordinated Obligations, that the Subordinated Obligations are and shall at all times during the term hereof be expressly subordinate and junior in right of payment (as defined in Section 2.2) to all Senior Obligations, and that it shall not at any time during such term file or participate in the filing of any petition to initiate proceedings under the United States Bankruptcy Code, 11 U.S.C. Section 101 ET SEQ., against the Borrower or any of its Subsidiaries.

                  2.2 "Subordinate and junior in right of payment" shall mean that:

                      (a) At any time prior to the payment in full of all Senior Obligations, no direct or indirect payment on account of the Subordinated Obligations shall be made, no property or assets of the Borrower or any of its Subsidiaries shall be applied to the satisfaction of the Subordinated Obligations, in whole or in part, and the Subordinated Creditor shall not take, demand, receive or institute legal proceedings to recover, and neither Borrower nor any of its Subsidiaries shall make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment or security for the whole or any part of the Subordinated Obligations (all of the foregoing actions being hereinafter referred to as "Restricted Actions"), if at the time of or immediately after giving effect to such Restricted Action a Default or an Event of Default exists or would exist and is or would be continuing.

                      (b) (i) In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any substantial part of the property, assets or business of the Borrower or any of its Subsidiaries or the proceeds thereof, to any creditor or creditors of the Borrower or any of its Subsidiaries other than in the ordinary course of business or as permitted in the Revolving Loan Agreement or (ii) upon any indebtedness of the Borrower or any of its Subsidiaries becoming due and payable (or a proof of claim in respect thereof being filed in any applicable proceeding) by reason of any liquidation, dissolution or other winding up of the Borrower or any of its Subsidiaries or its business or by reason of any sale, receivership, insolvency, reorganization or bankruptcy proceedings, assignment for the benefit of creditors, arrangement or any proceeding by or against the Borrower or any of its Subsidiaries for any relief under any bankruptcy, reorganization or insolvency law or laws, federal or state, or any law, federal or state, relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension, or (iii) in the event that any amounts owing under the Revolving Loan Agreement, the Notes or any of the other Loan Documents have become, or have been declared to be, due and payable (and have not been paid in accordance with their terms), then and in any such event, any payment or distribution of any kind or character in respect of the Borrower or any of its Subsidiaries, whether in cash, property or securities, which, but for the subordination provisions contained herein, would otherwise be payable or deliverable to the Subordinated Creditor pursuant to or in respect of the Subordinated Obligations, shall instead be paid over or delivered to the Administrative Agent on behalf of the Senior Creditors which have Senior Obligations which are then due and payable (or in respect of which a proof of claim has been filed in any applicable proceeding) and promptly be applied (subject to applicable law) as a payment or prepayment on account of the Senior Obligations which are then due and payable pro rata in accordance with the amounts thereof then due and payable (or in respect of which a proof of claim has been filed in any applicable proceeding) and in the order of priority for payment of Senior Obligations set forth in the Revolving Loan Agreement, and the Subordinated Creditor shall not receive any such payment or distribution or any benefit therefrom unless and until the Senior Obligations which are then due and payable (or in respect of which a proof of claim has been filed in any applicable proceeding) shall have been fully and finally paid and satisfied.

                  SECTION 3.

                  3.1 The Subordinated Creditor irrevocably authorizes and empowers the Administrative Agent on behalf of the Senior Creditors under the circumstances set forth in clause (i) or (ii) of Section 2.2(b), to demand, sue for, collect and receive every such payment or distribution referred to in such Section and give acquittance therefor, and take such other proceedings, in the name of the Senior Creditors or in the name of the Subordinated Creditor or otherwise, as the Administrative Agent may deem reasonably necessary or advisable for the enforcement of the subordination provisions of this Agreement. The Subordinated Creditor hereby agrees, under the circumstances set forth in clause (i) or (ii) of Section 2.2(b), duly and promptly to take such action as may be reasonably requested at any time and from time to time by the Administrative Agent to file appropriate proofs of claim in respect of the Subordinated Obligations, and to execute and deliver such powers of attorney, assignments or other instruments as may be reasonably requested by the Administrative Agent in order to enable the Administrative Agent on behalf of the Senior Creditors to enforce any and all claims upon or in respect of the Subordinated Obligations and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect of the Subordinated Obligations. Any such amounts received by the Administrative Agent shall be applied (subject to applicable law) to the payment of the Senior Obligations PRO RATA in accordance with the amounts thereof then due and payable (or in respect of which proofs of claim have been filed in any applicable proceeding) and in the order of priority for payment of Senior Obligations set forth in the Revolving Loan Agreement.

                  3.2 Should any payment or distribution or security, or the proceeds of any thereof, be collected or received by the Subordinated Credit or pursuant to or in respect of the Subordinated Obligations, and such collection or receipt is at the time prohibited hereunder (or the making of such payment or distribution was so prohibited on the date of making thereof), the Subordinated Creditor will forthwith turn over the same to the Administrative Agent, in the form received (except for the endorsement or the assignment of the Subordinated Creditor when necessary) and, until so turned over, the same shall be held in trust by the Subordinated Creditor as the property of the Senior Creditors. Any such amounts received by the Administrative Agent shall be applied (subject to applicable law) to the payment of the Senior Obligations PRO RATA in accordance with the amounts thereof then due and payable (or in respect of which proofs of claim have been filed in any applicable proceeding) and in the order of priority for payment of Senior Obligations set forth in the Revolving Loan Agreement.

                  3.3 (a) Subject to the provisions of Section 3.3(b), the Subordinated Creditor shall be subrogated to the rights of the Senior Creditors to receive payments or distributions of cash, property or securities made on the Senior Obligations until the Senior Obligations shall be paid in full; and, for the purposes of such subrogation, payments or distributions to the Senior Creditors of any cash, property or securities to which the Subordinated Creditor would be entitled except for the provisions of this Agreement shall, as between the Borrower and its creditors other than the Senior Creditors and the Subordinated Creditor, be deemed to be a payment by the Borrower to or on account of Subordinated Obligations, it being understood that the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Subordinated Creditor, on the one hand, and the Senior Creditors, on the other hand. The purpose of this Section 3.3 is to grant to the Subordinated Creditor the same rights against the Borrower with respect to the aggregate amount of such payments or distributions as the Senior Creditors would have against the Borrower if such aggregate amount were considered overdue Senior Obligations.

                      (b) Notwithstanding any payment or payments made by the Subordinated Creditor hereunder or any application of funds of the Subordinated Creditor by the Administrative Agent or any Senior Creditor, the Subordinated Creditor shall not be entitled to be subrogated to any of the rights of any Senior Creditor against the Borrower or any of its Subsidiaries or against or under any collateral security or guarantee or right of offset held by or for the benefit of any Senior Creditor for the payment of the Senior Obligations, nor shall the Subordinated Creditor seek any reimbursement from the Borrower or any of its Subsidiaries or against or under any collateral security or guarantee or right of offset in respect of payments made by the Subordinated Creditor hereunder, until all amounts owing to each Senior Creditor by the Borrower or any of its Subsidiaries for or on account of the Senior Obligations are finally paid in full in cash.

                  SECTION 4.

                  4.1 The Subordinated Creditor represents, warrants and covenants to the Administrative Agent and the Lenders that:

                  (a) The Advisory Agreement delivered to the Administrative Agent on the date hereof has been duly and validly executed and constitutes the only Contractual Obligation of the Borrower (or any of its Subsidiaries) to the Advisor and of the Advisor to the Borrower (or any of its Subsidiaries);

                  (b) Subordinated Obligations currently or hereafter payable to the Subordinated Creditor by the Borrower (or any of its Subsidiaries) (i) are or will be payable free and clear of any security interests, liens, charges or encumbrances whatsoever arising from, through or under the Subordinated Creditor other than the interest of the Senior Creditors under this Agreement, and (ii) are or will be payable solely and exclusively to the Subordinated Creditor and to no other Person (other than to the Administrative Agent on behalf of the Senior Creditors hereunder);

                  (c) the Subordinated Creditor has full power, authority and legal right to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Subordinated Creditor, do not require any authorization or other action on the part of its shareholders, do not require any approval or consent of any trustee or holders of any indebtedness or obligations of the Subordinated Creditor (other than those which have been obtained) and will not violate any Requirement of Law or Contractual Obligation applicable to the Subordinated Creditor;

                  (d) no consent, authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection with the authorization, execution, delivery and performance by the Subordinated Creditor of this Agreement (other than those, if any, which have been obtained and are in full force and effect); and

                  (e) this Agreement constitutes a legal, valid and binding obligation of the Subordinated Creditor, enforceable against the Subordinated Creditor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally applicable to, and in any proceeding under such laws relating to, the Subordinated Creditor as debtor or insolvent.

                  4.2 The Borrower represents, warrants and covenants to the Administrative Agent and the Lenders that:

                  (a) the Borrower has full power, authority and legal right to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Borrower, do not require any authorization or other action on the part of its shareholders, do not require any approval or consent of any trustee or holders of any indebtedness or obligations of the Borrower (other than those which have been obtained) and will not violate any Requirement of Law or Contractual Obligation applicable to the Borrower;

                  (b) no consent, authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection with the authorization, execution, delivery and performance by the Borrower of this Agreement (other than those which have been obtained and are in full force and effect); and

                  (c) this Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency. reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally applicable to, and in any proceeding under such laws relating to, the Borrower as debtor or insolvent.

                  SECTION 5.

                  5.1 No payment or payments made by the Borrower, either Guarantor or any other Person or received or collected by the Administrative Agent or any Senior Creditor from the Borrower, either Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction or payment of the Senior Obligations shall be deemed to modify, reduce, release or otherwise affect the obligations of the Subordinated Creditor hereunder or the subordination provided for herein which shall, notwithstanding any such payment or payments, continue until the Senior Obligations are paid in full in cash. The Subordinated Creditor hereby consents and agrees that, without the necessity of any reservation of rights against the Subordinated Creditor and without notice to or further assent by the Subordinated Creditor, any demand for payment of any of the Senior Obligations made by the Administrative Agent or any Senior Creditor may be rescinded in whole or in part by the Administrative Agent or such Senior Creditor and any of the Senior Obligations continued, and the Senior Obligations, or the liability of any other party upon or for any part thereof, and the Revolving Loan Agreement, other Loan Documents or any other collateral security document, collateral security or guarantee from time to time therefor or relating thereto, or other document or right with aspect thereto, with respect to the Senior Creditors or any particular Senior Creditor may, from time to time, in whole or in part, be renewed, extended, amended, modified, supplemented, accelerated, compromised, waived, sold, exchanged or be surrendered or released or terminated or be unconsummated, or otherwise dealt with in any manner specified above or otherwise, in whole or in part, as such Senior Creditor or Senior Creditors or the Administrative Agent may deem advisable from time to time, all without the necessity of any reservations of rights against the Subordinated Creditor and without notice to or further assent by the Subordinated Creditor, which will remain bound hereunder and all without affecting the subordination provided for herein, notwithstanding any of the foregoing events or circumstances. The Administrative Agent and the Senior Creditors shall have no obligation or duty to take, accept, protect, secure, perfect, preserve or insure, or enforce or make demand in respect of, any security interest, pledge, mortgage, deed of trust or other lien or encumbrance, collateral security document or collateral security at any time held or contemplated to be held as security for, or any guarantee or contemplated guarantee of, the Senior Obligations. When making any demand hereunder against the Subordinated Creditor, the

Administrative Agent may in its sole discretion but shall be under no obligation to, make a similar demand on the Borrower, either Guarantor, any Additional Subsidiary Guarantor or any other obligor, or proceed against any collateral security or under any collateral security document or guarantee or other document or right, and any failure by the Administrative Agent to make any such demand or to collect any payments from the Borrower, either Guarantor, any Additional Subsidiary Guarantor or any such other obligor or proceed against any collateral security or under any collateral security document or guarantee or other document or right, or any release of the Borrower, either Guarantor, any Additional Subsidiary Guarantor or such obligor or under or in respect of any collateral security or any collateral security document or guarantee or other document or right, shall not affect the subordination provided for herein or relieve the Subordinated Creditor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Senior Creditor against the Subordinated Creditor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  5.2 The Subordinated Creditor irrevocably waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by any Senior Creditor upon this Agreement, and the Senior Obligations, existing and future, and all dealings between the Borrower, any of its Subsidiaries or the Subordinated Creditor and the Administrative Agent and each Senior Creditor, and any of them, shall conclusively be deemed and presumed to have been created, contracted, incurred, had or consummated in reliance upon this Agreement. The Subordinated Creditor irrevocably waives notice of or proof of reliance on this Agreement and diligence, protest, demand for payment and notice of default or nonpayment and any other notice or demand whatsoever or upon the Borrower, any of its Subsidiaries or the Subordinated Creditor with respect to the Senior Obligations and any right to notice of resale of any collateral security (if any), and, in respect of the Administrative Agent and the Senior Creditors, any other rights of a "debtor" under the Uniform Commercial Code as in effect from time to time in the State of New York, The Commonwealth of Massachusetts or any other relevant jurisdiction (collectively, the "UCC"), and irrevocably agrees not to assert in any suit, action or other legal proceeding relating to this Agreement, or otherwise, that it has, in respect of the Administrative Agent and the Senior Creditors, status as, or any rights of, a "debtor" under the UCC, or any defense to or discharge of its obligations hereunder or the subordination contemplated herein based on any such rights. This Agreement shall be construed as a continuing, absolute, unconditional and irrevocable subordination without regard to the validity, regularity or enforceability of any of the Loan Documents, any of the Senior Obligations or any security interest, pledge, mortgage or other lien or encumbrance, or other collateral security or collateral security document, or any guarantee therefor or other document or right with respect thereto at any time or from time to time held by or in favor of any Senior Creditor and without regard to any defense, set-off or counterclaim which may at any time be available to or be assessed by the Borrower, any of its Subsidiaries, the Subordinated Creditor or any other Person against the Administrative Agent or any Senior Creditor, or any other circumstance whatsoever (with or without notice to or knowledge of the Borrower, any of its Subsidiaries or the Subordinated Creditor or any other Person) which constitutes, or might be considered to constitute, an equitable or legal discharge or defense of the Borrower or any of its Subsidiaries for or to any of the Senior Obligations, or an equitable or legal discharge or defense of the Subordinated Creditor under this Agreement or otherwise, in bankruptcy or in reorganization or in any other instance, and the obligations and liabilities of the Subordinated Creditor hereunder and the subordination contemplated herein shall not be conditioned or contingent upon the pursuit by the Administrative Agent, any Senior Creditor or any other Person at any time of any right or remedy against the Borrower or any of its Subsidiaries or against any other Person which may be or become liable in respect of all or any part of the Senior Obligations or against or under any security interest, pledge, mortgage, deed of trust or other lien or encumbrance, or other collateral security or collateral security document, or any guarantee or other document or right with respect thereto. This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Borrower, the Guarantors, any Additional Subsidiary Guarantors and the Subordinated Creditor and the successors and assigns thereof, and shall inure to the benefit of each Senior Creditor, and its successors, endorsees, transferees and assigns, until the Revolving Loan Agreement and all other Loan Documents have been terminated in accordance with their terms and all the Senior Obligations and the obligations and liabilities of the Subordinated Creditor under this Agreement shall have been satisfied by final payment in cash or performance in full.

                  5.3 This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Senior Obligations is rescinded or must otherwise be restored or returned by any Senior Creditor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, either Guarantor, any Additional Subsidiary Guarantor or the Subordinated Creditor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower, either Guarantor, any Additional Subsidiary Guarantor or the Subordinated Creditor or any substantial part of their respective property, or for any other reason whatsoever, all as though such payments had not been made.

                  SECTION 6.

                  6.1 The Subordinated Creditor will not (a) sell, assign or otherwise transfer, in whole or in part, the Subordinated Obligations or any interest therein to any Person unless (i) such Person has expressly acknowledged to the Administrative Agent, in writing in form and substance satisfactory to the Administrative Agent, the subordination provided for herein and agrees to be bound by all the terms hereof, and (ii) the Subordinated Creditor has expressly guaranteed to the Administrative Agent, in writing in form and substance satisfactory to the Administrative Agent, the performance by such Person or such Person's obligations under Section 3.2 of this Agreement; or (b) create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever upon the Subordinated Obligations in favor of any Person unless the Subordinated Creditor has obtained the prior written consent of the Administrative Agent (which consent may be withheld in the Administrative Agent's sole discretion) and such Person expressly acknowledges to the Administrative Agent in writing the subordination provided for herein and agrees to be bound by all of the terms hereof. Without the prior written consent of the Administrative Agent, the Subordinated Creditor and the Borrower (and the Borrower's Subsidiaries) will not amend or supplement the Advisory Agreement as in effect on the date hereof or enter into any other agreement that directly or indirectly (a) increases the Subordinated Obligations payable to the Advisor or modifies the basis on which any Subordinated Obligations are payable in a manner which could increase the Subordinated Obligations payable to the Advisor or provides for any additional Subordinated Obligations to be paid to the Advisor, or (b) provides for or results in Subordinated Obligations becoming due and payable earlier than is contemplated by the Advisory Agreement as in effect on the date hereof or (c) provides for or results in any services of the Advisor contemplated by the Advisory Agreement being performed by any Person (including any Affiliate of the Advisor) other than the Advisor.

                  6.2 Except as otherwise expressly set forth herein, this Agreement is intended to create a relationship among independent contractors and nothing in this Agreement shall be deemed to create a fiduciary, agency or trust relationship in favor of the Advisor or the Borrower or any of its Subsidiaries.

                  6.3 The Advisor hereby acknowledges receipt of copies of the Revolving Loan Agreement and all other Loan Documents.

                  SECTION 7.

                  7.1 CHOICE OF LAW. THIS AGREEMENT SHALL BE A CONTRACT UNDER AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

                  7.2 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; ETC. NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT, THE SUBORDINATED CREDITOR HEREBY IRREVOCABLY (a) SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING RELATING TO THIS AGREEMENT; (b) AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR OTHER LEGAL PROCEEDING MAY BE HEARD AND DETERMINED IN, AND ENFORCED IN AND BY, ANY SUCH COURT; (c) WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO VENUE IN ANY SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM; (d) AGREES TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, OR BY TELEX, OR IN ANY OTHER MANNER PERMITTED BY LAW, TO ANY THEN DESIGNATED AGENT FOR SERVICE OF PROCESS ("PROCESS AGENT") AT ANY SPECIFIED ADDRESS OR TO THE SUBORDINATED CREDITOR AT ITS ADDRESS SET FORTH HEREIN OR TO SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED IN WRITING (SUCH SERVICE TO BE EFFECTIVE ON THE EARLIER OF RECEIPT THEREOF OR, IN THE CASE OF SERVICE BY MAIL, THE FIFTH DAY AFTER DEPOSIT OF SUCH SERVICE IN THE MAILS AS AFORESAID), AND HEREBY WAIVES ANY CLAIM OF ERROR ARISING OUT OF SERVICE OF PROCESS BY ANY METHOD PROVIDED FOR HEREIN OR ANY CLAIM THAT SUCH SERVICE WAS NOT EFFECTIVELY MADE; (e) AGREES THAT THE FAILURE OF ITS PROCESS AGENT FOR SERVICE OF PROCESS TO GIVE ANY NOTICE OF ANY SUCH SERVICE OF PROCESS TO IT SHALL NOT IMPAIR OR EFFECT THE VALIDITY OF SUCH SERVICE OR ANY JUDGMENT BASED THEREON; (f) TO THE EXTENT THAT THE

SUBORDINATED CREDITOR HAS ACQUIRED, OR HEREAFTER MAY ACQUIRE, ANY IMMUNITY FROM JURISDICTION OF ANY SUCH COURT OR FROM LEGAL PROCESS THEREIN, WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY; (g) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN CONNECTION WITH, OR WITH RESPECT TO, ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING RELATING TO THIS AGREEMENT, (i) ANY CLAIM THAT IT IS IMMUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO IT OR ANY OF ITS PROPERTY, (ii) ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, (iii) ANY RIGHT TO A JURY TRIAL, AND (iv) ANY RIGHT TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, DIRECT DAMAGES; AND (h) AGREES THAT THE ADMINISTRATIVE AGENT SHALL HAVE THE, RIGHT TO BRING ANY LEGAL PROCEEDINGS (INCLUDING A PROCEEDING FOR ENFORCEMENT OF A JUDGMENT ENTERED BY ANY OF THE AFOREMENTIONED COURTS) AGAINST THE SUBORDINATED CREDITOR IN ANY OTHER COURT OR JURISDICTION IN ACCORDANCE WITH APPLICABLE LAW. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT IN THE COURTS OF ANY OTHER JURISDICTION OR THE RIGHT, IN CONNECTION WITH ANY LEGAL ACTION OR PROCEEDING WHATSOEVER, TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE SUBORDINATED CREDITOR HEREBY IRREVOCABLY DESIGNATES CORPORATION SERVICE COMPANY, WITH OFFICES AT 2 WORLD TRADE CENTER, SUITE 8746, NEW YORK, NEW YORK 10048, AS ITS PROCESS AGENT TO RECEIVE SERVICE OF ANY AND ALL PROCESS AND DOCUMENTS ON ITS BEHALF IN ANY LEGAL PROCEEDING IN THE STATE OF NEW YORK, AND SUCH PROCESS AGENT, BY SEPARATE INSTRUMENT, HAS AGREED TO SO ACT AS PROCESS AGENT FOR SERVICE OF PROCESS, IF SUCH PROCESS AGENT SHALL FOR ANY REASON FAIL TO ACT, OR BE PREVENTED FROM ACTING, AS SUCH PROCESS AGENT, NOTICE THEREOF SHALL IMMEDIATELY BE GIVEN TO THE ADMINISTRATIVE AGENT BY REGISTERED OR CERTIFIED MAIL AND THE SUBORDINATED CREDITOR AGREES PROMPTLY TO DESIGNATE ANOTHER PROCESS AGENT IN THE CITY OF NEW YORK, SATISFACTORY TO THE ADMINISTRATIVE AGENT TO SERVE IN PLACE OF SUCH PROCESS AGENT AND DELIVER TO THE ADMINISTRATIVE AGENT WRITTEN EVIDENCE OF SUCH SUBSTITUTE PROCESS AGENT'S ACCEPTANCE OF SUCH DESIGNATION. SUCH ACTING PROCESS AGENT SHALL NEVERTHELESS CONTINUE TO SERVE AS PROCESS AGENT UNTIL ITS SUCCESSOR IS DULY APPOINTED. ADMINISTRATIVE AGENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (A) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT AND (B) ANY RIGHT TO CLAIM OR RECOVER IN ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, DIRECT DAMAGES.

                  7.3 NOTICES; CERTAIN PAYMENTS. (a) All notices, consents and other communications to the Borrower, the Subordinated Creditor or the Administrative Agent relating hereto to be effective shall be in writing and shall be deemed made (i) if by mail or facsimile, when received, (ii) if by telex, when sent answerback received, and (iii) if by courier, when receipted for, in each case addressed to them as follows or at such other address as either of them may designate by written notice to the other:

                  If to the Borrower:

                           Senior Housing Properties Trust
                           400 Centre Street
                           Newton, Massachusetts 02158

                           Attention: Messrs. David J. Hegarty and Ajay Saini
                                      Telecopier: (617) 332-2261

                           with a copy to:

                           Sullivan & Worcester LLP
                           One Post Office Square
                           Boston, Massachusetts 02109

                           Attention: Alexander A. Notopoulos, Jr.
                                      Telecopier: (617) 338-2880

                  If to the Subordinated Creditor:

                           REIT Management & Research, Inc.
                           400 Centre Street
                           Newton, Massachusetts 02158
                           Attention: Jennifer B. Clark, Esq.
                                      Telecopier: (617) 928-1305

                           with a copy to:

                           Sullivan & Worcester LLP
                           One Post Office Square
                           Boston, Massachusetts 02109

                           Attention: Alexander A. Notopoulos, Jr.
                                      Telecopier: (617) 338-2880

                  If to the Administrative Agent:

                           Dresdner Bank AG
                           New York Branch
                           75 Wall Street
                           New York, NY 10005

                           Attention: Andrew P. Nesi, Vice President
                                      Birgit Anderson, Assistant Treasurer
                                      Telephone: (212) 429-2201/2747
                                      Telecopier: (212) 429-2129

Any failure by the Administrative Agent to provide a copy of any notice to the second address of the Borrower or the Subordinated Creditor shown above shall not effect the validity of such notice if delivered to the first address of the Borrower or the Subordinated Creditor, as applicable, shown above.

                  (b) All payments to the Administrative Agent or the Senior Creditors required to be made hereunder shall be made to the Administrative Agent for the account of the Senior Creditors at:

                               Dresdner Bank AG
                               New York Branch
                               75 Wall Street
                               New York, New York 10005
                               ABA No. 026008303

                               For further credit to Account No. NYB121757/15
                               Reference: Senior Housing Properties Trust

together with irrevocable instructions to the Administrative Agent to apply such payment under this Agreement. The Administrative Agent may by written notice to the Borrower and the Subordinated Creditor specify or change its account and address for payment instructions hereunder.

                  7.4 NO WAIVERS; CUMULATIVE REMEDIES; ENTIRE AGREEMENT; HEADINGS; SUCCESSORS AND ASSIGNS; COUNTERPARTS; SEVERABILITY. No action, failure, delay or omission by the Administrative Agent in exercising any rights and remedies under the Revolving Loan Agreement or any of the other Loan Documents, this Agreement or otherwise, shall constitute a waiver of, or impair, any of the rights or privileges of any Senior Creditor hereunder. No single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Such rights and remedies are cumulative and not exclusive of any rights and remedies provided by law or otherwise available. No waiver of any such right or remedy shall be effective unless given in writing by the Administrative Agent. No waiver of any such right or remedy shall be deemed a waiver of any other right or remedy hereunder or thereunder. Every right and remedy given by this Agreement or by applicable law to or for the benefit of any Senior Creditor may be exercised from time to time and as often as may be deemed expedient by the Administrative Agent on behalf of such Senior Creditor. Except as expressly set forth herein, this Agreement constitutes the entire agreement of the parties relating to the subject matter hereof and there are no verbal agreements relating hereto. Section headings herein shall have no legal effect. This Agreement (including all covenants, representations, warranties, privileges, rights, and remedies made or granted herein) shall inure to the benefit of, and be enforceable by, the Administrative Agent on behalf of each Senior Creditor and its successors and assigns, except as otherwise expressly provided in this Agreement. The Subordinated Creditor may not directly or indirectly assign or transfer (whether by agreement, by operation of law or otherwise) any of its rights or obligations and liabilities hereunder without the prior written consent of the Administrative Agent. Each Senior Creditor may grant participations in or otherwise assign, sell or dispose of, any of its rights hereunder to the extent permitted by and in accordance with the provisions of the Revolving Loan Agreement. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed an original and all of which taken together shall be defined to constitute one and the same instrument. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby; and the parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  7.5 SURVIVAL. The obligations of the Subordinated Creditor and the Borrower under this Agreement shall survive the repayment of the Loans and the cancellation of the Notes and the termination of the other Loan Documents and the Senior Obligations, in the circumstances described in Section 5.3.

                  7.6 FURTHER ASSURANCES. The Subordinated Creditor and the Borrower agree to execute and deliver such further documents and to do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

                  7.7 NO RESCISSION; WAIVERS. The subordination provisions contained herein are for the benefit of the Administrative Agent and the Senior Creditors and their respective successors and assigns as holders from time to time of Senior Obligations and may not be rescinded or cancelled or modified in any way; and, unless otherwise expressly provided for herein, no provision of this Agreement may be waived or changed without the express prior written consent thereto of the Administrative Agent.

                  7.8 REQUIRED LEGENDS. The Borrower and Subordinated Creditor will cause each executed copy of the Advisory Agreement, any instrument or other writing evidencing any of the obligations arising thereunder and any amendment, modification or supplement thereto to bear a statement or legend to the effect that the Subordinated Obligations are subordinate and junior in right of payment to the Senior Obligations in the manner and to the extent herein set forth.

                  7.9 STATUS AS SENIOR OBLIGATIONS. For purposes of this Agreement, Senior Obligations shall cease to be such, or the outstanding principal amount thereof shall be deemed reduced, only (i) upon actual receipt by the Subordinated Creditor of a notice from the holder or holders of such Senior Obligations or obligee or obligees with respect thereto terminating the constitution of such indebtedness, obligations and/or liabilities as senior obligations under this Agreement or reducing the amount of such indebtedness, obligations and/or liabilities so constituted or (ii) when the Senior Obligations have in fact been finally paid in full and the Revolving Loan Agreement and all other Loan Documents have been terminated in accordance with their terms and the Subordinated Creditor shall have received notice from the Administrative Agent of such fact. The Administrative Agent shall within seven Business Days following receipt of a written request therefor from the Subordinated Creditor confirm in writing to the Subordinated Creditor whether or not the Senior Obligations have ceased to be such pursuant to clause (ii) of the preceding sentence. At the request of the Administrative Agent, the Subordinated Creditor will confirm in writing to any Senior Creditor that the indebtedness, obligations and/or liabilities held by such Senior Creditor and constituted as Senior Obligations hereunder are Senior Obligations. However, the failure or refusal of the Subordinated Creditor to issue any such confirmation shall not affect the status as Senior Obligations of any indebtedness, obligations and/or liabilities constituting Senior Obligations in accordance with the provisions of this Agreement.

                  7.10 NONLIABILITY OF TRUSTEES. THE DECLARATION OF TRUST ESTABLISHING THE BORROWER, DATED DECEMBER 16, 1998, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "SENIOR HOUSING PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE BORROWER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE BORROWER.

                  [remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              SENIOR HOUSING PROPERTIES
                              TRUST, a Maryland real estate investment trust


                              By: __________________________________________
                              Name:
                              Title:

                              REIT MANAGEMENT & RESEARCH, INC.


                              By: __________________________________________
                              Name:
                              Title:

                              DRESDNER BANK AG, New York Branch,
                              as Administrative Agent on behalf of the Senior Creditors


                              By: __________________________________________
                              Name:
                              Title:


                              By: __________________________________________
                              Name:
                              Title:

                                   SCHEDULE 1

         LENDERS', LENDING OFFICES, COMMITMENTS AND PRO RATA SHARES AND

                                                              Commitment
Lender and Lending Office                                        Amount                 Pro Rata Share
-------------------------                                     ----------                --------------

Dresdner Bank AG, New York                                    $350,000,000                    100%
  Branch and Grand Cayman Branch
75 Wall Street
New York, NY 10005

Attention:    Andrew Nesi/Birgit Anderson
              Telephone: (212) 429-2201/2747
              Telecopier: (212) 429-2129


                                      S1-1

                                   SCHEDULE 2

                       DESCRIPTIONS OF MARRIOTT PROPERTIES

         Property                                                               Legal Description
         --------                                                               -----------------
MARRIOTT PROPERTIES

1.       Scottsdale, Maricopa County, Arizona.                                  See Attached.

2.       Virginia Beach, City of Virginia Beach, Virginia.                      See attached.

3.       Deerfield Beach/Horizon Club, Broward County,                          See attached.
         Florida.

4.       Bellaire/Houston, Harris County, Texas.                                See attached.

5.       Palm Harbour, Pinellas County, Florida.                                See attached.

6.       Calusa Harbour, Lee County, Florida.                                   See attached.

7.       Villa Valencia, Orange County, California.                             See attached.

8.       Port St. Lucie, St. Lucie County, Florida.                             See attached.

9.       Church Creek, Cook County, Illinois.                                   See attached.

10.      The Jefferson, Arlington County, Virginia.                             See attached.

11.      The Colonnades, Albermarle County, Virginia.                           See attached.

12.      Sun City, Maricopa County, Arizona.                                    See attached.

13.      Bedford Court, Montgomery County, Maryland.                            See attached.

14.      Boca Pointe, Palm Beach, Florida.                                      See attached.


                                      S2-1

                                   SCHEDULE 3

                      DESCRIPTIONS OF BROOKDALE PROPERTIES

Brookdale Properties
--------------------

1.       East Mesa, Arizona.                                                    See attached.

2.       Rochester, New York                                                    See attached.

3.       Chicago, Illinois.                                                     See attached.

4.       Spokane, Washington.                                                   See attached.


                                      S3-1

                                   SCHEDULE 4

                             BORROWER'S SUBSIDIARIES

         As of the date of the funding of the Initial Loan, the Borrower has the following subsidiaries:

        Name of             Jurisdiction of                                       Shares           % Owned Directly
      Subsidiary             Incorporation          Shares Authorized          Outstanding           or Indirectly
      ----------            ---------------         -----------------          -----------         ----------------
1.  SPTIHS               Maryland              1,000 common stock           1,000              100%
Properties Trust                               ($.01 par value)

2.  SPTMISC              Maryland              1,000 common stock           1,000              100%
Properties Trust                               ($.01 par value)

3.  SPTMNR               Maryland              1,000 common stock           1,000              100%
Properties Trust                               ($.01 par value)

4.  SPTMRT               Maryland              1,000 common stock           1,000              100%
Properties Trust                               ($.01 par value)

5.  SPTSUN               Maryland              1,000 common stock           1,000              100%
Properties Trust                               ($.01 par value)

6. SPTSUN II             Maryland              1,000 common stock           1,000              100%
Properties Trust                               ($.01 par value)

7.  SPTBROOK             Maryland              1,000 common stock           1,000              100%
Properties Trust                               ($.01 par value)

8.  SPTGEN               Maryland              1,000 common stock           1,000              100%
Properties Trust                               ($.01 par value)

9.  HRES1                Maryland              1,000 common stock           1,000              100%
Properties Trust                               ($.01 par value)

10  HRES2                Maryland              1,000 common stock           1,000              100%
Properties Trust                               ($.01 par value)


                                      S4-1

                                   SCHEDULE 5

                              PERMITTED EXCEPTIONS

1. Liens of landlords, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith; PROVIDED that, in each case, any such Lien is not reasonably likely to cause a MAC; and PROVIDED FURTHER that, in the case of any Liens being so contested, (i) the amount secured thereby is not material in relation to the Appraised Value of the affected Property, (ii) such Property would not be in any danger of being sold, forfeited or lost by reason of such contest; (iii) no insurance coverage required to be maintained pursuant to this Agreement shall be cancelled or jeopardized as a result of the contest; and (iv) if required by Administrative Agent, Borrower or the respective Guarantor shall have furnished to Administrative Agent a bond, or other security satisfactory to Administrative Agent, to protect Lenders from any liability to which it may be exposed as a result of such contest.

2. In the case of a Property, all Leases for such Property and the rights of the Tenants under such Leases and any Credit Support Agreements relating to such Leases.

3. Liens for taxes, assessments, water rates, sewer or other governmental charges or claims, the payment of which is not, at the time, due.

4. Easements, rights-of-way, rights of access, encroachments upon or by any Property, in each case, as shown in the Title Insurance Policies.

5. Easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances that, in respect of any Property, could not reasonably be likely to result in a MAC.

6. Liens resulting from equipment financings or similar security arrangements entered into by a Tenant.


                                      S5-1

                                   SCHEDULE 6

                    NON-CURRENT MORTGAGE INTEREST AGREEMENTS

                                      None.


                                      S6-1

This document was prepared by and
after recording should be returned to:
Ballard Spahr Andrews & Ingersoll, LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103-7599
Attn: Alicia B. Clark, Esquire

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     SPTBROOK PROPERTIES TRUST, as MORTGAGOR

                                       to

              DRESDNER BANK AG, Administrative Agent for itself as

              a lender and for certain other lenders, as MORTGAGEE

                       -----------------------------------

                                  MORTGAGE AND
                               SECURITY AGREEMENT

                       -----------------------------------

                            Dated: September 15, 1999

                            Street Address:   2960 North Lake Shore Drive
                                              Chicago, Illinois

                            Permanent Index Number: 14-28-203-029

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page

         Article 1 - GRANTS OF SECURITY...........................................................................2
                  Section 1.1  Property Mortgaged.................................................................2
                  Section 1.2  Assignment of Leases and Rents.....................................................5
                  Section 1.3  Security Agreement.................................................................5
                  Section 1.4  Pledge of Monies Held..............................................................5

         Article 2 - DEBT AND OBLIGATIONS SECURED.................................................................6
                  Section 2.1  Debt...............................................................................6
                  Section 2.2  Other Obligations..................................................................6
                  Section 2.3  Debt and Other Obligations.........................................................7
                  Section 2.4  Payments...........................................................................7

         Article 3 - SPTBROOK COVENANTS...........................................................................7
                  Section 3.1  Payment of Debt....................................................................7
                  Section 3.2  Incorporation by Reference.........................................................7
                  Section 3.3  Insurance..........................................................................7
                  Section 3.4  Payment of Taxes, Etc.............................................................11
                  Section 3.5  Condemnation......................................................................12
                  Section 3.6  Leases and Rents..................................................................13
                  Section 3.7  Maintenance of Property...........................................................13
                  Section 3.8  Waste.............................................................................14
                  Section 3.9  Compliance With Laws..............................................................14
                  Section 3.10  Books and Records................................................................15
                  Section 3.11  Payment For Labor and Materials.  ...............................................15
                  Section 3.12  Performance of Other Agreements.  ...............................................15
                  Section 3.13  Change of Name, Identity or Structure............................................16
                  Section 3.14  Existence........................................................................16

         Article 4 - SPECIAL COVENANTS...........................................................................16
                  Section 4.1  Property Use......................................................................16
                  Section 4.2  Restoration After Casualty/Condemnation...........................................16

         Article 5 - REPRESENTATIONS AND WARRANTIES..............................................................20
                  Section 5.1  Warranty of Title.................................................................20
                  Section 5.2  Authority.........................................................................21
                  Section 5.3  Legal Status and Authority........................................................21
                  Section 5.4  Validity..........................................................................21
                  Section 5.5  Litigation........................................................................21
                  Section 5.6  Status of Property................................................................22
                  Section 5.7  No Foreign Person.................................................................22
                  Section 5.8  Separate Tax Lot..................................................................22


                                        i

                  Section 5.9   Leases...........................................................................22
                  Section 5.10  Mailing Address..................................................................23
                  Section 5.11  Illegal Activity.................................................................23

         Article 6 - DEBTOR/CREDITOR RELATIONSHIP................................................................23
                  Section 6.1  Relationship of SPTBROOK and Lender...............................................23

         Article 7 - FURTHER ASSURANCES..........................................................................23
                  Section 7.1  Recording of Security Instrument, Etc.............................................23
                  Section 7.2  Further Acts, Etc.................................................................24
                  Section 7.3  Changes in Tax, Debt Credit and Documentary Stamp Laws.  .........................24
                  Section 7.4  Estoppel Certificates.............................................................25
                  Section 7.5  Flood Insurance...................................................................25
                  Section 7.6  Amended Financing Statements......................................................25

         Article 8 - DUE ON SALE/ENCUMBRANCE.....................................................................26
                  Section 8.1  No Sale/Encumbrance...............................................................26
                  Section 8.2  Sale/Encumbrance Defined..........................................................26
                  Section 8.3  Lender's Rights...................................................................26

         Article 9 - DEFAULT.....................................................................................26
                  Section 9.1  Events of Default.................................................................26

         Article 10 - RIGHTS AND REMEDIES........................................................................27
                  Section 10.1  Remedies.........................................................................27
                  Section 10.2  Application of Proceeds..........................................................30
                  Section 10.3  Right to Cure Defaults...........................................................30
                  Section 10.4  Actions and Proceedings..........................................................30
                  Section 10.5  Recovery of Sums Required To Be Paid.............................................30
                  Section 10.6  Examination of Books and Records.................................................31
                  Section 10.7  Other Rights, Etc................................................................31
                  Section 10.8  Right to Release Any Portion of the Property.....................................32
                  Section 10.9  Violation of Laws................................................................32
                  Section 10.10 Right of Entry...................................................................32

         Article 11 - ENVIRONMENTAL HAZARDS......................................................................32
                  Section 11.1  Environmental Covenants..........................................................32
                  Section 11.2  Lender's Rights..................................................................33

         Article 12 - INDEMNIFICATION............................................................................34
                  Section 12.1  General Indemnification..........................................................34
                  Section 12.2  Mortgage and/or Intangible Tax...................................................35
                  Section 12.3  Environmental Indemnification....................................................35
                  Section 12.4  Duty to Defend; Attorneys' Fees and Other Fees and Expenses......................36


                                       ii

         Article 13 - WAIVERS....................................................................................36
                  Section 13.1  Waiver of Counterclaim...........................................................36
                  Section 13.2  Marshalling and Other Matters....................................................36
                  Section 13.3  Waiver of Notice.................................................................37
                  Section 13.4  Waiver of Statute of Limitations.................................................37
                  Section 13.5  Sole Discretion of Lender........................................................37
                  Section 13.6  Survival.........................................................................37
                  Section 13.7  Waiver of Trial By Jury..........................................................37

         Article 14 - NOTICES....................................................................................38
                  Section 14.1 Notices...........................................................................38

         Article 15 - APPLICABLE LAW.............................................................................39
                  Section 15.1  CHOICE OF LAW; CONSENT OF JURISDICTION...........................................39
                  Section 15.2  Usury Laws.......................................................................39
                  Section 15.3  Provisions Subject to Applicable Law.  ..........................................39
                  Section 15.4  Inapplicable Provision...........................................................39

         Article 16 - COSTS......................................................................................40
                  Section 16.1  Attorney's Fees for Enforcement..................................................40

         Article 17 - DEFINITIONS................................................................................40
                  Section 17.1  General Definitions..............................................................40
                  Section 17.2  Headings, Etc.  .................................................................40

         Article 18 - MISCELLANEOUS PROVISIONS...................................................................40
                  Section 18.1  No Oral Change...................................................................40
                  Section 18.2  Liability........................................................................41
                  Section 18.3  Duplicate Originals; Counterparts................................................41
                  Section 18.4  Number and Gender................................................................41
                  Section 18.5  Entire Agreement.................................................................41
                  Section 18.6  Nonliability of Trustees.........................................................41

         Article 19 - LOCAL LAW PROVISIONS.......................................................................41
                  Section 19.1  Local Law Provisions.............................................................41

Exhibits -

Exhibit A - Description of Land
Exhibit B - Local Law Provisions

Definitions

The terms set forth below are defined in the following Sections of this Security Instrument or in the Loan Agreement (defined in the Recitals):

              ADA:  Subsection 3.10(a)
              Applicable Law:  Subsection 3.10(a)
              Attorneys' Fees/Counsel Fees:  Section 17.1
              Bankruptcy Code:  Subsection 1.1(f)
              Brookdale Master Lease:  Recitals
              Brookdale Lease Guaranty:  Recitals
              Brookdale Master Tenant:  Recitals
              Brookdale Subtenants:  Recitals
              Business Day:  Section 14.1
              Casualty Amount: Subsection 4.2(a)(i)
              Casualty Consultant:  Subsection 4.2(b)(iii)
              Casualty Retainage:  Subsection 4.2(b)(iv)
              Collateral:  Section 1.3
              Debt:  Section 2.1
              Default Rate:  Section 10.3
              Environmental Law: Defined in the Loan Agreement Environmental Liens: Section 11.2
              ERISA:  Subsection 4.2(a)
              Escrow Fund:  Section 3.5
              Event of Default:  Section 9.1
              Force Majeure:  Subsection 4.2(b)
              Hazardous Material: Defined in the Loan Agreement
              HRPT:  Recitals
              Improvements:  Subsection 1.1(c)
              Indemnified Parties:  Section 12.1
              Insurance Premiums:  Subsection 3.3(b)
              Land:  Subsection 1.1(a)
              Leases:  Subsection 1.1(f)
              Lender:  Preamble
              Loan Agreement: Recitals
              Loan Documents: Recitals
              Loans:  Recitals
              Losses:  Section 12.1
              Net Proceeds:  Subsection 4.2(b)
              Net Proceeds Deficiency: Subsection 4.2(b)(vi) Loan Agreement: Recitals
              Losses:  Section 12.1
              Notes:  Recitals
              Obligations:  Section 2.3
              Other Charges:  Subsection 3.4(a)
              Other Obligations:  Section 2.2
              Other Security Documents:  Section 3.2

              Permitted Exceptions:  Section 5.1
              Person:  Section 17.1
              Personal Property:  Subsection 1.1(e)
              Policies/Policy:  Subsection 3.3(b)
              Property:  Section 1.1
              Qualified Insurer:  Subsection 3.3(b)
              Rating Agency:  Subsection 3.3(b)
              Release:  Defined in the Loan Agreement
              Remediation:  Section 11.1
              Rents:  Subsection 1.1(f)
              Restoration:  Subsection 3.3(d)
              Security Instrument:  Preamble
              SHPT:  Recitals
              SPTBROOK:  Preamble
              SPTMRT:  Recitals
              Taxes:  Subsection 3.4(a)
              Tenant:  Section 3.6
              Uniform Commercial Code:  Subsection 1.1(e)

     THIS MORTGAGE AND SECURITY AGREEMENT (this "SECURITY INSTRUMENT") is made as of September 15, 1999, by SPTBROOK PROPERTIES TRUST, a Maryland real estate investment trust with its principal place of business at 400 Centre Street, Newton, Massachusetts 02158, as mortgagor ("SPTBROOK"), to DRESDNER BANK AG, a German banking corporation acting through its New York Branch, as Administrative Agent for itself as a lender and for the other lenders under the Loan Agreement described below, with an address at 75 Wall Street, New York, New York 10005 ("LENDER").

                                    RECITALS:

A. SPTBROOK's affiliate, Senior Housing Properties Trust ("SHPT"), was organized on December 16, 1998 as a wholly-owned subsidiary of HRPT Properties Trust, a Maryland real estate investment trust ("HRPT"). Commencing with or promptly following the execution and delivery of this Security Instrument, SHPT is being spun off by HRPT. In anticipation of HRPT's spin-off of SHPT, (1) HRPT formed other wholly-owned subsidiaries and transferred properties to them, including, among others, the following:
     (i) HRPT formed SPTMRT Properties Trust, a Maryland real estate investment trust ("SPTMRT") and transferred 14 properties (nine congregate care properties and five assisted living properties) that are leased under 14 separate leases to subsidiaries of Marriott International, Inc. (the "SPTMRT PROPERTIES") and (ii) HRPT formed SPTBROOK and transferred four congregate care properties master leased to a subsidiary of Brookdale Living Communities, Inc. (the "SPTBROOK PROPERTIES"), and (2) HRPT transferred to SHPT all of HRPT's capital shares of such subsidiaries (including both SPTMRT and SPTBROOK). As part of HRPT's spin-off of SHPT,
     (a) HRPT is distributing approximately one-half of its shares of SHPT to HRPT's shareholders and is retaining in its portfolio the remainder of its shares of SHPT and (b) SHPT is borrowing $200,000,000 from Lender and using the entire proceeds of such borrowing to pay formation debt owing to HRPT by SPTMRT and SHPT.

B. SHPT, SPTMRT and SPTBROOK have asked Lender to make a $350,000,000 secured revolving loan facility available to SHPT for the purpose of making loans to SHPT from time to time up to an aggregate principal amount outstanding of $350,000,000 (the "LOANS") for certain business purposes of SHPT and its subsidiaries, including the initial $200,000,000 Loan described in paragraph A above, pursuant to a Revolving Loan Agreement dated as of the date hereof among SHPT, Lender, Dresdner Bank AG and the other lenders party thereto from time to time, SPTMRT and SPTBROOK (as the same may be amended, supplemented and modified from time to time the "LOAN AGREEMENT") under which SHPT is issuing notes to Lender in the aggregate principal amount of $350,000,000 to evidence the Loans (as the same may be amended, modified and replaced from time to time, the "NOTES"). One or more Notes may be assigned in whole or in part by one lender to another lender from time to time under the Loan Agreement and thereupon replaced with new Notes reflecting such assignments in accordance with the terms of the Loan

     Agreement. Loans made under the Loan Agreement may be advanced, repaid and readvanced in whole or in part from time to time subject to the terms and conditions of the Loan Agreement. It is the intent of SPTBROOK and Lender that all such Notes and Loans outstanding from time to time and SPTBROOK's guaranty obligations in respect thereof shall be secured by this Security Instrument. As used herein, depending on the context, "LENDER" means (i) Dresdner Bank AG, as Administrative Agent (including any successor Administrative Agent under the Loan Agreement) acting for and on behalf of itself as a lender and for the other lenders under the Loan Agreement or
     (ii) Dresdner Bank AG and the other lenders under the Loan Agreement in their capacities as such lenders.

C. The payment of the Loans and Notes and all other amounts payable from time to time under the Loan Agreement, the Notes and the other LOAN DOCUMENTS (which term is used herein as defined in the Loan Agreement) and the performance of SHPT's obligations thereunder are being (i) jointly and severally guaranteed by SPTMRT and SPTBROOK under the Loan Agreement and
     (ii) secured by mortgage and security agreements or deeds of trust and security agreements on each of the SPTMRT Properties and the SPTBROOK Properties (including the Property defined in Section 1.1).

D. The SPTBROOK Properties are leased to BLC Property, Inc. (the "BROOKDALE MASTER TENANT"), a wholly owned subsidiary of Brookdale Living Communities, Inc. under a Master Lease Agreement dated as of December 27, 1996, as amended (the "BROOKDALE MASTER LEASE") with an initial term expiring December 31, 2019. The four Brookdale Properties are subleased, respectively, by the Brookdale Master Tenant to Brookdale Living Communities of Washington, Inc., Brookdale Living Communities of Arizona, Inc., Brookdale Living Communities of Illinois, Inc. and Brookdale Living Communities of New York, Inc. (collectively, the "BROOKDALE SUBTENANTS") under a separate sublease for each Brookdale Property. The Brookdale Master Tenant's obligations under the Brookdale Master Lease are guarantied by Brookdale Living Communities, Inc. and the Brookdale Subtenants under a Guaranty Agreement dated as of December 27, 1996, as amended (the "BROOKDALE LEASE GUARANTY"). The Brookdale Properties subject to the Brookdale Master Lease include the Land and Improvements (defined below), which are subleased by the Brookdale Master Tenant to Brookdale Living Communities of Illinois, Inc.

E. SPTBROOK desires to secure the payment of the Debt (defined in Section 2.1) and the performance of all other obligations of SPTBROOK and SHPT under the Loan Agreement and the other Loan Documents.

                         ARTICLE 1 - GRANTS OF SECURITY

     Section 1.1 PROPERTY MORTGAGED. SPTBROOK does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Lender, and grant a security interest to Lender in, the following property, rights, interests and estates now owned or hereafter acquired by SPTBROOK (collectively, the "PROPERTY"):

(a) LAND. The real property described in EXHIBIT A attached hereto and made a part hereof (the "LAND");

(b) ADDITIONAL LAND. All additional lands, estates and development rights hereafter acquired by SPTBROOK for use in connection with the Land and the development of the Land that may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

(c) IMPROVEMENTS. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the "IMPROVEMENTS");

(d) EASEMENTS. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of SPTBROOK of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(e) FIXTURES AND PERSONAL PROPERTY. All machinery, equipment, furniture, furnishings, fixtures (including, but not limited to all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by SPTBROOK, or in which SPTBROOK has or shall have an interest, now or hereafter located upon the Land or the Improvements, or appurtenant thereto, and used in connection with the present or future operation and occupancy of the Land and the Improvements, and all building equipment, materials and supplies of any nature whatsoever owned by SPTBROOK, or in which SPTBROOK has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or used in connection with the present or future operation and occupancy of the Land and the Improvements, and the right, title and interest of SPTBROOK in and to any other tangible property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the "UNIFORM COMMERCIAL CODE"), and all proceeds and products of the above (collectively, the "PERSONAL PROPERTY");

(f) LEASES AND RENTS. All leases (including master leases, leases and subleases) and other agreements affecting the use, enjoyment or occupancy of all or any part of the Land or the Improvements heretofore or hereafter entered into whether before or after the filing by or against SPTBROOK of any petition for relief under 11 U.S.C. [sec] 101 et seq. (the "BANKRUPTCY CODE"), as the same may be amended from time to time, all lease guarantees, other guarantees, letters of credit and any other credit support given by any guarantor in connection therewith, and all cash or securities deposited under leases to secure the performance by the lessees of their obligations thereunder (collectively the "LEASES") and all right, title and interest of SPTBROOK, its successors and assigns therein and thereunder, including, without limitation, the Brookdale Master Lease and the Brookdale Lease Guaranty [insofar as they relate to the Property]; and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land, the Improvements and the Leases whether paid or accruing before or after the filing by or against SPTBROOK of any petition for relief under the Bankruptcy Code (collectively the "RENTS"); and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents;

(g) CONDEMNATION AWARDS. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(h) INSURANCE PROCEEDS. All proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance judgments, or settlements made in lieu thereof, for damage to the Property;

(i) TAX CERTIORARI. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

(j) RIGHTS. The right, in the name and on behalf of SPTBROOK, to commence any action or proceeding to protect the interest of Lender in the Property and while an Event of Default (defined in Section 9.1) remains uncured, to appear in and defend any action or proceeding brought with respect to the Property;

(k) AGREEMENTS. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of SPTBROOK therein and thereunder, including, without limitation, the right, while an Event of Default remains uncured, to receive and collect any sums payable to SPTBROOK thereunder;

(l) INTANGIBLES. All accounts, escrows, chattel paper, claims, deposits, trade names, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles specific to or used in connection with the operation of the Property, if any; and

(m) CONVERSION. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

(n) OTHER RIGHTS. Any and all other rights of SPTBROOK in and to the items set forth in Subsections (a) through (m) above.

     Section 1.2 ASSIGNMENT OF LEASES AND RENTS. SPTBROOK hereby absolutely and unconditionally assigns to Lender SPTBROOK's right, title and interest in and to all current and future Leases and Rents (including, without limitation, the Brookdale Master Lease and the Brookdale Lease Guaranty and the rents and other amounts payable thereunder in so far as they relate to the Property); it being intended by SPTBROOK that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2 and Section 3.7, Lender grants to SPTBROOK a revocable license to collect and receive the Rents. SPTBROOK shall hold the Rents, or a portion thereof, sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

     Section 1.3 SECURITY AGREEMENT. This Security Instrument is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of SPTBROOK in the Property. By executing and delivering this Security Instrument, SPTBROOK hereby grants to Lender, as security for the Obligations (defined in Section 2.3), a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code (such portion of the Property so subject to the Uniform Commercial Code, the "COLLATERAL").

     Section 1.4 PLEDGE OF MONIES HELD. SPTBROOK hereby pledges to Lender, and grants to Lender a security interest in, any and all monies now or hereafter held by Lender, including, without limitation, the Net Proceeds (defined in Section 4.2), as additional security for the Obligations until expended or applied as provided in this Security Instrument.

                               CONDITIONS TO GRANT

     TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender, and the successors and assigns of Lender, forever;

     PROVIDED, HOWEVER, these presents are upon the express condition that, if all Commitments (as defined in the Loan Agreement) have terminated and the Loans and all other amounts payable by SHPT under the Loan Agreement, the Notes and the other Loan Documents have been paid in full, and if SHPT and SPTBROOK shall well and truly pay to Lender the Debt at the time and in the manner provided in the Loan Agreement, the Notes and the other Loan Documents and this Security Instrument and the Other Security Documents (defined in Section 3.2), shall well and truly perform the Other Obligations as set forth in this Security Instrument, and shall well and truly abide by and comply with each and every covenant and condition set forth herein and, to the extent applicable to SHPT or SPTBROOK, in the Loan Agreement, the Notes and the other Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void; and

     PROVIDED FURTHER, HOWEVER, these presents are, only to the extent the same is required in order to trigger the subordination of the Brookdale Master Lease to this Security Instrument as provided in Section 21.2 of the Brookdale Master Lease, subject to the rights of the Brookdale Master Tenant under the Brookdale Master Lease, including the rights of the Brookdale Master Tenant to acquire the Collective Leased Properties (as such term is defined in the Brookdale Master Lease) pursuant to the applicable provisions of the Brookdale Master Lease.

                    ARTICLE 2 - DEBT AND OBLIGATIONS SECURED

     Section 2.1 DEBT. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the following, in such order of priority as Lender may determine in its sole discretion (the "DEBT"):

(a) the payment of all sums payable by SPTBROOK under (i) the Loan Agreement, including, without limitation, its guaranty and surety obligations under
     Section 10 thereof, (ii) this Security Instrument and (iii) the Other Security Documents;

(b) the payment of all sums payable by SHPT under the Loan Agreement, the Notes and the other Loan Documents, including, without limitation, all principal of and interest on the Loans and all fees payable to Lender pursuant to
     Section 2.6 of the Loan Agreement;

(c) the payment of all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby; and

(d) the payment of all sums advanced and costs and expenses incurred by Lender in connection with the Debt or any part thereof, any renewal, extension, modification, consolidation, change, substitution, replacement, restatement or increase of the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of SPTBROOK, SHPT or Lender.

     Section 2.2 OTHER OBLIGATIONS. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the "OTHER OBLIGATIONS"):

(a)  the performance of all other obligations of SPTBROOK contained herein;

(b) the performance of each obligation of SPTBROOK and each obligation of SHPT contained in the Loan Agreement or any other Loan Document, in addition to the payment of the Debt, and of SPTBROOK contained in the Other Security Documents.

     Section 2.3 DEBT AND OTHER OBLIGATIONS. SPTBROOK's and SHPT's obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively below as the "OBLIGATIONS."

     Section 2.4 PAYMENTS. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.

                         ARTICLE 3 - SPTBROOK COVENANTS

     SPTBROOK covenants and agrees with Lender that:

     Section 3.1 PAYMENT OF DEBT. SPTBROOK will pay the Debt owing by SPTBROOK at the time and in the manner provided in the Loan

Agreement, the Other Security Documents and in this Security Instrument.

     Section 3.2 INCORPORATION BY REFERENCE. All the covenants, conditions and agreements contained in (a) the Loan Agreement, and (b) all and any of the documents other than the Loan Agreement or this Security Instrument now or hereafter executed by SPTBROOK and by or in favor of Lender, which wholly or partially secure or guaranty payment of the Debt (the "OTHER SECURITY DOCUMENTS"), are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

     Section 3.3 INSURANCE.

(a) SPTBROOK shall obtain and maintain, or cause to be maintained, insurance for SPTBROOK and the Property providing at least the following coverages:

     (i) PROPERTY INSURANCE. Insurance with respect to the Improvements and building equipment insuring against any peril included within the classification "All Risks of Physical Loss" in amounts at all times sufficient to prevent Lender from becoming a co-insurer within the terms of the applicable policies and under applicable law, but in any event such insurance shall be maintained in an amount equal to the full insurable value of the Improvements and building equipment, the term "full insurable value" to mean the actual replacement cost of the Improvements and building equipment (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually by an insurer, a recognized independent insurance broker or an independent appraiser selected and paid by SPTBROOK and in no event less than the coverage required pursuant to the terms of any Lease. Absent such annual adjustment, each policy shall contain inflation guard coverage insuring that the policy limit will be increased over time to reflect the effect of inflation. SPTBROOK shall also maintain insurance against loss or damage to such furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Property and owned by SPTBROOK from time to time, to the extent applicable, in the amount of the cost of replacing the same, in each case, with inflation guard coverage to reflect the effect of inflation, or annual valuation. Each policy or policies shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Lender's approval. The maximum deductible shall be $10,000.00;

     (ii) LIABILITY INSURANCE. Commercial general liability insurance, including personal injury, bodily injury, death and property damage liability, insurance against any and all claims, including all legal liability to the extent insurable and imposed upon Lender and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Property in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to the Property but in no event for a combined single limit of less than $5,000,000. During any construction of the Property, Mortgagor's general contractor for such construction shall also provide the insurance required in this Subsection (a). Lender hereby retains the right to periodically review the amount of said liability insurance being maintained by SPTBROOK and to require an increase in the amount of said liability insurance should Lender deem an increase to be reasonably prudent under then existing circumstances;

     (iii) WORKERS' COMPENSATION INSURANCE. Statutory workers' compensation insurance with respect to any work on or about the Property covering all persons subject to the workers' compensation laws of the state in which the Property is located;

     (iv) BUSINESS INTERRUPTION. Business interruption and/or loss of "rental income" insurance in an amount sufficient to avoid any co-insurance penalty and to provide proceeds which will cover a period of not less than one (1) year from the date of casualty or loss, with a six month extended period of indemnity, the term "rental income" to mean the sum of (A) the total then ascertainable Rents payable under the Leases and
          (B) the total ascertainable amount of all other amounts to be received by SPTBROOK from third parties which are the legal obligation of the tenants, reduced to the extent such amounts would not be received because of operating expenses not incurred during a period of non-occupancy of that portion of the Property then not being occupied. The amount of coverage shall be adjusted annually to reflect the rents payable during the succeeding eighteen (18) month period;

     (v) BOILER AND MACHINERY INSURANCE. Broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery, and equipment located in, on or about the Property and insurance against loss of occupancy or use arising from any breakdown in such amount per accident equal to the replacement value of the improvements housing the machinery or $2,000,000 or such other amount reasonably determined by Lender. If one or more large HVAC units is in operation at the Property, "System Breakdowns" coverage shall be required, as determined by Lender. Minimum liability coverage per accident must equal the value of such unit(s);

     (vi) FLOOD INSURANCE. If required by Subsection 5.6(a) hereof, flood insurance in an amount at least equal to the lesser of (A) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the indebtedness secured hereby if replacement cost coverage is not available for the type of building insured); or (B) the maximum insurance available under the appropriate National Flood Insurance Administration program. The deductible may not exceed $25,000.

     (vii) BUILDER'S RISK. During the period of any construction, renovation or alteration of the Improvements which exceeds the lesser of 10% of the principal amount of the Loan Agreement or $500,000, at Lender's request, a completed value, "All Risk" Builder's Risk form, or "Course of Construction" insurance policy in non-reporting form for any Improvements under construction, renovation or alteration in an amount approved by Lender may be required. During the period of any construction of any addition to the existing Improvements, a completed value, "All Risk" Builder's Risk form or "Course of Construction" insurance policy in non-reporting form, in an amount approved by Lender, shall be required.

     (viii) OTHER INSURANCE. Such other insurance with respect to the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake and environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

(b) All insurance provided for in Subsection 3.3(a) hereof shall be obtained under valid and enforceable policies (the "POLICIES" or in the singular, the "POLICY"), and shall be issued by one or more domestic primary insurer(s) having an investment grade rating of "A" or better ("AA" or better for Loans of $25,000,000 or more), or a comparable claims paying ability assigned by S & P or equivalent one or more credit rating agencies approved by Lender (a "RATING AGENCY"), (each such insurer shall be referred to below as a "QUALIFIED INSURER"). All insurers providing insurance required by this Security Instrument shall be authorized to issue insurance in the state in which the Property is located. The Policy referred to in Subsection 3.3(a)(ii) above shall name Lender as an additional named insured and the Policy referred to in Subsection 3.3(a)(i), (iv), (v) and (vi) above shall provide that all proceeds be payable to Lender as set forth in Section 4.2 hereof. The Policies referred to in Subsections 3.3(a)(i), (v) and (vi) shall also contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, INTER ALIA, to recovery by Lender notwithstanding the negligent or willful acts or omission of Lender, and (ii) to the extent available at commercially reasonable rates, a waiver of subrogation endorsement as to Lender. All Policies described in Subsection 3.3(a) above shall contain (i) a provision that such Policies shall not be canceled or terminated, nor shall they expire, without at least thirty (30) days' prior written notice to Lender in each instance; and (ii) an effective waiver by the insurer of all claims for Insurance Premiums (defined below) against any mortgagees, loss payees, additional insureds and named insureds (other than SPTBROOK). In the event that the Property or the Improvements constitutes a legal non-conforming use under applicable building, zoning or land use laws or ordinances, the policy shall include an ordinance or law coverage endorsement which will contain Coverage A: "Loss Due to Operation of Law" (with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement), Coverage B: "Demolition Cost" and Coverage C: "Increased Cost of Construction" coverages. Certificates of insurance with respect to all renewal and replacement Policies shall be delivered to Lender not less than thirty (30) days prior to the expiration date of any of the Policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums (the "INSURANCE PREMIUMS"). Originals or certificates of such replacement Policies shall be delivered to Lender promptly after SPTBROOK's receipt thereof but in any case within thirty (30) days after the effective date thereof. If SPTBROOK fails to maintain and deliver to Lender the original Policies or certificates of insurance required by this Security Instrument, upon ten (10) days' prior notice to SPTBROOK, Lender may procure such insurance at SPTBROOK's sole cost and expense.

(c) SPTBROOK shall comply with all insurance requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by an insurance requirement, or would invalidate the insurance coverage required hereunder to be maintained by SPTBROOK on or with respect to any part of the Property pursuant to this Section 3.3.

(d) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, SPTBROOK shall give prompt notice of such damage to Lender and provided that SPTBROOK shall have received the Net Proceeds, SPTBROOK shall promptly commence or cause to be commenced and diligently prosecute or cause to be prosecuted the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be approved by Lender (the "RESTORATION") and otherwise in accordance with Section 4.2 of this Security Instrument.

(e) The insurance coverage required under Section 3.3(a) may be effected under a blanket policy or policies covering the Property and other properties and assets not constituting a part of the security hereunder; provided that any such blanket policy shall specify, except in the case of commercial general liability insurance, the portion of the total coverage of such policy that is allocated to the Property, and any sublimit in such blanket policy applicable to the Property, and shall in any case comply in all other respects with the requirements of this Section 3.3.

(f) The insurance coverage required under Subsection 3.3(a)(ii) may be satisfied by a layering of Commercial General Liability, Umbrella and Excess Liability Policies, but in no event will the Commercial General Liability policy be written for an amount less than $1,000,000 per occurrences and $2,000,000 aggregate for bodily injury and property damage liability.

(g) The delivery to Lender of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance as relating to the Property by SPTBROOK to Lender as further security for the indebtedness secured hereby. In the event of foreclosure of this Security

     Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the secured indebtedness, all right, title and interest of SPTBROOK in and to all proceeds payable under such policies then in force concerning the Property shall thereupon vest in the purchaser at such foreclosure, or in Lender or other transferee in the event of such other transfer of title. Approval of any insurance by Lender shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance.

(h) Lender shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Lender has caused the insurance to be placed with the insurer after failure of SPTBROOK to furnish such insurance. SPTBROOK shall not obtain insurance for the Property in addition to that required by Lender without the prior written consent of Lender, which consent will not be unreasonably withheld provided that (i) Lender is named insured on such insurance, (ii) Lender receives complete copies of all policies evidencing such insurance, and (iii) such insurance complies with all of the applicable requirements set forth herein.

(i) Anything in Section 3.3 hereof to the contrary notwithstanding, during the term of the Brookdale Master Lease and so long as the Brookdale Master Lease is in full force and effect, in lieu of complying with the provisions of Section 3.3 hereof, SPTBROOK shall comply with, and cause the Brookdale Master Tenant to comply with, Article 10 and the other insurance provisions of the Brookdale Master Lease, and Lender shall be a third party beneficiary thereof; provided that Section 3.3(g) hereof shall continue to apply as between SPTBROOK and Lender.

     Section 3.4 PAYMENT OF TAXES, ETC.

(a) SPTBROOK shall pay or cause to be paid by their due date all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "TAXES"), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "OTHER CHARGES"), and all charges for utility services provided to the Property as same become due and payable. SPTBROOK will deliver to Lender, promptly upon Lender's request, evidence satisfactory to Lender that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. SPTBROOK shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property.

(b) After prior written notice to Lender, SPTBROOK, at its own expense, may contest or permit to be contested by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, provided that (i) no Event of Default has occurred under the Loan Agreement, this Security Instrument or any of the Other Security Documents, (ii) SPTBROOK is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Taxes from SPTBROOK and from the Property or SPTBROOK shall have paid or caused to be paid all of the Taxes under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which SPTBROOK is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (vi) SPTBROOK shall have set aside adequate reserves for the payment of the Taxes, together with all interest and penalties thereon, unless SPTBROOK has paid or caused to be paid all of the Taxes under protest, and (vii) SPTBROOK shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Lender to insure the payment of any contested Taxes, together with all interest and penalties thereon. Anything in this Section 3.4(b) to the contrary notwithstanding, during the term of the Brookdale Master Lease and so long as the Brookdale Master Lease is in full force and effect, the Brookdale Master Tenant shall have the right to contest Taxes pursuant to and in full compliance with Section 3.1.3 and Article 8 of the Brookdale Master Lease, and in case of any such contest, SPTBROOK shall not be required to comply with the provisions of this Section 3.4(b); provided that SPTBROOK shall cause the Brookdale Master Tenant to comply with the provisions of Section 3.1.3 and Article 8 of the Brookdale Master Lease in any such contest.

     Section 3.5 CONDEMNATION. SPTBROOK shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings to the extent permitted by law. Upon an Event of Default, SPTBROOK shall deliver to Lender all instruments requested by it to permit such participation. SPTBROOK shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. SPTBROOK shall not make any agreement in lieu of condemnation of the Property or any portion thereof without the prior written consent of Lender in each instance, which consent shall not be unreasonably withheld or delayed in the case of a taking of an insubstantial portion of the Property. If the Property or any portion thereof is taken by the power of eminent domain, SPTBROOK shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of in accordance with Section 4.2 of this Security Instrument. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, Lender shall have the right, whether or not a deficiency judgment on the Loan Agreement shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Debt. The provisions of this Section 3.5 are subject to the provisions of Article 11 of the Brookdale Master Lease.

     Section 3.6 LEASES AND RENTS. The Property is subject to the Brookdale Master Lease. SPTBROOK shall not enter into any other Lease of the Property without the prior written consent of Lender. As used herein, the term "TENANT" shall mean and include the tenant and any guarantor of the tenant's obligations under a Lease, including, without limitation, the Brookdale Master Tenant and the Brookdale Lease Guarantors. SPTBROOK (i) shall observe and perform all the obligations imposed upon the lessor under the Leases (including, without limitation, the Brookdale Master Lease and the Brookdale Lease Guaranty) and shall not do or permit to be done anything to impair the value of any Lease as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which SPTBROOK shall send or receive under any Lease; (iii) shall enforce in a commercially reasonable manner all of the terms, covenants and conditions contained in the Leases upon the part of the Tenant thereunder to be observed or performed; (iv) shall not collect any of the Rents more than one (1) month in advance (provided that a security deposit shall not be deemed rent collected in advance); (v) shall not execute any other assignment of the lessor's interest in any Lease or Rents; (vi) shall not (A) materially alter, modify or change any of the terms of any Lease without the prior written consent of Lender or (B) cancel or terminate any Lease (including any lease guaranty) or transfer or suffer or permit a conveyance or transfer of the Land or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, Tenants thereunder; and (vii) shall not consent to any assignment of or subletting under any Lease not in accordance with the terms thereof, without the prior written consent of Lender. In the event that the Brookdale Master Lease is replaced by another Lease which, by express agreement of Lender, is superior to the lien of this Security Instrument or with respect to which a subordination, non-disturbance and attornment agreement is entered into by the Tenant under such Lease, SPTBROOK and Lender, the express references to the Brookdale Master Lease (and specific sections, articles and provisions thereof) and the Brookdale Master Tenant in Sections 3.3(i), 3.4(b), 3.5, 3.11 and 4.3(d) hereof shall be deemed to refer to such replacement Lease

(and the corresponding sections, articles and provisions thereof) and the Tenant thereunder to the extent and as the Lender may, at its option and in its absolute discretion, so agrees with such Tenant and SPTBROOK.

     Section 3.7 MAINTENANCE OF PROPERTY. Subject to the terms of the Brookdale Master Lease, SPTBROOK shall cause the Property to be maintained in a good and safe condition and repair. Except as expressly provided in the Brookdale Master Lease, the Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) without the consent of Lender. If any part of the Property is destroyed by any casualty, or damaged, worn or dilapidated or affected by any proceeding of the character referred to in Section 3.5 hereof, then, subject to the terms of the Brookdale Master Lease, SPTBROOK shall, or shall cause the Tenants to, promptly repair, replace or rebuild the same. SPTBROOK shall complete and pay for, or cause the Tenants to complete and pay for, any structure at any time in the process of construction or repair on the Land. Except as set forth in the Brookdale Master Lease, SPTBROOK shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, SPTBROOK will not cause, or, subject to the terms of the Brookdale Master Lease, permit, the nonconforming use or Improvement to be discontinued or abandoned without the express written consent of Lender.

     Section 3.8 WASTE. SPTBROOK shall not commit or suffer any material waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that could reasonably be expected to result in invalidation or cancellation of any Policy. SPTBROOK will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

     Section 3.9 COMPLIANCE WITH LAWS.

(a) SPTBROOK shall promptly comply, or cause the Tenants to comply, in all material respects with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting the Property, or the use thereof including, but not limited to, the Americans with Disabilities Act ("ADA") (collectively, "APPLICABLE LAW").

(b) SPTBROOK shall from time to time, upon Lender's request, provide Lender with evidence reasonably satisfactory to Lender that the Property complies in all material respects with all Applicable Laws or is exempt from compliance with Applicable Laws.

(c) Subject to the provisions of the Brookdale Master Lease, but otherwise notwithstanding any provisions set forth herein or in any document regarding Lender's approval of alterations of the Property, SPTBROOK shall not alter, or permit any Tenant to alter, the Property in any manner which would materially increase SPTBROOK's responsibilities for compliance with Applicable Laws without the prior written approval of Lender. Lender's approval of the plans, specifications, or working drawings for alterations of the Property shall create no responsibility or liability on behalf of Lender for their completeness, design, sufficiency or their compliance with Applicable Laws. Lender may condition any such approval upon receipt of a certificate of compliance with Applicable Laws from an independent architect, engineer, or other person acceptable to Lender.

(d) SPTBROOK shall give prompt notice to Lender of the receipt by SPTBROOK of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws.

(e) SPTBROOK, at its own expense, may contest or permit a Tenant in accordance with its Lease to contest, by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Applicable Laws affecting the Property; provided that (i) no Event of Default has occurred under this Security Instrument or any of the Other Security Documents; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which SPTBROOK is subject and shall not constitute a default thereunder;
     (iii) neither the Property nor any part thereof or interest therein nor any of Tenant thereof shall be affected in any material adverse way as a result of such proceeding; and (iv) SPTBROOK shall have furnished to Lender all other items reasonably requested by Lender; provided further that limits in this Section 3.9(e) on the Brookdale Master Tenant's right to contest Applicable Laws are subject to the Brookdale Master Tenant's rights under the Brookdale Master Lease.

     Section 3.10 BOOKS AND RECORDS.

(a) SPTBROOK shall keep adequate books and records of account in accordance with generally accepted accounting principles consistently applied.

(b) Upon reasonable request from Lender, SPTBROOK shall furnish to Lender an accounting of any security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held, and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions.

(c) SPTBROOK shall furnish Lender with such financial, management information or other with respect to the Property and the Tenants as may, from time to time, be reasonably required by Lender in form and substance reasonably satisfactory to Lender.

     Section 3.11 PAYMENT FOR LABOR AND MATERIALS. SPTBROOK will promptly pay or cause to be paid when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions (defined in Section 5.1), other Permitted Exceptions (as defined in the Loan Agreement) with respect to the Property, and liens permitted under Section 7.1 of the Brookdale Master Lease other than clauses (b), (c) and (g) of such Section 7.1.

     Section 3.12 PERFORMANCE OF OTHER AGREEMENTS. SPTBROOK shall observe and perform or cause to be observed and performed in all material respects each and every term to be observed or performed by SPTBROOK pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property.

     Section 3.13 CHANGE OF NAME, IDENTITY OR STRUCTURE. SPTBROOK will not change SPTBROOK's name, identity (including its trade name or names) or SPTBROOK's organizational structure without notifying the Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in SPTBROOK's organizational structure, without first obtaining the prior written consent of the Lender, which consent shall not be unreasonably withheld.

     Section 3.14 EXISTENCE. SPTBROOK will continuously maintain (a) its existence and shall not dissolve or permit its dissolution, (b) its rights to do business in the state where the Property is located and (c) its franchises and trade names, if any.

                          ARTICLE 4 - SPECIAL COVENANTS

     SPTBROOK covenants and agrees with Lender that:

     Section 4.1 PROPERTY USE. The Property shall be used only as an a residential retirement community, including nursing care, congregate care, and all other uses reasonably incidental thereto, and, except as otherwise expressly provided in the Brookdale Master Lease, for no other use without the prior written consent of Lender, which consent may be withheld in Lender's sole and absolute discretion.

     Section 4.2 RESTORATION AFTER CASUALTY/CONDEMNATION. In the event of a casualty or a taking by eminent domain, the following provisions shall apply in connection with the Restoration of the Property:

(a) If (i) the Net Proceeds (defined below) do not exceed $250,000 ("CASUALTY AMOUNT"); (ii) the costs of completing the Restoration as reasonably estimated by SPTBROOK shall be less than or equal to the Casualty Amount;
     (iii) no Event of Default shall have occurred and be continuing under this Security Instrument or any of the Other Security Documents; (iv) the Property and the use thereof after the Restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations (including, without limitation, all applicable Environmental Laws (defined in Section 11.1); and (v) such fire or other casualty or taking, as applicable, does not materially impair access to the Property or the Improvements, then the Net Proceeds will be disbursed directly to SPTBROOK and SPTBROOK shall commence and diligently prosecute to completion, subject to Force Majeure (defined herein), the Restoration of the Property to as nearly as possible the condition it was in immediately prior to such fire or other casualty or to such taking. Except upon the occurrence of an Event of Default, SPTBROOK shall settle any insurance claims with respect to the Net Proceeds which in the aggregate are less than or equal to the Casualty Amount. Lender shall have the right to participate in and reasonably approve any settlement for insurance claims with respect to the Net Proceeds which in the aggregate are equal to or greater than the Casualty Amount. If an Event of Default shall have occurred and be continuing, SPTBROOK hereby irrevocably empowers

     Lender, in the name of SPTBROOK as its true and lawful attorney-in-fact, to file and prosecute such claim and to collect and to make receipt for any such payment. If the Net Proceeds are received by SPTBROOK, such Net Proceeds shall, until the completion of the related work, be held in trust for Lender and shall be segregated from other funds of SPTBROOK to be used to pay for the cost of the Restoration in accordance with the terms hereof.

(b) If the Net Proceeds are greater than the Casualty Amount, such Net Proceeds shall be forthwith paid to Lender to be held by Lender in a segregated account to be made available to SPTBROOK for the Restoration in accordance with the provisions of this Subsection 4.2(b). SPTBROOK shall commence and diligently prosecute to completion, subject to Force Majeure, the Restoration (in the case of a taking, to the extent the Property is capable of being restored). The term "NET PROCEEDS" for purposes of this Section
     4.2 shall mean: (i) the net amount of all insurance proceeds received by Lender under the Policies carried pursuant to Subsections 3.3(a)(i), (iv),
     (v), (vi) and (vii) of this Security Instrument as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same, or (ii) the net amount of all awards and payments received by Lender with respect to a taking referenced in Section 3.6 of this Security Instrument, after deduction of its reasonable costs and expenses (including, but not limited to reasonable counsel fees), if any, in collecting the same, whichever the case may be. The term "FORCE MAJEURE" for the purpose of this Section 4.2 shall have the following meaning:
     SPTBROOK shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond SPTBROOK's control such as, without limitation, all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any materials or services, and acts of God.

               (1) The Net Proceeds shall be made available to SPTBROOK for payment of, or reimbursement of SPTBROOK's expenses in connection with, the Restoration, subject to the following conditions:

     (A) no Event of Default shall have occurred and be continuing under this Security Instrument or any of the Other Security Documents;

     (B) Lender shall, within a reasonable period of time prior to request for initial disbursement, be furnished with an estimate of the cost of the Restoration accompanied by an independent architect's certification as to such costs and appropriate plans and specifications for the Restoration;

     (C) the Net Proceeds, together with any cash or cash equivalent deposited by SPTBROOK with Lender, are sufficient to cover the cost of the Restoration as such costs are certified by the independent architect;

     (D) (i) in the event that the Net Proceeds are insurance proceeds, less than fifty percent (50%) of the total floor area of the Improvements has been damaged or destroyed, or rendered unusable as a result of such fire or other casualty; or (ii) in the event that the Net Proceeds are condemnation awards, less than fifty percent (50%) of the Land constituting the Property is taken, such Land that is taken is located along the perimeter or periphery of the Property and no portion of the Improvements is located in such Lands;

     (E) Lender shall be satisfied that any operating deficits which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (i) the Net Proceeds, or (ii) other funds of SPTBROOK;

     (F) Lender shall be satisfied that, upon the completion of the Restoration and related lease-up, if applicable, the net cash flow of the Property will be restored to a level sufficient to cover all carrying costs and operating expenses of the Property;

     (G) the Restoration can reasonably be completed on or before the earliest to occur of (i) six (6) months prior to the Termination Date (as defined in the Loan Agreement), (ii) the earliest date required for such completion under the terms of any Lease and (iii) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to as nearly as possible the condition it was in immediately prior to such fire or other casualty or to such taking, as applicable;

     (H) the Property and the use thereof after the Restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations (including, without limitation, the ADA and all applicable Environmental Laws (defined in Section 11.1); and

     (I) such fire or other casualty or taking, as applicable, does not materially impair access to the Property or the Improvements.

               (2) The Net Proceeds shall be held by Lender and, until disbursed in accordance with the provisions of this Subsection 4.2(b), shall constitute additional security for the Obligations. The Net Proceeds other than the Net Proceeds paid under the Policy described in Subsection 3.3(a)(iv) shall be disbursed by Lender to, or as directed by, SPTBROOK from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company insuring the lien of this Security Instrument.

               (3) Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and an independent consulting engineer selected by Lender (the "CASUALTY CONSULTANT"), such acceptance not to be unreasonably withheld or delayed. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by SPTBROOK.

               (4) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, MINUS the Casualty Retainage. The term "CASUALTY RETAINAGE" as used in this Subsection 4.2(b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until such time as the Casualty Consultant certifies to Lender that 50% of the required Restoration has been completed. There shall be no Casualty Retainage with respect to costs actually incurred by SPTBROOK for work in place in completing the last 50% of the required Restoration. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection 4.2(b), be less than the amount actually held back by SPTBROOK from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.2(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage, provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the lien of this Security Instrument. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

               (5) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

               (6) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the

     Restoration, SPTBROOK shall deposit the deficiency (the "NET PROCEEDS DEFICIENCY") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Subsection 4.2(b) shall constitute additional security for the Obligations.

               (7) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.2(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to SPTBROOK, provided no Event of Default shall have occurred and shall be continuing under the Loan Agreement, this Security Instrument or any of the Other Security Documents.

(c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to SPTBROOK as excess Net Proceeds pursuant to Subsection 4.2(b)(vii) shall be retained and applied by Lender toward the payment of the amount owing from SHPT to Lender under the Loan Agreement, whether or not then due and payable, in such order, priority and proportions as Lender in its discretion shall deem proper or, at the discretion of Lender, the same shall be paid, either in whole or in part, to SPTBROOK.

(d) Anything in Section 4.2 hereof to the contrary notwithstanding, during the term of the Brookdale Master Lease and so long as the Brookdale Master Lease is in full force and effect, the provisions of Section 4.2 hereof shall be subject to the provisions of Articles 10 and 11 of the Brookdale Master Lease. Without limiting the foregoing, SPTBROOK shall comply with and cause the Brookdale Master Tenant to comply with such provisions of the Brookdale Master Lease, and Lender shall be a third party beneficiary thereof.

                   ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

     SPTBROOK represents and warrants to Lender that:

     Section 5.1 WARRANTY OF TITLE. SPTBROOK has good and marketable title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same and that SPTBROOK possesses an unencumbered fee simple absolute estate in the Land and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Security Instrument (the "PERMITTED EXCEPTIONS"). The Permitted Exceptions do not materially interfere with the security intended to be provided by this Security Instrument or the use and operations of the Property. SPTBROOK shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all persons whomsoever. Upon the recordation of this Security Instrument and the filing of a UCC Financing Statement in the office of the Secretary of State for the state where the Property is located, the Lender will have a first priority perfected security interest in all personal property owned by SPTBROOK at the Property.

     Section 5.2 AUTHORITY. SPTBROOK (and the undersigned officer of SPTBROOK) has full power, authority and legal right to execute this Security Instrument, and to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on SPTBROOK's part to be performed.

     Section 5.3 LEGAL STATUS AND AUTHORITY. SPTBROOK (a) is duly organized, validly existing and in good standing as a real estate investment trust under the laws of the State of Maryland; (b) is duly qualified to transact business and is in good standing in the state where the Property is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own the Property. SPTBROOK now has and shall continue to have the full right, power and authority to operate and lease the Property, to encumber the Property as provided herein and to perform all of the other obligations to be performed by SPTBROOK under this Security Instrument.

     Section 5.4 VALIDITY. (a) The execution, delivery and performance of this Security Instrument by SPTBROOK (i) are within the power and authority of SPTBROOK; (ii) have been authorized by all requisite organizational action;
(iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provision of law (including, without limitation, any usury laws), any order or judgment of any court or governmental authority, the articles of incorporation, by-laws, partnership or operating agreement, or other governing instrument of SPTBROOK, or any indenture, agreement or other instrument to which SPTBROOK is a party or by which it or any of its assets or the Property is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby; and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this instrument in appropriate land records in the state where the Property is located and except for Uniform Commercial Code filings relating to the security interest created hereby), and (b) this Security Instrument constitutes the legal, valid and binding obligation of SPTBROOK.

     Section 5.5 LITIGATION. There is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to the best of SPTBROOK's knowledge, threatened or contemplated against SPTBROOK or against or affecting the Property that has not been disclosed to Lender and, if determined adversely to SPTBROOK, would have a material adverse effect on the Property or SPTBROOK's ability to perform its obligations under the Loan Agreement, this Security Instrument or the Other Security Documents.

     Section 5.6 STATUS OF PROPERTY.

(a) Except as disclosed in the survey of the Property delivered to Lender pursuant to Section 4.1 of the Loan Agreement, no portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law; and, if any portion of the Improvements is now or at any time in the future located within any such area, SPTBROOK has obtained or caused to be obtained and will maintain or cause to be maintained the insurance prescribed in Section 3.3(a)(vi) hereof.

(b) As of the date hereof, the Property is free from damage caused by fire or other casualty.

(c) The Tenants own or lease, or are acquiring by installment sale, substantially all of the personal property used in connection with the operation of the Property. Other than such property owned, leased or being acquired by the Tenants, SPTBROOK is the owner of all furnishings, fixtures and equipment used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby.

(d) All security deposits required by the Leases have been collected and are held by or on behalf of SPTBROOK.

(e)  All the Improvements lie within the boundaries of the Property.

     Section 5.7 NO FOREIGN PERSON. SPTBROOK is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.

     Section 5.8 SEPARATE TAX LOT. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

     Section 5.9 LEASES. (a) SPTBROOK is the sole owner of the entire lessor's interest in the Leases, which as of the date hereof consists solely of the Brookdale Lease and the Brookdale Lease Guaranty; (b) the Leases are valid and enforceable; (c) SPTBROOK has delivered or caused to be delivered to Lender true and complete copies of the Leases, including all amendments, modifications and supplements thereto; (d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated (except to Lender); (e) none of the Rents have been collected for more than one (1) month in advance (provided that a security deposit shall not be deemed rent collected in advance); (f) the premises demised under the Leases have been completed and the Tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (g) there exist no offsets or defenses to the payment of any portion of the Rents; (h) SPTBROOK has received no notice from any Tenant challenging the validity or enforceability of any Lease; (i) all payments due under the Leases are current; (j) no Tenant under any Lease is in default thereunder, or is a debtor in any bankruptcy, reorganization, insolvency or similar proceeding, or has demonstrated a history of payment problems which suggest financial difficulty; (k) there are no agreements with the Tenants with respect to the Property other than as expressly set forth in the Leases; (l) no person has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease; and (m) no brokerage commissions or finders fees are due and payable regarding any Lease.

     Section 5.10 MAILING ADDRESS. SPTBROOK's mailing address, as set forth in the opening paragraph hereof or as changed in accordance with Article 14, is true and correct.

     Section 5.11 ILLEGAL ACTIVITY. No portion of the Property has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any criminal or other illegal activity and to the best of SPTBROOK's knowledge, there are no illegal activities or activities relating to controlled substance at the Property.

                    ARTICLE 6 - DEBTOR/CREDITOR RELATIONSHIP

     Section 6.1 RELATIONSHIP OF SPTBROOK AND LENDER. The relationship between SPTBROOK and Lender is solely that of guarantor and creditor, and Lender has no fiduciary or other special relationship with SPTBROOK, and no term or condition of any of the Loan Agreement, this Security Instrument and the Other Security Documents shall be construed so as to deem the relationship between SPTBROOK and Lender to be other than that of guarantor and creditor.

                         ARTICLE 7 - FURTHER ASSURANCES

     Section 7.1 RECORDING OF SECURITY INSTRUMENT, ETC. SPTBROOK forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the Other Security Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. SPTBROOK will pay or cause to be paid all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of this Security Instrument, the Other Security Documents, any mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

     Section 7.2 FURTHER ACTS, ETC. SPTBROOK will, at the cost of SPTBROOK, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender, the property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which SPTBROOK may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Applicable Laws. SPTBROOK, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of SPTBROOK or without the signature of SPTBROOK to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence or perfect more effectively the security interest of Lender in the Property. SPTBROOK grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender pursuant to this Section 7.2.

     Section 7.3 CHANGES IN TAX, DEBT CREDIT AND DOCUMENTARY STAMP LAWS.

(a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Property, SPTBROOK will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by SPTBROOK would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option by written notice of not less than sixty (60) days to (i) exclude the Property for purposes of determining the aggregate Appraised Value (as defined in the Loan Agreement) of the SPTMRT Properties and the SPTBROOK Properties under Section 2.8(b) of the Loan Agreement, which may give rise to a mandatory prepayment of the Loans under such Section of the Loan Agreement, and (ii) thereafter release the Security Instrument.

(b) SPTBROOK will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option by written notice of not less than sixty (60) days to (i) exclude the Property for purposes of determining the aggregate Appraised Value (as defined in the Loan Agreement) of the SPTMRT Properties and the SPTBROOK Properties under Section 2.8(b) of the Loan Agreement, which may give rise to a mandatory prepayment of the Loans under such Section of the Loan Agreement, and (ii) thereafter release the Security Instrument.

(c) If at any time the United States of America, any state thereof or any subdivision of any such state shall require revenue or other stamps to be affixed to the Loan Agreement, this Security Instrument, or any of the Other Security Documents or impose any other tax or charge on the same, SPTBROOK will pay for the same, with interest and penalties thereon, if any.

     Section 7.4  ESTOPPEL CERTIFICATES.

(a) After request by Lender, SPTBROOK, within ten (10) business days, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) that, except as provided in such statement, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an event of default under this Security Instrument, (ii) that the Loan Agreement and this Security Instrument are valid, legal and binding obligations of SPTBROOK and have not been modified or if modified, giving particulars of such modification,
     (iii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof,
     (iv) that all Leases are in full force and effect and have not been modified (or if modified, setting forth all modifications), (v) the date to which the Rents thereunder have been paid pursuant to the Leases, (vi) whether or not, to the best knowledge of SPTBROOK, any of the Tenants are in default under the Leases, and, if any of the Tenants are in default, setting forth the specific nature of all such defaults, (vii) the amount of security deposits held by SPTBROOK under each Lease and that such amounts are consistent with the amounts required under each Lease, and (viii) as to any other matters reasonably requested by Lender and reasonably related to the Leases, the obligations secured hereby, the Property or this Security Instrument.

(b) SPTBROOK shall deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more Tenants as required by Lender attesting to such facts regarding the Leases as Lender may reasonably require, including, but not limited to attestations that the Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except as security, and that the lessee claims no defense or offset against the full and timely performance of its obligations under such Lease.

     Section 7.5 FLOOD INSURANCE. After Lender's request, SPTBROOK shall deliver evidence satisfactory to Lender that no portion of the Improvements is situated in a federally designated "special flood hazard area" or, if it is, that SPTBROOK has obtained insurance meeting the requirements of Section 3.3(a)(vi).

     Section 7.6 AMENDED FINANCING STATEMENTS. SPTBROOK will execute and deliver to the Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by the Lender to establish or maintain the validity, perfection and priority of the security interest granted herein.

                       ARTICLE 8 - DUE ON SALE/ENCUMBRANCE

     Section 8.1 NO SALE/ENCUMBRANCE. SPTBROOK agrees that SPTBROOK shall not, without the prior written consent of Lender, sell, convey, mortgage, grant, bargain, encumber, pledge, assign or otherwise transfer the Property or any part thereof or permit the Property or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred.

     Section 8.2 SALE/ENCUMBRANCE DEFINED. A sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment or transfer within the meaning of this
Article 8 shall be deemed to include, but not be limited to, any of the following: (a) an installment sales agreement wherein SPTBROOK agrees to sell the Property or any part thereof for a price to be paid in installments; (b) an agreement by SPTBROOK leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, SPTBROOK's right, title and interest in and to any Leases or any Rents (other than pursuant to the Loan Documents); and (c) if SHPT ceases to be the owner of 100% of the issued and outstanding shares of beneficial ownership of SPTBROOK.

     Section 8.3 LENDER'S RIGHTS. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon SPTBROOK's sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment or transfer of the Property without Lender's consent. This provision shall apply to every sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment or transfer of the Property.

                               ARTICLE 9 - DEFAULT

     Section 9.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT":

(a)  an Event of Default as defined in the Loan Agreement;

(b) if any representation or warranty of SPTBROOK made herein or in any environmental indemnity, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made;

(c) if any default occurs under any environmental indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods, if any;

(d) except for the specific defaults set forth in this Section 9.1, any other default hereunder by SPTBROOK which default is not cured (i) in the case of any default which can be cured by the payment of a sum of money, within five (5) days after written notice from Lender to SPTBROOK or SHPT, or (ii) in the case of any other default, within twenty (20) days after written notice from Lender to SPTBROOK or SHPT;

(e) if the insurance required by Section 3.3 is not kept in full force and effect, or SPTBROOK has not delivered or caused to be delivered to Lender evidence of the renewal of the policies of such insurance prior to their expiration; or

(f) if SPTBROOK defaults beyond the expiration of any applicable notice and grace period under any of the Other Security Documents.

                        ARTICLE 10 - RIGHTS AND REMEDIES

     Section 10.1  REMEDIES.

(a) Upon the occurrence of any Event of Default, SPTBROOK agrees that Lender may take such action, without notice or demand, as it deems advisable to protect and enforce the rights of Lender against SPTBROOK and in and to the Property, including, but not limited to the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

     (i) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

     (ii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

     (iii) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of SPTBROOK therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

     (iv) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Loan Agreement or in the Other Security Documents;

     (v) recover judgment on the Debt either before, during or after any proceedings for the enforcement of this Security Instrument or the Other Security Documents;

     (vi) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of SPTBROOK or of any person liable for the payment of the Debt;

     (vii) subject to any applicable law, the license granted to SPTBROOK under
          Section 1.2 shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess SPTBROOK and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude SPTBROOK and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and SPTBROOK agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (B) complete any construction on the Property in such manner and form as Lender deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Property; (D) exercise all rights and powers of SPTBROOK with respect to the Property, whether in the name of SPTBROOK or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict Tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (E) require SPTBROOK to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by SPTBROOK; (F) require SPTBROOK to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, SPTBROOK may be evicted by summary proceedings or otherwise; and (G) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

     (viii) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (A) the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral, and (B) request SPTBROOK at its expense to assemble the Collateral and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to SPTBROOK in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to SPTBROOK;

     (ix) apply any sums held in escrow or otherwise by Lender in accordance with the terms of this Security Instrument or any Other Security Document to the payment of the following items in any order in its sole and absolute discretion:

          (A)  Taxes and Other Charges;

          (B)  Insurance Premiums;

          (C)  Interest on the unpaid principal balance of the Debt;

          (D)  the unpaid principal balance of the Debt; and all other sums payable by SPTBROOK pursuant to the Loan Agreement, the Notes, the Other Loan Documents, this Security Instrument and the Other Security Documents, including, without limitation, advances made by Lender pursuant to the terms of this Security Instrument;

     (x) surrender the Policies maintained pursuant to Article 3 hereof, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, SPTBROOK hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for SPTBROOK to collect such Insurance Premiums;

     (xi) apply the undisbursed balance of any Net Proceeds or any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion;

     (xii) prohibit SPTBROOK and anyone claiming on behalf of or through SPTBROOK from making use of or withdrawing any sums from any lockbox or similar account, if any;

     (xiii) pursue such other remedies as Lender may have under applicable law.

(b) In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

(c) Lender may adjourn from time to time any sale by it to be made under or by virtue of this Security Instrument by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Lender, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(d) Upon any sale made under or by virtue of this Section 10.1, whether made under a power of sale or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Lender may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Lender is authorized to deduct under this Security Instrument.

     Section 10.2 APPLICATION OF PROCEEDS. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to the Loan Agreement, this Security Instrument or the Other Security Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

     Section 10.3 RIGHT TO CURE DEFAULTS. Upon the occurrence and during the continuance of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on SPTBROOK and without releasing SPTBROOK from any obligation hereunder, cure the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 10.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Base Rate (as defined in the Loan Agreement) plus 2% (the "DEFAULT RATE") for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the Other Security Documents and shall be immediately due and payable upon demand by Lender therefor.

     Section 10.4 ACTIONS AND PROCEEDINGS. After the occurrence of an Event of Default, Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of SPTBROOK, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

     Section 10.5 RECOVERY OF SUMS REQUIRED TO BE PAID. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by SPTBROOK existing at the time such earlier action was commenced.

     Section 10.6 EXAMINATION OF BOOKS AND RECORDS. Lender, its agents, accountants and attorneys shall have the right upon prior written notice to examine the records, books, management and other papers of SPTBROOK which reflect upon its financial condition, at the Property or at any office regularly maintained by SPTBROOK where the books and records are located. Lender and its agents shall have the right upon notice to make copies and extracts from the foregoing records and other papers. In addition, Lender, its agents, accountants and attorneys shall have the right to examine and audit the books and records of SPTBROOK pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of SPTBROOK where the books and records are located.

     Section 10.7 OTHER RIGHTS, ETC.

(a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. SPTBROOK shall not be relieved of SPTBROOK's obligations hereunder by reason of (i) the failure of Lender to comply with any request of SPTBROOK to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Loan Agreement, any other Loan Document or the Other Security Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Loan Agreement, any other Loan Document, this Security Instrument or the Other Security Documents.

(b) It is agreed that the risk of loss or damage to the Property is on SPTBROOK, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the insurance required pursuant to this Security Instrument, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender's possession.

(c) Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

     Section 10.8 RIGHT TO RELEASE ANY PORTION OF THE PROPERTY. Lender, may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

     Section 10.9 VIOLATION OF LAWS. If the Property is not in compliance with Applicable Laws, Lender may impose additional requirements upon SPTBROOK in connection herewith including, without limitation, monetary reserves or financial equivalents.

     Section 10.10 RIGHT OF ENTRY. Lender and its agents shall have the right upon prior written notice to enter and inspect the Property at all reasonable times upon not less than five (5) Business Days' notice (except in the case of emergencies when no notice shall be required) to SPTBROOK. SPTBROOK shall exercise its rights under Section 24.14 of the Brookdale Lease and under any other Leases to provide such entry to Lender.

                       ARTICLE 11 - ENVIRONMENTAL HAZARDS

     Section 11.1 ENVIRONMENTAL COVENANTS. SPTBROOK covenants and agrees that so long as SPTBROOK owns, manages, is in possession of or otherwise controls the operation of the Property: (a) all uses and operations on or of the Property, whether by SPTBROOK, any Tenant (including, without limitation, the Brookdale Tenant) or any other person, shall be in compliance in all material respects with all ENVIRONMENTAL LAWS (as such term is defined in the Loan Agreement) and permits issued pursuant thereto; (b) there shall be no RELEASES (as such term is defined in the Loan Agreement) of Hazardous Materials (as such term is defined in the Loan Agreement) in, on, under or from the Property; (c) there shall be no Hazardous Materials in, on, or under the Property, except those that are in material compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required; (d) SPTBROOK shall cause the Property to be kept free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of SPTBROOK, any Tenant or any other person (the "ENVIRONMENTAL LIENS"); (e) SPTBROOK shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 11.2 hereof, including, but not limited to providing all relevant information and making knowledgeable persons available for interviews;
(f) subject to the rights of the Brookdale Master Tenant under the Brookdale Master Lease, SPTBROOK shall, at its or its Tenant's cost and expense, cause to be performed any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable request of Lender after Lender has reason to believe this Section
11.1 has been violated (including, but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties (defined in Section 12.1) shall be entitled to rely on such reports and other results thereof; (g) SPTBROOK shall, at its or its Tenant's cost and expense, and subject to the rights of the Brookdale Master Tenant under the Brookdale Master Lease, comply with all reasonable requests of Lender to (i) reasonably effectuate remediation of any condition (including, but not limited to a Release of a Hazardous Materials) in, on, under or from the Property, (ii) comply with any Environmental Law, (iii) comply with any directive from any governmental authority, and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (h) SPTBROOK shall not do or, subject to the rights of the Brookdale Master Tenant under the Brookdale Master Lease, allow any Tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person (whether on or off the Property), materially impairs the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, or violates any covenant, condition, agreement or easement applicable to the Property; and (i) SPTBROOK shall promptly notify Lender in writing promptly after it has become aware of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property which is required to be reported to a governmental authority under any Environmental Law, (B) any actual Environmental Lien affecting the Property, (C) any required remediation of environmental conditions relating to the Property, and (D) any written or oral notice or other communication of which SPTBROOK or any of its agents becomes aware from any source whatsoever (including, but not limited to, a governmental entity) relating in any way to Hazardous Materials or Remediation thereof, possible liability of any person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or threatened administrative or judicial proceedings in connection with anything referred to in this Article 11.

     Section 11.2 LENDER'S RIGHTS. Subject to the rights of the Brookdale Master Tenant under the Brookdale Master Lease, Lender, its environmental consultant, and any other person designated by Lender, including, but not limited to any receiver and any representative of a governmental entity, shall have the right, but not the obligation, at intervals of not less than one year, or more frequently if the Lender reasonably believes that a Hazardous Material or other environmental condition violates or threatens to violate any Environmental Law, after notice to SPTBROOK and any Tenants, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including, but not limited to, conducting any environmental assessment or audit of the Property or portions thereof to confirm SPTBROOK's compliance with the provisions of this Article 11, and SPTBROOK shall cooperate and cause its Tenants to cooperate in all reasonable ways with Lender in connection with any such audit. Any such audit shall be performed in a manner so as to minimize interference with the conduct of business by Tenants at the Property. If any such audit discloses that a violation of or a liability under any Environmental Law exists or if such audit was required or prescribed by law, regulation or governmental or quasi-governmental authority, SPTBROOK shall pay or cause to be paid all costs and expenses incurred in connection with such audit; otherwise, the costs and expenses of such audit shall, notwithstanding anything to the contrary set forth in this Section, be paid by Lender.

                          ARTICLE 12 - INDEMNIFICATION

     Section 12.1 GENERAL INDEMNIFICATION. SPTBROOK shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, or punitive damages, of whatever kind or nature (including, but not limited to, reasonable attorneys' fees and other costs of defense) (the "LOSSES") imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following (but excluding Losses arising out of Lender's gross negligence or willful misconduct): (a) ownership of this Security Instrument, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Debt, the Loan Agreement, any other Loan Document, this Security Instrument or any Other Security Documents; (c) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Security Instrument or the Loan Agreement, any other Loan Document or any of the Other Security Documents, whether or not suit is filed in connection with same, or in connection with SPTBROOK and/or any member, partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways;
(e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of SPTBROOK to perform or be in compliance with any of the terms of this Security Instrument or the Other Security Documents; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (i) any failure of the Property to be in compliance with any Applicable Laws; (j) the enforcement by any Indemnified Party of the provisions of this Article 12; (k) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (l) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loans; or (m) any misrepresentation made by SPTBROOK in this Security Instrument, the Other Security Documents, the Loan Agreement or any other documents or information provided pursuant to the same. Any amounts payable to Lender by reason of the application of this Section 12.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. For purposes of this Article 12, the term "INDEMNIFIED PARTIES" means Lender, any person in whose name the encumbrance created by this Security Instrument is or will have been recorded, persons who may hold or acquire or will have held a full or partial interest in the Loans as well as the respective directors, officers, shareholders, members, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to any other person who holds or acquires or will have held a participation or other full or partial interest in the Loans or the Property, whether during the term of the Loans and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

     Section 12.2 MORTGAGE AND/OR INTANGIBLE TAX. SPTBROOK shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Loan Agreement or any of the Other Security Documents or in connection with a transfer of all or a portion of the Property pursuant to a foreclosure, deed in lieu of foreclosure or otherwise.

     Section 12.3 ENVIRONMENTAL INDEMNIFICATION. SPTBROOK shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses and costs of remediation (whether or not performed voluntarily), engineers' fees, environmental consultants' fees, and costs of investigation (including, but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon or incurred by or asserted against any Indemnified Parties, and arising out of or in any way relating to any one or more of the following, unless caused by the gross negligence or willful misconduct of any Indemnified Party: (a) any presence of any Hazardous Materials in, on, above or under the Property; (b) any past, present or threatened Release of Hazardous Materials in, on, above, under or from the Property; (c) any activity by SPTBROOK, any person affiliated with SPTBROOK or any Tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Materials at any time located in, under, on or above the Property; (d) any activity by SPTBROOK, any person affiliated with SPTBROOK or any Tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Materials at any time located in, under, on or above the Property, whether or not such remediation is voluntary or pursuant to court or administrative order, including, but not limited to any removal, remedial or corrective action; (e) any past, present or threatened violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including, but not limited to any failure by SPTBROOK, any person affiliated with SPTBROOK or any Tenant or other user of the Property to comply with any order of any governmental authority in connection with Environmental Laws; (f) the imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in Article 11 and this Section 12.3; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property, including, but not limited to costs to investigate and assess such injury, destruction or loss; (i) any acts of SPTBROOK, any affiliate of SPTBROOK or any Tenant or other user of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials owned or possessed by such SPTBROOK, any affiliate of SPTBROOK or any Tenant or other user, at any facility or incineration vessel owned or operated by another person and containing such or similar Hazardous Material; (j) any acts of SPTBROOK, any affiliate of SPTBROOK or any Tenant or other user of the Property, in accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites selected by SPTBROOK or such other users, from which there is a Release, or a threatened Release of any Hazardous Material which causes the incurrence of costs for remediation; (k) any personal injury, wrongful death, or property damage caused by Hazardous Materials arising under any statutory or common law or tort law theory, including, but not limited to, damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property; and
(l) any intentional misrepresentation in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to Article 11.

     Section 12.4 DUTY TO DEFEND; ATTORNEYS' FEES AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party, SPTBROOK shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties, such approval not to be unreasonably withheld. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of claim or proceeding. Upon demand, SPTBROOK shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

                              ARTICLE 13 - WAIVERS

     Section 13.1 WAIVER OF COUNTERCLAIM. SPTBROOK hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Loan Agreement, any other Loan Document, any of the Other Security Documents, or the Obligations.

     Section 13.2 MARSHALLING AND OTHER MATTERS. SPTBROOK hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, SPTBROOK hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of SPTBROOK, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Applicable Law.

     Section 13.3 WAIVER OF NOTICE. To the extent permitted by Applicable Law, SPTBROOK shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument or the Loan Agreement specifically and expressly provides for the giving of notice by Lender to SPTBROOK and except with respect to matters for which Lender is required by Applicable Law to give notice, and SPTBROOK hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument or the Loan Agreement does not specifically and expressly provide for the giving of notice by Lender to SPTBROOK.

     Section 13.4 WAIVER OF STATUTE OF LIMITATIONS. SPTBROOK hereby expressly waives and releases, to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

     Section 13.5 SOLE DISCRETION OF LENDER. Wherever pursuant to this Security Instrument (a) Lender exercises any right given to it to approve or disapprove,
(b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

     Section 13.6 SURVIVAL. Except as hereinafter specifically set forth below, the representations and warranties, covenants, and other obligations arising under Article 11 and Section 12.3 shall in no way be impaired by: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Lender's interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Lender's rights and remedies pursuant hereto including, but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Loan Agreement, any other Loan Document or any of the Other Security Documents, any transfer of all or any portion of the Property (whether by SPTBROOK, or by Lender, following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Loan Agreement, any other Loan Document or the Other Security Documents, and any act or omission that might otherwise be construed as a release or discharge of SPTBROOK from the obligations pursuant hereto.

     Section 13.7 WAIVER OF TRIAL BY JURY. SPTBROOK HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY, AND ANY RIGHT TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, DIRECT DAMAGES, IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR

OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN AGREEMENT, THIS SECURITY INSTRUMENT, ANY OTHER LOAN DOCUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

                              ARTICLE 14 - NOTICES

     Section 14.1 NOTICES. All notices, consents and other communications hereunder to be effective shall be in writing and shall be deemed made (i) if by mail or facsimile, when received, and (ii) if by courier, when receipted for, in each case addressed as follows or at such other address as the respective party may designate by written notice to the other:

     If to SPTBROOK:

         SPTBROOK Properties Trust
         c/o  Senior Housing Properties Trust
         400 Centre Street
         Newton, Massachusetts 02158
         Attention:  Messrs. David J. Hegarty and Ajay Saini
                     Telecopier: (617) 332-2261

     with a copy to:

         Sullivan & Worcester LLP
         One Post Office Square
         Boston, Massachusetts 02109
         Attention:  Alexander A. Notopoulos, Jr.
                     Telecopier: (617) 338-2880

     If to Lender:

         Dresdner Bank AG
         New York Branch
         75 Wall Street
         New York, NY 10005
         Attention:  Andrew P. Nesi, Vice President
                     Birgit Anderson, Assistant Treasurer
                     Telecopier: (212) 429-2129

Any failure by Lender to provide a copy of any notice to the second address of SPTBROOK shown above shall not effect the validity of such notice if delivered to the first address of SPTBROOK shown above.

                           ARTICLE 15 - APPLICABLE LAW

     Section 15.1 CHOICE OF LAW; CONSENT OF JURISDICTION. THIS SECURITY INSTRUMENT SHALL BE GOVERNED BY, INTERPRETED, CONSTRUED AND ENFORCED PURSUANT TO AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK) (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES), EXCEPT TO THE EXTENT OF PROCEDURAL MATTERS RELATING TO THE CREATION, PERFECTION AND FORECLOSURE OF LIENS AND SECURITY INTERESTS, WHICH SHALL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE LAND IS LOCATED.

     Section 15.2 USURY LAWS. This Security Instrument and the Loan Agreement are subject to the express condition that at no time shall SPTBROOK be obligated or required to pay interest on the Debt at a rate which could subject the holder of the Loan Agreement to either civil or criminal liability as a result of being in excess of the maximum interest rate which SPTBROOK is permitted by applicable law to contract or agree to pay. If by the terms of this Security Instrument, the Loan Agreement or any other Loan Document, SPTBROOK is at any time required or obligated to pay interest on the Debt at a rate in excess of such maximum rate, the rate of interest under this Security Instrument, the Loan Agreement and any such other Loan Document shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Debt. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan Agreement until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

     Section 15.3 PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.

     Section 15.4 INAPPLICABLE PROVISION. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

                               ARTICLE 16 - COSTS

     Section 16.1 ATTORNEY'S FEES FOR ENFORCEMENT. SPTBROOK shall pay or cause to be paid on demand all legal fees and expenses incurred by Lender, including reasonable attorneys' fees and expenses, incurred or paid by Lender in protecting its interest in the Property or the Collateral or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property or the Collateral, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default shall have occurred, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by SPTBROOK.

                            ARTICLE 17 - DEFINITIONS

     Section 17.1 GENERAL DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, (i) words used in this Security Instrument may be used interchangeably in singular or plural form, (ii) "SPTBROOK" shall mean SPTBROOK and any subsequent owner or owners of the Property or any part thereof or any interest therein, (iii) "LENDER" shall mean Dresdner Bank AG and its successors and assigns as Administrative Agent for itself as Lender and for all other present and future Lenders under the Loan Agreement and holders of the Loans and Notes from time to time under the Loan Agreement, (iv) "PERSON" shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority, and any other entity, (v) "Property" shall include any portion of the Property and any interest therein, and (vi) "attorneys' fees" and "counsel fees" shall include any and all attorneys', paralegal and law clerk fees and disbursements, including, but not limited to fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights under this Security Instrument. In addition, any reference herein to the Loan Agreement, the Notes, the Other Loan Documents, the other Security Documents or any other document or instrument shall include all exhibits and schedules thereto, any and all modifications, amendments and supplements thereto from time to time and any and all extensions, renewals, restatements and replacements thereof and substitutions therefor.

     Section 17.2 HEADINGS, ETC. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

                      ARTICLE 18 - MISCELLANEOUS PROVISIONS

     Section 18.1 NO ORAL CHANGE. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of SPTBROOK or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

     Section 18.2 LIABILITY. If SPTBROOK consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of SPTBROOK and Lender and their respective successors and assigns forever.

     Section 18.3 DUPLICATE ORIGINALS; COUNTERPARTS. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

     Section 18.4 NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

     Section 18.5 ENTIRE AGREEMENT. The Loan Agreement, the other Loan Documents, this Security Instrument and the Other Security Documents constitute the entire understanding and agreement between SPTBROOK and Lender with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between SPTBROOK and Lender with respect thereto.

     Section 18.6 NONLIABILITY OF TRUSTEES. THE DECLARATION OF TRUST ESTABLISHING SPTBROOK, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME OF "SPTBROOK PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION OF TRUST AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SPTBROOK SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SPTBROOK.

                        ARTICLE 19 - LOCAL LAW PROVISIONS

     Section 19.1 LOCAL LAW PROVISIONS. The provisions set forth on EXHIBIT B annexed hereto are incorporated herein by reference as if fully set forth herein.

     IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by SPTBROOK as of the date first above written.

                             SPTBROOK:

                             SPTBROOK PROPERTIES TRUST, a Maryland
                               real estate investment trust



                             By: ___________________________________
                                 Name:
                                 Title:

COMMONWEALTH OF MASSACHUSETTS   )
                                ) SS:
COUNTY OF MIDDLESEX             )

     I, _________________________, a Notary Public, in and for said County, in the State aforesaid, DO HEREBY CERTIFY that ______________________, the __________ of SPTBROOK PROPERTIES TRUST is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such _________________, appeared before me this day in person and acknowledged that he signed and delivered said instrument as his own free and voluntary act and as the free and voluntary act of said entity, for the uses and purposes therein set forth.

     GIVEN under my hand and Notarial Seal, this _____ day of September, 1999.


                                         ___________________________________
                                         Notary Public



                                         My Commission expires:_____________

                                    EXHIBIT A

                              (Description of Land)

                                    EXHIBIT B

                             (Local Law Provisions)

     1. Section 1.1 PROPERTY MORTGAGED. The following phrase in the first sentence of Section 1.1 "does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey" is hereby replaced with the following: "DOES HEREBY IRREVOCABLY MORTGAGE AND CONVEY"

     2. RECITAL B. The following words are inserted at the end of the first sentence of Recital B immediately before the period:

          , with a maturity date of such indebtedness of September __, 2002

     3. SUBROGATION. If any part of the indebtedness secured hereby is used directly or indirectly to satisfy, in whole or in part, any prior encumbrance upon the Property or any part thereof, then Lender shall be subrogated to the rights of the holder thereof in and to such other encumbrance and any additional security held by such holder, and shall have the benefit of the priority of the same.

     4. FUTURE ADVANCES. At all times, regardless of whether any loan proceeds have been disbursed, this Security Instrument secures as part of the indebtedness the payment of all loan commissions, service charges, liquidated damages, attorneys' fees, expenses and advances due to or incurred by Lender in connection with the Obligations, all in accordance with the Notes, this Security Instrument and the Loan Agreement; provided, however, that in no event shall the total amount of the indebtedness secured hereby, including loan proceeds disbursed plus any additional charges, exceed two hundred percent (200%) of the face of the Notes. SPTBROOK acknowledges that Lender has bound itself to make advances pursuant to the Loan Agreement and that all such future advances shall be a lien from the time this Security Instrument is recorded, as provided in the Illinois Mortgage Foreclosure Act, 735 ILCS 5/15- 1101 (1992), ET SEQ., as amended.

     5. BUSINESS LOAN. The proceeds of the Notes will ben used for the purposes specified in 815 ILCS 205/4 (1992), and the principal obligation secured hereby will each constitute a "business loan" coming within the definition and purview of said section.

     6. Provisions of the Loan Agreement related to advances, repayment and readvances are incorporated herein by this reference.

     7. Reduction of the indebtedness to a zero balance shall not cause the mortgage to become extinguished by operation of law.

When Recorded Return To:
Ballard Spahr Andrews & Ingersoll, LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103
Attn: Alicia B. Clark, Esq.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       SPTMRT PROPERTIES TRUST, as TRUSTOR

                                       to

                   LAWYERS TITLE OF ARIZONA, INC., as TRUSTEE

                               for the benefit of

              DRESDNER BANK AG, Administrative Agent for itself as
             a lender and for certain other lenders, as BENEFICIARY

                       -----------------------------------

                                 DEED OF TRUST,
                               SECURITY AGREEMENT
                               AND FIXTURE FILING

                       -----------------------------------

                            Dated: September 15, 1999

                            Location: Scottsdale, Arizona



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page
         Article 1 - GRANTS OF SECURITY...........................................................................2
                  Section 1.1  Property Mortgaged.................................................................2
                  Section 1.2  Assignment of Leases and Rents.....................................................5
                  Section 1.3  Security Agreement.................................................................5
                  Section 1.4  Pledge of Monies Held..............................................................5

         Article 2 - DEBT AND OBLIGATIONS SECURED.................................................................6
                  Section 2.1  Debt...............................................................................6
                  Section 2.2  Other Obligations..................................................................6
                  Section 2.3  Debt and Other Obligations.........................................................6
                  Section 2.4  Payments...........................................................................6

         Article 3 - SPTMRT COVENANTS.............................................................................7
                  Section 3.1  Payment of Debt....................................................................7
                  Section 3.2  Incorporation by Reference  .......................................................7
                  Section 3.3  Insurance..........................................................................7
                  Section 3.4  Payment of Taxes, Etc.............................................................11
                  Section 3.5  Condemnation......................................................................12
                  Section 3.6  Leases and Rents  ................................................................12
                  Section 3.7  Maintenance of Property...........................................................13
                  Section 3.8  Waste ............................................................................13
                  Section 3.9  Compliance With Laws..............................................................13
                  Section 3.10  Books and Records................................................................14
                  Section 3.11  Payment For Labor and Materials..................................................15
                  Section 3.12  Performance of Other Agreements..................................................15
                  Section 3.13  Change of Name, Identity or Structure............................................15
                  Section 3.14  Existence........................................................................15

         Article 4 - SPECIAL COVENANTS...........................................................................16
                  Section 4.1  Property Use......................................................................16
                  Section 4.2  Restoration After Casualty/Condemnation...........................................16

         Article 5 - REPRESENTATIONS AND WARRANTIES..............................................................20
                  Section 5.1  Warranty of Title.................................................................20
                  Section 5.2  Authority.........................................................................20
                  Section 5.3  Legal Status and Authority........................................................20
                  Section 5.4  Validity..........................................................................21
                  Section 5.5  Litigation........................................................................21
                  Section 5.6  Status of Property................................................................21
                  Section 5.7  No Foreign Person.................................................................22
                  Section 5.8  Separate Tax Lot..................................................................22


                                        i

                  Section 5.9  Leases............................................................................22
                  Section 5.10  Mailing Address..................................................................22
                  Section 5.11  Illegal Activity.................................................................23

         Article 6 - DEBTOR/CREDITOR RELATIONSHIP................................................................23
                  Section 6.1  Relationship of SPTMRT and Lender.................................................23

         Article 7 - FURTHER ASSURANCES..........................................................................23
                  Section 7.1  Recording of Security Instrument, Etc.............................................23
                  Section 7.2  Further Acts, Etc.................................................................23
                  Section 7.3  Changes in Tax, Debt Credit and Documentary Stamp Laws............................24
                  Section 7.4  Estoppel Certificates.............................................................25
                  Section 7.5  Flood Insurance...................................................................25
                  Section 7.6  Amended Financing Statements......................................................25

         Article 8 - DUE ON SALE/ENCUMBRANCE.....................................................................25
                  Section 8.1  No Sale/Encumbrance...............................................................25
                  Section 8.2  Sale/Encumbrance Defined..........................................................26
                  Section 8.3  Lender's Rights...................................................................26

         Article 9 - DEFAULT.....................................................................................26
                  Section 9.1  Events of Default.................................................................26

         Article 10 - RIGHTS AND REMEDIES........................................................................27
                  Section 10.1  Remedies.........................................................................27
                  Section 10.2  Application of Proceeds..........................................................30
                  Section 10.3  Right to Cure Defaults...........................................................30
                  Section 10.4  Actions and Proceedings..........................................................30
                  Section 10.5  Recovery of Sums Required To Be Paid.............................................30
                  Section 10.6  Examination of Books and Records.................................................30
                  Section 10.7  Other Rights, Etc................................................................31
                  Section 10.8  Right to Release Any Portion of the Property.....................................31
                  Section 10.9  Violation of Laws................................................................32
                  Section 10.10  Right of Entry..................................................................32

         Article 11 - ENVIRONMENTAL HAZARDS......................................................................32
                  Section 11.1  Environmental Covenants..........................................................32
                  Section 11.2  Lender's Rights..................................................................33

         Article 12 - INDEMNIFICATION............................................................................33
                  Section 12.1  General Indemnification..........................................................33
                  Section 12.2  Mortgage and/or Intangible Tax...................................................35
                  Section 12.3  Environmental Indemnification....................................................35
                  Section 12.4  Duty to Defend; Attorneys' Fees and Other Fees and Expenses......................36


                                       ii

         Article 13 - WAIVERS....................................................................................36
                  Section 13.1  Waiver of Counterclaim...........................................................36
                  Section 13.2  Marshalling and Other Matters....................................................36
                  Section 13.3  Waiver of Notice.................................................................36
                  Section 13.4  Waiver of Statute of Limitations. ...............................................37
                  Section 13.5  Sole Discretion of Lender........................................................37
                  Section 13.6  Survival.........................................................................37
                  Section 13.7  Waiver of Trial By Jury..........................................................37

         Article 14 - NOTICES....................................................................................38
                  Section 14.1 Notices...........................................................................38

         Article 15 - APPLICABLE LAW.............................................................................39
                  Section 15.1  CHOICE OF LAW; CONSENT OF JURISDICTION...........................................39
                  Section 15.2  Usury Laws.......................................................................39
                  Section 15.3  Provisions Subject to Applicable Law.............................................40
                  Section 15.4  Inapplicable Provision...........................................................40

         Article 16 - COSTS......................................................................................40
                  Section 16.1...................................................................................40

                    Attorney's Fees for Enforcement..............................................................40

         Article 17 - DEFINITIONS................................................................................40
                  Section 17.1  General Definitions..............................................................40
                  Section 17.2  Headings, Etc....................................................................40

         Article 18 - MISCELLANEOUS PROVISIONS...................................................................41
                  Section 18.1  No Oral Change...................................................................41
                  Section 18.2  Liability........................................................................41
                  Section 18.3  Duplicate Originals; Counterparts................................................41
                  Section 18.4  Number and Gender................................................................41
                  Section 18.5  Entire Agreement.................................................................41
                  Section 18.6  Nonliability of Trustees.........................................................41

         Article 19 - LOCAL LAW PROVISIONS.......................................................................42
                           Section 19.1     Local Law Provisions.................................................42

         Article 20 - TRUSTEE PROVISIONS.........................................................................42
                  Section 20.1  The Trustee......................................................................42

Exhibits -

Exhibit A - Description of Land
Exhibit B - Local Law Provisions

Definitions

The terms set forth below are defined in the following Sections of this Security Instrument or in the Loan Agreement (defined in the Recitals):

              ADA:  Subsection 3.10(a)
              Applicable Law:  Subsection 3.10(a)
              Attorneys' Fees/Counsel Fees:  Section 17.1
              Bankruptcy Code:  Subsection 1.1(f)
              Business Day:  Section 14.1
              Casualty Amount: Subsection 4.2(a)(i)
              Casualty Consultant:  Subsection 4.2(b)(iii)
              Casualty Retainage:  Subsection 4.2(b)(iv)
              Collateral:  Section 1.3
              Debt:  Section 2.1
              Default Rate:  Section 10.3
              Environmental Law: Defined in the Loan Agreement Environmental Liens: Section 11.2
              ERISA:  Subsection 4.2(a)
              Escrow Fund:  Section 3.5
              Event of Default:  Section 9.1
              Force Majeure:  Subsection 4.2(b)
              Hazardous Material: Defined in the Loan Agreement
              HRPT:  Recitals
              Improvements:  Subsection 1.1(c)
              Indemnified Parties:  Section 12.1
              Insurance Premiums:  Subsection 3.3(b)
              Land:  Subsection 1.1(a)
              Leases:  Subsection 1.1(f)
              Lender:  Preamble
              Loan Agreement: Recitals
              Loan Documents: Recitals
              Loans:  Recitals
              Losses:  Section 12.1
              Marriott:  Recitals
              Marriott Lease:  Recitals
              Marriott Lease Guaranty:  Recitals
              Marriott Tenant:  Recitals
              Net Proceeds:  Subsection 4.2(b)

              Net Proceeds Deficiency:  Subsection 4.2(b)(vi)
              Loan Agreement:  Recitals
              Losses:  Section 12.1
              Notes:  Recitals
              Obligations:  Section 2.3
              Other Charges:  Subsection 3.4(a)
              Other Obligations:  Section 2.2
              Other Security Documents:  Section 3.2
              Permitted Exceptions:  Section 5.1
              Person:  Section 17.1
              Personal Property:  Subsection 1.1(e)
              Policies/Policy:  Subsection 3.3(b)
              Property:  Section 1.1
              Qualified Insurer:  Subsection 3.3(b)
              Rating Agency:  Subsection 3.3(b)
              Release:  Defined in the Loan Agreement
              Remediation:  Section 11.1
              Rents:  Subsection 1.1(f)
              Restoration:  Subsection 3.3(d)
              Security Instrument:  Preamble
              SHPT:  Recitals
              SPTBROOK:  Recitals
              SPTMRT:  Preamble
              Taxes:  Subsection 3.4(a)
              Tenant:  Section 3.6
              Trustee: Recitals
              Uniform Commercial Code:  Subsection 1.1(e)

     THIS DEED OF TRUST AND SECURITY AGREEMENT (this "SECURITY INSTRUMENT") is made as of September 15, 1999, by SPTMRT PROPERTIES TRUST, a Maryland real estate investment trust with its principal place of business at 400 Centre Street, Newton, Massachusetts 02458, as trustor ("SPTMRT"), to LAWYERS TITLE OF ARIZONA, INC., an Arizona corporation with an address at 40 East Mitchell Drive, Phoenix, Arizona 85012, as trustee ("TRUSTEE"), for the benefit of DRESDNER BANK AG, a German banking corporation acting through its New York Branch, as Administrative Agent for itself as a lender and for the other lenders under the Loan Agreement described below, with an address at 75 Wall Street, New York, New York 10005 ("LENDER").

                                    RECITALS:

A. SPTMRT's affiliate, Senior Housing Properties Trust ("SHPT"), was organized on December 16, 1998 as a wholly-owned subsidiary of HRPT Properties Trust, a Maryland real estate investment trust ("HRPT"). Commencing with or promptly following the execution and delivery of this Security Instrument, SHPT is being spun off by HRPT. In anticipation of HRPT's spin-off of SHPT,
     (1) HRPT formed other wholly-owned subsidiaries and transferred properties to them, including, among others, the following: (i) HRPT formed SPTMRT and transferred 14 properties (nine congregate care properties and five assisted living properties) that are leased under 14 separate leases to subsidiaries of Marriott International, Inc. (the "SPTMRT PROPERTIES") and
     (ii) HRPT formed SPTBROOK Properties Trust, a Maryland real estate investment trust ("SPTBROOK") and transferred four congregate care properties master leased to a subsidiary of Brookdale Living Communities, Inc. (the "SPTBROOK PROPERTIES"), and (2) HRPT transferred to SHPT all of HRPT's capital shares of such subsidiaries (including both SPTMRT and SPTBROOK). As part of HRPT's spin-off of SHPT, (a) HRPT is distributing approximately one-half of its shares of SHPT to HRPT's shareholders and is retaining in its portfolio the remainder of its shares of SHPT and (b) SHPT is borrowing $200,000,000 from Lender and using the entire proceeds of such borrowing to pay formation debt owing to HRPT by SPTMRT and SHPT.

B. SHPT, SPTMRT and SPTBROOK have asked Lender to make a $350,000,000 secured revolving loan facility available to SHPT for the purpose of making loans to SHPT from time to time up to an aggregate principal amount outstanding of $350,000,000 (the "LOANS") for certain business purposes of SHPT and its subsidiaries, including the initial $200,000,000 Loan described in paragraph A above, pursuant to a Revolving Loan Agreement dated as of the date hereof among SHPT, Lender, Dresdner Bank AG and the other lenders party thereto from time to time, SPTMRT and SPTBROOK (as the same may be amended, supplemented and modified from time to time, the "LOAN AGREEMENT") under which SHPT is issuing notes to Lender in the aggregate principal amount of $350,000,000 to evidence the Loans (as the same may be amended, modified and replaced from time to time, the "NOTES"). One or more Notes may be assigned in whole or in part by one lender to another lender from time to time under the Loan Agreement and thereupon replaced with new Notes reflecting such assignments in accordance with the terms of the Loan Agreement. Loans made under the Loan Agreement may be advanced, repaid and readvanced in whole or in part from time to time subject to the terms and conditions of the Loan Agreement. It is the intent of SPTMRT and Lender that all such Notes and Loans outstanding from time to time and SPTMRT's guaranty obligations in respect thereof shall be secured by this Security Instrument. As used herein, depending on the context, "LENDER" means (i) Dresdner Bank AG, as Administrative Agent (including any successor Administrative Agent under the Loan Agreement) acting for and on behalf of itself as a lender and for the other lenders under the Loan Agreement or (ii) Dresdner Bank AG and the other lenders under the Loan Agreement in their capacities as such lenders.

C. The payment of the Loans and Notes and all other amounts payable from time to time under the Loan Agreement, the Notes and the other LOAN DOCUMENTS (which term is used herein as defined in the Loan Agreement) and the performance of SHPT's obligations thereunder are being (i) jointly and severally guaranteed by SPTMRT and SPTBROOK under the Loan Agreement and
     (ii) secured by mortgage and security agreements or deeds of trust and security agreements on each of the SPTMRT Properties (including the Property defined in Section 1.1) and the SPTBROOK Properties.

D. The Land and Improvements (defined below) are subject to a Facilities Lease Agreement dated as of October 8, 1993, as amended (the "MARRIOTT LEASE") between SPTMRT (as successor in interest to HMC Retirement Properties, Inc.), as landlord, and Marriott Senior Living Services, Inc., as tenant (the "MARRIOTT TENANT") with an initial term expiring December 31, 2013, and the obligations of the Marriott Tenant under the Marriott Lease are guaranteed by Marriott International, Inc. ("MARRIOTT") under a Guaranty of Tenant Obligations dated as of October 8, 1993, as amended (the "MARRIOTT LEASE GUARANTY").

E. SPTMRT desires to secure the payment of the Debt (defined in Section 2.1) and the performance of all other obligations of SPTMRT and SHPT under the Loan Agreement and the other Loan Documents.

                         ARTICLE 1 - GRANTS OF SECURITY

     Section 1.1 PROPERTY MORTGAGED. SPTMRT does hereby irrevocably (i) mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Trustee in trust with power of sale in accordance with the terms and conditions hereof, for the use and benefit of Lender, and (ii) grant a security interest to Trustee in trust with power of sale in accordance with the terms and conditions hereof, for the use and benefit of Lender in, the following property, rights, interests and estates now owned or hereafter acquired by SPTMRT (collectively, the "PROPERTY"):

(a) LAND. The real property described in EXHIBIT A attached hereto and made a part hereof (the "LAND");

(b) ADDITIONAL LAND. All additional lands, estates and development rights hereafter acquired by SPTMRT for use in connection with the Land and the development of the Land that may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

(c) IMPROVEMENTS. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the "IMPROVEMENTS");

(d) EASEMENTS. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of SPTMRT of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(e) FIXTURES AND PERSONAL PROPERTY. All machinery, equipment, furniture, furnishings, fixtures (including, but not limited to all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by SPTMRT, or in which SPTMRT has or shall have an interest, now or hereafter located upon the Land or the Improvements, or appurtenant thereto, and used in connection with the present or future operation and occupancy of the Land and the Improvements, and all building equipment, materials and supplies of any nature whatsoever owned by SPTMRT, or in which SPTMRT has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or used in connection with the present or future operation and occupancy of the Land and the Improvements, and the right, title and interest of SPTMRT in and to any other tangible property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the "UNIFORM COMMERCIAL CODE"), and all proceeds and products of the above (collectively, the "PERSONAL PROPERTY");

(f) LEASES AND RENTS. All leases (including master leases, leases and subleases) and other agreements affecting the use, enjoyment or occupancy of all or any part of the Land or the Improvements heretofore or hereafter entered into whether before or after the filing by or against SPTMRT of any petition for relief under 11 U.S.C. ss. 101 et seq. (the "BANKRUPTCY CODE"), as the same may be amended from time to time, all lease guarantees, other guarantees, letters of credit and any other credit support given by any guarantor in connection therewith, and all cash or securities deposited under leases to secure the performance by the lessees of their obligations thereunder (collectively the "LEASES") and all right, title and interest of SPTMRT, its successors and assigns therein and thereunder, including, without limitation, the Marriott Lease and the Marriott Lease Guaranty; and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land, the Improvements and the Leases whether paid or accruing before or after the filing by or against SPTMRT of any petition for relief under the Bankruptcy Code (collectively the "RENTS"); and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents;

(g) CONDEMNATION AWARDS. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(h) INSURANCE PROCEEDS. All proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance judgments, or settlements made in lieu thereof, for damage to the Property;

(i) TAX CERTIORARI. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

(j) RIGHTS. The right, in the name and on behalf of SPTMRT, to commence any action or proceeding to protect the interest of Lender or Trustee in the Property and while an Event of Default (defined in Section 9.1) remains uncured, to appear in and defend any action or proceeding brought with respect to the Property;

(k) AGREEMENTS. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of SPTMRT therein and thereunder, including, without limitation, the right, while an Event of Default remains uncured, to receive and collect any sums payable to SPTMRT thereunder;

(l) INTANGIBLES. All accounts, escrows, chattel paper, claims, deposits, trade names, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles specific to or used in connection with the operation of the Property, if any; and

(m) CONVERSION. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

(n) OTHER RIGHTS. Any and all other rights of SPTMRT in and to the items set forth in Subsections (a) through (m) above.

     Section 1.2 ASSIGNMENT OF LEASES AND RENTS. SPTMRT hereby absolutely and unconditionally assigns to Lender SPTMRT's right, title and interest in and to all current and future Leases and Rents (including, without limitation, the Marriott Lease and the Marriott Lease Guaranty and the rents and other amounts payable thereunder); it being intended by SPTMRT that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2 and
Section 3.7, Lender grants to SPTMRT a revocable license to collect and receive the Rents. SPTMRT shall hold the Rents, or a portion thereof, sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

     Section 1.3 SECURITY AGREEMENT. This Security Instrument is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of SPTMRT in the Property. By executing and delivering this Security Instrument, SPTMRT hereby grants to Trustee in trust with power of sale in accordance with the terms and conditions hereof, for the use and benefit of Lender, as security for the Obligations (defined in Section 2.3), a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code (such portion of the Property so subject to the Uniform Commercial Code, the "COLLATERAL").

     Section 1.4 PLEDGE OF MONIES HELD. SPTMRT hereby pledges to Lender, and grants to Lender a security interest in, any and all monies now or hereafter held by Lender, including, without limitation, the Net Proceeds (defined in Section 4.2), as additional security for the

Obligations until expended or applied as provided in this Security Instrument.

                               CONDITIONS TO GRANT

     TO HAVE AND TO HOLD the above granted and described Property unto Trustee in trust with power of sale in accordance with the terms and conditions hereof, for and to the use and benefit of Lender, and the successors and assigns of Lender, forever;

     PROVIDED, HOWEVER, these presents are upon the express condition that, if all Commitments (as defined in the Loan Agreement) have terminated and the Loans and all other amounts payable by SHPT under the Loan Agreement, the Notes and the other Loan Documents have been paid in full, and if SHPT and SPTMRT shall well and truly pay to Lender the Debt at the time and in the manner provided in the Loan Agreement, the Notes and the other Loan Documents and this Security Instrument and the Other Security Documents (defined in Section 3.2), shall well and truly perform the Other Obligations as set forth in this Security Instrument, and shall well and truly abide by and comply with each and every covenant and condition set forth herein and, to the extent applicable to SHPT or SPTMRT, in the Loan Agreement, the Notes and the other Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void.

                    ARTICLE 2 - DEBT AND OBLIGATIONS SECURED

     Section 2.1 DEBT. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the following, in such order of priority as Lender may determine in its sole discretion (the "DEBT"):

(a) the payment of all sums payable by SPTMRT under (i) the Loan Agreement, including, without limitation, its guaranty and surety obligations under
     Section 10 thereof, (ii) this Security Instrument and (iii) the Other Security Documents;

(b) the payment of all sums payable by SHPT under the Loan Agreement, the Notes and the other Loan Documents, including, without limitation, all principal of and interest on the Loans and all fees payable to Lender pursuant to
     Section 2.6 of the Loan Agreement;

(c) the payment of all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby; and

(d) the payment of all sums advanced and costs and expenses incurred by Lender or Trustee in connection with the Debt or any part thereof, any renewal, extension, modification, consolidation, change, substitution, replacement, restatement or increase of the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of SPTMRT, SHPT or Lender.

     Section 2.2 OTHER OBLIGATIONS. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the "OTHER OBLIGATIONS"):

(a)  the performance of all other obligations of SPTMRT contained herein;

(b) the performance of each obligation of SPTMRT and each obligation of SHPT contained in the Loan Agreement or any other Loan Document, in addition to the payment of the Debt, and of SPTMRT contained in the Other Security Documents.

     Section 2.3 DEBT AND OTHER OBLIGATIONS. SPTMRT's and SHPT's obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively below as the "OBLIGATIONS."

     Section 2.4 PAYMENTS. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.

                          ARTICLE 3 - SPTMRT COVENANTS

     SPTMRT covenants and agrees with Trustee and Lender that:

     Section 3.1 PAYMENT OF DEBT. SPTMRT will pay the Debt owing by SPTMRT at the time and in the manner provided in the Loan Agreement, the Other Security Documents and in this Security Instrument.

     Section 3.2 INCORPORATION BY REFERENCE. All the covenants, conditions and agreements contained in (a) the Loan Agreement, and (b) all and any of the documents other than the Loan Agreement or this Security Instrument now or hereafter executed by SPTMRT and by or in favor of Lender, which wholly or partially secure or guaranty payment of the Debt (the "OTHER SECURITY DOCUMENTS"), are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

     Section 3.3 INSURANCE.

(a) SPTMRT shall obtain and maintain, or cause to be maintained, insurance for SPTMRT and the Property providing at least the following coverages:

     (i) PROPERTY INSURANCE. Insurance with respect to the Improvements and building equipment insuring against any peril included within the classification "All Risks of Physical Loss" in amounts at all times sufficient to prevent Lender from becoming a co-insurer within the terms of the applicable policies and under applicable law, but in any event such insurance shall be maintained in an amount equal to the full insurable value of the Improvements and building equipment, the term "full insurable value" to mean the actual replacement cost of the Improvements and building equipment (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually by an insurer, a recognized independent insurance broker or an independent appraiser selected and paid by SPTMRT and in no event less than the coverage required pursuant to the terms of any Lease. Absent such annual adjustment, each policy shall contain inflation guard coverage insuring that the policy limit will be increased over time to reflect the effect of inflation. SPTMRT shall also maintain insurance against loss or damage to such furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Property and owned by SPTMRT from time to time, to the extent applicable, in the amount of the cost of replacing the same, in each case, with inflation guard coverage to reflect the effect of inflation, or annual valuation. Each policy or policies shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Lender's approval. The maximum deductible shall be $10,000.00;

     (ii) LIABILITY INSURANCE. Commercial general liability insurance, including personal injury, bodily injury, death and property damage liability, insurance against any and all claims, including all legal liability to the extent insurable and imposed upon Lender and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Property in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to the Property but in no event for a combined single limit of less than $5,000,000. During any construction of the Property, Mortgagor's general contractor for such construction shall also provide the insurance required in this Subsection (a). Lender hereby retains the right to periodically review the amount of said liability insurance being maintained by SPTMRT and to require an increase in the amount of said liability insurance should Lender deem an increase to be reasonably prudent under then existing circumstances;

     (iii) WORKERS' COMPENSATION INSURANCE. Statutory workers' compensation insurance with respect to any work on or about the Property covering all persons subject to the workers' compensation laws of the state in which the Property is located;

     (iv) BUSINESS INTERRUPTION. Business interruption and/or loss of "rental income" insurance in an amount sufficient to avoid any co-insurance penalty and to provide proceeds which will cover a period of not less than one (1) year from the date of casualty or loss, with a six month extended period of indemnity, the term "rental income" to mean the sum of (A) the total then ascertainable Rents payable under the Leases and
          (B) the total ascertainable amount of all other amounts to be received by SPTMRT from third parties which are the legal obligation of the tenants, reduced to the extent such amounts would not be received because of operating expenses not incurred during a period of non-occupancy of that portion of the Property then not being occupied. The amount of coverage shall be adjusted annually to reflect the rents payable during the succeeding eighteen (18) month period.

     (v) BOILER AND MACHINERY INSURANCE. Broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery, and equipment located in, on or about the Property and insurance against loss of occupancy or use arising from any breakdown in such amount per accident equal to the replacement value of the improvements housing the machinery or $2,000,000 or such other amount reasonably determined by Lender. If one or more large HVAC units is in operation at the Property, "System Breakdowns" coverage shall be required, as determined by Lender. Minimum liability coverage per accident must equal the value of such unit(s);

     (vi) FLOOD INSURANCE. If required by Subsection 5.6(a) hereof, flood insurance in an amount at least equal to the lesser of (A) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the indebtedness secured hereby if replacement cost coverage is not available for the type of building insured); or (B) the maximum insurance available under the appropriate National Flood Insurance Administration program. The deductible may not exceed $25,000.

     (vii) BUILDER'S RISK. During the period of any construction, renovation or alteration of the Improvements which exceeds the lesser of 10% of the principal amount of the Loan Agreement or $500,000, at Lender's request, a completed value, "All Risk" Builder's Risk form, or "Course of Construction" insurance policy in non-reporting form for any Improvements under construction, renovation or alteration in an amount approved by Lender may be required. During the period of any construction of any addition to the existing Improvements, a completed value, "All Risk" Builder's Risk form or "Course of Construction" insurance policy in non-reporting form, in an amount approved by Lender, shall be required.

     (viii) OTHER INSURANCE. Such other insurance with respect to the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake and environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

(b) All insurance provided for in Subsection 3.3(a) hereof shall be obtained under valid and enforceable policies (the "POLICIES" or in the singular, the "POLICY"), and shall be issued by one or more domestic primary insurer(s) having an investment grade rating of "A" or better ("AA" or better for Loans of $25,000,000 or more), or a comparable claims paying ability assigned by S & P or equivalent one or more credit rating agencies approved by Lender (a "RATING AGENCY"), (each such insurer shall be referred to below as a "QUALIFIED INSURER"). All insurers providing insurance required by this Security Instrument shall be authorized to issue insurance in the state in which the Property is located. The Policy referred to in Subsection 3.3(a)(ii) above shall name Lender as an additional named insured and the Policy referred to in Subsection 3.3(a)(i), (iv), (v) and (vi) above shall provide that all proceeds be payable to Lender as set forth in Section 4.2 hereof. The Policies referred to in Subsections 3.3(a)(i), (v) and (vi) shall also contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, INTER ALIA, to recovery by Lender notwithstanding the negligent or willful acts or omission of Lender, and (ii) to the extent available at commercially reasonable rates, a waiver of subrogation endorsement as to Lender. All Policies described in Subsection 3.3(a) above shall contain (i) a provision that such Policies shall not be canceled or terminated, nor shall they expire, without at least thirty (30) days' prior written notice to Lender in each instance; and (ii) an effective waiver by the insurer of all claims for Insurance Premiums (defined below) against any mortgagees, loss payees, additional insureds and named insureds (other than SPTMRT). In the event that the Property or the Improvements constitutes a legal non-conforming use under applicable building, zoning or land use laws or ordinances, the policy shall include an ordinance or law coverage endorsement which will contain Coverage A: "Loss Due to Operation of Law" (with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement), Coverage B: "Demolition Cost" and Coverage C: "Increased Cost of Construction" coverages. Certificates of insurance with respect to all renewal and replacement Policies shall be delivered to Lender not less than thirty (30) days prior to the expiration date of any of the Policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums (the "INSURANCE PREMIUMS"). Originals or certificates of such replacement Policies shall be delivered to Lender promptly after SPTMRT's receipt thereof but in any case within thirty (30) days after the effective date thereof. If SPTMRT fails to maintain and deliver to Lender the original Policies or certificates of insurance required by this Security Instrument, upon ten (10) days' prior notice to SPTMRT, Lender may procure such insurance at SPTMRT's sole cost and expense.

(c) SPTMRT shall comply with all insurance requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by an insurance requirement, or would invalidate the insurance coverage required hereunder to be maintained by SPTMRT on or with respect to any part of the Property pursuant to this Section 3.3.

(d) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, SPTMRT shall give prompt notice of such damage to Lender and provided that SPTMRT shall have received the Net Proceeds, SPTMRT shall promptly commence or cause to be commenced and diligently prosecute or cause to be prosecuted the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be approved by Lender (the "RESTORATION") and otherwise in accordance with Section 4.2 of this Security Instrument.

(e) The insurance coverage required under Section 3.3(a) may be effected under a blanket policy or policies covering the Property and other properties and assets not constituting a part of the security hereunder; provided that any such blanket policy shall specify, except in the case of commercial general liability insurance, the portion of the total coverage of such policy that is allocated to the Property, and any sublimit in such blanket policy applicable to the Property, and shall in any case comply in all other respects with the requirements of this Section 3.3.

(f) The insurance coverage required under Subsection 3.3(a)(ii) may be satisfied by a layering of Commercial General Liability, Umbrella and Excess Liability Policies, but in no event will the Commercial General Liability policy be written for an amount less than $1,000,000 per occurrences and $2,000,000 aggregate for bodily injury and property damage liability.

(g) The delivery to Lender of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance as relating to the Property by SPTMRT to Lender as further security for the indebtedness secured hereby. In the event of foreclosure of this Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the secured indebtedness, all right, title and interest of SPTMRT in and to all proceeds payable under such policies then in force concerning the Property shall thereupon vest in the purchaser at such foreclosure, or in Lender or other transferee in the event of such other transfer of title. Approval of any insurance by Lender shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance.

(h) Lender shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Lender has caused the insurance to be placed with the insurer after failure of SPTMRT to furnish such insurance. SPTMRT shall not obtain insurance for the Property in addition to that required by Lender without the prior written consent of Lender, which consent will not be unreasonably withheld provided that (i) Lender is named insured on such insurance, (ii) Lender receives complete copies of all policies evidencing such insurance, and (iii) such insurance complies with all of the applicable requirements set forth herein.

(i) Anything in Section 3.3 hereof to the contrary notwithstanding, during the term of the Marriott Lease and so long as the Marriott Lease is in full force and effect, in lieu of complying with the provisions of Section 3.3 hereof, SPTMRT shall comply with, and cause the Marriott Tenant to comply with, Article 13 and the other insurance provisions of the Marriott Lease, and Lender shall be a third party beneficiary thereof; provided that
     Section 3.3(g) hereof shall continue to apply as between SPTMRT and Lender.

     Section 3.4  PAYMENT OF TAXES, ETC.

(a) SPTMRT shall pay or cause to be paid by their due date all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "TAXES"), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "OTHER CHARGES"), and all charges for utility services provided to the Property as same become due and payable. SPTMRT will deliver to Lender, promptly upon Lender's request, evidence satisfactory to Lender that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. SPTMRT shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property.

(b) After prior written notice to Lender, SPTMRT, at its own expense, may contest or permit to be contested by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, provided that (i) no Event of Default has occurred under the Loan Agreement, this Security Instrument or any of the Other Security Documents, (ii) SPTMRT is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Taxes from SPTMRT and from the Property or SPTMRT shall have paid or caused to be paid all of the Taxes under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which SPTMRT is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost,

     (vi) SPTMRT shall have set aside adequate reserves for the payment of the Taxes, together with all interest and penalties thereon, unless SPTMRT has paid or caused to be paid all of the Taxes under protest, and (vii) SPTMRT shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Lender to insure the payment of any contested Taxes, together with all interest and penalties thereon. Anything in this Section 3.4(b) to the contrary notwithstanding, during the term of the Marriott Lease and so long as the Marriott Lease is in full force and effect, the Marriott Tenant shall have the right to contest Taxes pursuant to and in full compliance with Section 6.06 of the Marriott Lease, and in case of any such contest, SPTMRT shall not be required to comply with the provisions of this Section 3.4(b); provided that SPTMRT shall cause the Marriott Tenant to comply with the provisions of Section 6.06 of the Marriott Lease in any such contest.

     Section 3.5 CONDEMNATION. SPTMRT shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings to the extent permitted by law. Upon an Event of Default, SPTMRT shall deliver to Lender all instruments requested by it to permit such participation. SPTMRT shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. SPTMRT shall not make any agreement in lieu of condemnation of the Property or any portion thereof without the prior written consent of Lender in each instance, which consent shall not be unreasonably withheld or delayed in the case of a taking of an insubstantial portion of the Property. If the Property or any portion thereof is taken by the power of eminent domain, SPTMRT shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of and in accordance with Section 4.2 of this Security Instrument. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, Lender shall have the right, whether or not a deficiency judgment on the Loan Agreement shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Debt. The provisions of this Section 3.5 are subject to the provisions of Article 15 of the Marriott Lease.

     Section 3.6 LEASES AND RENTS. The Property is subject to the Marriott Lease. SPTMRT shall not enter into any other Lease of the Property without the prior written consent of Lender. As used herein, the term "TENANT" shall mean and include the tenant and any guarantor of the tenant's obligations under a Lease, including, without limitation, the Marriott Tenant and Marriott. SPTMRT (i) shall observe and perform all the obligations imposed upon the lessor under the Leases (including, without limitation, the Marriott Lease and the Marriott Lease Guaranty) and shall not do or permit to be done anything to impair the value of any Lease as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which SPTMRT shall send or receive under any Lease; (iii) shall enforce in a commercially reasonable manner all of the terms, covenants and conditions contained in the Leases upon the part of the Tenant thereunder to be observed or performed; (iv) shall not collect any of the Rents more than three
(3) months in advance (provided that a security deposit shall not be deemed rent collected in advance); (v) shall not execute any other assignment of the lessor's interest in any Lease or Rents; (vi) shall not (A) materially alter, modify or change any of the terms of any Lease without the prior written consent of Lender or (B) cancel or terminate any Lease (including any lease guaranty) or transfer or suffer or permit a conveyance or transfer of the Land or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, Tenants thereunder; and (vii) shall not consent to any assignment of or subletting under any Lease not in accordance with the terms thereof, without the prior written consent of Lender. In the event that the Marriott Lease is replaced by another Lease which, by express agreement of Lender, is superior to the lien of this Security Instrument or with respect to which a subordination, non-disturbance and attornment agreement is entered into by the Tenant under such Lease, SPTMRT and Lender, the express references to the Marriott Lease (and specific sections, articles and provisions thereof) and the Marriott Tenant in Sections 3.3(i), 3.4(b), 3.5,
3.11 and 4.2(d) hereof shall be deemed to refer to such replacement Lease (and the corresponding sections, articles and provisions thereof) and the Tenant thereunder to the extent and as the Lender may, at its option and in its absolute discretion, so agrees with such Tenant and SPTMRT.

     Section 3.7 MAINTENANCE OF PROPERTY. Subject to the terms of the Marriott Lease, SPTMRT shall cause the Property to be maintained in a good and safe condition and repair. Except as expressly provided in the Marriott Lease, the Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) without the consent of Lender. If any part of the Property is destroyed by any casualty, or damaged, worn or dilapidated or affected by any proceeding of the character referred to in Section 3.5 hereof, then, subject to the terms of the Marriott Lease, SPTMRT shall, or shall cause the

Tenants to, promptly repair, replace or rebuild the same. SPTMRT shall complete and pay for, or cause the Tenants to complete and pay for, any structure at any time in the process of construction or repair on the Land. Except as required by the Marriott Lease, SPTMRT shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, SPTMRT will not cause, or, subject to the terms of the Marriott Lease, permit, the nonconforming use or Improvement to be discontinued or abandoned without the express written consent of Lender.

     Section 3.8 WASTE. SPTMRT shall not commit or suffer any material waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that could reasonably be expected to result in invalidation or cancellation of any Policy. SPTMRT will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

     Section 3.9 COMPLIANCE WITH LAWS.

(a) SPTMRT shall promptly comply, or cause the Tenants to comply, in all material respects with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting the Property, or the use thereof including, but not limited to, the Americans with Disabilities Act ("ADA") (collectively, "APPLICABLE LAW").

(b) SPTMRT shall from time to time, upon Lender's request, provide Lender with evidence reasonably satisfactory to Lender that the Property complies in all material respects with all Applicable Laws or is exempt from compliance with Applicable Laws.

(c) Subject to the provisions of the Marriott Lease, but otherwise notwithstanding any provisions set forth herein or in any document regarding Lender's approval of alterations of the Property, SPTMRT shall not alter, or permit any Tenant to alter, the Property in any manner which would materially increase SPTMRT's responsibilities for compliance with Applicable Laws without the prior written approval of Lender. Lender's approval of the plans, specifications, or working drawings for alterations of the Property shall create no responsibility or liability on behalf of Lender for their completeness, design, sufficiency or their compliance with Applicable Laws. Lender may condition any such approval upon receipt of a certificate of compliance with Applicable Laws from an independent architect, engineer, or other person acceptable to Lender.

(d) SPTMRT shall give prompt notice to Lender of the receipt by SPTMRT of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws.

(e) SPTMRT, at its own expense, may contest or permit a Tenant in accordance with its Lease to contest, by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Applicable Laws affecting the Property; provided that (i) no Event of Default has occurred under this Security Instrument or any of the Other Security Documents; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which SPTMRT is subject and shall not constitute a default thereunder;
     (iii) neither the Property nor any part thereof or interest therein nor any of Tenant thereof shall be affected in any material adverse way as a result of such proceeding; and (iv) SPTMRT shall have furnished to Lender all other items reasonably requested by Lender; provided further that the limits in this Section 3.9(e) on the Marriott Tenant's right to contest Applicable Laws are subject to the Marriott Tenant's rights under the Marriott Lease.

     Section 3.10  BOOKS AND RECORDS.

(a) SPTMRT shall keep adequate books and records of account in accordance with generally accepted accounting principles consistently applied.

(b) Upon reasonable request from Lender, SPTMRT shall furnish to Lender an accounting of any security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held, and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions.

(c) SPTMRT shall furnish Lender with such financial, management or other information with respect to the Property and the Tenants as may, from time to time, be reasonably required by Lender in form and substance reasonably satisfactory to Lender.

     Section 3.11 PAYMENT FOR LABOR AND MATERIALS. SPTMRT will promptly pay or cause to be paid when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions (as defined in Section 5.1), other Permitted Exceptions (as defined in the Loan Agreement) with respect to the Property, and liens permitted under Section 6.07 of the Marriott Lease.

     Section 3.12 PERFORMANCE OF OTHER AGREEMENTS. SPTMRT shall observe and perform or cause to be observed and performed in all material respects each and every term to be observed or performed by SPTMRT pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property.

     Section 3.13 CHANGE OF NAME, IDENTITY OR STRUCTURE. SPTMRT will not change SPTMRT's name, identity (including its trade name or names) or SPTMRT's organizational structure without notifying the Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in SPTMRT's organizational structure, without first obtaining the prior written consent of the Lender, which consent shall not be unreasonably withheld.

     Section 3.14 EXISTENCE. SPTMRT will continuously maintain (a) its existence and shall not dissolve or permit its dissolution, (b) its rights to do business in the state where the Property is located and (c) its franchises and trade names, if any.

                          ARTICLE 4 - SPECIAL COVENANTS

     SPTMRT covenants and agrees with Trustee and Lender that:

     Section 4.1 PROPERTY USE. The Property shall be used only as an a residential retirement community, including nursing care, congregate care, and all other uses reasonably incidental thereto, and, except as otherwise expressly provided in the Marriott Lease, for no other use without the prior written consent of Lender, which consent may be withheld in Lender's sole and absolute discretion.

     Section 4.2 RESTORATION AFTER CASUALTY/CONDEMNATION. In the event of a casualty or a taking by eminent domain, the following provisions shall apply in connection with the Restoration of the Property:

(a) If (i) the Net Proceeds (defined below) do not exceed $250,000 ("CASUALTY AMOUNT"); (ii) the costs of completing the Restoration as reasonably estimated by SPTMRT shall be less than or equal to the Casualty Amount;
     (iii) no Event of Default shall have occurred and be continuing under this Security Instrument or any of the Other Security Documents; (iv) the Property and the use thereof after the Restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations (including, without limitation, all applicable Environmental Laws (defined in Section 11.1); and (v) such fire or other casualty or taking, as applicable, does not materially impair access to the Property or the Improvements, then the Net Proceeds will be disbursed directly to SPTMRT and SPTMRT shall commence and diligently prosecute to completion, subject to Force Majeure (defined herein), the Restoration of the Property to as nearly as possible the condition it was in immediately prior to such fire or other casualty or to such taking. Except upon the occurrence of an Event of Default, SPTMRT shall settle any insurance claims with respect to the Net Proceeds which in the aggregate are less than or equal to the Casualty Amount. Lender shall have the right to participate in and reasonably approve any settlement for insurance claims with respect to the Net Proceeds which in the aggregate are equal to or greater than the Casualty Amount. If an Event of Default shall have occurred and be continuing, SPTMRT hereby irrevocably empowers Lender, in the name of SPTMRT as its true and lawful attorney-in-fact, to file and prosecute such claim and to collect and to make receipt for any such payment. If the Net Proceeds are received by SPTMRT, such Net Proceeds shall, until the completion of the related work, be held in trust for Lender and shall be segregated from other funds of SPTMRT to be used to pay for the cost of the Restoration in accordance with the terms hereof.

(b) If the Net Proceeds are greater than the Casualty Amount, such Net Proceeds shall be forthwith paid to Lender to be held by Lender in a segregated account to be made available to SPTMRT for the Restoration in accordance with the provisions of this Subsection 4.2(b). SPTMRT shall commence and diligently prosecute to completion, subject to Force Majeure, the Restoration (in the case of a taking, to the extent the Property is capable of being restored). The term "NET PROCEEDS" for purposes of this Section
     4.2 shall mean: (i) the net amount of all insurance proceeds received by Lender under the Policies carried pursuant to Subsections 3.3(a)(i), (iv),
     (v), (vi) and (vii) of this Security Instrument as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same, or (ii) the net amount of all awards and payments received by Lender with respect to a taking referenced in Section 3.6 of this Security Instrument, after deduction of its reasonable costs and expenses (including, but not limited to reasonable counsel fees), if any, in collecting the same, whichever the case may be. The term "FORCE MAJEURE" for the purpose of this Section 4.2 shall have the following meaning: SPTMRT shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond SPTMRT's control such as, without limitation, all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any materials or services, and acts of God.

     (i) The Net Proceeds shall be made available to SPTMRT for payment of, or reimbursement of SPTMRT's expenses in connection with, the Restoration, subject to the following conditions:

          (A) no Event of Default shall have occurred and be continuing under this Security Instrument or any of the Other Security Documents;

          (B) Lender shall, within a reasonable period of time prior to request for initial disbursement, be furnished with an estimate of the cost of the Restoration accompanied by an independent architect's certification as to such costs and appropriate plans and specifications for the Restoration;

          (C) the Net Proceeds, together with any cash or cash equivalent deposited by SPTMRT with Lender, are sufficient to cover the cost of the Restoration as such costs are certified by the independent architect;

          (D) (1) in the event that the Net Proceeds are insurance proceeds, less than fifty percent (50%) of the total floor area of the Improvements has been damaged or destroyed, or rendered unusable as a result of such fire or other casualty; or (2) in the event that the Net Proceeds are condemnation awards, less than fifty percent (50%) of the Land constituting the Property is taken, such Land that is taken is located along the perimeter or periphery of the Property and no portion of the Improvements is located in such Lands;

          (E) Lender shall be satisfied that any operating deficits which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (i) the Net Proceeds, or (ii) other funds of SPTMRT;

          (F) Lender shall be satisfied that, upon the completion of the Restoration and related lease-up, if applicable, the net cash flow of the Property will be restored to a level sufficient to cover all carrying costs and operating expenses of the Property;

          (G) the Restoration can reasonably be completed on or before the earliest to occur of (i) six (6) months prior to the Termination Date (as defined in the Loan Agreement), (ii) the earliest date required for such completion under the terms of any Lease and
               (iii) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to as nearly as possible the condition it was in immediately prior to such fire or other casualty or to such taking, as applicable;

          (H) the Property and the use thereof after the Restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations (including, without limitation, the ADA and all applicable Environmental Laws (defined in Section 11.1); and

          (I) such fire or other casualty or taking, as applicable, does not materially impair access to the Property or the Improvements.

     (ii) The Net Proceeds shall be held by Lender and, until disbursed in accordance with the provisions of this Subsection 4.2(b), shall constitute additional security for the Obligations. The Net Proceeds other than the Net Proceeds paid under the Policy described in Subsection 3.3(a)(iv) shall be disbursed by Lender to, or as directed by, SPTMRT from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company insuring the lien of this Security Instrument.

     (iii) Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and an independent consulting engineer selected by Lender (the "CASUALTY CONSULTANT"), such acceptance not to be unreasonably withheld or delayed. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by SPTMRT.

     (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, MINUS the Casualty Retainage. The term "CASUALTY RETAINAGE" as used in this Subsection 4.2(b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until such time as the Casualty Consultant certifies to Lender that 50% of the required Restoration has been completed. There shall be no Casualty Retainage with respect to costs actually incurred by SPTMRT for work in place in completing the last 50% of the required Restoration. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection 4.2(b), be less than the amount actually held back by SPTMRT from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.2(b) and that all approvals necessary for the re- occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage, provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the lien of this Security Instrument. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

     (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

     (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, SPTMRT shall deposit the deficiency (the "NET PROCEEDS DEFICIENCY") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Subsection 4.2(b) shall constitute additional security for the Obligations.

     (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.2(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to SPTMRT, provided no Event of Default shall have occurred and shall be continuing under the Loan Agreement, this Security Instrument or any of the Other Security Documents.

(c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to SPTMRT as excess Net Proceeds pursuant to Subsection 4.2(b)(vii) shall be retained and applied by Lender toward the payment of the amount owing from SHPT to Lender under the Loan Agreement, whether or not then due and payable, in such order, priority and proportions as Lender in its discretion shall deem proper or, at the discretion of Lender, the same shall be paid, either in whole or in part, to SPTMRT.

(d) Anything in Section 4.2 hereof to the contrary notwithstanding, during the term of the Marriott Lease and so long as the Marriott Lease is in full force and effect, the provisions of Section 4.2 hereof shall be subject to the provisions of Sections 13.02 and 15.06 of the Marriott Lease. Without limiting the foregoing, SPTMRT shall comply with and cause the Marriott Tenant to comply with, such provisions of the Marriott Lease, and Lender shall be a third party beneficiary thereof.

                   ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

     SPTMRT represents and warrants to Trustee and Lender that:

     Section 5.1 WARRANTY OF TITLE. SPTMRT has good and marketable title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same and that SPTMRT possesses an unencumbered fee simple absolute estate in the Land and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Security Instrument (the "PERMITTED EXCEPTIONS"). The Permitted Exceptions do not materially interfere with the security intended to be provided by this Security Instrument or the use and operations of the Property. SPTMRT shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Trustee and Lender against the claims of all persons whomsoever. Upon the recordation of this Security Instrument and the filing of a UCC Financing Statement in the office of the Secretary of State for the state where the Property is located, the Lender will have a first priority perfected security interest in all personal property owned by SPTMRT at the Property.

     Section 5.2 AUTHORITY. SPTMRT (and the undersigned officer of SPTMRT) has full power, authority and legal right to execute this Security Instrument, and to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on SPTMRT's part to be performed.

     Section 5.3 LEGAL STATUS AND AUTHORITY. SPTMRT (a) is duly organized, validly existing and in good standing as a real estate investment trust under the laws of the State of Maryland; (b) is duly qualified to transact business and is in good standing in the state where the Property is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own the Property. SPTMRT now has and shall continue to have the full right, power and authority to lease the Property, to encumber the Property as provided herein and to perform all of the other obligations to be performed by SPTMRT under this Security Instrument.

     Section 5.4 VALIDITY. (a) The execution, delivery and performance of this Security Instrument by SPTMRT (i) are within the power and authority of SPTMRT;
(ii) have been authorized by all requisite organizational action; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provision of law (including, without limitation, any usury laws), any order or judgment of any court or governmental authority, the articles of incorporation, by-laws, partnership or operating agreement, or other governing instrument of SPTMRT, or any indenture, agreement or other instrument to which SPTMRT is a party or by which it or any of its assets or the Property is or may be bound or affected;
(v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby; and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this instrument in appropriate land records in the state where the Property is located and except for Uniform Commercial Code filings relating to the security interest created hereby), and (b) this Security Instrument constitutes the legal, valid and binding obligation of SPTMRT.

     Section 5.5 LITIGATION. There is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to the best of SPTMRT's knowledge, threatened or contemplated against SPTMRT or against or affecting the Property that has not been disclosed to Lender and, if determined adversely to SPTMRT, would have a material adverse effect on the Property or SPTMRT's ability to perform its obligations under the Loan Agreement, this Security Instrument or the Other Security Documents.

     Section 5.6 STATUS OF PROPERTY.

(a) Except as disclosed in the survey of the Property delivered to Lender pursuant to Section 4.1 of the Loan Agreement, no portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law; and, if any portion of the Improvements is now or at any time in the future located within any such area, SPTMRT has obtained or caused to be obtained and will maintain or cause to be maintained the insurance prescribed in Section 3.3(a)(vi) hereof.

(b) As of the date hereof, the Property is free from damage caused by fire or other casualty.

(c) The Tenants own or lease, or are acquiring by installment sale, substantially all of the personal property used in connection with the operation of the Property. Other than such property owned, leased or being acquired by the Tenants, SPTMRT is the owner of all furnishings, fixtures and equipment used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby.

(d) All security deposits required by the Leases have been collected and are held by or on behalf of SPTMRT.

(e)  All the Improvements lie within the boundaries of the Property.

(f) Each of the representations and warranties of SPTMRT set forth in Section 5 of the Loan Agreement are true and correct as they relate to SPTMRT, the Property, the Leases (including the Marriott Lease and the Marriott Lease Guaranty) and the tenants under and guarantors of the Leases (including the Marriott Tenant and Marriott).

     Section 5.7 NO FOREIGN PERSON. SPTMRT is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.

     Section 5.8 SEPARATE TAX LOT. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

     Section 5.9 LEASES. (a) SPTMRT is the sole owner of the entire lessor's interest in the Leases, which as of the date hereof consists solely of the Marriott Lease and the Marriott Lease Guaranty; (b) the Leases are valid and enforceable; (c) SPTMRT has delivered or caused to be delivered to Lender true and complete copies of the Leases, including all amendments, modifications and supplements thereto; (d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated (except to Lender); (e) none of the Rents have been collected for more than three (3) months in advance (provided that a security deposit shall not be deemed rent collected in advance); (f) the premises demised under the Leases have been completed and the Tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (g) there exist no offsets or defenses to the payment of any portion of the Rents; (h) SPTMRT has received no notice from any Tenant challenging the validity or enforceability of any Lease; (i) all payments due under the Leases are current;
(j) no Tenant under any Lease is in default thereunder, or is a debtor in any bankruptcy, reorganization, insolvency or similar proceeding, or has demonstrated a history of payment problems which suggest financial difficulty;
(k) there are no agreements with the Tenants with respect to the Property other than as expressly set forth in the Leases; (l) no person has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease; and (m) no brokerage commissions or finders fees are due and payable regarding any Lease.

     Section 5.10 MAILING ADDRESS. SPTMRT's mailing address, as set forth in the opening paragraph hereof or as changed in accordance with Article 14, is true and correct.

     Section 5.11 ILLEGAL ACTIVITY. No portion of the Property has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any criminal or other illegal activity and to the best of SPTMRT's knowledge, there are no illegal activities or activities relating to controlled substance at the Property.

                    ARTICLE 6 - DEBTOR/CREDITOR RELATIONSHIP

     Section 6.1 RELATIONSHIP OF SPTMRT AND LENDER. The relationship between SPTMRT and Lender is solely that of guarantor and creditor, and Lender has no fiduciary or other special relationship with SPTMRT, and no term or condition of any of the Loan Agreement, this Security Instrument and the Other Security Documents shall be construed so as to deem the relationship between SPTMRT and Lender to be other than that of guarantor and creditor.

                         ARTICLE 7 - FURTHER ASSURANCES

     Section 7.1 RECORDING OF SECURITY INSTRUMENT, ETC. SPTMRT forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the Other Security Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Trustee and of Lender in, the Property. SPTMRT will pay or cause to be paid all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of this Security Instrument, the Other Security Documents, any mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

     Section 7.2 FURTHER ACTS, ETC. SPTMRT will, at the cost of SPTMRT, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Trustee (where appropriate) and to Lender, the property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which SPTMRT may be or may hereafter become bound to convey or assign to Trustee or to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Applicable Laws. SPTMRT, on demand, will execute and deliver and hereby authorizes Trustee and Lender to execute in the name of SPTMRT or without the signature of SPTMRT to the extent Lender or Trustee may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence or perfect more effectively the security interest of Trustee or Lender in the Property. SPTMRT grants to Lender and Trustee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Trustee or Lender pursuant to this Section 7.2.

     Section 7.3 CHANGES IN TAX, DEBT CREDIT AND DOCUMENTARY STAMP LAWS.

(a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Property, SPTMRT will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by SPTMRT would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option by written notice of not less than sixty (60) days to (i) exclude the Property for purposes of determining the aggregate Appraised

     Value (as defined in the Loan Agreement) of the SPTMRT Properties and the SPTBROOK Properties under Section 2.8(b) of the Loan Agreement, which may give rise to a mandatory prepayment of the Loans under such Section of the Loan Agreement, and (ii) thereafter release the Security Instrument.

(b) SPTMRT will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option by written notice of not less than sixty (60) days to (i) exclude the Property for purposes of determining the aggregate Appraised Value (as defined in the Loan Agreement) of the SPTMRT Properties and the SPTBROOK Properties under Section 2.8(b) of the Loan Agreement, which may give rise to a mandatory prepayment of the Loans under such Section of the Loan Agreement, and (ii) thereafter release the Security Instrument.

(c) If at any time the United States of America, any state thereof or any subdivision of any such state shall require revenue or other stamps to be affixed to the Loan Agreement, this Security Instrument, or any of the Other Security Documents or impose any other tax or charge on the same, SPTMRT will pay for the same, with interest and penalties thereon, if any.

     Section 7.4  ESTOPPEL CERTIFICATES.

(a) After request by Lender, SPTMRT, within ten (10) business days, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) that, except as provided in such statement, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an event of default under this Security Instrument, (ii) that the Loan Agreement and this Security Instrument are valid, legal and binding obligations of SPTMRT and have not been modified or if modified, giving particulars of such modification,
     (iii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof,
     (iv) that all Leases are in full force and effect and have not been modified (or if modified, setting forth all modifications), (v) the date to which the Rents thereunder have been paid pursuant to the Leases, (vi) whether or not, to the best knowledge of SPTMRT, any of the Tenants are in default under the Leases, and, if any of the Tenants are in default, setting forth the specific nature of all such defaults, (vii) the amount of security deposits held by SPTMRT under each Lease and that such amounts are consistent with the amounts required under each Lease, and (viii) as to any other matters reasonably requested by Lender and reasonably related to the Leases, the obligations secured hereby, the Property or this Security Instrument.

(b) SPTMRT shall deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more Tenants as required by Lender attesting to such facts regarding the Leases as Lender may reasonably require, including, but not limited to attestations that the Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than three (3) months in advance, except as security, and that the lessee claims no defense or offset against the full and timely performance of its obligations under such Lease.

     Section 7.5 FLOOD INSURANCE. After Lender's request, SPTMRT shall deliver evidence satisfactory to Lender that no portion of the Improvements is situated in a federally designated "special flood hazard area" or, if it is, that SPTMRT has obtained insurance meeting the requirements of Section 3.3(a)(vi).

     Section 7.6 AMENDED FINANCING STATEMENTS. SPTMRT will execute and deliver to the Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by the Lender to establish or maintain the validity, perfection and priority of the security interest granted herein.

                       ARTICLE 8 - DUE ON SALE/ENCUMBRANCE

     Section 8.1 NO SALE/ENCUMBRANCE. SPTMRT agrees that SPTMRT shall not, without the prior written consent of Lender, sell, convey, mortgage, grant, bargain, encumber, pledge, assign or otherwise transfer the Property or any part thereof or permit the Property or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred.

     Section 8.2 SALE/ENCUMBRANCE DEFINED. A sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment or transfer within the meaning of this
Article 8 shall be deemed to include, but not be limited to, any of the following: (a) an installment sales agreement wherein SPTMRT agrees to sell the Property or any part thereof for a price to be paid in installments; (b) an agreement by SPTMRT leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, SPTMRT's right, title and interest in and to any Leases or any Rents (other than pursuant to the Loan Documents); and (c) if SHPT ceases to be the owner of 100% of the issued and outstanding shares of beneficial ownership of SPTMRT.

     Section 8.3 LENDER'S RIGHTS. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon SPTMRT's sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment or transfer of the Property without Lender's consent. This provision shall apply to every sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment or transfer of the Property.

                               ARTICLE 9 - DEFAULT

     Section 9.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT":

(a)  an Event of Default as defined in the Loan Agreement;

(b) if any representation or warranty of SPTMRT made herein or in any environmental indemnity, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made;

(c) if any default occurs under any environmental indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods, if any;

(d) except for the specific defaults set forth in this Section 9.1, any other default hereunder by SPTMRT which default is not cured (i) in the case of any default which can be cured by the payment of a sum of money, within five (5) days after written notice from Lender to SPTMRT or SHPT, or (ii) in the case of any other default, within twenty (20) days after written notice from Lender to SPTMRT or SHPT;

(e) if the insurance required by Section 3.3 is not kept in full force and effect, or SPTMRT has not delivered or caused to be delivered to Lender evidence of the renewal of the policies of such insurance prior to their expiration; or

(f) if SPTMRT defaults beyond the expiration of any applicable notice and grace period under any of the Other Security Documents.

                        ARTICLE 10 - RIGHTS AND REMEDIES

     Section 10.1  REMEDIES.

(a) Upon the occurrence of any Event of Default, SPTMRT agrees that Lender, and when requested to do so by Lender, Trustee, may take such action, without notice or demand, as it deems advisable to protect and enforce the rights of Lender and Trustee against SPTMRT and in and to the Property, including, but not limited to the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender or Trustee:

     (i) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

     (ii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

     (iii) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of SPTMRT therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

     (iv) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Loan Agreement or in the Other Security Documents;

     (v) recover judgment on the Debt either before, during or after any proceedings for the enforcement of this Security Instrument or the Other Security Documents;

     (vi) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of SPTMRT or of any person liable for the payment of the Debt;

     (vii) subject to any applicable law, the license granted to SPTMRT under
          Section 1.2 shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess SPTMRT and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude SPTMRT and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and SPTMRT agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (B) complete any construction on the Property in such manner and form as Lender deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Property; (D) exercise all rights and powers of SPTMRT with respect to the Property, whether in the name of SPTMRT or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict Tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (E) require SPTMRT to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by SPTMRT; (F) require SPTMRT to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, SPTMRT may be evicted by summary proceedings or otherwise; and (G) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

     (viii) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (A) the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender or Trustee may deem necessary for the care, protection and preservation of the Collateral, and (B) request SPTMRT at its expense to assemble the Collateral and make it available to Lender or Trustee at a convenient place acceptable to Lender or Trustee. Any notice of sale, disposition or other intended action by Lender or Trustee with respect to the Collateral sent to SPTMRT in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to SPTMRT;

     (ix) apply any sums held in escrow or otherwise by Lender in accordance with the terms of this Security Instrument or any Other Security Document to the payment of the following items in any order in its sole and absolute discretion:

          (A)  Taxes and Other Charges;

          (B)  Insurance Premiums;

          (C)  Interest on the unpaid principal balance of the Debt;

          (D) the unpaid principal balance of the Debt; and all other sums payable by SPTMRT pursuant to the Loan Agreement, the Notes, the Other Loan Documents, this Security Instrument and the Other Security Documents, including, without limitation, advances made by Lender pursuant to the terms of this Security Instrument;

     (x) surrender the Policies maintained pursuant to Article 3 hereof, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, SPTMRT hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for SPTMRT to collect such Insurance Premiums;

     (xi) apply the undisbursed balance of any Net Proceeds or any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion;

     (xii) prohibit SPTMRT and anyone claiming on behalf of or through SPTMRT from making use of or withdrawing any sums from any lockbox or similar account, if any;

     (xiii) pursue such other remedies as Lender or Trustee may have under applicable law.

(b) In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

(c) Lender may adjourn from time to time any sale by it to be made under or by virtue of this Security Instrument by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Lender, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(d) Upon any sale made under or by virtue of this Section 10.1, whether made under a power of sale or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Lender may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Lender is authorized to deduct under this Security Instrument.

     Section 10.2 APPLICATION OF PROCEEDS. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to the Loan Agreement, this Security Instrument or the Other Security Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

     Section 10.3 RIGHT TO CURE DEFAULTS. Upon the occurrence and during the continuance of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on SPTMRT and without releasing SPTMRT from any obligation hereunder, cure the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 10.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Base Rate (as defined in the Loan Agreement) plus 2% (the "DEFAULT RATE") for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the Other Security Documents and shall be immediately due and payable upon demand by Lender therefor.

     Section 10.4 ACTIONS AND PROCEEDINGS. After the occurrence of an Event of Default, Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of SPTMRT, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

     Section 10.5 RECOVERY OF SUMS REQUIRED TO BE PAID. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by SPTMRT existing at the time such earlier action was commenced.

     Section 10.6 EXAMINATION OF BOOKS AND RECORDS. Lender, its agents, accountants and attorneys shall have the right upon prior written notice to examine the records, books, management and other papers of SPTMRT which reflect upon its financial condition, at the Property or at any office regularly maintained by SPTMRT where the books and records are located. Lender and its agents shall have the right upon notice to make copies and extracts from the foregoing records and other papers. In addition, Lender, its agents, accountants and attorneys shall have the right to examine and audit the books and records of SPTMRT pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of SPTMRT where the books and records are located.

     Section 10.7 OTHER RIGHTS, ETC.

(a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. SPTMRT shall not be relieved of SPTMRT's obligations hereunder by reason of
     (i) the failure of Lender or Trustee to comply with any request of SPTMRT to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Loan Agreement, any other Loan Document or the Other Security Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Loan Agreement, any other Loan Document, this Security Instrument or the Other Security Documents.

(b) It is agreed that the risk of loss or damage to the Property is on SPTMRT, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the insurance required pursuant to this Security Instrument, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender's possession.

(c) Lender may resort for the payment of the Debt to any other security held by Lender or Trustee in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender and Trustee thereafter to foreclose this Security Instrument. The rights of Lender or Trustee under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender or Trustee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Neither Lender nor Trustee shall be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

     Section 10.8 RIGHT TO RELEASE ANY PORTION OF THE PROPERTY. Trustee, at the direction of Lender, may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

     Section 10.9 VIOLATION OF LAWS. If the Property is not in compliance with Applicable Laws, Lender may impose additional requirements upon SPTMRT in connection herewith including, without limitation, monetary reserves or financial equivalents.

     Section 10.10 RIGHT OF ENTRY. Lender and its agents shall have the right upon prior written notice to enter and inspect the Property at all reasonable times upon not less than five (5) Business Days' notice (except in the case of emergencies when no notice shall be required) to SPTMRT. SPTMRT shall exercise its rights under ss. 24.14 of the Marriott Lease and under any other Leases to provide such entry to Lender.

                       ARTICLE 11 - ENVIRONMENTAL HAZARDS

     Section 11.1 ENVIRONMENTAL COVENANTS. SPTMRT covenants and agrees that so long as SPTMRT owns, manages, is in possession of or otherwise controls the operation of the Property: (a) all uses and operations on or of the Property, whether by SPTMRT, any Tenant (including, without limitation, the Marriott Tenant) or any other person, shall be in compliance in all material requests with all ENVIRONMENTAL LAWS (as such term is defined in the Loan Agreement) and permits issued pursuant thereto; (b) there shall be no RELEASES (as such term is defined in the Loan Agreement) of Hazardous Materials (as such term is defined in the Loan Agreement) in, on, under or from the Property (except to the limited extent expressly permitted under the Marriott Lease); (c) there shall be no Hazardous Materials in, on, or under the Property, except those that are in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and except as otherwise expressly permitted under the Marriott Lease; (d) SPTMRT shall cause the Property to be kept free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of SPTMRT, any Tenant or any other person (the "ENVIRONMENTAL LIENS"); (e) SPTMRT shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section
11.2 hereof, including, but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) subject to the rights of the Marriott Tenant under the Marriott Lease, SPTMRT shall, at its or its Tenant's cost and expense, cause to be performed any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable request of Lender after Lender has reason to believe this Section 11.1 has been violated (including, but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties (defined in Section 12.1) shall be entitled to rely on such reports and other results thereof; (g) SPTMRT shall, at its or its Tenant's cost and expense, and subject to the rights of the Marriott Tenant under the Marriott Lease, comply with all reasonable requests of Lender to (i) reasonably effectuate remediation of any condition (including, but not limited to a Release of a Hazardous Materials) in, on, under or from the Property, (ii) comply with any Environmental Law, (iii) comply with any directive from any governmental authority, and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (h) SPTMRT shall not do or, subject to the rights of the Marriott Tenant under the Marriott Lease, allow any Tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person (whether on or off the Property), materially impairs the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, or violates any covenant, condition, agreement or easement applicable to the Property; and (i) SPTMRT shall promptly notify Lender in writing promptly after it has become aware of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property which is required to be reported to a governmental authority under any Environmental Law, (B) any actual Environmental Lien affecting the Property, (C) any required remediation of environmental conditions relating to the Property, and (D) any written or oral notice or other communication of which SPTMRT or any of its agents becomes aware from any source whatsoever (including, but not limited to, a governmental entity) relating in any way to Hazardous Materials or Remediation thereof, possible liability of any person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or threatened administrative or judicial proceedings in connection with anything referred to in this Article 11.

     Section 11.2 LENDER'S RIGHTS. Subject to the rights of the Marriott Tenant under the Marriott Lease, Lender, its environmental consultant, and any other person designated by Lender, including, but not limited to any receiver and any representative of a governmental entity, shall have the right, but not the obligation, at intervals of not less than one year, or more frequently if the Lender reasonably believes that a Hazardous Material or other environmental condition violates or threatens to violate any Environmental Law, after notice to SPTMRT and any Tenants, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including, but not limited to, conducting any environmental assessment or audit of the Property or portions thereof to confirm SPTMRT's compliance with the provisions of this
Article 11, and SPTMRT shall cooperate and cause its Tenants to cooperate in all reasonable ways with Lender in connection with any such audit. Any such audit shall be performed in a manner so as to minimize interference with the conduct of business by Tenants at the Property. If any such audit discloses that a violation of or a liability under any Environmental Law exists or if such audit was required or prescribed by law, regulation or governmental or quasi-governmental authority, SPTMRT shall pay or cause to be paid all costs and expenses incurred in connection with such audit; otherwise, the costs and expenses of such audit shall, notwithstanding anything to the contrary set forth in this Section, be paid by Lender.

                          ARTICLE 12 - INDEMNIFICATION

     Section 12.1 GENERAL INDEMNIFICATION. SPTMRT shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, or punitive damages, of whatever kind or nature (including, but not limited to, reasonable attorneys' fees and other costs of defense) (the "LOSSES") imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following (but excluding Losses arising out of Lender's gross negligence or willful misconduct): (a) ownership of this Security Instrument, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Debt, the Loan Agreement, any other Loan Document, this Security Instrument or any Other Security Documents; (c) any and all lawful action that may be taken by Lender or Trustee in connection with the enforcement of the provisions of this Security Instrument or the Loan Agreement, any other Loan Document or any of the Other Security Documents, whether or not suit is filed in connection with same, or in connection with SPTMRT and/or any member, partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding;
(d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways;
(e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of SPTMRT to perform or be in compliance with any of the terms of this Security Instrument or the Other Security Documents; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (i) any failure of the Property to be in compliance with any Applicable Laws; (j) the enforcement by any Indemnified Party of the provisions of this Article 12; (k) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (l) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loans; or (m) any misrepresentation made by SPTMRT in this Security Instrument, the Other Security Documents, the Loan Agreement or any other documents or information provided pursuant to the same. Any amounts payable to Lender by reason of the application of this Section 12.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. For purposes of this Article 12, the term "INDEMNIFIED PARTIES" means Lender, any person, including Trustee, in whose name the encumbrance created by this Security Instrument is or will have been recorded, persons who may hold or acquire or will have held a full or partial interest in the Loans as well as the respective directors, officers, shareholders, members, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to any other person who holds or acquires or will have held a participation or other full or partial interest in the Loans or the Property, whether during the term of the Loans and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

     Section 12.2 MORTGAGE AND/OR INTANGIBLE TAX. SPTMRT shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Loan Agreement or any of the Other Security Documents or in connection with a transfer of all or a portion of the Property pursuant to a foreclosure, deed in lieu of foreclosure or otherwise.

     Section 12.3 ENVIRONMENTAL INDEMNIFICATION. SPTMRT shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses and costs of remediation (whether or not performed voluntarily), engineers' fees, environmental consultants' fees, and costs of investigation (including, but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon or incurred by or asserted against any Indemnified Parties, and arising out of or in any way relating to any one or more of the following, unless caused by the gross negligence or willful misconduct of any Indemnified Party: (a) any presence of any Hazardous Materials in, on, above or under the Property; (b) any past, present or threatened Release of Hazardous Materials in, on, above, under or from the Property; (c) any activity by SPTMRT, any person affiliated with SPTMRT or any Tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Materials at any time located in, under, on or above the Property; (d) any activity by SPTMRT, any person affiliated with SPTMRT or any Tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Materials at any time located in, under, on or above the Property, whether or not such remediation is voluntary or pursuant to court or administrative order, including, but not limited to any removal, remedial or corrective action; (e) any past, present or threatened violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including, but not limited to any failure by SPTMRT, any person affiliated with SPTMRT or any Tenant or other user of the Property to comply with any order of any governmental authority in connection with Environmental Laws; (f) the imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in Article 11 and this Section 12.3; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property, including, but not limited to costs to investigate and assess such injury, destruction or loss; (i) any acts of SPTMRT, any affiliate of SPTMRT or any Tenant or other user of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials owned or possessed by such SPTMRT, any affiliate of SPTMRT or any

Tenant or other user, at any facility or incineration vessel owned or operated by another person and containing such or similar Hazardous Material; (j) any acts of SPTMRT, any affiliate of SPTMRT or any Tenant or other user of the Property, in accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites selected by SPTMRT or such other users, from which there is a Release, or a threatened Release of any Hazardous Material which causes the incurrence of costs for remediation; (k) any personal injury, wrongful death, or property damage caused by Hazardous Materials arising under any statutory or common law or tort law theory, including, but not limited to, damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property; and (l) any intentional misrepresentation in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to Article 11.

     Section 12.4 DUTY TO DEFEND; ATTORNEYS' FEES AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party, SPTMRT shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties, such approval not to be unreasonably withheld. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of claim or proceeding. Upon demand, SPTMRT shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

                              ARTICLE 13 - WAIVERS

     Section 13.1 WAIVER OF COUNTERCLAIM. SPTMRT hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Trustee or Lender arising out of or in any way connected with this Security Instrument, the Loan Agreement, any other Loan Document, any of the Other Security Documents, or the Obligations.

     Section 13.2 MARSHALLING AND OTHER MATTERS. SPTMRT hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the

Property or any part thereof or any interest therein. Further, SPTMRT hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of SPTMRT, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Applicable Law.

     Section 13.3 WAIVER OF NOTICE. To the extent permitted by Applicable Law, SPTMRT shall not be entitled to any notices of any nature whatsoever from Lender or Trustee except with respect to matters for which this Security Instrument or the Loan Agreement specifically and expressly provides for the giving of notice by Lender or Trustee to SPTMRT and except with respect to matters for which Lender or Trustee is required by Applicable Law to give notice, and SPTMRT hereby expressly waives the right to receive any notice from Lender or Trustee with respect to any matter for which this Security Instrument or the Loan Agreement does not specifically and expressly provide for the giving of notice by Lender or Trustee to SPTMRT.

     Section 13.4 WAIVER OF STATUTE OF LIMITATIONS. SPTMRT hereby expressly waives and releases, to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

     Section 13.5 SOLE DISCRETION OF LENDER. Wherever pursuant to this Security Instrument (a) Lender exercises any right given to it to approve or disapprove,
(b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

     Section 13.6 SURVIVAL. Except as hereinafter specifically set forth below, the representations and warranties, covenants, and other obligations arising under Article 11 and Section 12.3 shall in no way be impaired by: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Lender's interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Lender's or Trustee's rights and remedies pursuant hereto including, but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Loan Agreement, any other Loan Document or any of the Other Security

Documents, any transfer of all or any portion of the Property (whether by SPTMRT, by Lender, or by Trustee at the request of Lender, following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Loan Agreement, any other Loan Document or the Other Security Documents, and any act or omission that might otherwise be construed as a release or discharge of SPTMRT from the obligations pursuant hereto.

     Section 13.7 WAIVER OF TRIAL BY JURY. SPTMRT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY, AND ANY RIGHT TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, DIRECT DAMAGES, IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN AGREEMENT, THIS SECURITY INSTRUMENT, ANY OTHER LOAN DOCUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

                              ARTICLE 14 - NOTICES

     Section 14.1 NOTICES. All notices, consents and other communications hereunder to be effective shall be in writing and shall be deemed made (i) if by mail or facsimile, when received, and (ii) if by courier, when receipted for, in each case addressed as follows or at such other address as the respective party may designate by written notice to the other:

         If to SPTMRT:

              SPTMRT Properties Trust
              c/o  Senior Housing Properties Trust
              400 Centre Street
              Newton, Massachusetts 02158
              Attention:   Messrs. David J. Hegarty and Ajay Saini
                           Telecopier: (617) 332-2261
         with a copy to:

              Sullivan & Worcester LLP
              One Post Office Square
              Boston, Massachusetts 02109
              Attention:  Alexander A. Notopoulos, Jr.
              Telecopier: (617) 338-2880

         If to Lender:

              Dresdner Bank AG
              New York Branch
              75 Wall Street
              New York, NY 10005
              Attention:  Andrew P. Nesi, Vice President
                          Birgit Anderson, Assistant Treasurer
                          Telecopier: (212) 429-2129

         If to Trustee:

              Lawyers Title of Arizona, Inc.
              40 East Mitchell Drive
              Phoenix, Arizona 85012
              Attention:  Sean Arnold
              Telecopier: (602) 274-6306

Any failure by Lender to provide a copy of any notice to the second address of SPTMRT shown above shall not effect the validity of such notice if delivered to the first address of SPTMRT shown above.

                           ARTICLE 15 - APPLICABLE LAW

     Section 15.1 CHOICE OF LAW; CONSENT OF JURISDICTION. THIS SECURITY INSTRUMENT SHALL BE GOVERNED BY, INTERPRETED, CONSTRUED AND ENFORCED PURSUANT TO AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK) (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES), EXCEPT TO THE EXTENT OF PROCEDURAL MATTERS RELATING TO THE CREATION, PERFECTION AND FORECLOSURE OF LIENS AND SECURITY INTERESTS, WHICH

SHALL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE LAND IS LOCATED.

     Section 15.2 USURY LAWS. This Security Instrument and the Loan Agreement are subject to the express condition that at no time shall SPTMRT be obligated or required to pay interest on the Debt at a rate which could subject the holder of the Loan Agreement to either civil or criminal liability as a result of being in excess of the maximum interest rate which SPTMRT is permitted by applicable law to contract or agree to pay. If by the terms of this Security Instrument, the Loan Agreement or any other Loan Document, SPTMRT is at any time required or obligated to pay interest on the Debt at a rate in excess of such maximum rate, the rate of interest under this Security Instrument, the Loan Agreement and any such other Loan Document shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Debt. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan Agreement until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

     Section 15.3 PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.

     Section 15.4 INAPPLICABLE PROVISION. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

                               ARTICLE 16 - COSTS

     Section 16.1 ATTORNEY'S FEES FOR ENFORCEMENT. SPTMRT shall pay or cause to be paid on demand all legal fees and expenses incurred by Lender, including reasonable attorneys' fees and expenses, incurred or paid by Lender or Trustee in protecting its interest in the Property or the Collateral or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property or the Collateral, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default shall have occurred, together with interest thereon at the Default Rate from the date paid or incurred by Lender or Trustee until such expenses are paid by SPTMRT.

                            ARTICLE 17 - DEFINITIONS

     Section 17.1 GENERAL DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, (i) words used in this Security Instrument may be used interchangeably in singular or plural form, (ii) "SPTMRT" shall mean SPTMRT and any subsequent owner or owners of the Property or any part thereof or any interest therein, (iii) "LENDER" shall mean Dresdner Bank AG and its successors and assigns as Administrative Agent for itself as Lender and for all other present and future Lenders under the Loan Agreement and holders of the Loans and Notes from time to time under the Loan Agreement, (iv) "PERSON" shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority, and any other entity, (v) "Property" shall include any portion of the Property and any interest therein, (vi) "TRUSTEE" shall mean Trustee and its successors and assigns, and (vii) "attorneys' fees" and "counsel fees" shall include any and all attorneys', paralegal and law clerk fees and disbursements, including, but not limited to fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights under this Security Instrument. In addition, any reference herein to the Loan Agreement, the Notes, the Other Loan Documents, the other Security Documents or any other document or instrument shall include all exhibits and schedules thereto, any and all modifications, amendments and supplements thereto from time to time and any and all extensions, renewals, restatements and replacements thereof and substitutions therefor.

     Section 17.2 HEADINGS, ETC. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

                      ARTICLE 18 - MISCELLANEOUS PROVISIONS

     Section 18.1 NO ORAL CHANGE. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of SPTMRT, Lender or Trustee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

     Section 18.2 LIABILITY. If SPTMRT consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of SPTMRT and Lender and their respective successors and assigns forever.

     Section 18.3 DUPLICATE ORIGINALS; COUNTERPARTS. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

     Section 18.4 NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

     Section 18.5 ENTIRE AGREEMENT. The Loan Agreement, the other Loan Documents, this Security Instrument and the Other Security Documents constitute the entire understanding and agreement between SPTMRT, Lender and Trustee with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between SPTMRT and Lender with respect thereto.

     Section 18.6 NONLIABILITY OF TRUSTEES. THE DECLARATION OF TRUST ESTABLISHING SPTMRT, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME OF "SPTMRT PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION OF TRUST AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SPTMRT

SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SPTMRT.

                        ARTICLE 19 - LOCAL LAW PROVISIONS

     Section 19.1 LOCAL LAW PROVISIONS. The provisions set forth on EXHIBIT B annexed hereto are incorporated herein by reference as if fully set forth herein.

                         ARTICLE 20 - TRUSTEE PROVISIONS

     Section 20.1 THE TRUSTEE.

(a) It shall be no part of the duty of Trustee to see to any recording, filing or registration of this Security Instrument or any other instrument in addition or supplemental hereto, or to give any notice thereof, or to see to the payment of or be under any duty in respect of any tax or assessment or other governmental charge which may be levied or assessed on the Property, or any part thereof, or against SPTMRT or to see to the performance or observance by SPTMRT of any of the covenants and agreements contained herein. Trustee shall not be responsible for the execution, acknowledgment or validity of this Security Instrument or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of Lender. Trustee shall have the right to advice of counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel. Trustee shall not incur any personal liability hereunder except for Trustee's own gross negligence or willful misconduct and Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder and believed by Trustee in good faith to be genuine.

(b) Trustee may resign by an instrument in writing addressed to Lender, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Lender, and without the consent of or prior notice to SPTMRT. In case of the death, resignation, removal or disqualification of Trustee, or if for any reason Lender shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named Trustee or any substitute or successor trustee, then Lender shall have the right and is hereby authorized and empowered to appoint a substitute or successor trustee, without other formality than appointment and designation in writing executed by Lender, and without the consent of or prior notice to SPTMRT, which substituted trustee may be Lender or an affiliate of Lender, and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the Debt secured hereby has been paid in full, or until the Property is fully and finally sold hereunder. Such appointment and designation by Lender shall be full evidence of the right and authority to make the same and of all facts therein recited. If Lender is a corporation or association and such appointment is executed in its behalf by an officer of such corporation or association, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation or association. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Property shall vest in the named successor or substitute trustee, and the named successor or substitute trustee shall thereupon succeed to and shall hold, possess and execute all of the rights, powers, privileges, immunities and duties herein conferred upon trustee; but, nevertheless, upon the written request of Lender or of the successor or substitute trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute trustee all of the estate and title in the Property of the trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon the Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said Trustee hereunder to said successor or substitute trustee. All references herein to "Trustee" shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.

(c) Trustee shall not be liable for any error of judgement or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever (including Trustee's negligence), except for Trustee's gross negligence or willful misconduct. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder. SPTMRT hereby ratifies and confirms any and all acts which the herein-named Trustee or its successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof. SPTMRT will reimburse Trustee for, and save Trustee harmless against, any and all liability and expenses which may be incurred by Trustee in the performance of Trustee's duties. The foregoing indemnity shall not terminate upon discharge of the secured Debt or foreclosure, or release or other termination, of this Security Instrument.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by SPTMRT as of the date first above written.

                                     SPTMRT:

                                     SPTMRT PROPERTIES TRUST, a
                                     Maryland real estate investment trust

                                     By: ___________________________________
                                         Name:
                                         Title:

COMMONWEALTH OF MASSACHUSETTS           )
                                        ) ss.
COUNTY OF MIDDLESEX                     )

     The foregoing instrument was acknowledged before me this _______ day of September, 1999, by __________________________________________ , the
__________________________ of SPTMRT PROPERTIES TRUST, a Maryland real estate investment trust, on behalf of that trust.

                                  ______________________________________
                                  Notary Public

My commission expires:

___________________________

                                    EXHIBIT A

                              (Description of Land)

                                    EXHIBIT B

                             (Local Law Provisions)

     1. FIXTURE FILING. Upon its recording in the real property records, this Security Instrument shall be effective as a financing statement filed as a fixture filing. In addition, a carbon, photographic or other reproduced copy of this Security Instrument and/or any financing statement relating hereto shall be sufficient filing and/or recording as a financing statement. The filing of any other financing statement relating to any personal property, rights or interests described herein shall not be construed to diminish any right or priority hereunder.

     2. Section 2.1 DEBT. The following provision is added to the end of Section 2.1(d) hereof:

        The Notes bear interest at a variable rate in accordance with the terms and provisions thereof which are by this reference incorporated herein.

     3. COMMUNITY FACILITIES DISTRICT. Without obtaining the prior written consent of Lender, SPTMRT shall not consent to, or vote in favor of, the inclusion of all or any part of the Property in any Community Facilities District formed pursuant to the Community Facilities District Act, A.R.S.
Section 48-701, ET SEQ., as amended from time to time. SPTMRT shall immediately give notice to Lender of any notification or advice that SPTMRT may receive from any municipality or other third party of any intent or proposal to include all or any part of the Property in a Community Facilities District. Lender shall have the right to file a written objection to the inclusion of all or any part of the Property in a Community Facilities District, either in its own name or in the name of SPTMRT, and to appear at, and participate in, any hearing with respect to the formation of any such district.

     4. NON-TRUSTOR BORROWER PROVISIONS.

(A) All advances of principal under the Notes shall be made to SHPT subject to and in accordance with the terms thereof. If SPTMRT is a corporation, limited liability company, partnership or trust, it is not necessary for Lender or Trustee to inquire into the powers of SHPT or the officers, directors, members, managers, partners, trustees or agents acting or purporting to act on its behalf. SPTMRT is and shall continue to be fully informed as to all aspects of the business affairs of SHPT that it deems relevant to the risks it is assuming and hereby waives and fully discharges Lender and Trustee from any and all obligations to communicate to SPTMRT any facts of any nature whatsoever regarding SHPT and SHPT's business affairs.

(B) SPTMRT authorizes Lender, without notice or demand, without affecting the obligations of SPTMRT hereunder or the personal liability of any person for payment or performance of the Obligations and without affecting the lien or the priority of the lien of this Security Instrument, from time to time, at the request of any person primarily obligated therefor, to renew, compromise, extend, accelerate or otherwise change the time for payment or performance of, or otherwise change the terms of, all or any part of the Obligations, including increase or decrease any rate of interest thereon. SPTMRT waives and agrees not to assert: (i) any right to require Lender to proceed against SHPT; (ii) the benefits of any statutory provision limiting the liability of a surety, including without limitation, the benefit of
     Section 12-1641, ET SEQ., of the Arizona Revised Statutes; and (iii) any defense arising by reason of any disability or other defense of SHPT or by reason of the cessation from any cause whatsoever of the liability of SHPT. SPTMRT shall have no right of subrogation and hereby waives any right to enforce any remedy which Lender now has, or may hereafter have, against SHPT.

     5. Section 15.1 CHOICE OF LAW; CONSENT OF JURISDICTION. The following provision replaces all of the language in Section 15.1 hereof:

          THIS SECURITY INSTRUMENT, THE OBLIGATIONS AND THE AGREEMENTS OF ANY PERSON OR ENTITY TO PAY OR PERFORM THE OBLIGATIONS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE STATE IN WHICH THE LAND IS LOCATED MAY REQUIRE THAT ITS LAWS BE APPLIED TO THE CREATION AND PRIORITY OF LIENS, TO THE PERFECTION OF SECURITY INTERESTS AND TO ANY FORECLOSURE, TRUSTEE'S SALE, APPOINTMENT OF RECEIVER OR OTHER REMEDY WITH RESPECT TO THE PROPERTY. ANY PROCEDURES PROVIDED HEREIN FOR SUCH REMEDIES SHALL BE MODIFIED BY AND REPLACED WITH, WHERE INCONSISTENT WITH OR REQUIRED BY, ANY PROCEDURES OR REQUIREMENTS OF THE LAWS OF THE STATE IN WHICH THE LAND IS LOCATED.

     6. CONFLICT. If there is any conflict between any of the provisions of this Security Instrument and the Assignment of Leases, Rents and Lease Guaranties dated as of the date hereof between SPTMRT and the Lender, this Security Instrument shall control.

     7. Provisions of the Loan Agreement related to advances, repayment and readvances are incorporated herein by this reference.

     8. Reduction of the indebtedness to a zero balance shall not cause the mortgage to become extinguished by operation of law.

                          PLEDGE AND SECURITY AGREEMENT

                  THIS PLEDGE AND SECURITY AGREEMENT (this "AGREEMENT") dated as of September 15, 1999 is made by SENIOR HOUSING PROPERTIES TRUST, a Maryland real estate investment trust (together with its successors and assigns, the "PLEDGOR"), in favor of DRESDNER BANK AG, a German banking corporation acting through its New York Branch, as Administrative Agent (including any successor Administrative Agent under the Revolving Loan Agreement described below, the "ADMINISTRATIVE AGENT") for itself as a lender and the other lenders now or hereafter from time to time parties to the Revolving Loan Agreement described below (collectively, the "LENDERS").

                  A. The Pledgor is the sole owner of (i) all of the shares of beneficial ownership interests in SPTMRT Properties Trust, a Maryland real estate investment trust ("SPTMRT") and (ii) all of the shares of beneficial ownership interests in SPTBROOK Properties Trust, a Maryland real estate investment trust ("SPTBROOK").

                  B. The Pledgor, SPTMRT and SPTBROOK have asked Lenders to make a $350,000,000 secured revolving loan facility available to the Pledgor for the purpose of making loans to the Pledgor from time to time up to an aggregate principal amount outstanding of $350,000,000 (the "LOANS") for certain business purposes of the Pledgor and its subsidiaries, including, without limitation, SPTMRT and SPTBROOK, pursuant to a Revolving Loan Agreement dated as of September XX, 1999 among the Pledgor, the Administrative Agent, the Lenders and SPTMRT and SPTBROOK, as Guarantors (as amended, supplemented or otherwise modified from time to time, the "REVOLVING LOAN AGREEMENT") under which the Pledgor has issued notes to the Lenders in the aggregate principal amount of $350,000,000 to evidence the Loans (as the same may be amended, modified and replaced from time to time, the "NOTES"). One or more Notes may be assigned in whole or in part by one Lender to another Lender from time to time under the Revolving Loan Agreement and thereupon replaced with new Notes reflecting such assignments in accordance with the terms of the Revolving Loan Agreement. Loans made under the Revolving Loan Agreement may be advanced, repaid and readvanced in whole or in part from time to time subject to the terms and conditions of the Revolving Loan Agreement. It is the intent of the Pledgor, the Administrative Agent and the Lenders that all such Notes and Loans outstanding from time to time shall be secured by this Agreement.

                  C. The payment of the Loans and Notes and all other amounts payable from time to time under the Revolving Loan Agreement, the Notes and the other LOAN DOCUMENTS (which term is used herein as defined in the Revolving Loan Agreement) and the performance of the Pledgor's obligations thereunder are (i) jointly and severally guaranteed by SPTMRT and SPTBROOK under the Revolving Loan Agreement and (ii) secured by mortgage and security agreements or deeds of trust and security agreements on each of the properties of SPTMRT and SPTBROOK.

                  D. The Lenders are willing to make the Loans upon the terms and subject to the conditions set forth in the Revolving Loan Agreement, which include, among other things, the execution and delivery of this Agreement to the Administrative Agent for the Lenders.

                  E. The Pledgor will receive substantial benefit from the Loans made under the Revolving Loan Agreement.

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, the Pledgor hereby agrees as follows:

                  1. DEFINED TERMS. In this Agreement, terms defined above shall have the meanings set forth above. In addition, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Revolving Loan Agreement.

                  2. PLEDGE OF SHARES OF BENEFICIAL INTERESTS.

                     (a) In consideration of the Lenders' undertaking pursuant to the Revolving Loan Agreement and the Loans actually made under the Revolving Loan Agreement, and in order to secure the payment by the Pledgor, SPTMRT and SPTBROOK of all sums due from time to time to the Lenders or the Administrative Agent pursuant to the Notes, the Revolving Loan Agreement and the other Loan Documents and the due performance by the Pledgor, SPTMRT and SPTBROOK of all of the obligations, terms, covenants, representations, warranties and conditions contained therein, the Pledgor hereby pledges, assigns and delivers to the Administrative Agent and grants to the Administrative Agent a security interest in (i) all shares of beneficial ownership in SPTMRT and SPTBROOK and all certificates evidencing such shares (collectively, the "SHARES"), (ii) the Pledgor's interests in profits, losses, allocations and distributions of and from SPTMRT and SPTBROOK, (iii) the Pledgor's right to vote or grant or withhold consents with respect to SPTMRT and SPTBROOK as provided in Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "MARYLAND REIT LAW"), and (iv) the Pledgor's other rights and privileges as provided in SPTMRT's Declaration of Trust, SPTBROOK's Declaration of Trust and the Maryland REIT Law, together with all additional interests in SPTMRT or SPTBROOK which may hereafter be issued to the Pledgor, all proceeds and substitutions of any thereof, all cash, shares and other monies and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and non-cash proceeds of the foregoing (all of the foregoing collateral described in clauses (i) through (iv) being herein collectively called the "PLEDGED COLLATERAL"), as security for the prompt payment of the Notes, all obligations of the Pledgor pursuant to this Agreement and all obligations of the Pledgor, SPTMRT and SPTBROOK pursuant to the Revolving Loan Agreement, the other Loan Documents and any amendments, renewals and extensions thereof (collectively, the "SECURED OBLIGATIONS"). The term Pledged Collateral shall include the Shares and any other securities, instruments or distributions of any kind issuable, issued or received by the Pledgor upon conversion of, in respect of, on account of, or in exchange or substitution for any other Pledged Collateral, including, but not limited to, those arising from a dividend, reclassification, reorganization, merger, consolidation, sale of assets or other exchange of securities or any dividends or other distributions of any kind upon or with respect to the Pledged Collateral.

                  (b) The Shares and any other certificates for any securities included in the Pledged Collateral, including any certificates evidencing the Pledgor's beneficial ownership interests in SPTMRT or SPTBROOK, accompanied by instruments of assignment duly executed in blank by the Pledgor, have been, or will be immediately upon the subsequent receipt thereof by the Pledgor, accepted by the Pledgor as the Administrative Agent's agent in trust for the Administrative Agent and delivered by the Pledgor to the Administrative Agent. The Administrative Agent may at any time after an Event of Default and during the continuation thereof effect the transfer of the Shares and any other certificates or securities included in the Pledged Collateral into the name of the Administrative Agent or its nominee and cause new certificates or securities to be issued in the name of the Administrative Agent or its nominee (or the Lenders or their nominees). Prior to an Event of Default, the Administrative Agent shall not effect the transfer of any such certificates or securities, but shall hold such certificates or securities as evidence of the pledge and security interest granted pursuant to this Agreement.

                  3. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants to the Administrative Agent and the Lenders and that:

                     (a) The Pledgor is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland.

                     (b) This Agreement has been duly authorized, executed and delivered by the Pledgor and such execution and delivery and the performance by the Pledgor of the Pledgor's obligations hereunder will not violate any provision of law or any judgment, order or regulation of any court or of any public or governmental agency or authority applicable to the Pledgor or of the Declaration of Trust, bylaws or any other organizational documents of the Pledgor and will not conflict with or constitute a breach of or a default under any agreement, indenture or instrument to which the Pledgor is a party or by which the Pledgor or any of the Pledgor's property is bound, and this Agreement constitutes the legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms;

                     (c) All of the Pledged Collateral has been validly issued and is fully paid and nonassessable and is owned by the Pledgor free and clear of all security interests, liens, encumbrances or other restrictions except the interest of the Administrative Agent pursuant to this Agreement and the restrictions on transfer referred to in Section 7(b) hereof, and no disability or contractual obligation exists which would prohibit the Pledgor from pledging the Pledged Collateral pursuant to this Agreement;

                     (d) The Pledgor has full power and authority to create a first lien on the Pledged Collateral in favor of the Administrative Agent and upon delivery of the Pledged Collateral to the Administrative Agent, this Agreement shall create a valid first lien upon and perfected security interest in the Pledged Collateral subject to no prior security interest, lien, encumbrance or other restriction;

                     (e) The Pledged Collateral is not the subject of any present suit, action, arbitration, administrative or other proceeding, and the Pledgor knows of no such threatened proceedings nor any reasonable grounds for the institution of any such proceedings;

                     (f) There are no outstanding securities convertible into, or exchangeable for, beneficial or other ownership interests in either SPTMRT or SPTBROOK, or any warrants, options, rights or other commitments entitling any Person to purchase or otherwise acquire beneficial or other ownership interests therein, or agreements of any kind to issue any additional beneficial or other ownership interests in either SPTMRT or SPTBROOK;

                     (g) The chief executive office of the Pledgor is at the address set forth in, or subsequently designated pursuant to, Section 10 hereof.

                  All the above representations and warranties shall survive the making of this Agreement.

                  4. COVENANTS. The Pledgor hereby covenants that, until all of the Secured Obligations have been satisfied in full, it will:

                     (a) Not sell, convey or otherwise dispose of any of the Pledged Collateral or any interest therein or create, incur or permit to exist any pledge, mortgage, lien, charge or encumbrance or any security interest whatsoever in or with respect to any of the Pledged Collateral other than that created hereby;

                     (b) Defend, at its own expense, the Administrative Agent's right, title and security interest on behalf of the Lenders in and to the Pledged Collateral against the claims of any and all Persons;

                     (c) Not consent to or approve the issuance of any beneficial or other ownership interests in either SPTMRT or SPTBROOK; or any securities convertible into, or exchangeable for, any such ownership interests; or any warrants, options, rights or other commitments entitling any Person to purchase or otherwise acquire any such ownership interests; and

                     (d) Provide the Administrative Agent with written notice of any change in the location of the chief executive office of the Pledgor at least 30 days prior to such change.

                  5. VOTING AND CASH DIVIDENDS PRIOR TO DEFAULT. Unless an Event of Default hereunder shall have occurred and be continuing, the Pledgor shall be entitled to exercise any voting rights with respect to the Pledged Collateral, to give consents, waivers and ratifications in respect thereof and to receive and retain all dividends paid in respect of the Pledged Collateral; provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement, the Revolving Loan Agreement, any other Loan Document or any instrument executed and delivered pursuant thereto, or which would constitute or create any violation of any of such terms, or which would otherwise cause a material decrease in the value of or other deterioration of the Pledged Collateral. All such rights of the Pledgor to vote and give consents, waivers and ratifications shall cease if an Event of Default shall occur and be continuing in which event whether or not the Pledged Collateral shall have been registered in the Administrative Agent's or its nominee's name, the Administrative Agent or its nominee shall have the right to exercise all voting rights with respect to the Pledged Collateral and any dividends or distributions thereafter declared or paid shall be delivered to the Administrative Agent and applied toward satisfaction of the Secured Obligations.

                  6. EVENTS OF DEFAULT. Each of the following shall constitute an event of default ("EVENT OF DEFAULT") hereunder:

                     (a) The occurrence of an Event of Default (as such term is defined in the Revolving Loan Agreement); or

                     (b) Failure by the Pledgor to observe or perform any of the provisions of this Agreement and such failure shall continue unremedied for a period of 30 days after the date the Administrative Agent notifies the Pledgor in writing of such failure; or

                     (c) Any representation or warranty of the Pledgor made herein proves to be false or misleading in any material respect on or as of the date made or deemed made.

                  7. ADMINISTRATIVE AGENT'S REMEDIES UPON DEFAULT.

                     (a) Upon the occurrence of an Event of Default, the Administrative Agent shall have the right to exercise all such rights as a secured party under the Uniform Commercial Code of the State of New York or any other applicable jurisdiction as it, in its sole judgment, shall deem necessary or appropriate, without demand of performance or other demand, advertisement, or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other Person (all of which are to the extent permitted by law, hereby expressly waived by the Pledgor), including the right to sell all or any part of the Pledged Collateral at one or more public or private sales at any exchange, broker's board or at any of the Administrative Agent's offices or elsewhere; and any such sale or sales may be made for cash, upon credit, or for future delivery, and in connection therewith, the Administrative Agent may grant options, provided that any such terms or options shall, in the best judgment of the Administrative Agent, be extended only in order to obtain the best possible price. The Administrative Agent need not give more than ten (10) days notice of the time and place of any public sale or of the time after which a private sale or other disposition of the Pledged Collateral may take place, which notice the Pledgor hereby deems reasonable. No sale of any Pledged Collateral upon a generally recognized securities exchange through a registered securities broker will give rise to a credit against the Secured Obligations until such broker credits the Administrative Agent's account with the sale proceeds. The Administrative Agent may resort first to the security created by this Agreement or first to the security afforded by any other Loan Document or any other instrument, in any such case without affecting the Administrative Agent's or the Lenders' rights under this Agreement.

                     (b) The Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "ACT"), so that the Administrative Agent may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and without a view to the distribution or resale thereof. The Pledgor understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Collateral were sold at public sales, and agrees that the Administrative Agent has no obligation to delay the sale of any of the Pledged Collateral for the period necessary to permit SPTMRT or SPTBROOK (even if it would agree) to register such securities for sale under the Act. The Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. On any sale of the Pledged Collateral, the Administrative Agent is hereby authorized to comply with any limitation or restriction, compliance with which is necessary, in the view of the Administrative Agent's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser by any applicable governmental authority.

                     (c) After the sale of any of the Pledged Collateral, the Administrative Agent may deduct all reasonable legal and other expenses and attorney's fees for preserving, collecting, selling and delivering the Pledged Collateral and for enforcing its rights with respect to the Secured Obligations, and shall apply the residue of the proceeds to, or hold it as a reserve against, the Secured Obligations in such manner as the Administrative Agent in its sole discretion (after consultation with the Lenders) shall determine, and shall pay the balance, if any, to the Pledgor. To facilitate the exercise of the Administrative Agent's remedies following an Event of Default, the Pledgor hereby appoints any officer of the Administrative Agent as its attorney-in-fact to collect and receive all payments in respect of the Pledged Collateral, and to endorse the name of the Pledgor thereto for such purpose, and to apply such receipts to the Secured Obligations and to execute on behalf of the Pledgor all financing statements and other documents necessary to perfect and maintain the Administrative Agent's security interest in the Pledged Collateral. The remedies provided herein in favor of the Administrative Agent shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other legal and equitable remedies which the Administrative Agent or the Lenders may have, and no delay on the part of the Administrative Agent in exercising any of its powers or rights, or any partial or single exercise thereof, shall constitute a waiver thereof.

                  8. RELEASE OF PLEDGED COLLATERAL. Upon termination of all Commitments and satisfaction in full of the Secured Obligations and of all additional costs and expenses of the Administrative Agent and the Lenders as provided herein and performance of all obligations of the Pledgor, SPTMRT and SPTBROOK under the Revolving Loan Agreement, the Notes and the other Loan Documents, and termination of all obligations of the Administrative Agent and the Lenders under the Revolving Loan Agreement, this Agreement shall terminate and the Administrative Agent shall deliver to the Pledgor, at the Pledgor's expense, such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to this Agreement.

                  9. PLEDGOR'S OBLIGATIONS ABSOLUTE. The obligations of the Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way impaired by any circumstance whatsoever, including without limitation: (a) any renewal, extension, refunding, amendment, modification or replacement of or addition or supplement to or deletion from the Revolving Loan Agreement, any Note, any other Loan Document or any other instrument provided for in the Revolving Loan Agreement, or any assignment or transfer of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such instrument or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such instrument or this Agreement; (c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Pledgor, SPTMRT or SPTBROOK or any of its or their properties; or (d) any limitation on the liability or obligations of the Pledgor, SPTMRT or SPTBROOK under any such instrument or any invalidity or unenforceability, in whole or in part, of any such instrument or any term thereof; whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

                  10. NOTICES. All notices, consents and other communications to the Pledgor or the Administrative Agent and/or the Lenders relating hereto to be effective shall be in writing and shall be deemed made (i) if by mail or facsimile, when received, (ii) if by telex, when sent answerback received, and
(iii) if by courier, when receipted for, in each case addressed to them as follows or at such other address as either of them may designate by written notice to the other:

                  If to the Pledgor:

                           Senior Housing Properties Trust
                           400 Centre Street
                           Newton, Massachusetts 02158

                           Attention:  Messrs. David J. Hegarty and Ajay Saini
                                       Telecopier: (617) 332-2261

                           with a copy to:

                           Sullivan & Worcester LLP
                           One Post Office Square
                           Boston, Massachusetts 02109

                           Attention:  Alexander A. Notopoulos, Jr.
                                       Telecopier: (617) 338-2880

                  If to the Administrative Agent and/or the Lenders:

                           Dresdner Bank AG
                           New York Branch
                           75 Wall Street
                           New York, NY 10005

                           Attention:   Andrew P. Nesi, Vice President
                                        Birgit Anderson, Assistant Treasurer
                                        Telephone: (212) 429-2201/2747
                                        Telecopier: (212) 429-2129

Any failure by the Administrative Agent to provide a copy of any notice to the second address of the Pledgor shown above shall not effect the validity of such notice if delivered to the first address of the Pledgor shown above.

                  11. EXPENSES. The Pledgor agrees to pay or cause to be paid and to save the Administrative Agent and the Lenders harmless against liability for the payment of all reasonable out-of-pocket expenses, including fees and expenses of counsel for the Administrative Agent and the Lenders, incurred by the Administrative Agent and the Lenders from time to time arising in connection with the Administrative Agent's and the Lenders' enforcement or preservation of rights under this Agreement with respect to the Pledgor, including, but not limited to, such expenses as may be incurred by the Administrative Agent or any Lender in connection with any default by the Pledgor of any of its obligations hereunder.

                  12. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; ETC. NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT, THE PLEDGOR HEREBY IRREVOCABLY (a) SUBMITS TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING RELATING TO THIS AGREEMENT; (b) AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR OTHER LEGAL PROCEEDING MAY BE HEARD AND DETERMINED IN, AND ENFORCED IN AND BY, ANY SUCH COURT; (c) WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO VENUE IN ANY SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM; (d) AGREES TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, OR BY TELEX, OR IN ANY OTHER MANNER PERMITTED BY LAW, TO ANY THEN DESIGNATED AGENT FOR SERVICE OF PROCESS ("PROCESS AGENT") AT ANY SPECIFIED ADDRESS OR TO THE PLEDGOR AT ITS ADDRESS SET FORTH HEREIN OR TO SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED IN WRITING (SUCH SERVICE TO BE EFFECTIVE ON THE EARLIER OF RECEIPT THEREOF OR, IN THE CASE OF SERVICE BY MAIL, THE FIFTH DAY AFTER DEPOSIT OF SUCH SERVICE IN THE MAILS AS AFORESAID), AND HEREBY WAIVES ANY CLAIM OF ERROR ARISING OUT OF SERVICE OF PROCESS BY ANY METHOD PROVIDED FOR HEREIN OR ANY CLAIM THAT SUCH SERVICE WAS NOT EFFECTIVELY MADE; (e) AGREES THAT THE FAILURE OF ITS PROCESS

AGENT FOR SERVICE OF PROCESS TO GIVE ANY NOTICE OF ANY SUCH SERVICE OF PROCESS TO IT SHALL NOT IMPAIR OR EFFECT THE VALIDITY OF SUCH SERVICE OR ANY JUDGMENT BASED THEREON; (f) TO THE EXTENT THAT THE PLEDGOR HAS ACQUIRED, OR HEREAFTER MAY ACQUIRE, ANY IMMUNITY FROM JURISDICTION OF ANY SUCH COURT OR FROM LEGAL PROCESS THEREIN, WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY; (g) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN CONNECTION WITH, OR WITH RESPECT TO, ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING RELATING TO THIS AGREEMENT, (i) ANY CLAIM THAT IT IS IMMUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO IT OR ANY OF ITS PROPERTY, (ii) ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, (iii) ANY RIGHT TO A JURY TRIAL, AND (iv) ANY RIGHT TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, DIRECT DAMAGES; AND (h) AGREES THAT THE ADMINISTRATIVE AGENT SHALL HAVE THE, RIGHT TO BRING ANY LEGAL PROCEEDINGS (INCLUDING A PROCEEDING FOR ENFORCEMENT OF A JUDGMENT ENTERED BY ANY OF THE AFOREMENTIONED COURTS) AGAINST THE PLEDGOR IN ANY OTHER COURT OR JURISDICTION IN ACCORDANCE WITH APPLICABLE LAW. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT IN THE COURTS OF ANY OTHER JURISDICTION OR THE RIGHT, IN CONNECTION WITH ANY LEGAL ACTION OR PROCEEDING WHATSOEVER, TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE PLEDGOR HEREBY IRREVOCABLY DESIGNATES CORPORATION SERVICE COMPANY, WITH OFFICES AT 2 WORLD TRADE CENTER, SUITE 8746, NEW YORK, NEW YORK 10048, AS ITS PROCESS AGENT TO RECEIVE SERVICE OF ANY AND ALL PROCESS AND DOCUMENTS ON ITS BEHALF IN ANY LEGAL PROCEEDING IN THE STATE OF NEW YORK, AND SUCH PROCESS AGENT, BY SEPARATE INSTRUMENT, HAS AGREED TO SO ACT AS PROCESS AGENT FOR SERVICE OF PROCESS. IF SUCH PROCESS AGENT SHALL FOR ANY REASON FAIL TO ACT, OR BE PREVENTED FROM ACTING, AS SUCH PROCESS AGENT, NOTICE THEREOF SHALL IMMEDIATELY BE GIVEN TO THE ADMINISTRATIVE AGENT BY REGISTERED OR CERTIFIED MAIL AND THE PLEDGOR AGREES PROMPTLY TO DESIGNATE ANOTHER PROCESS AGENT IN THE CITY OF NEW YORK, SATISFACTORY TO THE ADMINISTRATIVE AGENT TO SERVE IN PLACE OF SUCH PROCESS AGENT AND DELIVER TO THE ADMINISTRATIVE AGENT WRITTEN EVIDENCE OF SUCH SUBSTITUTE PROCESS AGENT'S ACCEPTANCE OF SUCH DESIGNATION. SUCH ACTING PROCESS AGENT SHALL NEVERTHELESS CONTINUE TO SERVE AS PROCESS AGENT UNTIL ITS SUCCESSOR IS DULY APPOINTED.

                  13. MISCELLANEOUS.

                     (a) Other than the exercise of reasonable care to assure the safe physical custody of the Pledged Collateral while held by the Administrative Agent hereunder, the Administrative Agent and the Lenders shall have no duty or liability, including without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights against prior parties or any other rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to the Pledgor.

                     (b) The Pledgor, at its expense, will execute, acknowledge and deliver all such instruments in form satisfactory to the Administrative Agent and take all such action as the Administrative Agent from time to time may reasonably require in order further to effectuate the purposes of this Agreement and to carry out the terms hereof, including without limitation, delivering to the Administrative Agent upon the occurrence of an Event of Default irrevocable proxies with respect to the Pledged Collateral. Until receipt thereof, this Agreement shall constitute the Pledgor's proxy to the Administrative Agent or its nominee to vote the Pledged Collateral then registered in the Pledgor's name, subject to the terms of Section 5 of this Agreement.

                     (c) This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto.

                     (d) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                     (e) The section headings used herein are for convenience only and do not affect or modify the terms and conditions hereof.

                     (f) If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or enforceable, nor invalidate the other provisions hereof, all of which shall be liberally construed in favor of the Administrative Agent in order to effect the provisions hereof.

                     14. NONLIABILITY OF TRUSTEES. THE DECLARATION OF TRUST ESTABLISHING PLEDGOR, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "SENIOR HOUSING PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF PLEDGOR SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, PLEDGOR.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the Pledgor has duly executed and delivered this Agreement as of the date first above written.

                                    SENIOR HOUSING PROPERTIES
                                     TRUST, a Maryland real estate
                                     investment trust

                                    By:________________________________
                                       Name:
                                       Title:

This execution page is part of the Pledge and Security Agreement dated as of September 15, 1999 delivered by Senior Housing Properties Trust to Dresdner Bank AG, New York Branch, as the Administrative Agent.


                                       12